IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	)	Chapter 11
	)	
INVACARE CORPORATION, *et al.*,[1]	)	Case No. 23-90068 (CML)
	)	
Debtors.	)	(Jointly Administered)

FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF INVACARE CORPORATION AND ITS DEBTOR AFFILIATES

JACKSON WALKER LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)
Jennifer F. Wertz (TX Bar No. 24072822)
J. Machir Stull (TX Bar No. 24070697)
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221
Email: mcavenaugh@jw.com
jwertz@jw.com
mstull@jw.com

- and -

MCDONALD HOPKINS LLC
Shawn M. Riley (admitted *pro hac vice*)
David A. Agay (admitted *pro hac vice*)
Nicholas M. Miller (admitted *pro hac vice*)
Maria G. Carr (admitted *pro hac vice*)
600 Superior Avenue E., Suite 2100
Cleveland, Ohio 44114
Telephone: (216) 348-5400
Facsimile: (216) 348-5474
Email: sriley@mcdonaldhopkins.com
dagay@mcdonaldhopkins.com
nmiller@mcdonaldhopkins.com
mcarr@mcdonaldhopkins.com

Co-Counsel to the Debtors
and Debtors in Possession

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Ryan Blaine Bennett, P.C. (admitted *pro hac vice*)
Yusuf Salloum (admitted *pro hac vice*)
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: ryan.bennett@kirkland.com
yusuf.salloum@kirkland.com

- and -

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Erica D. Clark (admitted *pro hac vice*)
601 Lexington Avenue
New York, New York 10022
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: erica.clark@kirkland.com

Co-Counsel to the Debtors
and Debtors in Possession

Dated: March 29, 2023

[1] The Debtors in these Chapter 11 Cases (as defined here), along with the last four digits of each Debtor's federal tax identification number, are: Invacare Corporation (0965); Freedom Designs, Inc. (4857); and Adaptive Switch Laboratories, Inc. (6470). The corporate headquarters and the mailing address for the Debtors is 1 Invacare Way, Elyria, Ohio 44035.

31298697.2

ii 31298697.2 THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT This disclosure statement (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”) provides information regarding the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates filed contemporaneously herewith (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”),2 for which the Debtors will seek confirmation by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). A copy of the Plan is attached hereto as Exhibit A and is incorporated herein by reference. The Debtors are providing the information in this Disclosure Statement to certain Holders of Claims for purposes of soliciting votes to accept or reject the Plan. The Plan reflects the terms of a settlement among the Debtors, the Committee, the Ad Hoc Committee of Noteholders, and certain funds managed by Highbridge Capital Management, LLC.3 The Committee supports confirmation of the Plan and recommends that Holders of Claims in Classes 5 and 6 vote to accept the Plan. The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived. The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan. The Debtors strongly encourage Holders of Claims in Class 3 (Term Loan Claims), Class 4 (Secured Notes Claims), Class 5 (Unsecured Notes Claims), and Class 6 (General Unsecured Claims) to read this Disclosure Statement (including the Risk Factors described in Article VIII hereof) and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Confirmation Hearing. 2 Capitalized terms used but not defined in this Disclosure Statement have the meanings ascribed to such terms in the First Amended Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates filed contemporaneously herewith. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern. 3 Nothing in connection with the settlement shall be deemed to modify the consent rights or other rights set forth in the Restructuring Support Agreement as between the parties thereto.

iii 31298697.2 RECOMMENDATION BY THE DEBTORS EACH DEBTOR’S GOVERNING BODY HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND EACH DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH OF THE DEBTOR’S ESTATES, AND PROVIDE THE BEST AVAILABLE RECOVERY TO HOLDERS OF CLAIMS AND INTERESTS AT THIS TIME, EACH DEBTOR BELIEVES THAT THE PLAN AND RELATED RESTRUCTURING TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ OVERALL RESTRUCTURING OBJECTIVES. EACH OF THE DEBTORS THEREFORE STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN MONDAY, APRIL 24, 2023 AT 5:00 P.M., PREVAILING CENTRAL TIME PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOTS.

iv 31298697.2 SPECIAL NOTICE REGARDING SECURITIES LAWS This Disclosure Statement has been prepared in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b) and is not necessarily prepared in accordance with federal or state securities laws or other similar laws. The securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933 as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”), or any similar foreign regulatory agency. Each of the Disclosure Statement and the Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC, any state regulatory authority, nor any federal regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. Upon confirmation of the Plan, certain of the securities described in this Disclosure Statement will be issued without registration under the Securities Act, or similar federal, state, local, or foreign laws, in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the extent permitted under applicable law. Other securities may be issued pursuant to other applicable exemptions under the federal securities laws. To the extent exemptions from registration under section 1145 of the Bankruptcy Code or applicable federal securities law do not apply, the securities may not be offered or sold except pursuant to a valid exemption or upon registration under the Securities Act. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

v 31298697.2 DISCLAIMER This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information. The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan. All Holders of Claims entitled to vote to accept or reject the Plan are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan. The Debtors believe that these summaries are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes. Except as otherwise provided in the Plan or in accordance with applicable Law, the Debtors are under no duty to update or supplement this Disclosure Statement. The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan. The statements and financial information contained in this Disclosure Statement have been made as of the date specified. Holders of Claims or Interests reviewing this Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement. No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan. This Disclosure Statement does not constitute legal, business, financial, or tax advice. Any person or entity desiring any such advice should consult with their own advisors. Additionally, this Disclosure Statement has not been approved or disapproved by the SEC, any securities regulatory authority of any state, or any similar foreign regulatory authority. All securities described herein are expected to be issued without registration under the Securities Act or any Blue Sky Laws and it is expected that the offer and issuance of the new equity will be exempt from registration under the Securities Act and Blue Sky Laws by reason of the applicability of section 1145(a)(1) of the Bankruptcy Code. To the extent that the Debtors rely on a private placement exemption from registration under the Securities Act for the offer and issuance of any securities, those securities will be subject to restrictions on transfer under the Securities Act and may only be resold or otherwise transferred pursuant to (a) an effective registration statement or (b) an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise. The Debtors’ management, in consultation with the Debtors’ advisors, has prepared the financial projections attached hereto as Exhibit E and described in this Disclosure Statement (the “Financial Projections”). The Financial Projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management. Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors. The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved.

vi 31298697.2 Therefore, the Financial Projections may not be relied upon as a guarantee or other assurance that the actual results will occur. Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Disclosure Statement shall not be admissible in any non-bankruptcy proceeding involving the Debtors or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial, or other effects of the Plan to Holders of Claims against, or Interests in, the Debtors or any other party in interest. Please refer to Article VIII of this Disclosure Statement, entitled “Risk Factors” for a discussion of certain risk factors that Holders of Claims voting on the Plan should consider. Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtors. No person is authorized by the Debtors in connection with this Disclosure Statement, the Plan, or the Solicitation to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtors. This Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or persons or entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement. Forward-looking statements speak only as of the date on which they are made. Except as required by Law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

31298697.2 TABLE OF CONTENTS I. INTRODUCTION ......................................................................................................................................... 1 II. PRELIMINARY STATEMENT .................................................................................................................. 1 III. QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN .............................................................................................................................................................. 5 A. What is chapter 11? ........................................................................................................................... 5 B. Why are the Debtors sending me this Disclosure Statement? ........................................................... 5 C. Am I entitled to vote on the Plan? ..................................................................................................... 6 D. How do I vote for or against the Plan? .............................................................................................. 6 E. Why is the Bankruptcy Court holding a Confirmation Hearing? ...................................................... 6 F. What is the purpose of the Confirmation Hearing? ........................................................................... 7 G. What is the effect of the Plan on the Debtors’ ongoing businesses? ................................................. 7 H. What is the Rights Offering?............................................................................................................. 7 I. What is the New Common Equity? Where can I find more information about the terms and conditions of the New Common Equity? .......................................................................................... 8 J. What is the New Convertible Preferred Equity? Where can I find more information about the terms and conditions of the New Convertible Preferred Equity? ................................................ 8 K. How much value will the Backstop Parties receive in connection with the Rights Offering? .......................................................................................................................................................... 9 L. What will I receive from the Debtors if the Plan is consummated? ................................................ 10 M. What will I receive from the Debtors if I hold a General Administrative Claim, DIP Claim, or a Priority Tax Claim? .................................................................................................................. 14 N. What do Class 6 General Unsecured Creditors Receive? ............................................................... 17 O. Are any regulatory approvals required to consummate the Plan? ................................................... 17 P. What happens to my recovery if the Plan is not confirmed or does not go effective? .................... 18 Q. If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation” and “Effective Date”” ................................. 18 R. What are the sources of Cash and other consideration required to fund the Plan?.......................... 18 S. Are there risks to owning the New Common Equity upon emergence from chapter 11? ............... 18 T. Are there risks to owning the New Convertible Preferred Equity upon emergence from chapter 11? ...................................................................................................................................... 18 U. Is there potential litigation related to the Plan? ............................................................................... 18 V. How will Claims asserted with respect to rejection damages affect my recovery under the Plan? ................................................................................................................................................ 19 W. How will the preservation of the Causes of Action affect my recovery under the Plan? ................ 19 X. Will there be releases and exculpation granted to parties in interest as part of the Plan? ............... 20 Y. Does the Plan contain any injunctions?........................................................................................... 25 Z. How will undeliverable distributions and unclaimed property be treated under the Plan? ............. 25 AA. Are there minimum disbursement restrictions?............................................................................... 26 BB. Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors? ............................................................................................................... 26 CC. What steps did the Debtors take to evaluate alternatives to a chapter 11 filing? ............................ 26 DD. Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan? ..................................................................................................................................... 26 EE. Do the Debtors recommend voting in favor of the Plan? ................................................................ 27 FF. Who Supports the Plan? .................................................................................................................. 27 IV. THE DEBTORS’ RESTRUCTURING ..................................................................................................... 27 A. Restructuring Support Agreement. .................................................................................................. 27 B. The Plan. ......................................................................................................................................... 29

31298697.2 V. THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW ........... 44 A. The Company’s Corporate History. ................................................................................................ 44 B. The Debtors’ Corporate Structure, and Operations. ........................................................................ 45 C. The Debtors’ Prepetition Capital Structure. .................................................................................... 48 VI. EVENTS LEADING TO THE CHAPTER 11 FILINGS......................................................................... 52 A. Challenges Facing the Debtors’ Business. ...................................................................................... 52 B. The Debtors’ Approach to Addressing Financial Issues. ................................................................ 53 VII. MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES .......................................................................................................................................................... 55 A. First Day Relief. .............................................................................................................................. 55 B. Milestones. ...................................................................................................................................... 55 C. Other Procedural and Administrative Matters................................................................................. 58 D. Corporate Structure Upon Emergence. ........................................................................................... 58 E. Global Settlement. ........................................................................................................................... 58 VIII. RISK FACTORS ......................................................................................................................................... 59 A. Bankruptcy Law Considerations. ................................................................................................ 59 B. Risks Related to Recoveries under the Plan. ................................................................................... 63 C. Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses. ...................................... 66 IX. SOLICITATION AND VOTING .............................................................................................................. 75 A. Holders of Claims Entitled to Vote on the Plan. ............................................................................. 75 B. Voting Record Date. ....................................................................................................................... 75 C. Voting on the Plan........................................................................................................................... 76 D. Ballots Not Counted. ....................................................................................................................... 76 X. CONFIRMATION OF THE PLAN ........................................................................................................... 76 A. Requirements for Confirmation of the Plan. ................................................................................... 76 B. Best Interests of Creditors/Liquidation Analysis. ........................................................................... 76 C. Feasibility. ....................................................................................................................................... 77 D. Valuation. ........................................................................................................................................ 77 E. Acceptance by Impaired Classes. .................................................................................................... 77 F. Confirmation Without Acceptance by All Impaired Classes. ......................................................... 78 XI. CERTAIN SECURITIES LAW MATTERS ............................................................................................ 79 A. Issuance of Securities under the Plan. ............................................................................................. 79 B. Subsequent Transfers. ..................................................................................................................... 79 C. Private Placement Exemptions. ....................................................................................................... 81 D. Management Incentive Plan ............................................................................................................ 82 XII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ................................ 82 A. Introduction ................................................................................................................................... 82 B. Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors ........................................................................................................................................... 84 C. Certain U.S. Federal Income Tax Consequences to U.S. Holders of Term Loan Claims, Secured Notes Claims, Unsecured Notes Claims, and General Unsecured Claims ............................................................................................................................................ 86

31298697.2 D. Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Term Loan Claims, Secured Notes Claims, Unsecured Notes Claims, and General Unsecured Claims ............................................................................................................................................ 93 E. Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of the Exit Facilities....................................................................................................................... 94 F. Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of the New Convertible Preferred Equity ................................................................................... 97 G. Certain U.S. Federal Income Tax Considerations to the Litigation Trust ....................................... 99 H. Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of New Common Equity ............................................................................................................. 100 I. Information Reporting and Back-up Withholding .................................................................. 101 J. FATCA ......................................................................................................................................... 102 XIII. RECOMMENDATION ............................................................................................................................ 103

31298697.2 EXHIBITS4 EXHIBIT A Plan of Reorganization EXHIBIT B Restructuring Support Agreement EXHIBIT C Corporate Organization Chart EXHIBIT D Liquidation Analysis EXHIBIT E Financial Projections EXHIBIT F Valuation Analysis 4 Each Exhibit is incorporated herein by reference.

1 31298697.2 I. INTRODUCTION Invacare Corporation and the other above-captioned debtors and debtors in possession, (collectively, the “Debtors” in the above-captioned chapter 11 cases the “Chapter 11 Cases” and together with their Non-Debtor Affiliates, “Invacare” or the “Company”), submit this Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims against the Debtors in connection with the solicitation of votes for acceptance of the Plan, dated March [__], 2023. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST AVAILABLE RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR SUCCESSFULLY COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. II. PRELIMINARY STATEMENT Invacare is a recognized market leader in designing, manufacturing, and distributing medical equipment used in non-acute (or maintenance) care settings to help individuals move, rest, and perform essential hygiene functions. Headquartered in Elyria, Ohio, Invacare celebrates over forty years of providing clinically complex medical devices and solutions to their customers, including individuals with congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers), and degenerative (e.g., ALS, multiple sclerosis, elderly, bariatric) ailments. At its core, Invacare is focused on Making Life’s Experiences Possible® in a more accessible and independent way. Since its inception, the Company’s mobility, seating, and positioning products have assisted in the care of millions of individuals suffering from a wide range of challenges, from active individuals who may only need additional mobility support to carry out daily life activities, to patients who require more particularized care in residential care settings within the home environment or in rehabilitation centers. The Company principally sells its products to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors, and government health services in North America, Europe, and Asia/Pacific. Like many businesses around the world, the Company was not immune to the residual effects borne by the COVID-19 pandemic—namely interruptions in the production and supply of the Company’s products due to supply chain disruptions and the ongoing shipping and logistics crisis that has crippled the global economy and caused worldwide shortages in the availability and cost of materials, labor, and container shipping. Material and freight costs skyrocketed and ocean crossing times more than tripled. This limited the Company’s access to materials and finished products, which in turn negatively impacted the Company’s ability to fulfill strong customer demand and reduce an elevated order backlog. Additionally, rising inflation on the heels of the COVID-19 pandemic, combined with the Federal Reserve’s efforts to combat inflation through significant interest rate increases, have placed a significant strain on the Company’s finances. These factors have adversely impacted Invacare’s liquidity and overall financial condition, especially with respect to the Company’s North American operations. Accordingly, the Company initiated a financial and operational turnaround focused on product line rationalization, footprint optimization, supply chain simplification, organization rightsizing, and liquidity enhancements. While the Company has continued executing on these initiatives, the continuing and persistent challenges on the Company’s supply

2 31298697.2 chain, coupled with its highly levered capital structure, have made it difficult for the Company to generate meaningful cost savings without undergoing a more comprehensive restructuring solution. Beginning in November 2022, the Company and its advisors began to engage with certain key prepetition stakeholders on the terms of a more comprehensive restructuring resolution. Unfortunately, during the same period, the Company’s North American liquidity position continued to worsen, and the Company determined that exploring an in-court process would be the most value-maximizing alternative available. Accordingly, the Debtors and their advisors continued comprehensive restructuring negotiations with their major creditor constituencies, including Highbridge Capital Management, LLC (“Highbridge”), the ABL Lenders (as defined herein), and an ad hoc group of certain holders of Unsecured Notes (the “Ad Hoc Committee of Noteholders”). Extensive negotiations and discussions culminated in the prearranged deal memorialized in the restructuring support agreement (the “Restructuring Support Agreement”) agreed to by Highbridge, the ABL Lenders, the Ad Hoc Committee of Noteholders (which consists of holders of over 66.67% in aggregate outstanding principal amount of the Unsecured Notes), and Azurite Management LLC (in its capacity as an Unsecured Noteholder). The Restructuring Support Agreement provides the Debtors with a clear roadmap for the Chapter 11 Cases, a commitment for $60 million of new capital through an equity rights offering (which amount has since been increased to $75 million), and an actionable plan for deleveraging Invacare’s balance sheet by approximately $240 million. In parallel, the Debtors also explored additional financing options to fund the Chapter 11 Cases, canvassing the market and engaging in DIP financing negotiations with the Term Loan Lenders (as defined herein) and the ABL Lenders. The Debtors’ prepetition market check ultimately did not yield any actionable third-party financing proposals. Accordingly, as part of the Restructuring Support Agreement, the Debtors negotiated the terms of the consensual use of cash collateral and two debtor-in-possession financing facilities (the “DIP Facilities”) that provide for a: $70 million debtor-in-possession term loan financing facility (the “DIP Term Loan Facility”), comprised of new money term loans in an aggregate principal amount of up to $35 million (the “DIP New Money Term Loans”) and the conversion of up to $35 million in aggregate principal amount of term loans outstanding under the Term Loan Facility (as defined herein) (the “DIP Roll-Up Term Loans”); and $17.4 million debtor-in-possession revolving credit facility (the “DIP ABL Facility”), comprised of $11.6 million in undrawn commitments and a $5.8 million roll-up and conversion of drawn revolving commitments under the ABL Facility (as defined herein). On February 2, 2023, the Bankruptcy Court approved, on an interim basis, the DIP Facilities. Specifically, the Bankruptcy Court approved an initial draw of $17.5 million in DIP New Money Term Loans and $17.5 million of DIP Roll-Up Term Loans as well as access to $11.6 million in undrawn commitments and the roll-up of $5.8 million of drawn revolving commitments under the DIP ABL Facility. On March 8, 2023, the Bankruptcy Court approved the DIP Facilities on a final basis, including $35 million in DIP New Money Term Loans in the aggregate and $35 Million of DIP Roll-Up Term Loans in the aggregate, as well as access to the DIP ABL Facility on a final basis. The DIP Facilities have and will provide the Debtors with necessary liquidity to continue operations to fund the costs of the chapter 11 process while they work to implement the transactions embodied in the Restructuring Support Agreement. The Debtors’ engagement with, and support from, the Term Loan Lenders and the ABL Lenders with respect to prepetition liquidity, postpetition financing, and timing of these cases have been critical to the Debtors’ efforts to preserve value and continue fulfilling customer demand.

3 31298697.2 Since the Petition Date, the Debtors have developed the Restructuring Support Agreement into the Plan. The Plan places Claims and Interests into various Classes and specifies the treatment of each Class under the Plan, as summarized below: Class 1 (Other Secured Claims): Except to the extent that a Holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash in an amount equal to its Allowed Other Secured Claim, (ii) the collateral securing its Allowed Other Secured Claim, (iii) Reinstatement of its Allowed Other Secured Claim, or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. Class 2 (Other Priority Claims): Except to the extent that a Holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash or (ii) such other treatment rendering such Claim Unimpaired in accordance with section 1129(a) of the Bankruptcy Code. Class 3 (Term Loan Claims): On the Effective Date, except to the extent that a Holder of an Allowed Term Loan Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Term Loan Claim, each Holder of an Allowed Term Loan Claim shall receive on the Effective Date (i) with respect to Allowed Term Loan Claims representing principal amounts owed, its Pro Rata share of the Exit Term Loan Facility and (ii) with respect to all other Allowed Term Loan Claims, payment in full in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Term Loan Agent, including legal fees and expenses, to the extent they have not otherwise been paid. Class 4 (Secured Notes Claims): On the Effective Date, except to the extent that a Holder of an Allowed Secured Notes Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Secured Notes Claim, each Holder of an Allowed Secured Notes Claim shall receive (i) with respect to Allowed Secured Notes Claims representing principal amounts owed, its Pro Rata share of the Exit Secured Convertible Notes and (ii) with respect to all other Allowed Secured Notes Claims, payment in full in Cash; provided that, if applicable pursuant to and in accordance with Article IV.C.3 of the Plan, such Holder will also receive its Pro Rata share of the applicable portion of the Excess New Money in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Secured Notes Trustee, including legal fees and expenses, to the extent they have not otherwise been paid. Class 5 (Unsecured Notes Claims): On the Effective Date, except to the extent that a Holder of an Allowed Unsecured Notes Claim agrees in writing to less favorable treatment, each Unsecured Notes Claim shall be discharged and released, and each Holder of an

4 31298697.2 Allowed Unsecured Notes Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Unsecured Notes Claim, its Pro Rata share of: the Unsecured Noteholder Rights, in accordance with the Rights Offering Procedures; with respect to any Residual Unsecured Notes Claims, its share (on a Pro Rata basis with other Holders of Allowed Unsecured Notes Claims and Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, the Backstop Commitment Premium, and the Management Incentive Plan); and the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.C.K of the Plan. Class 6 (General Unsecured Claims): On the Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees in writing to less favorable treatment, each General Unsecured Claim shall be discharged and released, and each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, either (x) (i) if such Holder of an Allowed General Unsecured Claim does not elect to receive the Class 6 Equity Option, the GUC Cash Settlement and (ii) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan; or (y) if such Holder of an Allowed General Unsecured Claim elects to receive the Class 6 Equity Option in lieu of the GUC Cash Settlement, its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims in respect of their Residual Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan); and (z) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. Class 7 (Intercompany Claims): Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. Class 8 (Intercompany Interests): Subject to the Restructuring Transactions Memorandum, each Intercompany Interest shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. Class 9 (Existing Equity Interests): On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors,

5 31298697.2 board of managers, members, shareholders or officers of any Debtor or Reorganized Debtor, as applicable, all Existing Equity Interests shall be discharged, cancelled, released, and extinguished without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest. Class 10 (Section 510(b) Claims): On the Effective Date, all Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and will be of no further force or effect, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim. The formulation of the Restructuring Support Agreement and the Plan is a significant achievement for the Debtors in the face of a challenging operating environment. The Debtors strongly believe that the Plan is in the best interests of the Debtors’ estates and represents the best available alternative at this time. The Debtors believe that the Plan and the Restructuring Transactions contemplated thereby provide Holders of Claims and Holders of Interests with the best available recovery and are essential to ensure continuity of quality medical equipment for the Company’s end users. Accordingly, the Debtors strongly recommend that Holders of Claims entitled to vote to accept or reject the Plan vote to accept the Plan. III. QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN A. What is chapter 11? Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code. The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.” Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan. While the Plan constitutes a single plan of reorganization for all Debtors, each Debtor is proposing its own Plan with respect to the treatment of Claims and Interests applicable to each particular Debtor. B. Why are the Debtors sending me this Disclosure Statement? The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such

6 31298697.2 disclosure statement with all Holders of Claims and Interests whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements. C. Am I entitled to vote on the Plan? Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold and whether you held that Claim or Interest as of the Voting Record Date (as defined herein). Each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth below: Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 3 Term Loan Claims Impaired Entitled to Vote Class 4 Secured Notes Claims Impaired Entitled to Vote Class 5 Unsecured Notes Claims Impaired Entitled to Vote Class 6 General Unsecured Claims Impaired Entitled to Vote Class 7 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept / Deemed to Reject) Class 8 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept / Deemed to Reject) Class 9 Existing Equity Interests Impaired Not Entitled to Vote (Deemed to Reject) Class 10 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) D. How do I vote for or against the Plan? Detailed instructions regarding how to vote on the Plan are contained on the ballots that will be distributed to Holders of Claims that are entitled to vote on the Plan. For your vote to be counted, the ballot or master ballot containing your vote and returned by your nominee, or the “pre-validated” ballot provided by your nominee for direct return by you must be properly completed, executed, and delivered as directed, so that the master ballot or pre-validated ballot containing your vote is actually received by the Debtors’ solicitation agent, Epiq Corporate Restructuring, LLC (the “Solicitation Agent”) on or before the Voting Deadline, as ordered by the Bankruptcy Court. See Article IX of this Disclosure Statement, entitled, “Solicitation and Voting,” which begins on page 75 for more information. E. Why is the Bankruptcy Court holding a Confirmation Hearing? Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. The Confirmation Hearing will be scheduled by the Bankruptcy Court, and all parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled. The Confirmation Hearing may be adjourned from time to time without further notice.

7 31298697.2 F. What is the purpose of the Confirmation Hearing? The confirmation of a plan by a bankruptcy court binds the debtor, any issuer of securities under a plan, any person acquiring property under a plan, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan discharges a debtor from any debt that arose before the confirmation of such plan and provides for the treatment of such debt in accordance with the terms of the confirmed plan. G. What is the effect of the Plan on the Debtors’ ongoing businesses? The Debtors are reorganizing under chapter 11 of the Bankruptcy Code. As a result, the occurrence of the Effective Date means that the Debtors’ businesses will not be liquidated or forced to close. Following Confirmation, the Plan will be consummated on the Effective Date, which is a date that is the first Business Day after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect and (2) all conditions to Consummation have been satisfied or waived (see Article IX of the Plan). On or after the Effective Date, and unless otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved. H. What is the Rights Offering? On the Effective Date, the Reorganized Debtors will consummate a preferred equity rights offering (the “Rights Offering”) in accordance with the Plan, the Rights Offering Procedures, the Backstop Commitment Agreement, and other Rights Offering Documents. The subscription rights to participate in the Rights Offering will be offered to Holders of Allowed Unsecured Notes Claims, and the Backstop Parties as of a specified record date in accordance with the Rights Offering Procedures, the Backstop Commitment Agreement, and the Plan. Pursuant to the Rights Offering Procedures, Reorganized Invacare will offer and sell New Convertible Preferred Equity, with such New Convertible Preferred Equity to consist of (i) $75 million in New Money Preferred Equity (as defined herein)5 fully backstopped by the Backstop Parties in accordance with the Backstop Commitment Agreement and (ii) $93.75 million of Exchanged Preferred Equity (as defined herein) and with such Exchanged Preferred Equity to be issued in exchange (for full and final satisfaction on a dollar-for-dollar basis at par) for participating Eligible Holders’ Pro Rata share of $75 million of Unsecured Notes Claims, as provided in the Rights Offering Documents. Eligible Holders shall, on account of their Unsecured Notes Claims, as applicable, have the right to purchase (and exchange Unsecured Notes Claims for, as applicable) their allocated shares of New Convertible Preferred Equity, as set forth in the Backstop Commitment Agreement, the Rights Offering Procedures, and other Rights Offering Documents. Pursuant to the Rights Offering Procedures, Holders of Allowed Unsecured Notes Claims (other than the Backstop Parties) must instruct their nominee to tender their Unsecured Notes into the appropriate option on DTC’s ATOP platform on or before the Subscription 5 The New Money Preferred Equity may increase on a dollar-for-dollar basis, but not by more than $[●], in the event that any 3018 Claimant is granted an Allowed General Unsecured Claim after the Subscription Payment Deadline. The exercise of any Subscription Rights by such 3018 Claimant with respect to such subsequently Allowed General Unsecured Claim shall not reduce the amount of New Preferred Equity that the Backstop Parties would otherwise be required to purchase (if not for such exercise) pursuant to their respective Backstop Commitments.

8 31298697.2 Tender Deadline. All Eligible Holders other than the Backstop Parties must deliver the Purchase Price (as defined in the Rights Offering Procedures) to the Claims, Noticing, and Solicitation Agent by the Subscription Payment Deadline. The issuance of Equity Rights (including any New Convertible Preferred Equity issuable upon the exercise thereof and any New Common Equity issuable upon exchange of such New Convertible Preferred Equity), as well as the Backstop Commitment Premium (as defined herein) shall be exempt from SEC registration under section 1145 of the Bankruptcy Code and shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable law in any jurisdiction. The procedures and instructions for participating in the Rights Offering are set forth in the Rights Offering Procedures. The Rights Offering Procedures are incorporated herein by reference (terms used in this section which are not defined herein or in the Plan have the meanings set forth in the Rights Offering Procedures) and should be read in conjunction with this Disclosure Statement in formulating a decision to participate in the Rights Offering. Any summary of the Rights Offering Procedures set forth in this Disclosure Statement is qualified in its entirety by the Rights Offering Procedures themselves. TO PARTICIPATE IN THE RIGHTS OFFERING, EACH ELIGIBLE HOLDER MUST COMPLETE ALL THE STEPS OUTLINED IN THE RIGHTS OFFERING PROCEDURES. IF ALL OF THE STEPS OUTLINED IN THE RIGHTS OFFERING PROCEDURES ARE NOT COMPLETED BY THE DEADLINES PROVIDED THEREIN, SUCH HOLDER SHALL BE DEEMED TO HAVE FOREVER AND IRREVOCABLY RELINQUISHED AND WAIVED ITS RIGHT TO PARTICIPATE IN THE RIGHTS OFFERING. ALL HOLDERS OF CLAIMS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS DISCLOSURE STATEMENT AND THE PLAN (INCLUDING, WITHOUT LIMITATION, UNDER ARTICLE IV THEREOF) IN FULL. I. What is the New Common Equity? Where can I find more information about the terms and conditions of the New Common Equity? On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transaction Memorandum, issue the New Common Equity in accordance with the terms of the Plan. All of the shares, units or equity interests of the New Common Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable and not to have been issued in violation of any preemptive rights, rights of first refusal or similar rights or any applicable law. Each distribution and issuance of New Common Equity shall be governed by the terms and conditions set forth in the Plan and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Common Equity shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. The New Common Equity will not be registered under the Securities Act or listed on any exchange as of the Effective Date. J. What is the New Convertible Preferred Equity? Where can I find more information about the terms and conditions of the New Convertible Preferred Equity? Pursuant to the Rights Offering Procedures, on the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transaction Memorandum, issue the New Convertible Preferred Equity, which shall be convertible into New Common

9 31298697.2 Equity in accordance with the terms of the Plan, the Rights Offering Procedures, and other Rights Offering Documents. New Convertible Preferred Equity includes both the Exchanged Preferred Equity and the New Money Preferred Equity. Exchanged Preferred Equity means the preferred equity interests, in the aggregate amount of $93.75 million, to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Rights Offering Procedures and the Plan. New Money Preferred Equity means the preferred equity interests, in an aggregate amount of $75 million, to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Rights Offering Procedures and the Plan. All of the shares, units or equity interests of the New Convertible Preferred Equity issued pursuant to the Plan or the Rights Offering, as applicable, shall be duly authorized, validly issued, fully paid, and non-assessable and not to have been issued in violation of any preemptive rights, rights of first refusal or similar rights or any applicable law. Each distribution and issuance of New Convertible Preferred Equity shall be governed by the terms and conditions set forth in the Plan, by the Rights Offering Procedures, if applicable, and by the terms and conditions of the instruments (contained in the Plan Supplement) evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Convertible Preferred Equity shall be deemed as its agreement to the applicable New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. The New Convertible Preferred Equity will not be registered under the Securities Act or listed on any exchange as of the Effective Date. K. How much value will the Backstop Parties receive in connection with the Rights Offering? As consideration for their agreement to Backstop the Rights Offering and undertake other commitments in the Backstop Commitment Agreement, the Backstop Parties will receive, among other things, a premium not to exceed $12 million payable in shares of New Common Equity (the “Backstop Commitment Premium”) and reimbursement of reasonable fees and expenses on the terms set forth in the Backstop Commitment Agreement (the “Expense Reimbursement”). Only in the event that the Backstop Commitment Agreement is terminated on account of the Debtors’ acceptance of an alternative restructuring to the transactions contemplated by the Plan and the Restructuring Support Agreement, the Backstop Parties will receive a nonrefundable termination fee of $5 million in cash (the “Backstop Termination Payment”); provided that such termination fee shall be payable in lieu of (and not in addition to) the Backstop Commitment Premium; provided, further, that the payment of the Backstop Termination Payment shall be payable only (i) in the event the Debtors exercise their fiduciary out rights or enter into a definitive agreement with respect to an Alternative Restructuring Proposal (as defined in the Backstop Commitment Agreement), each on the terms set forth in the Backstop Commitment Agreement and (ii) there is no Defaulting Backstop Party (as defined in the Backstop Commitment Agreement). The Backstop Commitment Premium, the Expense Reimbursement, and the Backstop Termination Payment are, subject to Bankruptcy Court authority, payable to the Backstop Parties in consideration for the Backstop Commitment and the other agreements of the Backstop Parties in the Backstop Commitment Agreement. The Backstop Commitment Agreement also requires the Debtors to indemnify and hold harmless the Backstop Parties from and against any and all losses, claims, litigation, damages, liabilities, costs, and expenses (other than taxes of the Backstop Parties except to the extent otherwise provided for in the Backstop Commitment Agreement) that the Backstop Parties may incur arising out of the Backstop Commitment Agreement, the Plan, the Rights Offering, and all other documents effectuating the

10 31298697.2 Restructuring Transactions (collectively, the “Indemnification Obligations”). In connection therewith, the Debtors have filed, contemporaneously with this Disclosure Statement, the Debtors’ Motion for Entry of an Order (I) Authorizing Entry Into the Backstop Commitment Agreement, (II) Approving Payment of Fees and Expenses Related Thereto, and (III) Granting Related Relied (the “Backstop Commitment Approval Motion”). The proposed order approving the Backstop Commitment Approval Motion provides that the Backstop Commitment Premium, Expense Reimbursement, the Backstop Termination Payment (if applicable), and Indemnification Obligations shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall not be subject to setoff, recharacterization, avoidance, or disallowance. The Backstop Commitment Premium shall be fully earned by the Backstop Parties upon execution of Backstop Commitment Agreement, and non-avoidable upon entry of the Backstop Commitment Approval Order and shall be paid on or about the Effective Date in the form of shares of New Common Equity. The Expense Reimbursement requires the Debtors or Reorganized Debtors, as applicable, to pay all unpaid and/or unreimbursed reasonable and documented fees and expenses of the Backstop Parties on the terms set forth in the Backstop Commitment Agreement, incurred in connection with the negotiation, preparation, and implementation of the Backstop Commitment Agreement and the Rights Offering, regardless of whether the transactions contemplated by the Backstop Commitment Agreement are consummated. L. What will I receive from the Debtors if the Plan is consummated? The following chart provides a summary of the proposed treatment of Claims and Interests under the Plan and the projected total amount of Claims for each class of Claims and Interests under the Plan. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan. THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN. SUMMARY OF PLAN TREATMENT OF CLAIMS AND INTERESTS Class Claim/Equity Interest Treatment of Claim/Equity Interest Projected Total Amount of Claims (in millions) Projected Recoveries 1 Other Secured Claims Except to the extent that a Holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash in an amount equal to its Allowed Other Secured Claim, (ii) the collateral securing its Allowed Other Secured Claim, (iii) Reinstatement of its Allowed Other Secured Claim, or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. $2.1 100%

11 31298697.2 SUMMARY OF PLAN TREATMENT OF CLAIMS AND INTERESTS Class Claim/Equity Interest Treatment of Claim/Equity Interest Projected Total Amount of Claims (in millions) Projected Recoveries 2 Other Priority Claims Except to the extent that a Holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash or (ii) such other treatment rendering such Claim Unimpaired in accordance with section 1129(a) of the Bankruptcy Code. $0 N/A 3 Term Loan Claims On the Effective Date, except to the extent that a Holder of an Allowed Term Loan Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Term Loan Claim, each Holder of an Allowed Term Loan Claim shall receive on the Effective Date (i) with respect to Allowed Term Loan Claims representing principal amounts owed, its Pro Rata share of the Exit Term Loan Facility (other than the portion of the Exit Term Loan Facility used to satisfy Allowed DIP Term Loan Claims in accordance with Article II.C. of the Plan) and (ii) with respect to all other Allowed Term Loan Claims, payment in full in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Term Loan Agent, including legal fees and expenses, to the extent they have not otherwise been paid. $55.56 100% 6 Allowed Term Loan Claim amount will include (i) outstanding principal less $35 million of DIP Roll-Up Term Loans that the Debtors that has been rolled-up pursuant to the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Existing Secured Parties, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. 73] (the “DIP Motion”) and (ii) accrued and unpaid prepetition interest, and (iii) postpetition interest as of the Petition Date through the Effective Date.

12 31298697.2 SUMMARY OF PLAN TREATMENT OF CLAIMS AND INTERESTS Class Claim/Equity Interest Treatment of Claim/Equity Interest Projected Total Amount of Claims (in millions) Projected Recoveries 4 Secured Notes Claims On the Effective Date, except to the extent that a Holder of an Allowed Secured Notes Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Secured Notes Claim, each Holder of an Allowed Secured Notes Claim shall receive (i) with respect to Allowed Secured Notes Claims representing principal amounts owed, its Pro Rata share of the Exit Secured Convertible Notes (other than the portion of the Exit Secured Convertible Notes used to satisfy Allowed DIP Term Loan Claims in accordance with Article II.C. of the Plan) and (ii) with respect to all other Allowed Secured Notes Claims, payment in full in Cash; provided that, if applicable pursuant to and in accordance with Article IV.C.3. of the Plan, such Holder will also receive its Pro Rata share of the applicable portion of the Excess New Money in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Secured Notes Trustee, including legal fees and expenses, to the extent they have not otherwise been paid. $41.57 100% 5 Unsecured Notes Claims On the Effective Date, except to the extent that a Holder of an Allowed Unsecured Notes Claim agrees in writing to less favorable treatment, each Unsecured Notes Claim shall be discharged and released, and each Holder of an Allowed Unsecured Notes Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Unsecured Notes Claim, its Pro Rata share of: (x) the Unsecured Noteholder Rights, in accordance with the Rights Offering Procedures; (y) with respect to any Residual Unsecured Notes Claims, its share (on a Pro Rata basis with other Holders of Allowed Unsecured Notes Claims and Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan); and (z) the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. $222.958 3.6% – 3.9%9 7 Allowed Secured Notes Claim amount will include outstanding principal, accrued and unpaid prepetition interest, and accrued postpetition interest as of the Petition Date through the Effective Date. 8 Allowed Unsecured Notes Claim amount includes outstanding principal and accrued and unpaid prepetition interest as of the Petition Date. 9 The range of recoveries shown assumes 100% - 0 % of Holders of Allowed General Unsecured Claims elect to participate in the GUC Cash Settlement option. Such recovery also does not reflect any incremental recovery that may be recovered through the Litigation Trust.

13 31298697.2 SUMMARY OF PLAN TREATMENT OF CLAIMS AND INTERESTS Class Claim/Equity Interest Treatment of Claim/Equity Interest Projected Total Amount of Claims (in millions) Projected Recoveries 6 General Unsecured Claims On the Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees in writing to less favorable treatment, each General Unsecured Claim shall be discharged and released, and each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, either (i) (x) if such Holder of an Allowed General Unsecured Claim does not elect to receive the Class 6 Equity Option, the GUC Cash Settlement and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan; or (ii) (i) (x) if such Holder of an Allowed General Unsecured Claim elects to receive the Class 6 Equity Option in lieu of the GUC Cash Settlement, its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims in respect of their Residual Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan) and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. $60 3.6% - 5%10 7 Intercompany Claims Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. $146.1 0%/100% 8 Intercompany Interests Subject to the Restructuring Transactions Memorandum, each Intercompany Interest shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. N/A 0%/100% 10 The range of recoveries shown assumes 0% - 100% of the Holders of Allowed General Unsecured Claims elect to participate in the GUC Cash Settlement option. Such recovery also does not reflect any incremental recovery that may be recovered through the Litigation Trust.

14 31298697.2 SUMMARY OF PLAN TREATMENT OF CLAIMS AND INTERESTS Class Claim/Equity Interest Treatment of Claim/Equity Interest Projected Total Amount of Claims (in millions) Projected Recoveries 9 Existing Equity Interests On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders or officers of any Debtor or Reorganized Debtor, as applicable, all Existing Equity Interests shall be discharged, cancelled, released, and extinguished without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest. N/A 0% 10 Section 510(b) Claims On the Effective Date, all Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and will be of no further force or effect, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim. $0 0% M. What will I receive from the Debtors if I hold a General Administrative Claim, DIP Claim, or a Priority Tax Claim? In accordance with section 1123(a)(1) of the Bankruptcy Code, General Administrative Claims, Professional Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interest in Article III of the Plan. 1. General Administrative Claims. Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor(s) agree to less favorable treatment with respect to such Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim shall receive, in full and final satisfaction, compromise, settlement, and release of and in exchange for its General Administrative Claim, treatment consistent with section 1129(a)(2) of the Bankruptcy Code in accordance with the following: (1) if a General Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such General Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such General Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed General Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim without any further action by the Holders of such Allowed General Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. The Debtors shall indefeasibly pay in Cash all Adequate Protection Obligations (as defined in the DIP Orders) including accrued or unpaid interest, as well as fees and expenses, including legal expenses, as of the Effective Date pursuant to the terms of the DIP Orders, without the need to File a request for payment of a General Administrative Claim with the Bankruptcy Court on account of such Adequate

15 31298697.2 Protection Obligations. The Debtors’ obligation to pay such Adequate Protection Obligations, to the extent not indefeasibly paid in full in Cash on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or the Confirmation Order until indefeasibly paid in full in Cash. Except as otherwise provided in Article II.A of the Plan, requests for payment of General Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of General Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates or their property and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or Reorganized Debtors or any notice to or action, order or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party no later than sixty (60) days after the Administrative Claims Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. 2. DIP Claims. As of the Effective Date, the DIP Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Credit Agreements, including (i) the principal amount outstanding under the DIP Facilities on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expense and non-contingent indemnification obligations payable under the DIP Credit Agreements and the DIP Orders, including all outstanding fees and expenses, including legal expenses, of the DIP Agents, and (iv) all other “Loan Document Obligations” (as provided for in the DIP Credit Agreements). Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of the Plan or other such treatment as contemplated by Article II.C of the Plan on the Effective Date, all Liens and security interests granted to secure the Allowed DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Except to the extent that a Holder of an Allowed DIP ABL Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction for such Allowed DIP ABL Claim, each Holder of an Allowed DIP ABL Claim shall receive payment in full in Cash of its Allowed DIP ABL Claim (other than on account of any obligations or Claims not Allowed as of the Effective Date and that survive payment in full and the termination of commitments under the terms of the DIP ABL Credit Agreement and the DIP Orders) prior to the payment of any other Allowed DIP Claim, from, at the Debtors’ option: (1) the proceeds of the Exit Facilities available as of the Effective Date; (2) the proceeds of the Rights Offering; and (3) Cash on hand; provided, that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date and survive the Effective Date pursuant to the DIP ABL Credit Agreement and the DIP Orders shall be paid by the Reorganized Debtors in Cash as and when due and payable under the DIP ABL Credit Agreement. Except to the extent that a Holder of an Allowed DIP Term Loan Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction for such Allowed DIP Term Loan Claim, (x) with respect to Allowed DIP Term Loan Claims representing $29.5 million of the principal amount thereof, each Holder of an Allowed DIP Term Loan Claim shall receive, and such Allowed DIP Term Loan Claims shall be reduced dollar-for-dollar and satisfied on a Pro Rata basis by, $29.5 million of the principal amount of the Exit Term Loan Facility, (y) with respect to Allowed DIP Term Loan Claims representing $5 million of the principal amount thereof, each Holder of an Allowed DIP Term Loan Claim shall receive, and such Allowed DIP Term Loan Claims shall be reduced dollar-for-dollar and satisfied on a Pro Rata basis by, $5

16 31298697.2 million of the principal amount of the Exit Secured Convertible Notes and (z) with respect to all other Allowed DIP Term Loan Claims, each Holder of an Allowed DIP Term Loan Claim shall receive payment in full in Cash of its Allowed DIP Term Loan Claim from, at the Debtors’ option, (1) the Cash proceeds of the Exit Facilities available as of the Effective Date and consistent with the Restructuring Term Sheet, (2) the Cash proceeds of the Rights Offering, and (3) Cash on hand; provided that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors in Cash as and when due under the DIP Term Loan Credit Agreement. 3. Professional Claims. Professional Claims will be satisfied as set forth in Article II.B of the Plan, as summarized herein. (a) Final Fee Applications and Payment of Professional Claims. All final requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account. The Reorganized Debtors will establish the Professional Fee Escrow Account in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. (b) Professional Fee Escrow Account. On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Reorganized Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Except as otherwise expressly set forth in the last sentence of this paragraph, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Claims are Allowed. When such Allowed Professional Claims have been paid in full, any remaining amount held in the Professional Fee Escrow Account shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court. (c) Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five (5) days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. (d) Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or

17 31298697.2 approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. 4. Priority Tax Claims. Priority Tax Claims will be satisfied as set forth in Article II.D of the Plan, as summarized herein. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date (or as soon reasonably practicable thereafter) or otherwise be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. 5. U.S. Trustee Fees. All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date with respect to the Debtors shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. N. What do Class 6 General Unsecured Creditors Receive? General Unsecured Creditors can choose between two options. The first option provides a 5% cash distribution on the amount of such creditor’s Allowed Claim, plus pro rata distributions from a Litigation Trust to the extent of available proceeds. For the avoidance of doubt, General Unsecured Creditors will receive this cash option in respect of their Allowed Claim unless they affirmatively select on their ballot the equity option below. The second option provides New Common Equity in the Reorganized Debtors with a value (based on the Debtors' current estimate of total enterprise value and other assumptions regarding the Reorganized Debtor's post re-organization capital structure) of approximately 3.6% of the amount of such creditor’s Allowed Claim, plus pro rata distributions from a Litigation Trust to the extent of available proceeds. O. Are any regulatory approvals required to consummate the Plan? The Debtors anticipate that regulatory filings and subsequent approvals may be required to consummate the Plan. However, to the extent such any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan or the transactions contemplated by the Backstop Commitment Agreement, it is a condition precedent to the Effective Date that they be obtained, and the Debtors are engaging as appropriate in order to procure such approvals, authorizations, consents, rulings, or documents (as applicable). In addition, Federal authorities and state regulators may require certain filings for the Debtors’ businesses to continue healthcare-related operations and receive reimbursement from healthcare programs upon a sale or other change of control. It is a condition precedent to the Effective Date that any such

18 31298697.2 regulatory approvals or other authorizations, consents, rulings, or documents necessary to implement and effectuate the Plan be obtained. P. What happens to my recovery if the Plan is not confirmed or does not go effective? In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their businesses. It is possible that any alternative may provide Holders of Claims and Interests with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended chapter 11 case, or of a liquidation scenario, see Article X.B of this Disclosure Statement, entitled “Best Interests of Creditors/Liquidation Analysis,” which begins on page X.B76, and the Liquidation Analysis attached hereto as Exhibit D. Q. If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation” and “Effective Date”” “Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the terms of the Plan can go into effect. Initial distributions to Holders of Allowed Claims and Interests will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. See Article X of this Disclosure Statement, entitled “Confirmation of the Plan,” which begins on page 76, for a discussion of the conditions precedent to consummation of the Plan. R. What are the sources of Cash and other consideration required to fund the Plan? The Debtors shall fund distributions under the Plan with (a) the issuance of the New Convertible Preferred Equity; (b) the issuance of the New Common Equity; (c) the proceeds of the Rights Offering; (d) the issuance of or borrowings under the Exit Facilities; and (e) Cash on hand. S. Are there risks to owning the New Common Equity upon emergence from chapter 11? Yes. See Article VIII of this Disclosure Statement, entitled “Risk Factors,” which begins on page 59. T. Are there risks to owning the New Convertible Preferred Equity upon emergence from chapter 11? Yes. See Article VIII of this Disclosure Statement, entitled “Risk Factors,” which begins on page 59. U. Is there potential litigation related to the Plan? Parties in interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan as well, which objections potentially could give rise to litigation. See Article VIII.C.15 of this Disclosure Statement, entitled “The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.,” which begins on page 74. In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such rejecting Classes. The

19 31298697.2 Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See Article X.F of this Disclosure Statement, entitled “Confirmation Without Acceptance by All Impaired Classes,” which begins on page 78. V. How will Claims asserted with respect to rejection damages affect my recovery under the Plan? Except otherwise provided in the Plan, the Plan Supplement, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, on the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed by the Debtors or Reorganized Debtors, as applicable, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) previously was assumed or rejected by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject Filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease Schedule. In the event that the Debtors reject a number of contracts and leases they have not yet decided to reject and are unsuccessful in reducing the rejection damage claims of any such lease counterparties, Claims arising from the Debtors’ rejection of Executory Contracts and Unexpired Leases could increase substantially. W. How will the preservation of the Causes of Action affect my recovery under the Plan? The Plan provides for the retention of all Causes of Action that are not Non-Released LT Claims other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action that are not Non-Released LT Claims of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and such Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the DIP Orders, any other order of the Bankruptcy Court, or the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.

20 31298697.2 The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Causes of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. X. Will there be releases and exculpation granted to parties in interest as part of the Plan? Yes. The Plan proposes that the Releasing Parties will provide releases to the Released Parties. “Releasing Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each of the Debtors’ current and former directors and officers; (d) each DIP Lender; (e) each DIP Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee; (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) all Holders of Claims; (p) all Holders of Interests; (q) each current and former Affiliate of each Entity in clause (a) through the following clause (r); and (r) each Related Party of each Entity in clause (a) through clause (q) ; provided that in each case, a Person or Entity shall not be a Releasing Party if such Person or Entity: (x) elects to opt out of the releases contained in Article VIII.D of the Plan; or (y) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation; or (z) is a Non-Released LT Party; provided, further, that Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders (other than Birlasoft solely in its capacity as a member of the Committee) shall not be a Releasing Party. “Released Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each of the Debtors’ current and former directors and officers; (d) each DIP Lender; (e) each DIP Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee; (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) each current and former Affiliate of each Entity in clause (a)

21 31298697.2 through the following clause (p); and (p) each Related Party of each Entity in clause (a) through clause (o); provided that, in each case, a Person or Entity shall not be a Released Party if such Person or Entity: (x) elects to opt out of the releases contained in Article VIII.D of the Plan; or (y) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation. or (z) is a Non-Released LT Party; provided, further, that Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders (other than Birlasoft solely in its capacity as a member of the Committee) shall not be a Released Party. The Plan provides an exculpation for the Exculpated Parties. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each independent manager or director of each of the Debtors; and (c) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities). The Debtors believe that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite standard under applicable law. All releases are consensual as any party wishing to opt out may or will otherwise receive consideration under the plan. The Debtors intend to present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the Plan’s release and exculpation provisions. The release and exculpation provisions contained in the Plan are copied in pertinent part below. IMPORTANTLY, THE FOLLOWING PARTIES ARE INCLUDED IN THE DEFINITION OF “RELEASING PARTIES” AND WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES: ALL HOLDERS OF CLAIMS OR INTERESTS THAT (X) ABSTAIN FROM VOTING ON THE PLAN, (Y) VOTE TO REJECT THE PLAN OR ARE DEEMED TO REJECT THE PLAN, OR (Z) ARE DEEMED TO ACCEPT THE PLAN, IN EACH CASE THAT DOES NOT VALIDLY OPT OUT OF THE RELEASES CONTAINED IN THE PLAN. THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN. 1. Release of Liens. Except as otherwise provided in the Exit Facilities Documents, the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document amended or created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

22 31298697.2 To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. 2. Releases by the Debtors. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates, or their Affiliates that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions (but excluding Avoidance Actions in relating to Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders other than pursuant to section 547 of the Bankruptcy Code), the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the

23 31298697.2 Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (2) any retained Causes of Action set forth in the Schedule of Retained Causes of Action or (3) any Non-Released LT Claims. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. 3. Releases by the Releasing Parties. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates or their Affiliates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtors and any Released Party, the Debtors’ in- or out-of- court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions (but excluding Avoidance Actions in relating to Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders other than pursuant to section 547 of the Bankruptcy Code), the Definitive Documents, the Disclosure

24 31298697.2 Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) consensual; (2) essential to the Confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (4) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) a bar to any of the Releasing Parties asserting any claim or Cause of Action of any kind whatsoever released pursuant to the Third-Party Release. 4. Exculpation. Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. For more detail, see Article VIII of the Plan, entitled “Settlement, Release, Injunction, and Related Provisions,” which is incorporated herein by reference.

25 31298697.2 Y. Does the Plan contain any injunctions? Yes. Article VIII.F of the Plan sets forth the below injunction provision: Except as otherwise expressly provided in the Plan, the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in the Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.F of the Plan. With respect to Claims or Causes of Action that have not been released, discharged, or are subject to exculpation, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action subject to Article VIII.C, Article VIII.D, and Article VIII.E of the Plan, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action. Z. How will undeliverable distributions and unclaimed property be treated under the Plan? In the event that any distribution under the Plan is returned as undeliverable, no further distribution to such Holder shall be made unless and until the Distribution Agent is notified in writing of the then- current address of such Holder, at which time all currently-due, missed distributions shall be made to such Holder as soon as reasonably practicable thereafter without interest; provided that such distributions shall

26 31298697.2 be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or interest in property shall be discharged and forever barred. AA. Are there minimum disbursement restrictions? No fractional shares of New Common Equity or New Convertible Preferred Equity shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Equity or New Convertible Preferred Equity that is not a whole number, the actual distribution of shares of New Common Equity and New Convertible Preferred Equity shall be calculated to one decimal place and rounded up or down to the closest whole number of shares of New Common Equity or New Convertible Preferred Equity, as applicable (with a half- share of New Common Equity and New Convertible Preferred Equity or greater rounded up and less than a half-share of New Common Equity and New Convertible Preferred Equity rounded down, respectively). The total number of authorized shares of New Common Equity and New Convertible Preferred Equity to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. Neither the Reorganized Debtors nor the Distribution Agent shall have any obligation to make a distribution that consists of less than one share of New Common Equity or New Convertible Preferred Equity or is less than fifty dollars ($50) to any Holder of an Allowed Claim. BB. Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors? As of the Effective Date, the terms of the current members of Invacare Corporation’s board of directors shall expire, and the New Board will include those managers set forth in the list of managers of Reorganized Invacare included in the Plan Supplement or selected pursuant to the procedures provided in the New Organizational Documents. By the Effective Date, the officers and overall management structure of Reorganized Invacare, and all officers and management decisions with respect to Reorganized Invacare (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the New Board. CC. What steps did the Debtors take to evaluate alternatives to a chapter 11 filing? Prior to the Petition Date, the Debtors evaluated numerous potential alternatives to address their financial and operational issues, including potential out-of-court transactions. In parallel, the Debtors also developed and implemented various turnaround initiatives. As described in the First Day Declaration, following due consideration of the Company’s financial and operational situation, each Debtor determined in its business judgment that a holistic chapter 11 restructuring was the best option to ensure the realization of the Company’s mission on Making Life’s Experiences Possible® while also maximizing Estate value. DD. Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan? If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Solicitation Agent via one of the following methods:

27 31298697.2 By regular mail, overnight mail, or hand delivery at: Invacare Corporation Claims Processing Center c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Boulevard Beaverton, OR 97005 By electronic mail at: invacareinfo@epiqglobal.com By telephone (toll free) at: (855) 795-2124 (U.S. toll free)] or +1 (503) 974-1666 (international) and request to speak with a member of the Solicitation Team Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Solicitation Agent at the address above or by downloading the exhibits and documents from the website of the Solicitation Agent at https://dm.epiq11.com/Invacare (free of charge) or the Bankruptcy Court’s website at http://www.txs.uscourts.gov (for a fee). EE. Do the Debtors recommend voting in favor of the Plan? Yes. The Debtors believe that the Plan provides for a larger distribution to the Debtors’ stakeholders than would otherwise result from any other available alternative. The Debtors believe that the Plan offers a comprehensive, value-maximizing solution to the Debtors’ financial and operational issues and is the best interests of the Debtors’ stakeholders and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan. FF. Who Supports the Plan? The Plan, which remains subject to further negotiation, is supported by the Debtors, the DIP Lenders (as defined herein), and the parties to the Restructuring Support Agreement, which include: holders of 100% of the aggregate principal amount of loans under the Term Loan Facility, holders of 100% of the aggregate outstanding principal amount of the loans under the ABL Facility, holders of 100% in aggregate outstanding principal amount of the Secured Notes, holders of more than 66.67% in aggregate outstanding principal amount of the Unsecured Notes and Azurite Management LLC (in its capacity as an Unsecured Noteholder) (collectively, the “Consenting Stakeholders”). As of the date hereof, certain elements of the Restructuring Transactions remain subject to further negotiation and finalization within the structure set forth in the Plan, including, e.g., the specific terms of exit financing, decisions with respect to the assumption and rejection of executory contracts, and the precise corporate steps required to implement the Restructuring Transactions (which shall be described in further detail in the Restructuring Transactions Memorandum). IV. THE DEBTORS’ RESTRUCTURING A. Restructuring Support Agreement. On January 31, 2023, the Debtors and the Consenting Stakeholders entered into the Restructuring Support Agreement, which contemplates transactions that will deleverage the Debtors’ capital structure by approximately $240 million. Specifically, the Restructuring Transactions contemplated by the Restructuring Support Agreement and the Plan include: (a) the Debtors’ entry into the $70 million DIP Term Facility, (b) the Debtors’ entry into the $17.4 million DIP ABL Facility; (c) the consummation of the Rights Offering by Reorganized Invacare, backstopped by members of the Ad Hoc Committee of

28 31298697.2 Noteholders, and issuance of the New Convertible Preferred Equity in accordance with the Restructuring Support Agreement and Rights Offering Procedures; (d) Reorganized Invacare’s issuance of the New Common Equity, as required by the Plan; and (e) exit takeback financing in the form of the Exit Term Loan Facility and Exit Secured Convertible Notes, and, as necessary, exit financing in the form of the Exit NA ABL Facility and Exit EMEA ABL Facility (each as defined herein). Each of the major restructuring transactions contemplated by the Restructuring Support Agreement is described in greater detail below. The Debtors believe that the transactions contemplated by the Restructuring Support Agreement, as further developed in the Plan and supporting documents, are the best available restructuring terms and will allow the Company to succeed as a restructured company after emergence from these Chapter 11 Cases. DIP Facilities. As further described herein, to provide liquidity to fund the administration of the Chapter 11 Cases, the Term Loan Lenders and the ABL Lenders, respectively (in their capacity as DIP lenders the “DIP Lenders”) have committed to provide the DIP Facilities. Specifically, the DIP Facilities consist of (i) a $70 million DIP Term Loan Facility provided by the DIP Term Loan Lender comprised of new money term loans in an aggregate principal amount of up to $35 million and the conversion of up to $35 million of term loans outstanding under the Term Loan Facility; and (ii) a $17.4 million DIP ABL Facility provided by the DIP ABL Lenders, comprised of $11.6 million in undrawn commitments and a $5.8 million roll-up and conversion of drawn revolving commitments under the ABL Facility. Pursuant to the Plan, the DIP Facilities will be paid in full in Cash on the Effective date from the proceeds of the Exit Facilities, the proceeds of the Rights Offering, and Cash on hand; provided that to the extent that the DIP Term Loan Lender is also an Exit Term Loan Facility Lender, such DIP Term Loan Lender’s Allowed DIP Claims that represent principal amounts owed will first be reduced dollar-for-dollar and satisfied by the principal amount of the Exit Term Loan Facility provided by such DIP Term Loan Lender as of the Effective Date that is not already being provided as consideration for the satisfaction of principal amounts of Term Loan Claims; provided, further, that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors in Cash as and when due under the DIP Credit Agreements. Rights Offering. Reorganized Invacare will effectuate the Rights Offering backstopped by certain members of the Ad Hoc Committee of Noteholders and Azurite Management LLC (in its capacity as an Unsecured Noteholder) (collectively, the “Backstop Parties”) for $75 million of New Convertible Preferred Equity. The rights issued pursuant to the Rights Offering (the “Rights Offering Subscription”) shall be offered to Holders of Allowed Unsecured Notes Claims and Allowed General Unsecured Claims (including 3018 Claimants), as applicable, through the completion of such Holder’s applicable Rights Offering Subscription Form by the Subscription Tender Deadline for Holders of Allowed Unsecured Notes Claims. All Eligible Holders other than the Backstop Parties must deliver the Purchase Price (as defined in the Rights Offering Procedures) to the Claims, Noticing, and Solicitation Agent by the Subscription Payment Deadline. Any Holder of an Allowed Unsecured Notes Claim or Holder of an Allowed General Unsecured Claim who does not timely submit their Rights Offering Subscription Form or submits an incomplete Rights Offering Subscription Form shall be deemed to have selected not to participate in the Rights Offering. Eligible Holders shall be entitled to subscribe to the New Money Preferred Equity and Exchanged Preferred Equity (each as defined below). Pursuant to the Rights Offering Procedures, Reorganized Invacare shall issue New Convertible Preferred Equity, in the aggregate amount of (x) $75 million as a new money investment (the “New Money Preferred Equity”) plus (y) $93.75 million in exchange (in full and final satisfaction and discharge on a dollar-for-dollar basis at par) (the “Exchanged Preferred Equity”) for participating Eligible Holders’ equivalent pro rata share of $75 million of Unsecured Notes Claims, as provided in the Rights Offering Documents. Eligible Holders shall, on account of their Unsecured Notes Claims, have the right to purchase

29 31298697.2 (and exchange Unsecured Notes Claims for) their allocated shares of New Convertible Preferred Equity, as set forth in the Backstop Commitment Agreement, the Rights Offering Procedures, and other Rights Offering Documents. In exchange for backstopping the Rights Offering, the Backstop Parties will receive the Backstop Commitment Premium equal to $12 million of New Common Equity. Such Backstop Commitment Premium will not be payable in the event the Backstop Commitment Agreement is terminated due to the Debtors’ exercise of a “fiduciary out” or acceptance of an Alternative Restructuring Proposal (as defined in the Backstop Commitment Agreement). Instead, in such instance, the Backstop Parties will be entitled to a $5 million Backstop Termination Payment; provided that the Backstop Termination Payment shall not be due and owing if there is a Defaulting Backstop Party (as defined in the Backstop Commitment Agreement). New Common Equity. On the Effective Date, Reorganized Invacare will issue a single class of common equity interests to be distributed to Holders of Unsecured Notes Claims with respect to any Residual Unsecured Notes Claims. Exit Facilities. On the Effective Date, the Reorganized Debtors and the applicable Non-Debtor Affiliates will enter into exit takeback financing in the form of (i) a senior secured first lien term loan facility (the “Exit Term Loan Facility”) in an aggregate principal amount of up to $85 million and (ii) senior first lien secured convertible notes (the “Exit Secured Convertible Notes”) in an aggregate principal amount not to exceed $46.5 million; and if needed, additional exit financing in the form of (i) a revolving credit facility with availability of up to $40 million (the “Exit NA ABL Facility”) and (ii) a revolving credit facility with availability of up to $30 million (the “Exit EMEA ABL Facility”). The Plan, described below, represents a significant step in the Debtors’ restructuring process. The Plan will allow the Debtors to proceed expeditiously through chapter 11 to a successful emergence. If the Restructuring Transactions are consummated, the Debtors will have a significantly stronger balance sheet. B. The Plan. The Plan contemplates the following key terms, among others described herein and therein: 1. General Settlement of Claims and Interests. As discussed in detail in this Disclosure Statement and as otherwise provided in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

30 31298697.2 2. Restructuring Transactions. On or before the Effective Date, the Debtors, Reorganized Debtors, or the Non-Debtor Affiliates, as applicable, shall take all applicable actions set forth in the Restructuring Transactions Memorandum and may take any additional action as may be necessary or appropriate to effectuate the Restructuring Transactions, and any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions that are consistent with and pursuant to the terms and conditions of the Plan and the Restructuring Support Agreement, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Transactions Memorandum and that satisfy the applicable requirements of applicable law and any other terms to which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Transactions Memorandum and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other certificates or documentation pursuant to applicable law; (d) the consummation of the Rights Offering pursuant to the Rights Offering Procedures, including the distribution of the Equity Rights to the Eligible Holders and the issuance of New Convertible Preferred Equity in connection therewith; (e) the issuance of New Common Equity; (f) the execution and delivery of the Exit Term Loan Agreement, any Exit ABL Agreement (if any); the Exit Secured Convertible Notes Indenture, and the other Exit Facilities Documents (if applicable), and any filings related thereto; (g) the execution and delivery of the New Organizational Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (h) issuance of the New Intermediate Preferred Equity; (i) the execution and delivery of the Litigation Trust Agreement and the creation of the Litigation Trust; and (j) all other actions that the applicable Reorganized Debtors determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan. All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors determine are necessary or advisable to effectuate the provisions and intent of the Plan. The Debtors and the Consenting Stakeholders shall cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner reasonably acceptable to each such party, subject to the terms of the Restructuring Support Agreement. The Confirmation Order shall and shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to be taken under applicable non-bankruptcy law. 3. Sources of Consideration for Plan Distributions. The Debtors shall fund distributions under the Plan with (a) the issuance of the New Convertible Preferred Equity; (b) the issuance of the New Common Equity; (c) the proceeds of the Rights Offering; (d) the issuance of or borrowings under the Exit Facilities; (e) the Available Net Litigation Recoveries; and (f) Cash on hand. Each distribution and issuance referred to in Article IV and Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and

31 31298697.2 by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. (a) Issuance of the New Convertible Preferred Equity and New Common Equity. On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transaction Memorandum, issue the New Convertible Preferred Equity in accordance with the terms of the Plan, the Rights Offering Procedures, and other Rights Offering Documents. Reorganized Invacare shall be authorized without the need for any further corporate or other action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests to issue the New Convertible Preferred Equity and consummate the transactions contemplated in the Restructuring Transaction Memorandum in accordance with the terms of the Plan, the Rights Offering Procedures, and other Rights Offering Documents. The New Convertible Preferred Equity shall be issued and distributed free and clear of all Liens, Claims, and other Interests. On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transaction Memorandum, issue the New Common Equity in accordance with the terms of the Plan. Reorganized Invacare shall be authorized without the need for any further corporate or other action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests to issue the New Common Equity and consummate the transactions contemplated in the Restructuring Transaction Memorandum in accordance with the terms of the Plan. The New Common Equity shall be issued and distributed free and clear of all Liens, Claims and other Interests. All of the shares, units or equity interests (as the case may be based on how the New Convertible Preferred Equity and the New Common Equity is denominated) of the New Convertible Preferred Equity and the New Common Equity issued pursuant to the Plan or the Rights Offering, as applicable, shall be duly authorized, validly issued, fully paid, and non-assessable and not to have been issued in violation of any preemptive rights, rights of first refusal or similar rights or any applicable law. Each distribution and issuance of New Convertible Preferred Equity and New Common Equity shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance, by the Rights Offering Procedures, if applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Convertible Preferred Equity and New Common Equity shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. Neither the New Convertible Preferred Equity nor the New Common Equity will be registered under the Securities Act or listed on any exchange as of the Effective Date. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Convertible Preferred Equity (including the New Common Equity that may be issued in exchange therefor) or the New Common Equity in respect of eligible Allowed Claims, the Equity Rights, and the Backstop Commitment Premium, as applicable, pursuant to the Plan and Rights Offering, as applicable, shall be exempt from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of Securities. Such New Convertible Preferred Equity and New Common Equity, (a) will not constitute “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in

32 31298697.2 Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within ninety (90) days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” in a transaction or chain of transactions not involving any public offering within one year of the time of transfer. Notwithstanding the foregoing, such New Convertible Preferred Equity and New Common Equity shall remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer, any restrictions in the New Organizational Documents. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the Securities to be issued under the Plan through the facilities of DTC, and subject to such Securities being eligible to be held through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. (b) Rights Offering Pursuant to the Rights Offering Procedures, Reorganized Invacare will offer and sell New Convertible Preferred Equity at an aggregate purchase price equal to $93.75 million, with such New Convertible Preferred Equity to consist of $75 million in New Money Preferred Equity and $93.75 million of Exchanged Preferred Equity and with such Exchanged Preferred Equity to be issued in exchange (for full and final satisfaction on a dollar-for-dollar basis at par) for participating Eligible Holders’ Pro Rata share of $75 million of Unsecured Notes Claims and General Unsecured Claims, as provided in the Rights Offering Documents. Eligible Holders shall, on account of their Unsecured Notes Claims and General Unsecured Claims, as applicable, have the right to purchase (and exchange Unsecured Notes Claims or General Unsecured Notes Claims for, as applicable) their allocated shares of New Convertible Preferred Equity, as set forth in the Backstop Commitment Agreement, the Rights Offering Procedures, and other Rights Offering Documents. The Debtors distributed the Equity Rights to the Holders of Allowed Unsecured Notes Claims, Holders of General Unsecured Claims (including 3018 Claimants), and the Backstop Parties, each in accordance with the Rights Offering Procedures, concurrently with the Solicitation Materials. The relevant deadlines for Eligible Holders who wish to subscribe are set forth in, and in all cases subject to, the Rights Offering Procedures: Holders of Allowed Unsecured Notes Claims must instruct their nominee to tender their Unsecured Notes into the appropriate option on DTC’s ATOP platform on or before the Subscription Tender Deadline. All Eligible Holders other than the Backstop Parties must deliver the Purchase Price (as defined in the Rights Offering Procedures) to the Claims, Noticing, and Solicitation Agent by the Subscription Payment Deadline. All requirements are outlined in the Rights Offering Procedures and in the Rights Offering Subscription Form, which were distributed on the Subscription Commencement Date. Equity Rights that an Eligible Holder has validly elected to exercise shall be deemed issued and exercised on or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum. Upon exercise of the Equity Rights by the Eligible Holders pursuant to the Rights Offering Procedures, Reorganized Invacare shall be authorized to issue the New Convertible Preferred Equity issuable pursuant to such exercise.

33 31298697.2 In exchange for the Backstop Commitment Premium and in accordance with the Backstop Commitment Agreement, the Backstop Parties have committed to severally, and not jointly, fully Backstop the Rights Offering. Pursuant to the Backstop Commitment Agreement and the allocations therein (subject to the transfer rights and restrictions contained in the Backstop Commitment Agreement, the “Backstop Allocations”), the Backstop Parties shall, severally and not jointly, Backstop the Rights Offering Amount, purchase the New Convertible Preferred Equity not subscribed for purchase by the Eligible Holders at the per share purchase price set forth in the Backstop Commitment Agreement and exercise their allotted Backstop Party Rights. As consideration for the Backstop and the other undertakings of the Backstop Parties in the Backstop Commitment Agreement, the Reorganized Debtors will pay the Backstop Commitment Premium to the Backstop Parties on or about the Effective Date in the form of shares of New Common Equity, in accordance with the Backstop Commitment Agreement and Backstop Commitment Approval Order. The Backstop Commitment Agreement shall govern the Backstop Party’s participation in the Rights Offering notwithstanding anything in the Rights Offering Procedures to the contrary. Without limiting the foregoing, in the event of any conflict or other inconsistency between the Rights Offering Procedures and the Backstop Commitment Agreement, including without limitation, with respect to the exercise, payment, assignment or delegation of any Allowed Unsecured Notes Claims, Unsecured Noteholder Rights, Backstop Party Rights, Backstop Allocations or any securities issuable pursuant thereto, the terms of the Backstop Commitment Agreement shall control. As provided in Article IV.C.1 of the Plan, all shares of the New Common Equity and the Equity Rights (including any New Convertible Preferred Equity issuable upon the exercise thereof and any New Common Equity issuable upon exchange of such New Convertible Preferred Equity), as well as the Backstop Commitment Premium, will be issued in reliance upon Section 1145 of the Bankruptcy Code to the maximum extent permitted by law. All Equity Rights issued in connection with the exercise of Backstop Party Rights, including in connection with Section 2.6 of the Backstop Commitment Agreement, will be issued in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and shall be subject to applicable restrictions of transfer in connection therewith. Entry of the Confirmation Order shall constitute Bankruptcy Court approval of the Rights Offering (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized Invacare in connection therewith). On or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors, as applicable. Each Holder of Equity Rights that receives New Convertible Preferred Equity as a result of exercising the Equity Rights shall be required to hold its New Convertible Preferred Equity as set forth in Article IV.C.1 of the Plan. The Cash proceeds of the Rights Offering shall be used by the Debtors or Reorganized Debtors, as applicable, to (i) pay the DIP Claims, (ii) make distributions pursuant to the Plan, (iii) provide the Litigation Trust Funding, (iv) fund working capital, and (v) fund general corporate purposes. (c) Excess New Money The Debtors and/or the Reorganized Debtors shall, at the election of and with the consent of the Ad Hoc Committee of Noteholders, apply the Excess New Money or a portion thereof (if any), concurrent with the Consummation of the Plan, to repay all or a portion of the Secured Notes Claims in Cash at par plus accrued and unpaid interest on a Pro Rata basis, and the principal amount of the Exit Secured Convertible Notes issued pursuant to the Plan shall be reduced by an amount equal to portion of the Excess New Money so elected by the Ad Hoc Committee of Noteholders to be so applied to the principal amounts

34 31298697.2 of Secured Notes Claims; provided that such Excess New Money shall not elected to be so applied (and shall not be applied) if such repayment and reduction of the Secured Notes Claims would result in a principal amount of the Exit Secured Convertible Notes of greater than $0 and less than $5,000,000. (d) The Exit Facilities Confirmation of the Plan shall be deemed approval of (a) the Exit Term Loan Facility, the Exit Term Loan Agreement, any Exit ABL Facility (if any), any Exit ABL Agreement (if any), the Exit Secured Convertible Notes, the Exit Secured Convertible Notes Indenture, and the other Exit Facilities Documents, as applicable, and (b) all transactions contemplated thereby, and all actions to be taken and undertakings to be made, and obligations to be incurred by the Reorganized Debtors and the applicable Non-Debtor Affiliates in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors and the applicable Non-Debtor Affiliates to enter into and execute the Exit Facilities Credit Agreements, the Exit Secured Convertible Notes Indenture, and such other Exit Facilities Documents as may be required to effectuate the Exit Facilities. On the Effective Date, the Exit Term Loan Facility Documents and the Exit Secured Convertible Notes Documents shall become effective and shall continue in full force and effect without further action from any Person or Entity, and shall be binding and enforceable upon each of the parties thereto. Upon entry into the Exit Facilities as provided herein, all of the Liens and security interests granted to be granted in accordance with the Exit Facilities Documents, as applicable, (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (c) shall be deemed automatically perfected, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, as applicable, and (d) shall not be subject to avoidance, recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors, the applicable Non-Debtor Affiliates and the Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, to establish and perfect such Liens and security interests under the provisions of the applicable state, federal or other law that would be applicable in the absence of the Plan and Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. Prior to the Effective Date, the Debtors may seek to obtain, and, on the Effective Date may enter into one or more Exit ABL Facilities on terms consistent with the Restructuring Term Sheet and subject to the consent rights set forth in the Restructuring Support Agreement 4. Management Incentive Plan On the Effective Date, the Reorganized Debtors will reserve exclusively for participants in the Management Incentive Plan a pool of equity interests of Reorganized Invacare or another Entity designated pursuant to the Plan to issue equity interests on the Effective Date (the “Management Incentive Plan Pool”), which may take the form of equity or equity-based awards, including, options, restricted stock units, or other equity instruments, determined on a fully diluted and fully distributed basis. The terms and conditions of the Management Incentive Plan (including the participants, forms of awards, amount of allocations and

35 31298697.2 the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined prior to the Effective Date and disclosed in the Plan Supplement. All grants under the Management Incentive Plan shall ratably dilute all Equity issued pursuant to the Plan, including any New Convertible Preferred Equity issued pursuant to the Rights Offering and the Backstop Commitment Agreement. 5. Employee Matters Pursuant to the Restructuring Support Agreement and the Restructuring Term Sheet, the Consenting Stakeholders consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs and (ii) any motions in the Bankruptcy Court for approval thereof. All Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire equity interests in Invacare Corporation; (b) Compensation and Benefits Programs listed in the Plan Supplement as Executory Contracts to be rejected; (c) Compensation and Benefits Programs that have previously been rejected; and (d) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, are the subject of pending rejection procedures or a motion to reject, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to Article IV.C.6 of the Plan other than those applicable immediately prior to such assumption. Consistent with the Restructuring Support Agreement and the Restructuring Term Sheet and notwithstanding anything to the contrary in the Plan or otherwise, any and all Compensation and Benefit Claims (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program) are Unimpaired and entitled to full payment. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, Reorganized Invacare shall continue to pay and honor all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, in accordance with applicable law. For avoidance of doubt, nothing herein shall impact or limit the ability of Reorganized Invacare (or its subsidiaries) to amend, modify, or terminate such arrangements in accordance with their terms following the Effective Date. 6. Corporate Existence. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal Entity with all the powers available to such Entity pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended, amended and restated, or replaced under the Plan or otherwise, including pursuant to the New Organizational Documents, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended, amended and restated, or replaced pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or

36 31298697.2 approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. 7. New Organizational Documents. On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable authorities in its respective jurisdiction of organization. The New Organizational Documents shall, among other things: (i) contain terms consistent with the documentation set forth in the Plan and the Plan Supplement, (ii) authorize the issuances, distributions, exchanges and reservations under the Plan, including the New Common Equity, the Equity Rights, the New Convertible Preferred Equity and the Exit Facilities. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. On or after the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of their respective jurisdictions of incorporation or formation and the New Organizational Documents. 8. Directors and Officers of the Reorganized Debtors. Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose at or prior to the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board. The New Board shall be selected in accordance with the procedures set forth in the New Organizational Documents. On the Effective Date, the terms of the current members of Invacare Corporation’s board of directors shall expire, and the New Board will include those managers set forth in the list of managers of Reorganized Invacare included in the Plan Supplement or selected pursuant to the procedures provided in the Plan Supplement. By the Effective Date, the officers and overall management structure of Reorganized Invacare, and all officers and management decisions with respect to Reorganized Invacare (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the New Board. By and after the Effective Date, each officer or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents and the New Organizational Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such manager or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such manager or officer. 9. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Confirmation Order or in the Plan (including the Restructuring Transactions Memorandum and Article VIII of the Plan), on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free

37 31298697.2 and clear of all Liens, Claims, charges, other encumbrances, and interests. On and after the Effective Date, except as otherwise provided in the Plan, including Article VIII of the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects. 10. Effectuating Documents; Further Transactions. Prior to the Effective Date, the Debtors are, and on and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, and managers (as applicable), are authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of this Plan such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, notices or consents except for those expressly required pursuant to the Plan. 11. Tax Matters. The terms of the Plan and the Restructuring Transactions shall be structured to minimize, to the extent practicable and subject to the terms of the Restructuring Support Agreement, the aggregate tax impact of the Restructuring Transactions on the Debtors and the Reorganized Debtors, taking into account both the cash tax impact of the Restructuring Transactions on the Debtors in the tax year of the Restructuring Transactions and the tax liability of the Reorganized Debtors in subsequent tax years. The Debtors and the Consenting Stakeholders shall cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner reasonably acceptable to each such party, subject to the terms of the Restructuring Support Agreement. 12. Cancellation of Existing Securities and Agreements. On the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise provided in the Plan, the Confirmation Order or the Exit Facilities Documents, all notes, instruments, certificates, credit agreements, indentures, Securities and other documents evidencing or governing Claims or Interests (other than those Claims or Interests Reinstated pursuant to the Plan) shall be cancelled and the rights of the Holders thereof and obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect without further action or approval of the Bankruptcy Court or any Holder and the Unsecured Notes Trustee and its agents, successors and assigns shall each be automatically and fully relieved of any duties and responsibilities under or related to the Unsecured Note Documents except with respect to such rights that, pursuant to the Unsecured Note Documents, survive termination of the Unsecured Note Documents. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to the Plan or the Confirmation Order or the Exit Facilities Documents. Nothing contained herein or in the Plan shall be deemed to cancel, terminate, release or discharge the obligations of the Debtors or any of their counterparts under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order or under the Plan.

38 31298697.2 Notwithstanding anything in Article IV.E of the Plan, the Secured Notes Indentures shall remain in effect solely to (a) enforce the rights, Claims and interests of the Secured Notes Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Secured Notes Indenture, (c) preserve any rights of the Secured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the Secured Notes Claims, including the Secured Notes Trustee’s charging lien and priority rights, and (d) if applicable, preserve the rights and obligations of the parties under the Exit Secured Convertible Notes Documents. Regardless of whether distributions to Holders of Secured Notes Claims are made by the Secured Notes Trustee, or by a Distribution Agent other than the Secured Notes Trustee, the Secured Notes Trustee charging lien shall attach to such distributions in the same manner as if such distributions were made through the Secured Notes Trustee. Subject to the distribution of Class 4 Plan consideration delivered to it in accordance with the Secured Notes Indenture at the expense of the Reorganized Debtors, the Secured Notes Trustee shall have no duties to Holders of Secured Notes Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. Notwithstanding anything in Article IV.N of the Plan, the Unsecured Notes Indentures shall remain in effect solely to (a) enforce the rights, Claims and interests of the Unsecured Notes Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Unsecured Notes Indenture, and (c) preserve any rights of the Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the Unsecured Notes Claims, including the Unsecured Notes Trustee’s Charging Lien and priority rights. All distributions made under the Plan on account of the Allowed Claims of Holders of Unsecured Notes Claims shall be made to or at the direction of the Unsecured Notes Trustee for further distribution to the Holders of Allowed Unsecured Notes Claims under the terms of the Unsecured Notes Indentures, including those provisions relating to the surrender and cancellation of the Unsecured Notes Regardless of whether distributions to Holders of Unsecured Notes Claims are made by the Unsecured Notes Trustee, or by a Distribution Agent other than the Unsecured Notes Trustee, the Unsecured Notes Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the Unsecured Notes Trustee. Subject to the distribution of Class 5 Plan consideration delivered to it in accordance with the Unsecured Notes Indenture at the expense of the Reorganized Debtors, the Unsecured Notes Trustee shall have no duties to Holders of Unsecured Notes Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. For the avoidance of doubt and notwithstanding anything to the contrary herein, to the extent any documents evidencing or governing Claims or Interests constitute Exit Facilities Documents, such documents shall survive the Effective Date and shall not be terminated in accordance herewith. 13. Corporate Action. On the Effective Date, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including implementation of the Restructuring Transactions and all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan or the Plan Supplement (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate or organizational structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the equityholders, members, directors, or officers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as

39 31298697.2 applicable, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, and instruments contemplated under the Plan or the Plan Supplement (or necessary or desirable to effect the transactions contemplated under the Plan or the Plan Supplement) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by Article IV.O of the Plan shall be effective notwithstanding any requirements under non-bankruptcy Law. 14. Indemnification Obligations. Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors, as applicable, shall (1) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (2) remain intact, in full force and effect, and irrevocable, (3) not be limited, reduced or terminated after the Effective Date, and (4) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on or after the Petition Date; provided that indemnification obligations of the Non-Released LT Parties with respect to the Non-Released LT Claims shall be rejected. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ indemnification obligations under the Plan shall not be a Disputed Claim or subject to any objection, in either case, for any reason, including by reason of section 502(e)(1)(B) of the Bankruptcy Code. 15. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

40 31298697.2 16. Director and Officer Liability Insurance. After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and subject to and in accordance with the terms and conditions of the D&O Liability Insurance Policies, all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. 17. Restructuring Support Agreement. The Restructuring Support Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date, and the provisions thereof that survive termination shall also survive notwithstanding the occurrence of the Effective Date. All of the actions contemplated under the Plan, including the Restructuring Transactions and any other transactions or actions necessary to effectuate the terms of the Plan shall be consistent in all respects with the Restructuring Support Agreement, including the consent rights set forth therein and the other rights and obligations thereunder. 18. Restructuring Expenses. Without any further notice to, or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan and the Restructuring Support Agreement. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Reorganized Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses related to the implementation, consummation and defense of the Plan and the Restructuring Transactions, whether incurred before, on, or after the Effective Date, including, but not limited to, any Unsecured Notes Indenture Trustee Fees incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Unsecured Notes and/or the Unsecured Notes Documents. Nothing herein shall in any way affect or diminish the right of the Unsecured Notes Trustee to exercise its Unsecured Notes Trustee Charging Lien against distributions on account of the Unsecured Notes Claims with respect to any unpaid Unsecured Notes Indenture Trustee Fees. 19. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, as enumerated on the Schedule of Retained Causes of Action, and such Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence

41 31298697.2 of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the DIP Orders, or any other order of the Bankruptcy Court, the Avoidance Actions (but excluding Avoidance Actions in relation to Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders other than pursuant to section 547 of the Bankruptcy Code) or Claims subject to the release and exculpation provisions contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. Among these Causes of Action are certain claims (collectively, the “Birlasoft Claims”) against Birlasoft Solutions Inc. and/or any of its affiliated companies, directors, officers, employees, predecessors in interest, successors in interest, agents, contractors, or other related parties (collectively, “Birlasoft”). The Birlasoft Claims relate to, among other things, certain information technology and other services provided to the Debtors by Birlasoft and/or arising out of or related to the Master Information Technology Services Agreement by and between the Debtors and Birlasoft. The Debtors intend to object to any and all claims held or asserted by Birlasoft. The Debtors intend to pursue the Birlasoft Claims either prior to or after confirmation of the Plan, and the Debtors believe Birlasoft will vigorously defend against such claims. The Debtors also will vigorously defend against any claims asserted by Birlasoft against the Debtors and/or other non-debtor affiliates. The outcome of such claims cannot be predicted with certainty. The Reorganized Debtors may pursue such retained Causes of Action as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. 20. The Litigation Trust. The Litigation Trust will be governed by the Litigation Trust Agreement, which will be Filed as part of the Plan Supplement. On the Effective Date, the Reorganized Debtors, on their own behalf and on behalf of the Litigation Trust Beneficiaries, shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Litigation Trust Agreement

42 31298697.2 The Litigation Trustee shall not assign any of the Non-Released LT Claims. The Non-Released LT Claims may be pursued, and if applicable, satisfied (including by way of settlement, judgment, or otherwise) by the Litigation Trust solely and exclusively to the extent of available insurance coverage under the Insurance Policies to satisfy such claims after payment from such Insurance Policies of any and all covered costs and expenses incurred by any of the Non-Released LT Parties subject to such litigation in connection with the defense of the Non-Released LT Claims. Any party, including any trustee (including the Litigation Trustee) or any future holder of the Non-Released LT Claims, seeking to execute, garnish, or otherwise attempt to collect on any settlement of or judgment in the Non-Released LT Claims from any Non-Released LT Party shall do so solely and exclusively upon available insurance coverage from the Insurance Policies and no party shall (a) record any judgment or other claim against any Non-Released LT Party, or (b) otherwise attempt to collect from the personal assets of any Non-Released LT Parties. In the event that an insurer under an Insurance Policy denies coverage under the policy or otherwise fails or refuses to reimburse defense costs with respect to the Non-Released LT Claims that the Litigation Trust is pursuing, than such Non-Released LT Claims shall be released unless the Litigation Trustee in good faith requests that the Non-Released LT Party dispute such denial of coverage or failure or refusal to reimburse defense costs, and advances all attorneys’ fees and costs therefor. Upon the Effective Date, the obligations of the Debtors to provide any indemnification and reimbursement to the Non-Released LT Parties shall be rejected to the extent necessary to facilitate the foregoing. Following the Effective Date, the Available Net Litigation Recoveries resulting from any adjudication of Non-Released LT Claims shall be distributed ratably to Holders of Litigation Trust Interests pursuant to and in accordance with the Plan and the Litigation Trust Agreement; provided that Available Net Litigation Recoveries will be distributed in the following order: first, to the Holders of Allowed Unsecured Notes Claims who participate in the Rights Offering until such beneficiaries have received an aggregate amount equal to $600,000 plus a preferred return on such amount, accruing at a rate equal to 15% compounded annually; second, to Holders of Allowed Unsecured Notes Claims (including the Holders of Allowed Unsecured Notes Claims who participate in the Rights Offering) and Holders of Allowed General Unsecured Claims on a Pro Rata basis. and, in each instance, without reduction for conversion into New Common Equity or New Convertible Preferred Equity (in the case of Class 5 Unsecured Noteholder Claims) or distributions of the GUC Cash Settlement or New Common Equity (in the case of Class 6 General Unsecured Claims). The Litigation Trust shall be established for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with this Plan. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Litigation Trust is intended to be treated as a “liquidating trust” for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust, and the Litigation Trustee will take this position on the Litigation Trust’s tax return accordingly. All the parties and Litigation Trust Beneficiaries shall treat the transfer of Litigation Trust Assets to the Litigation Trust as if the Litigation Trust Assets (other than such assets attributable to Disputed Claims) had been first transferred to the Litigation Trust Beneficiaries and then transferred by the Litigation Trust Beneficiaries to the Litigation Trust. As a result, the transfer of the Litigation Trust Assets to the Litigation Trust should be a taxable transaction, and the Debtors should recognize gain or loss equal to the difference between the tax basis and fair value of such assets. The Litigation Trust Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). As soon as reasonably practicable after the Effective Date, the Litigation Trustee shall make a good faith valuation of the Litigation Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries shall take consistent positions with respect to the valuation

43 31298697.2 of the Litigation Trust Assets, and such valuation shall be utilized consistently for all federal income tax purposes. With respect to amounts, if any, in a reserve for Disputed Claims, it is expected that such account will be treated as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, that any appropriate elections with respect thereto shall be made, and that such treatment will also be applied to the extent possible for state and local tax purposes. A separate federal income tax return shall be filed with the IRS for any such disputed claims reserve, and such reserve will be subject to tax annually on a separate entity basis. Any taxes (including with respect to interest, if any, earned in the account, or any recovery on the portion of assets allocable to such account in excess of the disputed claims reserve’s basis in such assets) imposed on such account shall be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). Litigation Trust Beneficiaries will be bound by such election, if made by the Litigation Trustee, and, as such, will, for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), report consistently therewith. The Litigation Trust’s taxable income (other than taxable income allocable to any assets attributable to a “disputed ownership fund”) shall be allocated by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all of its assets (valued at their book value), other than assets allocable to Disputed Claims, to the Litigation Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior distributions from the Litigation Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. On the Effective Date, the Reorganized Debtors shall transfer the Litigation Trust Funding to the Litigation Trust to fund the operations of the Litigation Trust. Under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any additional assets to the Litigation Trust other than the Litigation Trust Funding and the Non-Released LT Claims. The Debtors or Reorganized Debtors, as applicable, shall provide the Litigation Trust with reasonable access to the books and records of the Debtors or Reorganized Debtors concerning the Non- Released LT Claims, subject to applicable privileges to be set forth in greater detail in the Litigation Trust Agreement. The transfer of the Litigation Trust Funding and the Non-Released LT Claims to the Litigation Trust shall be made, as provided herein, for the benefit of the Litigation Trust Beneficiaries. Upon the transfer of the Litigation Trust Funding and the Non-Released LT Claims, the Debtors or the Reorganized Debtors, as the case may be, shall have no interest in or with respect to the Litigation Trust Funding, the Non-Released LT Claims, or the Litigation Trust. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non- bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Reorganized Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the terms of the Plan and the Litigation Trust Agreement.

44 31298697.2 The Litigation Trust Interests shall not be registered pursuant to the Securities Act or any state securities law. It is intended that the Litigation Trust Interests shall not constitute “securities” under applicable laws. To the extent the Litigation Trust Interests are deemed to be “securities” under applicable laws, the issuance of the Litigation Trust Interests to Holders of Allowed Unsecured Claims and Holders of Allowed General Unsecured Claims shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act and any applicable state and local laws requiring registration of securities. The Litigation Trust Interests shall be non-transferable. The Litigation Trust shall in no event be dissolved later than five (5) years from the creation of such Litigation Trust unless the Bankruptcy Court, upon motion within the 6-month period prior to the fifth anniversary (or within the 6-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five (5) years without a private letter ruling from the IRS or an opinion of counsel satisfactory to the trustee(s) for the Litigation Trust that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Litigation Trust Assets. V. THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW A. The Company’s Corporate History. Invacare Corporation traces its roots back to 1885—the aftermath of the Civil War—as the Fay Manufacturing Company. Following years of conflict, tens of thousands of individuals suffered injuries that ultimately led to infection. Unfortunately, because medical treatments were not expansive at the time, one of the only ways to prevent the spread of infection was to remove the diseased limb. This left veterans dependent on help from others and took away their ability to move around freely. Fortunately, Winslow Lamartine Fay had a solution: the Fairy Tricycle. After an overhaul of the design, the Fairy Tricycle developed into an early concept wheelchair. Before long, the convenient machines were sold across the United States. In 1907, under new leadership, the Fay Manufacturing Company changed its name to the Worthington Company. Ten years later the Worthington Company merged with the Machine Parts Company, its manufacturer at the time, to become The Colson Company. In 1953, the wheelchair division of the Colson Company was purchased by three employees and renamed Mobilaid, Inc. Almost twenty years later, Boston Capital Corporation, later named Technicare, purchased Mobilaid, Inc., along with the Invalex Walker and Wheelchair Company which were combined to create the Invacare Corporation. In 1978, Johnson & Johnson acquired Technicare, but decided to sell the Invacare Corporation to A. Malachi “Mal” Mixon III, then Vice President of Marketing, for $7.8 million. In 1984, Invacare completed an initial public offering on the New York Stock Exchange (“NYSE”). In the following years, the Company faced some growing pains, but in the 1990s the outlook improved as it introduced new products and acquired innovative companies. By the end of the decade, the Company’s sales grew to almost $1 billion—the Company had become a leader in the healthcare market. In 2004, the Company’s share price rose to an all-time high of $50. In 2010, the Company generated approximately $135 million of EBITDA on sales of approximately $1.7 billion. However, in 2011, two significant events began to significantly impact the Company’s financial performance: (i) the Centers for Medicare and Medicaid Services began its National Competitive Bidding program to reduce healthcare spending and national competitive bidding and (ii) the Company became subject to a consent decree of injunction filed by the United States Food and Drug Administration (“FDA”) with respect to its operations at the Company's corporate headquarters and its Taylor Street facility in Elyria, Ohio. As of year-end 2022, the Company's annual revenue was $740 million.

Beginning as a simple wheelchair company, Invacare has grown to become a global leader in the manufacturing and distribution of innovative home and long-term medical care products. The Debtors and their non-Debtor affiliates now employs approximately 2,800 employees and sells its mobility and positioning products in over 100 countries worldwide, with a focus on products sold to government and insurance-based reimbursement organizations in Europe, North America, and Asia Pacific.

B. The Debtors' Corporate Structure, and Operations.

1. Corporate Structure.

Since its inception, the Company has grown through strategic investments, acquisitions, and project-style financing, all of which are reflected in the Company's corporate structure. Invacare currently wholly owns, directly or indirectly, 52 entities around the world including 100% of the voting securities and/or membership interests (as applicable) of each of the other Debtor entities. While several entities are based in the United States and Canada, Invacare has a significant corporate presence in Europe. From time to time, the Company has repatriated funds from certain of such subsidiaries consistent with their governing documents and within the limits established by foreign solvency laws. None of the Company's foreign subsidiaries initiated insolvency proceedings alongside the Debtors. The Company's complete corporate organization chart is attached hereto as **Exhibit C**.

2. The Debtors' Operations.

The Debtors are a market leader in the design and manufacture of medical products integral to individuals in non-acute care setting who are coping with congenital, acquired, and degenerative conditions. The Company is focused on Making Life's Experiences Possible® in every aspect of its products. As such the Company's global focus is on improved lifestyle and high-quality care in two core product categories: (i) mobility and seating and (ii) homecare lifestyle and personal care. These product categories cover solutions focused on movement, rest and pressure relief, and patient handling and hygiene.


Move
Custom power and manual wheelchairs and custom seating
Alternative drive controls and touch-screen technology
Advanced power positioning systems
Rest
Home care and long-term care beds and therapeutic support surfaces
Pressure relief for wound healing and prevention
Continued pressure monitoring
Hygiene
Safe patient handling and hygiene
Patient transfer and bathing equipment for resident and caregiver safety
Daily hygiene products

The Company's mobility and seating products include center-wheel drive and rear-wheel drive power wheelchair lines for individuals who require powered mobility. The Company's patented Stability Lock® and Sure Step® suspension systems provide superior drive performance, stability, and curb-climbing capabilities for its center wheel drive chairs. The Company's product offerings can be highly customized to meet to meet a broad range of needs. For example, the Company offers the Multi Positioning Standing MAXX System (MPS), a highly adjustable system that provides users the medical benefits of adjusting to a standing position throughout the day. The Company also launched a new generation of customer front and rear wheel drive power wheelchairs in early 2020 under the AVIVA® brand name. The Company's custom manual wheelchairs are a premiere line of lightweight, aesthetically appealing wheelchairs marketed under the Küschall® brand name.

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Several of the Company's subsidiaries also specialize in the development and implementation of complementary technology designed to enhance the utility of wheelchairs to meet unique and complex physiological needs. For example, alternative electronic control systems and human/machine input devices have been developed by Debtor Adaptive Switch Labs, which enable wheelchair and environmental control via alternative interfaces to joysticks, such as sip/puff, eye-gaze, or head position inputs. The Company also designs and manufactures custom seating and positioning systems, custom molded and modular seat cushions, back supports, accessories designed to optimize pressure and help ensure long-term posture in mobility products, and power add-on technology that enable manual wheelchair users to have optional electric power and caretakers to more easily maneuver manual wheelchairs.



MPS Maxx and Mini Maxx Modular Power Standing System

- Innovative center-wheel drive powerchair with clinical and social benefits of vertical positioning
- Fits fully within Group 3 reimbursement in the U.S.



AVIVA® FX (U.S.) and AVIVA RX (Europe) Power Wheelchairs

- Advanced seating and positioning systems
- Unique suspension systems resulting in a smooth stable ride
- Standing capabilities on FWD platform



Kuschall® Custom Manual Wheelchairs

- Unique hydroforming technology resulting in a stiffer frame without added weight

The Company also produces lifestyle and personal care products, including long-term care beds and therapeutic support surfaces, bed products aimed at pressure relief, safe patient handling systems, and aids for daily living. Specifically, the Company produces semi-electric and fully electric bed systems and bed accessories, such as bedside rails, overbed tables, and trapeze bars. The Company also introduced the split-spring (pull-apart) bed design, which is easier for home medical equipment providers to deliver, assemble, and clean than other bed designs. Additionally, the Company features a broad range of pressure relieving foam mattresses and powered mattresses with alternating pressure, low-air-loss, or rotational design features as well as products needed to assist caregivers in transferring individuals from surface to surface (*e.g.*, bed to chair). Designed for use in residential, independent living, and institutional settings, these products include ceiling and floor lifts, sit-to-stand devices, and a comprehensive line of slings. The Company launched numerous developments in this area including Birdie™, Evo, ISA™, and new Optislings.

The Company's personal care products focus on ambulatory aids such as rollators, walkers, and wheeled walkers. The Company also distributes bathing safety aids, such as tub transfer benches and shower chairs, as well as patient care products, such as commodes and other toileting aids.

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47 31298697.2 The Company manufactures and markets its diverse portfolio of medical devices and solutions primarily in North America, Europe, Australia, New Zealand, and increasingly in other regions in the Asia Pacific market. In 2022, the Company’s products were sold in over 100 countries. In most markets, the Company does not make significant sales directly to end users. The Company generates revenue primarily from third-party payors (including health insurance and government programs) and others. For instance, in markets such as the United States and United Kingdom, the Company sells directly to a government payor. In other markets, the Company’s customers purchase products to have available for us by, or re-sale to, end-users. The customers then work with end users to determine what equipment may be needed to address the end user’s particular medical needs. Products are then provided to the end user and the Company’s customer may seek reimbursement on behalf of the end user or sell the products, as appropriate. In the twelve-month period ending in January 2023, the Company’s total revenue was approximately $731.9 million. 3. The Debtors’ Workforce. As of the Petition Date, the Debtors employ approximately 650 employees in its corporate headquarters and manufacturing and distribution facilities across 8 different locations in Florida, Texas, Arizona, California, and Ohio. The Debtors’ workforce also includes temporary staff, engaged through various staffing agencies, who fulfill various customer-level or corporate operational functions on a short- or long-term basis, depending on the Debtors’ specific needs at any given time. They are highly trained and uniquely well-versed in the technical and other aspects of the Debtors’ products and operations. The Company’s workforce is essential to its ordinary-course operations and the orderly administration of these Chapter 11 Cases. 4. The Debtors’ Suppliers. The Debtors’ business relies on continuing access to, and relationships with, their suppliers, which include certain sole source suppliers, suppliers approved by regulators, and a network of other crucial suppliers and service providers. The Debtors’ sole source suppliers provide essential specialized parts and certain other goods and services required to produce the Debtors’ highly customizable and technical products. Certain suppliers provide the Debtors with specially fabricated parts for its power wheelchairs, manual wheelchairs, long term care beds, home care medical beds, patient lifts, and other home and long-term care products and accessories, which parts are either based on patented designs available only from a specific manufacturer or that are made or provided to the Debtors’ exact specifications. As a result, there is no alternative provider for certain critical goods.

As more fully discussed herein, the Debtors also operates in a heavily regulated industry whereby many of the Company's products are regulated by the United States Food and Drug Administration ("FDA"), among other foreign governing bodies. Accordingly, when selecting suppliers for certain products, the Debtors must comply with FDA regulations associated with supplier selection, qualification, and approval. This requires a detailed search phase, qualification phase, including proof of capability, and then approval of the supplier.

Further, when the Debtors make modifications that affect some of the components for their finished products, they are required to ensure continued compliance with applicable, recognized standards. Some modification may require a submission to the FDA and clearance before the Debtors can make the modification, which process can take between one to two years. As a result, it is not possible for the Debtors to quickly replace many of their custom designed and unique medical products. Therefore, the challenges the Debtors have faced as a result of supply chain disruptions and the ongoing shipping and logistics crisis caused by the COVID-19 pandemic have exacerbated its need to effectuate a comprehensive restructuring solution.

C. The Debtors' Prepetition Capital Structure.

As of the Petition Date, the Debtors had approximately $358.1 million in aggregate outstanding principal amount of prepetition financial obligations:[11]

Facility	Maturity	Outstanding Principal Amount
Secured Debt		
ABL Facility	January 16, 2026	$5,813,367
Term Loan Facility	July 26, 2026	$90,500,000
5.68% Convertible Senior Secured Notes	July 1, 2026	$41,475,000
Unsecured Debt		
5.00% Series I Convertible Notes	November 15, 2024	$72,909,000
5.00% Series II Convertible Notes	November 15, 2024	$77,758,161
4.25% Convertible Notes	March 15, 2026	$69,700,000
	Total Debt:	$358,155,528

1. The ABL Facility.

The Debtors maintain a senior secured asset-based revolving credit facility (the "ABL Facility") under that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of July 26, 2022 (as amended, restated or otherwise modified from time to time, the "ABL Credit Agreement"), by and among Invacare Corporation, Invacare Canada L.P., Motion Concepts L.P., Perpetual Motion Enterprises Limited, Freedom Designs, Inc., and Medbloc, Inc., as borrowers, the guarantors party

[11] The Company capitalizes certain additional financial and operational liabilities in accordance with GAAP.

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49 31298697.2 thereto as guarantors,12 PNC Bank, National Association as lender and agent (in such capacity, together with its permitted successors and assigns, the “ABL Agent”), and JPMorgan Chase Bank, N.A., as a lender, and the other agent parties thereto (the “ABL Lenders”). The ABL Facility provides total commitments of $35 million, subject to availability based on a borrowing base formula. As of the Petition Date, the ABL Facility borrowing base was $5,813,367 million with a $6.5 million reserve. The ABL Facility is secured by substantially all of the Company’s assets located in the United States and Canada. However, under that certain Intercreditor Agreement (as defined below), with the exception of the liens held on accounts receivable, inventory, cash collections of accounts receivable, and certain other ABL Facility priority collateral enumerated in the Intercreditor Agreement (collectively, the “Prepetition ABL Priority Collateral,” and the collateral other than the Prepetition ABL Priority Collateral, the “Prepetition Non-ABL Priority Collateral”), such liens rank junior to the liens securing the Term Loan Facility and the Secured Notes Indentures (each as defined below). The ABL Facility matures on the earlier of (i) January 16, 2026 and (ii) the earlier of (a) 191 days prior to the maturity of the Unsecured Notes, or the maturity date of a refinancing of any of the Unsecured Notes and (b) 100 days prior to the maturity of the Term Loan Facility, and accrues interest at a rate of SOFR + 3.25%. As of the date hereof, approximately $5.8 million in aggregate principal amount remains outstanding under the ABL Facility. 2. The Term Loan Facility. The Debtors are party to a term loan credit facility (the “Term Loan Facility”) under that certain credit agreement, dated as of July 26, 2022 (as amended by that certain Amendment Agreement and Joinder to Foreign Guarantee Agreement, dated as of October 3, 2022 and as further amended by that certain Amendment Agreement, dated as of December 23, 2022, the “Term Loan Agreement”), by and among Invacare Corporation, as borrower, the guarantors party thereto,13 Cantor Fitzgerald Securities, as administrative agent for the lenders (in such capacity, together with its permitted successors and assigns, the “Term Loan Agent”), GLAS Trust Corporation Limited, as collateral agent for the lenders (in such capacity, together with its permitted successors and assigns, the “Term Loan Collateral Agent”), Highbridge, and the other lenders party thereto (the “Term Loan Lenders”). The Term Loan Facility provides for an aggregate commitment of $104.5 million, with (i) $66.5 million in term loans that were drawn on July 26, 2022, (ii) $8.5 million in term loans that were drawn on the first additional funding date of October 3, 2022, (iii) $10 million in term loans that were drawn on the second additional funding date of October 3, 2022, and (iv) $19.5 million in term loan commitments in 12 The ABL Facility is guaranteed by Adaptive Switch Laboratories, Inc., Invacare Credit Corporation, Invacare Holdings, LLC, Invamex Holdings LLC, Carroll Healthcare General Partner, Inc., Carroll Healthcare Inc., and Invacare Canada General Partners Inc. 13 The Term Loan Facility is guaranteed by Freedom Designs, Inc., Medbloc, Inc., Adaptive Switch Laboratories, Inc., Invacare Credit Corporation, Invacare Holdings, LLC, Invamex Holdings LLC, Carroll Healthcare General Partner, Inc., Invacare Canada General Partner Inc., Carroll Healthcare Inc., Invacare Canada L.P., Motion Concepts L.P., Perpetual Motion Enterprises Limited, Invacare France Operations SAS, Invacare Poirier SAS, Invacare Holdings S.À R.L., Invacare Holdings Two S.À R.L., Invacare Holdings C.V., Invacare Holdings Two B.V., Invacare B.V, Invacare UK Operations Limited, Invacare Limited, Invacare A/S, Invacare Holding AS, Invacare AS, Invacare Verwaltungs GmbH, Invacare Australia Pty Ltd, Invacare New Zealand, Invacare AG, Alber GmbH, and Invacare International GmbH.

50 31298697.2 respect to third additional term loans, of which $5.5 million in term loans were drawn on December 23, 2022 pursuant to an agreement to provide Bridge Financing as more fully discussed below. The Term Loan Facility matures on July 26, 2026 and currently accrues interest at a rate of SOFR + 7.00%. The Term Loan Facility is secured on a senior basis by substantially all of the Company’s assets. However, under the Intercreditor Agreement, the liens on the Prepetition ABL Priority Collateral securing the ABL Facility are senior to the Term Loan Facility. Additionally, the liens securing the Term Loan Facility rank pari passu to the liens securing the Secured Notes (as defined below) pursuant to the First Lien Intercreditor Agreement dated as of July 26, 2022 (as supplemented by that certain Supplement No. 1, dated as of October 3, 2022 and as further supplemented by that certain Supplement No. 2 dated as of October 3, 2022) among GLAS Trust Corporation Limited, as authorized representative for the secured parties under the Term Loan Facility and Secured Notes Indentures (as defined below), and certain of the Debtors and non-Debtors party thereto.14 3. Secured Notes. Secured Tranche I Convertible Notes. On July 26, 2022, Invacare Corporation issued $15,553,000 in aggregate principal amount of 5.68% convertible senior secured notes due 2026, Tranche I (the “Secured Tranche I Convertible Notes”), pursuant to an indenture entered into with the guarantors party thereto,15 Computershare Trust Company, N.A., as trustee, and GLAS Trust Corporation Limited, as collateral agent (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Secured Tranche I Convertible Notes Indenture”). On October 3, 2022, Invacare issued $5,186,000 in aggregate principal amount of additional Secured Tranche I Convertible Notes, for a total aggregate principal amount outstanding of $20,739,000. . Secured Tranche II Convertible Notes. On July 26, 2022, Invacare issued $15,553,000 in aggregate principal amount of 5.68% convertible senior secured notes due July 1, 2026, Tranche II (the “Secured Tranche II Convertible Notes,” and, together with the Secured Tranche I Convertible Notes, the “Secured Notes”), pursuant to an indenture entered into with the guarantors party thereto,16 Computershare Trust 14 Such entities: Invacare Corporation, Freedom Designs, Inc., Medbloc, Inc., Adaptive Switch Laboratories, Inc., Invacare Credit Corporation, Invacare Holdings, LLC, Invamex Holdings LLC, Carroll Healthcare General Partner, Inc., Invacare Canada General Partner Inc., Carroll Healthcare Inc., Invacare Canada L.P., Motion Concepts L.P., Perpetual Motion Enterprises Limited, Invacare France Operations SAS, Invacare Poirier SAS, Invacare Holdings S.À R.L., Invacare Holdings Two S.À R.L., Invacare Holdings C.V., Invacare Holdings Two B.V., Invacare B.V, Invacare UK Operations Limited, Invacare Limited, Invacare A/S, Invacare Holding AS, Invacare AS, Invacare Verwaltungs GmbH, Invacare Australia Pty Ltd, Invacare New Zealand, Invacare AG, Alber GmbH, and Invacare International GmbH. 15 The obligations under the Secured Tranche I Convertible Notes are guaranteed by Freedom Designs, Inc., Medbloc, Inc., Adaptive Switch Laboratories, Inc., Invacare Credit Corporation, Invacare Holdings, LLC, Invamex Holdings LLC, Carroll Healthcare General Partner, Inc., Invacare Canada General Partner Inc., Carroll Healthcare Inc., Invacare Canada L.P., Motion Concepts L.P., Perpetual Motion Enterprises Limited, Invacare France Operations SAS, Invacare Poirier SAS, Invacare Holdings S.À R.L., Invacare Holdings Two S.À R.L., Invacare Holdings C.V., Invacare Holdings Two B.V., Invacare B.V, Invacare UK Operations Limited, Invacare Limited, Invacare A/S, Invacare Holding AS, Invacare AS, Invacare Verwaltungs GmbH, Invacare Australia Pty Ltd, Invacare New Zealand, Invacare AG, Alber GmbH, and Invacare International GmbH. 16 The obligations under the Secured Tranche II Convertible Notes are guaranteed by Freedom Designs, Inc., Medbloc, Inc., Adaptive Switch Laboratories, Inc., Invacare Credit Corporation, Invacare Holdings, LLC,

51 31298697.2 Company, N.A., as trustee, and GLAS Trust Corporation Limited, as collateral agent (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Secured Tranche II Convertible Notes Indenture” and, together with the Secured Tranche I Convertible Notes Indenture, the “Secured Notes Indentures”). On October 3, 2022, Invacare issued $5,183,000 in aggregate principal amount of additional Secured Tranche II Convertible Notes, for a total aggregate principal amount of $20,736,000. The obligations under the Secured Notes are secured on a pari passu basis by the same collateral that secures the Term Loan Agreement. 4. Intercreditor Agreement To establish the relative priority of the liens created by the ABL Credit Agreement, Term Loan Agreement, and Secured Notes Indentures and to set forth certain other rights, priorities, and limitations on the exercise of remedies under such documents, PNC Bank, National Association, as agent for itself and the lenders of the ABL Facility, GLAS Trust Corporation Limited, as collateral agent for itself and the lenders of the Term Loan Facility and collateral agent for itself and the secured parties under the Secured Notes, entered into that certain Intercreditor Agreement dated as of July 26, 2022 (the “Intercreditor Agreement”). As the Term Loan Facility, Secured Tranche I Convertible Notes and Secured Tranche II Convertible Notes provide for security over substantially all of the Company’s assets and the ABL Facility provides for security over all of the Company’s assets located in the United States and Canada, the Intercreditor Agreement establishes that the liens in favor of PNC Bank, National Association in respect of the Prepetition ABL Priority Collateral have priority over the liens in favor of GLAS Trust Corporation Limited on the Prepetition ABL Priority Collateral. And conversely, it establishes that the liens in favor of GLAS Trust Corporation Limited in respect of the Prepetition Non-ABL Priority Collateral have priority over the liens in favor of PNC Bank, National Association on the Prepetition Non-ABL Priority Collateral. 5. Unsecured Notes 5.00% Series I Convertible Notes. On November 19, 2019, Invacare issued $72,909,000 in aggregate principal amount of 5.00% convertible senior exchange notes due November 15, 2024 (the “5.00% Series I Convertible Notes”), pursuant to an indenture entered into with Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “5.00% Series I Convertible Notes Indenture”). 5.00% Series II Convertible Notes. On June 4, 2020, Invacare issued $68,875,000 in aggregate principal amount of 5.00% senior notes due November 15, 2024 (the “5.00% Series II Convertible Notes”), pursuant to an indenture entered into with Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “5.00% Series II Convertible Notes Indenture”). The principal amount of the 5.00% Series II Convertible Notes also accrete interest at a rate of approximately 4.7%—payable in cash upon maturity but does not bear interest and is not convertible into the Company’s Common Shares (as defined herein). On June 4, 2022, $8,883,161 million in aggregate principal amount of 5.00% Series II Convertible Notes were exchanged in connection with the issuance of the Secured Notes. Invamex Holdings LLC, Carroll Healthcare General Partner, Inc., Invacare Canada General Partner Inc., Carroll Healthcare Inc., Invacare Canada L.P., Motion Concepts L.P., Perpetual Motion Enterprises Limited, Invacare France Operations SAS, Invacare Poirier SAS, Invacare Holdings S.À R.L., Invacare Holdings Two S.À R.L., Invacare Holdings C.V., Invacare Holdings Two B.V., Invacare B.V, Invacare UK Operations Limited, Invacare Limited, Invacare A/S, Invacare Holding AS, Invacare AS, Invacare Verwaltungs GmbH, Invacare Australia Pty Ltd, Invacare New Zealand, Invacare AG, Alber GmbH, and Invacare International GmbH.

52 31298697.2 As a result, $77,758,161 in aggregate principal amount of 5.00% Series II Convertible Notes are currently outstanding. 4.25% Convertible Notes. On March 16, 2021, Invacare issued $125,000,000 in aggregate principal amount of 4.25% convertible senior exchange notes due March 15, 2026 (the “4.25% Convertible Notes,” and, collectively with the 5.00% Series I Convertible Notes and the 5.00% Series II Convertible Notes, the “Unsecured Notes”), pursuant to an indenture entered into with Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “4.25% Convertible Notes Indenture”). On July 26, 2022 and October 3, 2022, $55.3 million in aggregate principal amount of 4.25% Convertible Notes were exchanged in connection with the issuance of the Secured Notes. As a result, $69.7 million in aggregate principal amount of 4.25% Convertible Notes are currently outstanding. The obligations under the Unsecured Notes are unsecured and without guarantee. 6. Common Equity. Invacare Corporation’s certificate of incorporation authorizes the board of directors to issue 150 million common shares (“Common Shares”), 12 million class B common shares (“Class B Common Shares”), and 300,000 preferred shares (“Preferred Shares”). Approximately 37 million Common Shares remain outstanding. The Common Shares previously traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “IVC.” On September 29, 2022, however, the Company announced that it received notice from the NYSE that it was no longer in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Common Shares was less than $1 per share over a consecutive 30 trading-day period. As of the date hereof, the Common Shares are traded on the OTC market.17 Invacare Corporation also issued 4,000 Class B Common Shares, approximately 3,600 shares of which are outstanding as of the Petition Date. To date, Invacare Corporation has not issued any Preferred Shares. VI. EVENTS LEADING TO THE CHAPTER 11 FILINGS A. Challenges Facing the Debtors’ Business. Prior to 2011, the Company grew consistently year after year when measured by revenue and profitability. Beginning in 2011, however, the Company’s financial performance was significantly impacted by (i) the lowering of Medicare payment rates and (ii) the Consent Decree (as defined below). From January 2011 through October 2020, the Centers for Medicare and Medicaid Services, which is a significant payor and governs healthcare reimbursement for medical services, began its National Competitive Bidding program to reduce healthcare spending. This program resulted in new, lower Medicare payment rates for medical equipment, which negatively influenced the Company’s selling prices. As a result, the Company’s revenue, profit, and cash flow were also negatively impacted. In addition, the consequence of reduced reimbursement influenced customers to consider alternative sources of supply, which may be available at lower purchase prices, thereby reducing sales or the price at which customers will transact for certain products, with the Company. 17 For the avoidance of doubt, the Common Stock is still formally listed on the NYSE due to processes which makes delisting formally effective ten (10) days later. Since the Petition Date, the Common Shares have been suspended from trading on the NYSE.

53 31298697.2 In December 2012, the Company became subject to a consent decree of injunction filed by FDA (the “Consent Decree”) with respect to the Company’s corporate headquarters and its Taylor Street facility’s operations in Elyria, Ohio. The consent decree initially limited the Company’s manufacture, distribution, repair, and design activities of certain products at the impacted facilities. The Company was only able to resume full operations at the impacted facilities, including the resumption of unrestricted sales of products made in those facilities, in July 2017. As a result, the Consent Decree negatively impacted the Company’s revenues, profits, and cash flows. Beginning in 2017, Invacare also began to experience a sustained drop off in financial performance driven by a variety of factors, including, among other things: (i) tariffs of up to 25% on raw materials and components sourced from China; (ii) the COVID 19 pandemic; and (iii) global supply chain disruptions and inflation. These dynamics contributed to a downturn across the medical product manufacturing industry as a whole. Following the increase of raw material tariffs, the Debtors implemented supply chain changes to mitigate the majority of tariff exposure, optimized the product portfolio, and reduced costs. However, once the COVID-19 pandemic hit in 2020, Invacare’s profitability plummeted as a result of the restrictions on access to healthcare for the Company’s customers. During this time, Invacare made significant headway in taking steps to improve the Company’s financial performance, but such actions did not make them immune. The rippling effect of COVID-19 continued to shudder the Company’s business as supply chain disruptions came on the heels of the pandemic. At the same time, the Federal Reserve’s efforts to combat inflation through interest rate hikes, were consistently and persistently rising. As a result of supply chain disruptions and rising inflation, the Company saw significant increases in costs to manufacture its products and experienced severe hurdles in gaining access to certain component parts used to manufacture their highly customizable products. In turn, suppliers started to hold deliveries, which caused production stoppages and difficulty fulfilling orders, creating an elevated backlog of open orders and lower resulting revenue. These challenges together put the Company in an unsustainable financial and operational position, as further detailed in the First Day Declaration. B. The Debtors’ Approach to Addressing Financial Issues. In response to growing liquidity issues, the Company implemented several performance and operational improvement strategies, such as product line rationalization, footprint optimization, supply chain simplification, and organization rightsizing. Through these efforts the Company was able to realize total savings of $44 million from 2017 to the end of 2021. However, the strain on the Company’s balance sheet was still too heavy. Therefore, beginning in February 2022, the Company determined that it was necessary to seek alternate solutions and retained Miller Buckfire & Co. (“Miller Buckfire”) as investment banker to pursue a capital raise. Accordingly, on July 26, 2022, the Company entered into (i) the Term Loan Agreement with Highbridge, as the lender, whereby the Company secured access to an aggregate of $104.5 million in secured term loans and (ii) an amended ABL Credit Agreement to (a) extend the maturity date of the ABL Facility from January 16, 2024 to January 16, 2026, (b) reduce the maximum aggregate principal amount the Company may borrow to $35 million, and (c) limit the borrowing base. Such actions increased the Company’s liquidity, allowing the Company to accelerate its growth strategy and pay down existing debt obligations. Shortly thereafter, the Company retained (i) Huron Consulting Group (“Huron”) as financial advisor to market the sale of its respiratory business and certain other segments of the business and (ii) Kirkland & Ellis, LLP, McDonald Hopkins LLC, and Jackson Walker LLP as restructuring co-counsel (collectively, and together with Miller Buckfire, the “Advisors”).

54 31298697.2 The Company and their Advisors swiftly moved to engage certain key stakeholders including Highbridge, the ABL Lenders, and the Ad Hoc Committee of Noteholders on a global restructuring proposal. While these negotiations were ongoing, Invacare secured incremental liquidity by entering into an amendment to the Term Loan Agreement, whereby Highbridge agreed to provide the Company with an additional $5.5 million of term loans (the “Bridge Financing”) on December 23, 2022 to bridge the Company’s liquidity gap in order to facilitate a smooth and orderly path to a comprehensive restructuring. In addition, on January 20, 2023, Miller Buckfire and the Debtors commenced a formal marketing process for postpetition financing designed to canvas the market and identify the best possible solution to the Debtors’ particular financing needs on the best terms available. As part of the formal marketing process, Miller Buckfire solicited DIP financing proposals from 16 potential third-party lenders, including large commercial banks and other sophisticated alternative investment institutions. Of the 16 potential third- party lenders that were contacted in connection with the DIP financing process, only one party executed a non-disclosure agreement and received access to additional diligence information. The Debtors recognized that their choices with respect to postpetition financing were limited. On January 30, 2023, the Company closed the sale of its respiratory business to Ventec Life Systems, Inc., generating approximately $11 million in gross proceeds. This sale generated critical capital for the Company at an essential time for the Company’s business, and allowed the Company to monetize the assets of a division it had previously decided to exit at the end of 2022 as part of their broader effort to rationalize the Debtors’ product portfolio. On January 27, 2023, the Company also closed the sale of its Top End division assets to Top End Sports, LLC. This sale involved the assumption of certain liabilities and eventual payments to the Company of approximately $170,000 in exchange for assets that were no longer useful for the Company’s go-forward business operations. Ultimately, the additional runway provided by the Bridge Financing allowed the Company and its creditors the opportunity to continue negotiations with respect to a comprehensive de-leveraging transaction and avoid a value-destructive crash filing. These discussions culminated in the prearranged deal memorialized in the Restructuring Support Agreement as embodied in the Plan and agreed to by the Consenting Stakeholders. The Restructuring Support Agreement contemplates: a $70 million debtor-in-possession DIP Term Loan Facility, which includes a “roll-up” of $35 million of its outstanding prepetition term loans; a $17.4 million debtor-in-possession DIP ABL Facility comprised of (a) $11.6 million in undrawn commitments, of which $3.4 million will be used to cash collateralize certain letters of credit, and (b) a “roll up” of $5.8 million in drawn commitments under the ABL Facility; a preferred equity Rights Offering to Holders of Unsecured Notes Claims for an aggregate subscription price of $60 million (since increased to $75 million), fully backstopped by the Ad Hoc Committee of Noteholders; the issuance of New Common Equity; exit takeback financing in the form of (i) a senior secured first lien Exit Term Loan Facility in an aggregate principal amount of up to $85 million and (ii) senior first lien Exit Secured Convertible Notes in an aggregate principal amount not to exceed $41.5 million; and

55 31298697.2 if needed, additional exit financing in the form of (i) a revolving Exit NA ABL Facility with availability of up to $40 million and (ii) a revolving Exit EMEA ABL Facility with availability of up to $30 million. The Debtors intend to use the chapter 11 process to preserve and maximize value and, as expediently as possible, implement the Plan to maximize value for the Debtors’ stakeholders while maintaining the Debtors’ existing operations. Upon emergence from chapter 11, the Debtors will have both a stronger balance sheet and increased flexibility to conduct their operations going forward. VII. MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES A. First Day Relief. On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Petitions”), the Debtors filed several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations, by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, and customers following the commencement of the Chapter 11 Cases. The Bankruptcy Court entered Docket Nos. 25 and 78-88, which granted certain specific relief in connection with many of the Debtors’ first day motions. On March 3 and March 8, 2023, the Bankruptcy Court entered Docket Nos. 279 and 299, authorizing additional relief pursuant to certain of the Debtors’ first day motions. Additionally, the Debtors received approval of an interim order [Docket No. 96] (the “Interim DIP Order”) authorizing the Debtors to enter into the DIP Facilities and borrow up to $52.4 million thereunder on an interim basis and to use cash collateral on a consensual basis on the negotiated terms and conditions set forth in the Interim DIP Order. On March 8, 2023, the Bankruptcy Court approved the DIP Facilities on a final basis [Docket No. 298]. A brief description of each of the First Day Motions and evidence in support thereof is set forth in the Declaration of Kathleen P. Leneghan, Senior Vice President and Chief Financial Officer of Invacare Corporation, in Support of the Chapter 11 Petitions and First Day Motions filed on the Petition Date [Docket No. 24] (the “First Day Declaration”). The First Day Motions, and all orders for relief granted in the Chapter 11 Cases, can be viewed free of charge at https://dm.epiq11.com/Invacare. B. Milestones. As part of the Debtors’ Restructuring Support Agreement, the Debtors agreed, unless such dates are extended in writing by the Highbridge and the Required Consenting Unsecured Noteholders (as defined in the Restructuring Support Agreement), to the following case milestones to ensure that the Debtors’ Chapter 11 Cases proceed in a structured and expeditious manner towards confirmation: no later than January 31, 2023, the Petition Date shall have occurred; no later than the Petition Date, the Debtors shall have filed the draft Plan with the Bankruptcy Court; no later than three (3) days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

56 31298697.2 no later than ten (10) Business Days after the Petition Date, the Debtors shall have filed (i) the Disclosure Statement, (ii) a motion seeking entry of the Disclosure Statement Order and (iii) a motion seeking approval of the fees and expenses of the Backstop Parties in connection with the Backstop Commitment Agreement; no later than thirty-five (35) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order (such milestone was extended to March 9, 2023); no later than sixty (60) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Disclosure Statement Order, (ii) an order approving the fees and expenses of the Backstop Parties in connection with the Backstop Commitment Agreement and (iii) an order approving the Rights Offering Procedures; no later than twenty (20) Business Days after the subscription commencement date, the Debtors shall have ended the subscription period for the Rights Offering; no later than one hundred and five (105) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Confirmation Order and (ii) an order approving the Backstop Commitment Agreement; no later than one hundred and twenty (120) days after the Petition Date, the Plan Effective Date shall have occurred; provided however, that such date may be extended for an additional one (1) month period, solely to the extent that the Company Parties have otherwise complied with the terms of the Restructuring Agreement and all other events and actions necessary for the occurrence of the Effective Date has occurred other than the receipt of regulatory or other approval of a government entity or unit necessary for the occurrence of the Effective Date. As part of the Debtors’ DIP Term Loan Credit Agreement, the Debtors agreed, unless such dates are waived or extended with the consent of the Required Lenders in their sole discretion or the Administrative Agent (with the consent of the Required Lenders) (each as defined in the DIP Term Loan Credit Agreement), to the following case milestones to ensure that the Debtors’ Chapter 11 Cases proceed in a structured and expeditious manner towards confirmation: no later than three (3) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order; no later than thirty-five (35) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order (such milestone was extended to March 9, 2023); Unless a Sale Toggle Event (as defined in the DIP Term Loan Credit Agreement) has occurred, then: no later than the Petition Date, the Debtors shall have filed the Acceptable Plan (as defined in the DIP Term Loan Credit Agreement); no later than ten (10) Business Days after the Petition Date, the Debtors shall have filed (ii) the Acceptable Disclosure Statement (as defined in the DIP Term Loan Credit Agreement) and (i) a motion seeking entry of an order approving the

57 31298697.2 Acceptable Disclosure Statement and (iii) the Backstop Commitment Letter (as defined in the Restructuring Support Agreement); no later than sixty (60) calendar days following the Petition Date, the Bankruptcy Court shall have entered (i) the Acceptable Disclosure Statement Order (ii) an order approving the Backstop Commitment Letter (as defined in the Restructuring Support Agreement) and (iii) an order approving the Rights Offering Procedures (as defined in the Restructuring Support Agreement); No later than twenty (20) Business Days after the Subscription Commencement Date (as defined in the Backstop Commitment Letter), the Debtors shall have ended the subscription period for the Rights Offering (as defined in the Restructuring Support Agreement); No later than one hundred and five (105) calendar days following the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and an order approving the Backstop Commitment Agreement; No later than one hundred and twenty (120) calendar days after the Petition Date, the Effective Date shall have occurred. Following the occurrence of a Sale Toggle Event, then: by no later than the date that is fourteen (14) days following the date on which the Sale Toggle Event occurs, the filing with the Bankruptcy Court of a motion to approve bid procedures in respect of an Acceptable Sale Transaction (as defined in the DIP Term Loan Credit Agreement) in form and substance satisfactory to the Required Lenders in their sole discretion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders, the “Acceptable Bid Procedures Motion”); by no later than the date that is twenty-four (24) days following the filing of the Acceptable Bid Procedures Motion, the entry by the Bankruptcy Court of an order approving such Acceptable Bid Procedures Motion (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders, the “Acceptable Bid Procedures Order”); by no later than the date that is fifty (50) days following the entry by the Bankruptcy Court of the Acceptable Bid Procedures Order, the commencement of an auction in connection with such Acceptable Sale (as defined in the DIP Term Loan Credit Agreement) (the “Auction”), unless, in accordance with the Acceptable Bid Procedures Order, no Auction is required; and by no later than sixty (60) days after the occurrence of a Sale Toggle Event, the entry by the Bankruptcy Court of an order approving such Acceptable Sale Transaction, if applicable (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Lenders, the “Acceptable Sale Order”).

58 31298697.2 C. Other Procedural and Administrative Matters. On February 17, 2023, the U.S. Trustee appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code [Docket No. 194], and the U.S. Trustee later filed a notice of reconstituted official committee of unsecured creditors [Docket No. 204] on February 21, 2023, and again on March 18, 2023 [Docket No. 330]. The Debtors also filed other motions subsequent to the Petition Date to further facilitate the smooth and efficient administration of the Chapter 11 Cases, including: Bar Date Motion. On February 10, 2023, the Debtors filed the Debtors’ Emergency Motion for Entry of an Order (I) Establishing Deadlines for the Filing of Proofs of Claim, (II) Approving the Form and Manner of Notice Thereof, and (III) Granting Related Relief [Docket No. 163] (the “Bar Date Motion”). On February 15, 2023, the Bankruptcy Court established March 16, 2023 at 5:00 p.m. (prevailing Central Time) as the last date and time for each entity (other than governmental units) to file proofs of claim against each Debtor based on prepetition claims. Solely as to governmental units, the Bankruptcy Court established July 31, 2023 at 5:00 p.m. prevailing Central Time as the last date and time for each such governmental unit to file proofs of claim against any Debtor. Backstop Motion. On February 15, 2023, the Debtors filed the Debtors’ Motion for Entry of and Order (i) Authorizing Entry Into the Backstop Commitment Agreement, (ii) Approving the Payment of Fees and Expenses Related Thereto, and (iii) Granting Related Relief [Docket No. 179] (the “Backstop Motion”). The Backstop Agreement attached to the Backstop Motion was amended in connection with the changes reflected herein and in the Plan. D. Corporate Structure Upon Emergence. As otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous governing documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous governing documents) are amended under the Plan or otherwise, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. E. Global Settlement. Following entry of the final DIP Order, the Debtors, the Committee, the Ad Hoc Committee of Noteholders, and Highbridge commenced discussions regarding the terms of a global settlement. After good faith, arms’ length discussions, on March 27, 2023, such parties reached agreement on the terms of a settlement that served as the parties’ proposed agreement with respect to increasing the Rights Offering Amount and amending the Rights Offering Procedures, resolving the Committee’s objections to the Disclosure Statement and

59 31298697.2 the Backstop Agreement Motion, providing for a cash recovery for Holders of Allowed General Unsecured Claims as reflected herein, and providing for the Litigation Trust as detailed herein, among other points. VIII. RISK FACTORS Holders of Claims and Interests should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation. A. Bankruptcy Law Considerations. The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims and Interests under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims and Interests in such Impaired Classes. 1. There Is a Risk of Termination of the Restructuring Support Agreement. To the extent that events giving rise to termination of the Restructuring Support Agreement occur, the Restructuring Support Agreement may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor constituencies and could result in the loss of use of cash collateral by the Debtors under certain circumstances. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan. 2. Parties in Interest May Object to the Plan’s Classification of Claims and Interests. Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion. 3. The Conditions Precedent to the Effective Date of the Plan May Not Occur. As more fully set forth in Article IX of the Plan, the Confirmation Date and the Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Confirmation Date or the Effective Date will not take place. 4. The Debtors May Fail to Satisfy Vote Requirements. If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims, or may seek to confirm an alternative chapter 11 plan or transaction. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the Holders of Interests

60 31298697.2 and Allowed Claims as those proposed in the Plan, and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan. 5. The Debtors May Not Be Able to Secure Confirmation of the Plan. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Interests and Allowed Claims against them would ultimately receive. The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan. In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose the Plan and prohibits creditors and others from proposing a plan. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan in order to achieve the Debtors’ stated goals. 6. Nonconsensual Confirmation. In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

61 31298697.2 7. Continued Risk Upon Confirmation. Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, and increasing expenses. See Article VIII.C of this Disclosure Statement, entitled “Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses,” which begins on page 66. Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals. Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases. Adequate funds may not be available when needed or may not be available on favorable terms. 8. The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code or One or More of the Chapter 11 Cases May Be Dismissed. If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations. Additionally, if the Bankruptcy Court finds that the Debtors have incurred substantial or continuing loss or diminution to the estate and lack of a reasonable likelihood of rehabilitation of the Debtors or the ability to effectuate substantial consummation of a confirmed plan, or otherwise determines that cause exists, the Bankruptcy Court may dismiss one or more of the Chapter 11 Cases. In such event, the Debtors would be unable to confirm the Plan with respect to the applicable Debtor or Debtors, which may ultimately result in significantly smaller distributions to creditors than those provided for in the Plan. 9. The Debtors May Object to the Amount or Classification of a Claim or Interest. Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim or Interest under the Plan. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

62 31298697.2 10. Releases, Injunctions, and Exculpations Provisions May Not Be Approved. Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan. The Debtors are not aware of any Released Claims that have any material value, but parties in interest may object to such releases on a variety of legal or factual grounds. The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganizational efforts that are important to the success of the Plan and have agreed to make further contributions, including by agreeing to massive reductions in the amounts of their claims against the Debtors’ estates and facilitating a critical source of post-emergence liquidity, but only if they receive the full benefit of the Plan’s release and exculpation provisions. The Plan’s release and exculpation provisions are an inextricable component of the Plan. 11. The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtors’ Businesses, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan. Although the Debtors propose to complete the process of obtaining Confirmation and Consummation of the Plan within one hundred and twenty (120) days from the Petition Date, the process could last considerably longer if, for example, Confirmation is contested or the conditions to Confirmation or Consummation are not satisfied or waived. While the Debtors have made efforts to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ businesses. There is a risk, due to uncertainty about the Debtors’ futures that, among other things: employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and suppliers, vendors, or other business partners could terminate their relationship with the Debtors or demand financial assurances or enhanced performance, any of which could impair the Debtors’ prospects and ability to generate stable, recurring cash flows. Lengthy Chapter 11 Cases also would involve additional expenses, putting strain on the Debtors’ liquidity position, and divert the attention of management from the operation of the Debtors’ businesses. The disruption that the bankruptcy process would have on the Debtors’ businesses could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

63 31298697.2 12. Risk of Non-Occurrence of the Effective Date. Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur. As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Effective Date will not take place. B. Risks Related to Recoveries under the Plan. 1. The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results. The Reorganized Debtors may not be able to achieve their projected financial results. The Financial Projections (as defined herein) set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States and world economies in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the Financial Projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized. If the Reorganized Debtors do not achieve their projected financial results or are unable to procure sufficient exit financing to effectuate the Restructuring Transactions, the value of the New Common Equity or the New Convertible Preferred Equity may be negatively affected and the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements. 2. The New Common Equity is Subject to Dilution. The ownership percentage represented by the New Common Equity distributed under the Plan will be subject to dilution from the Management Incentive Plan, the New Convertible Preferred Equity, the Backstop Commitment Premium, and the Exit Secured Convertible Notes. 3. A Liquid Trading Market for the Shares of New Common Equity and New Convertible Preferred Equity May Not Develop. The New Common Equity and the New Convertible Preferred Equity will be a new issuance of securities, and there is no established trading market for those securities. An active trading market for the securities may never develop, or if developed, may not be sustained. The Debtors do not intend to apply for the New Common Equity or the New Convertible Preferred Equity to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. The liquidity of any market for shares of New Common Equity or New Convertible Preferred Equity will depend upon, among other things, the number of holders of shares of New Common Equity or New Convertible Preferred Equity, the Reorganized Debtors’ financial performance, and the market for similar securities, none of which can be determined or predicted. Accordingly, there can be no assurance that an active trading market for the New Common Equity or the New Convertible Preferred Equity will develop, nor can any assurance be given as to the liquidity or prices at which such securities might be traded. In the event an active trading market does not develop, the ability to transfer or sell New Common Equity or New Convertible Preferred Equity may be substantially limited. The lack of an active market may also impair your ability to sell your shares of New Common Equity at the time you wish to sell them or at a price you consider reasonable. The lack of an active market may also reduce the market price of your shares of New Common Equity or New

64 31298697.2 Convertible Preferred Equity. Accordingly, you may be required to bear the financial risk of your ownership of the New Common Equity or New Convertible Preferred Equity indefinitely. 4. Certain of the New Common Equity and the New Convertible Preferred Equity Issued Under the Plan May Not Be Resold or Otherwise Transferred Unless Such Resale or Transfer is Registered Under the Securities Act or an Exemption from Registration Applies. Upon the Effective Date, the issuance of New Common Equity and New Convertible Preferred Equity will not be registered under the Securities Act or any Blue Sky Laws. To the extent that shares of the New Common Equity or the New Convertible Preferred Equity issued under the Plan are covered by section 1145(a)(1) of the Bankruptcy Code, such securities may be resold by the holders thereof without registration under the Securities Act unless the holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code with respect to such securities; provided, however, such rights or shares of such New Common Equity will not be freely tradeable if, at the time of transfer, the holder is an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act or had been such an “affiliate” within 90 days of such transfer. Such affiliate holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. Resales by Holders of Claims who receive New Common Equity and New Convertible Preferred Equity pursuant to the Plan that are deemed to be “underwriters” would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable Law. Such Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. To the extent that securities issued pursuant to the Plan are not covered by section 1145(a)(1) of the Bankruptcy Code, including with respect to the 4(a)(2) Securities, such securities shall be issued pursuant to section 4(a)(2) under the Securities Act and will be deemed “restricted securities” that may not be sold, exchanged, assigned, or otherwise transferred unless they are registered, or an exemption from registration applies, under the Securities Act. Holders of such restricted securities will not have a right to have their restricted securities registered and will therefore not be able to resell them except in accordance with an available exemption from registration under the Securities Act. Under Rule 144 of the Securities Act, the resale of restricted securities is permitted if certain conditions are met, and these conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer, as defined in Rule 144. A non-affiliate who has not been an affiliate of the issuer during the preceding ninety days may resell restricted securities after a one-year holding period. An affiliate may also resell restricted securities after a one-year holding period but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale, and notice requirements of Rule 144. Since the Reorganized Debtors may not be subject to the reporting requirements of the Exchange Act and do not plan to list any of their securities on a national stock exchange, there can be no assurance that there will be current public information available about the issuer of the New Common Equity and the New Convertible Preferred Equity. Holders of New Common Equity and New Convertible Preferred Equity who are deemed to be “underwriters” under Section 1145(b) of the Bankruptcy Code will also be subject to restrictions under the Securities Act on their ability to resell those securities. Resale restrictions are discussed in more detail in Article XI to this Disclosure Statement, entitled “Certain Securities Law Matters,” which begins on page 79.

65 31298697.2 The Reorganized Debtors do not intend to register or apply to list the New Common Equity or the New Convertible Preferred Equity on a national securities exchange. The Debtors make no representation regarding the right of any holder of New Common Equity or New Convertible Preferred Equity to freely resell the New Common Equity or New Convertible Preferred Equity. For additional information, see Article XI to this Disclosure Statement, entitled “Certain Securities Law Matters,” which begins on page 79. 5. Holders of the New Common Equity and the New Convertible Preferred Equity May Not Have Access to the Same Level of Information Available to Holders of Registered Securities. The New Common Equity and the New Convertible Preferred Equity may not be registered under the Securities Act or any state securities laws and the Reorganized Debtors may not otherwise expect to have securities registered under the Exchange Act. As a result, the Reorganized Debtors may not be subject to the reporting requirements of the Exchange Act, and the information available to holders of the New Common Equity and the New Convertible Preferred Equity may be less than would be required if the New Common Equity or the New Convertible Preferred Equity were registered. Such a reduced availability of information may impair your ability to evaluate your ownership and the marketability of the New Common Equity or the New Convertible Preferred Equity. 6. Certain Claimants May Receive a Substantial Amount of the Shares of New Common Equity and, Accordingly, May Have Substantial Influence Over the Reorganized Debtors Following the Effective Date. Assuming that the Effective Date occurs, certain Holders of Claims and the Backstop Parties may receive a substantial amount of the equity of the Reorganized Debtors which, in turn, may allow such Holders or such Backstop Parties to have substantial influence over the Reorganized Debtors. Accordingly, such Holders or such Backstop Parties may be in a position to influence matters requiring the approval of the shareholders of the Reorganized Debtors, including, among other things, the election of directors and the approval of a change of control. Such Holders or such Backstop Parties may have interests that differ from those of the other shareholders and may vote in a manner adverse to the interests of other shareholders. This concentration of ownership may facilitate or may delay, prevent, or deter a change of control of the Reorganized Debtors and, consequently, impact the value of the New Common Equity and the New Convertible Preferred Equity. In addition, such a substantial shareholder may sell all or a large portion of its shares within a short period of time, which may adversely affect the share trading price. Such a substantial shareholder may, on its own account, pursue acquisition opportunities that may be complementary to the Reorganized Debtors’ businesses, and as a result, such acquisition opportunities may be unavailable to the Reorganized Debtors which, in turn, may have a material adverse impact on the Reorganized Debtors’ businesses, financial condition, and operating results. 7. Certain Tax Implications of the Plan. Holders of Allowed Claims should carefully review Article XII of this Disclosure Statement entitled “Certain U.S. Federal Income Tax Consequences of the Plan” which begins on page 82, to determine how the tax implications of the Plan and the Chapter 11 Cases may affect the Debtors, the Reorganized Debtors, and Holders of Claims, as well as certain tax implications of owning and disposing of the consideration to be received pursuant to the Plan.

66 31298697.2 8. The Debtors May Not Be Able to Accurately Report Their Financial Results. The Debtors have established internal controls over financial reporting. However, internal controls over financial reporting may not prevent or detect misstatements or omissions in the Debtors’ financial statements because of their inherent limitations, including the possibility of human error, and the circumvention or overriding of controls or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Debtors fail to maintain the adequacy of their internal controls, the Debtors may be unable to provide financial information in a timely and reliable manner within the time periods required under the terms of the agreements governing the Debtors’ indebtedness. Any such difficulties or failure could materially adversely affect the Debtors’ business, results of operations, and financial condition. Further, the Debtors may discover other internal control deficiencies in the future and/or fail to adequately correct previously identified control deficiencies, which could materially adversely affect the Debtors’ businesses, results of operations, and financial condition. 9. Contingencies Could Affect Allowed Claims Classes The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes. The estimated Claims set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated amounts of Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the recoveries to Holders of Allowed Claims under the Plan. C. Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses. 1. The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness. The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest and/or fees on their indebtedness, including, without limitation, anticipated borrowings under the Exit Facilities upon emergence. 2. The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases. For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the

67 31298697.2 Restructuring Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (d) ability to maintain contracts that are critical to the Debtors’ operations; (e) ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (g) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans. These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans. 3. Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses. The Debtors’ future results will be dependent upon the successful confirmation and implementation of a plan of reorganization. A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors’ businesses, financial condition, results of operations, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtors’ businesses. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in the Debtors’ ability to reorganize their businesses successfully and will seek to establish alternative commercial relationships. So long as the Chapter 11 Cases continue, the Debtors may be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. If the Chapter 11 Cases last longer than anticipated, the Debtors will require additional debtor-in-possession financing to fund the Debtors’ operations. If the Debtors are unable obtain such financing in those circumstances, the chances of successfully reorganizing the Debtors’ businesses may be seriously jeopardized, the likelihood that the Debtors will instead be required to liquidate or sell their assets may be increased, and, as a result, creditor recoveries may be significantly impaired. Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization. Even after a plan of reorganization is approved and implemented, the Reorganized Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

68 31298697.2 4. Financial Results May Be Volatile and May Not Reflect Historical Trends. During the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as asset impairments, asset dispositions, restructuring activities and expenses, contract terminations and rejections, and/or claims assessments may significantly impact the Debtors’ consolidated financial statements. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from chapter 11, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors also may be required to adopt “fresh start” accounting in accordance with Accounting Standards Codification 852 (“Reorganizations”) in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends. The Financial Projections contained in Exhibit E hereto do not currently reflect the impact of fresh start accounting, which may have a material impact on the Financial Projections. The Financial Projections are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. The Financial Projections set forth in this Disclosure Statement represent the best estimate of the future financial performance of the Debtors based on currently known facts and assumptions about future operations as well as the United States and world economies in general, and the relevant industries in which the Debtors operate. The actual financial results may differ significantly from the projections. If the Debtors do not achieve their projected financial results, then the value of the Debtors’ debt or equity issued pursuant to the Plan may experience a decline and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. There are numerous factors and assumptions inherent in estimating the Debtors’ future financial results, many of which are beyond the Debtors’ control. 5. The Debtors’ Substantial Liquidity Needs May Impact the Debtors’ Ability to Operate. The Debtors’ business requires sufficient liquidity to ensure that the Debtors’ manufacturing and distribution operations are maintained. If the Debtors’ cash flow from operations remains depressed or decreases, the Debtors may not have the ability to expend the capital necessary to improve or maintain their current operations, resulting in decreased revenues over time. The Debtors face uncertainty regarding the adequacy of their liquidity and capital resources. In addition to the Cash necessary to fund ongoing operations, the Debtors have incurred significant Professional fees and other costs in connection with the Chapter 11 Cases and expect to continue to incur significant Professional fees and costs throughout the remainder of the Chapter 11 Cases. The Debtors cannot guarantee that Cash on hand, cash flow from operations, and Cash provided by the DIP Facilities will be sufficient to continue to fund their operations and allow the Debtors to satisfy obligations related to the Chapter 11 Cases until the Debtors are able to emerge from bankruptcy protection. The Debtors’ liquidity, including the ability to meet ongoing operational obligations, will be dependent upon, among other things: (a) their ability to comply with the terms and conditions of the DIP

69 31298697.2 Orders; (b) their ability to maintain adequate Cash on hand; (c) their ability to develop, confirm, and consummate the Plan or other alternative restructuring transaction; and (d) the cost, duration, and outcome of the Chapter 11 Cases. The Debtors’ ability to maintain adequate liquidity depends, in part, upon industry conditions and general economic, financial, competitive, regulatory, and other factors beyond the Debtors’ control. In the event that Cash on hand, cash flow from operations, and Cash provided under the DIP Facilities are not sufficient to meet the Debtors’ liquidity needs, the Debtors may be required to seek additional financing. The Debtors can provide no assurance that additional financing would be available or, if available, offered to the Debtors on acceptable terms. The Debtors’ access to additional financing is, and for the foreseeable future likely will continue to be, extremely limited if it is available at all. The Debtors’ long-term liquidity requirements and the adequacy of their capital resources are difficult to predict at this time. 6. If the Debtors Fail to Comply with the Extensive Laws and Governmental Regulations That Apply to the U.S. Healthcare Industry, the Debtors Could Suffer Penalties or be Required to Make Significant Changes to Their Operations, Which Could Adversely Affect the Cost, Manner, and Feasibility of Doing Business. The Debtors operate in a heavily regulated industry and are subject to extensive regulation by government agencies, including the FDA, and the regulatory authorities responsible for the European Medical Device Regulation (“EMDR”) and the European Medical Device Directive (“MDD”), as well as other foreign, federal, state, and local agencies that affect the manufacture, distribution, marketing, and sale of the Company’s products, and regulate healthcare reimbursement. The FDA regulates virtually all aspects of a medical device's development, testing, manufacturing, labeling, promotion, distribution and marketing. In addition, the Debtors are required to file reports with the FDA if the Debtors’ products may have caused, or contributed to, a death or serious injury, or if they malfunction and would be likely to cause, or contribute to, a death or serious injury if the malfunction were to recur. In general, unless an exemption applies, the Debtors’ mobility products must receive a pre-market clearance from the FDA before they can be marketed in the United States. Domestic and foreign manufacturers of medical devices sold in the United States are subject to routine inspections by FDA. Noncompliance with applicable FDA regulatory requirements can result in judicially-imposed sanctions, fines, injunctions, penalties, mandatory recalls or seizures, suspensions of production, and liquidated damages. Only medical devices that comply with certain conformity requirements of the EDMR are allowed to be marketed within the European Economic Area (“EEA”). Products that fail to be certified with the EMDR may not be marketed or sold in the European Union. In addition, the Company’s facilities in Europe are subject to audits by the applicable medical device regulatory authorities. Accordingly, noncompliance could have an adverse effect on the Debtors’ business, results of operations, financial condition and cash flows. The marketing, invoicing, documenting and other practices of health care suppliers and manufacturers are all subject to government scrutiny. Government agencies periodically open investigations and obtain information from health care suppliers and manufacturers pursuant to the legal process. Violations of law or regulations can result in severe administrative, civil and criminal penalties and sanctions, including disqualification from Medicare and other reimbursement programs, which could have an adverse effect on the Debtors’ business, results of operations, financial condition and cash flows. Additionally, changes to the U.S. and other governmental payor programs, including reductions in reimbursement rates or delays in timing of reimbursement payments, could also have an adverse effect on the Debtors’ business, results of operations, financial condition and cash flows.

70 31298697.2 While the Debtors have established numerous policies and procedures to address compliance with these laws and regulations, there can be no assurance that the Debtors’ efforts will be effective to prevent a material adverse effect on the Debtors’ business from noncompliance issues. 7. Reimbursement Rates Paid by Federal or State Healthcare Programs and Other Third-Party Payors May be Reduced Which May Cause the Debtors Sales to Decline, as a Result, the Debtors’ Net Operating Revenues May Decline. In the United States, healthcare provision is supported by reimbursement from the federal Centers for Medicare and Medicaid Services, the Department of Veterans Affairs, state agencies, private payors and healthcare recipients themselves. The Debtors generate a significant portion of revenues from the Medicare and Medicaid programs. Healthcare expenditures continue to increase and state governments continue to face budgetary shortfalls. Driven by these financial factors and ongoing health reform efforts, federal and state governments have made, and continue to make, significant changes in the Medicare and Medicaid programs, including changes in payment methodologies, reductions in reimbursement payment levels and reductions to payments made to providers under state supplemental payment programs. Some of these changes have already occurred, and could re-occur in the future. If third-party payors deny coverage, make the reimbursement process or documentation requirements more uncertain or reduce their levels of reimbursement, or if the Debtors are unable to reduce their costs of production to keep pace with decreases in reimbursement levels, the Debtors may be unable to sell the affected product(s) through their distribution channels on a profitable basis. In many markets, with healthcare costs consistently increasing, private insurance companies often mimic changes in government programs. Reimbursement guidelines in the home healthcare industry have a substantial impact on the nature and type of equipment consumers can obtain and thus, affect the product mix, pricing and payment patterns of the Company's customers who are typically the medical equipment providers to end-users. In addition, reimbursement pressures may continue to persist in major markets, such as the U.S. These pressures have and may again significantly alter market dynamics. Increasingly, customers have access to manufacturers in low cost locations and are able to source certain products directly in lieu of purchasing from Invacare or its traditional competitors, particularly for less complex products where price is the primary selection criterion. Accordingly, continued increases in healthcare costs could have an adverse effect on the Debtors’ business, results of operations, financial condition and cash flows. 8. The Debtors Operate in A Highly Competitive Industry. The durable medical equipment markets are highly competitive, and the Company’s products face significant competition from other well-established manufacturers and distributors in the industry. Each country into which the Company sells and markets its products has a set of unique conditions that impact competition, including healthcare coverage, forms and levels of reimbursement, presence of payor and provider structures and various competitors. Many factors may play a role in the selection of products and success of the Company including specific features, aesthetics, quality, availability, service levels, and price. Various competitors, from time to time, have instituted price-cutting programs in an effort to gain market share, and they may do so again in the future, which could result in a loss of customers. A sustained inability to increase the Company’s market share could put pressure on the Debtors’ ability to service their debt.

71 31298697.2 9. The Emergence (or Reemergence) of a Pandemic, Epidemic or Outbreak of An Infectious Disease Could Adversely Impact the Debtors’ Business. The COVID-19 pandemic has disrupted, and may continue to disrupt, the Debtors’ operations and could have a material adverse effect on the Debtors’ business, financial conditions, and liquidity, including the ability for end users to gain access to the Debtors’ products, the potential shutdown of certain manufacturing and distribution locations, decreased employee availability, and cross-border closures. If another pandemic, epidemic, outbreak of an infectious disease, or other public health crisis were to affect any or all of the markets in which the Debtors operate, the Debtors’ business and results of operations could be adversely affected. Further, a pandemic might adversely impact the Debtors’ business by causing a temporary shutdown in care facilities where the Debtors’ products are manufactured or utilized, by disrupting or delaying production and delivery of materials and products in the supply chain, or by causing staffing shortages in the Debtors’ manufacturing facilities. The potential impact of a pandemic, epidemic or outbreak of an infectious disease, with respect to the Debtors’ markets, is difficult to predict and could adversely impact the Debtors’ business. In addition, if such events lead to a significant or prolonged impact on capital or credit markets or economic growth, then the Debtors’ business, financial condition and results of operations could be adversely affected. 10. The Debtors Rely on a Complex Supply Chain Network and Any Shortages, Tariff or Other Cost Increases, Shipping Delays, or Other Disruptions Could Adversely Impact the Debtors’ Business. The COVID-19 pandemic has contributed to a persistent global shipping and logistics crisis, including shortages in the availability of, and increasing costs for, container shipping and has disrupted, and may continue to disrupt, the Debtors’ ability to obtain critical products, components and raw materials which could have a material, adverse effect on the Debtors’ business, financial condition and liquidity. The Debtors may also be susceptible to tariff increases and other shipping and logistics issues. Decreased availability or increased costs of materials could increase the Debtors’ costs of producing its products. Inflationary economic conditions have also increased, and may continue to increase, the Debtors’ costs of producing its products, all of which could have a material, adverse effect on the Debtors’ business, financial condition and liquidity. 11. The Debtors May from Time to Time Become the Subject of Legal, Regulatory, and Governmental Proceedings That, If Resolved Unfavorably, Could Have An Adverse Effect on the Debtors, and the Debtors May be Subject to Other Loss Contingencies, Both Known and Unknown. The Debtors may from time to time become a party to various legal, regulatory and governmental proceedings and other related matters. Those proceedings include, among other things, governmental investigations, litigation regarding intellectual property rights, and product liability lawsuit or product recalls. In addition, the Debtors may become subject to other loss contingencies, both known and unknown, which may relate to past, present and future facts, events, circumstances and occurrences. Finally, the Company may become subject to, as it has in the past, consent decrees issued by the FDA, which among other things can limit manufacture, design, and replacement services at certain facilities. Addressing any investigations, decree, audit, lawsuits, or other claims may distract management and divert resources, even if the Debtors ultimately prevail. Should an unfavorable outcome occur in some or all of any such current or future legal, regulatory or governmental proceedings or other such loss contingencies, or if successful

72 31298697.2 claims and other actions are brought against the Debtors in the future, there could be an adverse impact on the Debtors’ results of operations, financial position and cash flows. Governmental investigations may lead to significant fines, penalties, settlements or other sanctions, including exclusion from federal and state healthcare programs. Settlements of lawsuits involving Medicare and Medicaid issues routinely require monetary payments. Intellectual property and product liability lawsuits may lead to significant legal costs and settlements involving intellectual property and product liability claims may lead to significant monetary payments and limitations on product sales. All of foregoing could have an adverse effect on the Debtors’ business, results of operations, financial position and cash flows. 12. The Debtors Could be Subject to Substantial Uninsured Liabilities or Increased Insurance Costs As A Result of Significant Legal Actions. The Debtors may be subject to legal actions alleging intellectual property violations, product liability, and other liability claims or legal theories. To protect the Debtors from the vulnerability to the potentially significant costs arising from these claims, the Debtors maintain general liability insurance coverage. The Company is self-insured in North America for product liability exposures through its captive insurance company, Invatection Insurance Company. In addition, the Company has layers of external insurance coverage, related to all lines of insurance, arising from individual claims anywhere in the world that exceed the captive insurance company policy limits or the limits of the Company's per-country foreign liability limits, as applicable. However, the Debtors cannot predict the outcome of current or future legal actions against them or the effect that judgments or settlements in such matters may have on them or on their insurance costs. There can be no assurance that Invacare's current insurance levels will continue to be adequate or available at affordable rates. Additionally, all professional and general liability insurance the Debtors purchase is subject to policy limitations. If the aggregate limit of any of the Debtors’ professional and general liability policies is exhausted, in whole or in part, it could deplete or reduce the limits available to pay any other material claims applicable to that policy period. Furthermore, one or more of the Debtors’ insurance carriers could become insolvent and unable to fulfill its or their obligations to defend, pay or reimburse the Debtors when those obligations become due. In that case, or if payments of claims exceed the Debtors’ estimates or are not covered by the Debtors’ insurance, it could have an adverse effect on their business, financial condition or results of operations. 13. The Debtors’ Operations Could be Impaired by a Failure of Their Information Systems. The operation of the Debtors’ information systems is essential to a number of critical areas of their operations, including: (a) customer orders, (b) internal structure controls, (c) employee information, (d) supplier contracts, (e) manufacturing processes, and (f) product development and design. The Debtors are also focused on modernizing their information technology capabilities, the success of which is dependent on the Debtors’ ability to maintain an adequate IT governance management structure and adequate capabilities in project management and contract management functions. The Company relies on various information technology systems to manage its operations. In general, information systems may be vulnerable to damage from a variety of sources, including telecommunications or network failures, human acts and natural disasters. In addition, the Debtors’ business is at risk from and may be impacted by information security incidents, including ransomware, malware, and other electronic security events. Such incidents can range from individual attempts to gain unauthorized access to information technology systems to more sophisticated security threats. These events can also result from internal compromises, such as human error or malicious acts.

73 31298697.2 The occurrence of any information system failures could limit business efficiency and adversely affect the Debtors’ profitability and growth. It could also result in interruptions, delays, loss or corruption of data and cessations or interruptions in the availability of these systems. All of these events or circumstances, among others, could have an adverse effect on the Debtors’ business, results of operations, financial position and cash flows, and they could harm the Debtors’ business reputation. 14. A Cyber-Attack or Security Breach Could Result in The Compromise of the Debtors’ Facilities, Confidential Personal Data, or Confidential Corporate Information and Expose the Debtors to Liability under Consumer Protection Laws, Common Law or Other Legal Theories, Subject the Debtors to Litigation and Federal and State Governmental Inquiries, Damage the Debtors’ Reputation, and Otherwise be Disruptive to the Debtors’ Business. The Debtors rely extensively on their computer systems and those of third-party vendors to collect, store and manage financial and operational data on their networks and devices, manage the ability to fulfill customer orders, and manage internal control structures. The Debtors’ networks and devices store sensitive information, including intellectual property, proprietary business information and personally identifiable information of customers, partners and employees. In addition, the Company may collect and store personal or confidential information that customers provide to purchase products or services, enroll in promotional programs and register on the Company's website. The Company also creates and maintains proprietary information that is critical to its business, such as its product designs and manufacturing processes. In addition to the Company’s own databases, it uses third-party service providers to store, process and transmit confidential or personal information on its behalf. Although the Company contractually requires these service providers to implement and use reasonable security measures and to comply with laws relating to privacy and data protection, the Company cannot control third parties and cannot guarantee that a data security breach will not occur in the future either at their location or within their systems. The Debtors’ ability to recover from a ransomware, phishing, social engineering, hacking or other cyber-attack is dependent on the continued development and enhancement of controls, process and practices designed to protect the Debtors’ information systems and data from attack, damage or unauthorized access, including successful backup systems and other recovery procedures. Despite these efforts, threats from malicious persons and groups, new vulnerabilities and advanced new attacks against the Debtors’ and third-party vendor’s information systems and devices create risks of cybersecurity incidents. These risks include ransomware, malware, and other electronic security events and the resulting damage. Such incidents can range from individual attempts to gain unauthorized access to the Debtors’ information technology systems to more sophisticated security threats. They can also result from internal compromises, such as human error or malicious acts. Breaches of personal information can result from deliberate attacks or unintentional events. There can be no assurance that the Debtors, or their third-party vendors, will not be subject to cyber-attacks or security breaches in the future. Such attacks or breaches could impact the integrity, availability or privacy of information subject to privacy laws, or they could disrupt the Debtors’ information technology systems, medical devices or business. Global IT security threats and more sophisticated and targeted computer crime pose a risk to the security of the Company’s systems and networks as well as the confidentiality, protection, availability and integrity of the Company’s data and any personal data on such networks or systems, including regulatory risks under the EU General Data Protection Regulation (GDPR), the California Consumer Privacy Act (CCPA) and the U.S. Health Insurance Portability and Accountability Act (HIPAA), among other risks. Additionally, growing cyber-security threats related to the use of ransomware, phishing and other malicious software threaten the access to, availability of, and utilization of critical information technology

74 31298697.2 and data. As cyber-threats continue to evolve, the Debtors may be required to expend significant additional resources to continue to modify or enhance the Debtors’ protective measures or to investigate and remediate any information security vulnerabilities or incidents. If the Debtors are subject to cyber-attacks or security breaches in the future, this could also result in business interruptions and delays; the loss, misappropriation, corruption or unauthorized access of data; litigation and potential liability under privacy, security and consumer protection laws or other applicable laws; reputational damage and federal and state governmental inquiries, any of which could have an adverse effect on the Debtors’ business, results of operations, financial position and cash flows. 15. The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases. In the future, the Reorganized Debtors may become parties to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Reorganized Debtors may become party to nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material. 16. The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations. The Debtors’ operations are dependent on a relatively small group of key management personnel and a highly-skilled employee base. The Debtors’ Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. Because competition for experienced personnel in the healthcare industry can be significant, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key management personnel could adversely affect the Debtors’ ability to operate their businesses. In addition, a loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors’ ability to meet expectations, thereby adversely affecting the Debtors’ businesses and the results of operations. 17. Certain Claims May Not Be Discharged and Could Have a Material Adverse Effect on the Debtors’ Financial Condition and Results of Operations. The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all Claims that arise prior to the Debtors’ filing of their Petitions or before confirmation of the plan of reorganization (a) would be subject to compromise and/or treatment under the plan of reorganization and/or (b) would be discharged in accordance with the terms of the plan of reorganization. Any Claims not ultimately discharged through a plan of reorganization could be asserted against the reorganized entity and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations. 18. Termination of the Restructuring Support Agreement, Inability to Confirm the Plan, or Other Impediments to a Successful and Expedient Chapter 11 Process Could Adversely Affect the Debtors’ Relationship with their Key Suppliers. Given the highly regulated nature of the Debtors’ business, the Debtors rely on certain sole source suppliers and suppliers approved by regulators. Certain suppliers provide the Company with specially fabricated parts for the Company’s power wheelchairs, manual wheelchairs, long term care beds, home care

75 31298697.2 medical beds, patient lifts, and other home and long-term care products and supplies, which parts are either based on patented designs available only from a specific manufacturer or that are made or provided to the Company’s exact specifications. As a result, there is no alternative provider for certain critical goods. Additionally, when selecting suppliers for certain products, the Debtors must comply with FDA regulations associated with supplier selection, qualification, and approval. Given the highly specialized and regulated supplier network the Company relies on, a swift exit from chapter 11 with minimal disruption on the Debtors’ operations is essential for the Debtors to continue relationships with their key suppliers and, in turn, satisfy customer orders, including the elevated backlog of existing orders. IX. SOLICITATION AND VOTING This Disclosure Statement, which is accompanied by a Ballot or Ballots to be used for voting on the Plan, is being distributed to the Holders of Claims in those Classes that are entitled to vote to accept or reject the Plan. The procedures and instructions for voting and related deadlines are set forth in the exhibits annexed to the proposed Disclosure Statement Order, which is attached hereto as Exhibit D. The proposed Disclosure Statement Order is incorporated herein by reference and should be read in conjunction with this Disclosure Statement and in formulating a decision to vote to accept or reject the Plan. THE DISCUSSION OF THE SOLICITATION AND VOTING PROCESS SET FORTH IN THIS DISCLOSURE STATEMENT IS ONLY A SUMMARY. PLEASE REFER TO THE PROPOSED DISCLOSURE STATEMENT ORDER ATTACHED HERETO FOR A MORE COMPREHENSIVE DESCRIPTION OF THE SOLICITATION AND VOTING PROCESS. A. Holders of Claims Entitled to Vote on the Plan. Under the provisions of the Bankruptcy Code, not all holders of claims against or interests in a debtor are entitled to vote on a chapter 11 plan. The table in Article III.C of this Disclosure Statement, entitled “Am I entitled to vote on the Plan?,” which begins on page 6, provides a summary of the status and voting rights of each Class (and, therefore, of each Holder within such Class absent an objection to the holder’s Claim or Interest) under the Plan. As shown in the table, the Debtors are soliciting votes to accept or reject the Plan only from Holders of Claims in Classes 3, 4, 5 and 6 (collectively, the “Voting Classes”). The Holders of Claims in the Voting Classes are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan. Accordingly, Holders of Claims in the Voting Classes have the right to vote to accept or reject the Plan. The Debtors are not soliciting votes from Holders of Claims or Interests in Classes 1, 2, 7, 8, 9, or 10 (collectively, the “Non-Voting Classes”). B. Voting Record Date. The Voting Record Date is Friday, March 17, 2023 (the “Voting Record Date”). The Voting Record Date is the date on which it will be determined which Holders of Claims in the Voting Classes are entitled to vote to accept or reject the Plan and whether Claims have been properly assigned or transferred under Bankruptcy Rule 3001(e) such that an assignee or transferee, as applicable, can vote to accept or reject the Plan as the holder of a Claim.

76 31298697.2 C. Voting on the Plan. The Voting Deadline is Thursday, April 24, 2023, at 5:00 p.m., prevailing Central Time. In order to be counted as votes to accept or reject the Plan, all ballots must be properly executed, completed, and delivered as directed, so that your ballot or the master ballot containing your vote is actually received by the Solicitation Agent on or before the Voting Deadline. Ballots or master ballots returned by facsimile will not be counted. D. Ballots Not Counted. No ballot will be counted toward Confirmation if, among other things: (1) it is illegible or contains insufficient information to permit the identification of the holder; (2) it is cast by a Person or Entity that does not hold a Claim in a Class that is entitled to vote on the Plan; (3) it is unsigned; (4) it is not marked to accept or reject the Plan, or marked both to accept and reject the Plan; and/or (5) it is submitted by a party not entitled to cast a vote with respect to the Plan. Please refer to the proposed Disclosure Statement Order for additional requirements with respect to voting to accept or reject the Plan. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR THAT IS OTHERWISE NOT IN COMPLIANCE WITH THE SOLICITATION AND VOTING PROCEDURES PROVIDED IN THIS ARTICLE IX OF THE DISCLOSURE STATEMENT WILL NOT BE COUNTED. X. CONFIRMATION OF THE PLAN A. Requirements for Confirmation of the Plan. Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of Holders of Claims or Interests. At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith. B. Best Interests of Creditors/Liquidation Analysis. Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each Holder of a claim or an equity interest in such impaired class either (1) has accepted the plan or (2) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the debtors liquidated under chapter 7. Attached hereto as Exhibit D and incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ advisors. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan. Consequently,

77 31298697.2 the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code. If the Plan is not confirmed, and the Debtors fail to propose and confirm an alternative plan of reorganization, the Debtors’ businesses may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation may result in larger recoveries than a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Any distribution to Holders of Claims or Interests (to the extent Holders of Interests would receive distributions at all) under a chapter 11 liquidation plan would most likely be substantially delayed. Most importantly, the Debtors believe that any distributions to creditors in a chapter 11 liquidation scenario would fail to capture the significant going concern value of their businesses, which is reflected in the New Common Equity to be distributed under the Plan. Accordingly, the Debtors believe that a chapter 11 liquidation would not result in distributions as favorable as those under the Plan. C. Feasibility. Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization). To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of Huron and Miller Buckfire, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Financial Projections. Creditors and other interested parties should review Article VIII of this Disclosure Statement, entitled “Risk Factors,” which begins on page 59, for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors. The Financial Projections are attached hereto as Exhibit E and incorporated herein by reference. Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases and that the Plan will meet the feasibility requirements of the Bankruptcy Code. D. Valuation. In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post-Confirmation going concern value of the Debtors. Accordingly, the Debtors, with the assistance of Miller Buckfire, produced the Valuation Analysis that is set forth in Exhibit attached hereto as Exhibit F and incorporated herein by reference. As set forth in the Valuation Analysis, the Debtors’ going concern value is substantially less than the aggregate amount of its funded-debt obligations. Accordingly, the Valuation Analysis further supports the Debtors conclusion that the treatment of Classes under the Plan is fair and equitable and otherwise satisfies the Bankruptcy Code’s requirements for confirmation E. Acceptance by Impaired Classes. The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.

78 31298697.2 Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in a number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such class that vote on the Plan actually cast their ballots in favor of acceptance. Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such class that vote on the Plan actually cast their ballots in favor of acceptance. Pursuant to Article III.E of the Plan, if a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims in such Class shall be deemed to have accepted the Plan. F. Confirmation Without Acceptance by All Impaired Classes. Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan. If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code. 1. No Unfair Discrimination. The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class. 2. Fair and Equitable Test. The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

79 31298697.2 The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan. XI. CERTAIN SECURITIES LAW MATTERS A. Issuance of Securities under the Plan. As discussed herein, the Plan provides for the offer, issuance, and distribution of the New Common Equity and the Equity Rights (including any New Convertible Preferred Equity issuable upon the exercise thereof and any New Common Equity issuable upon exchange of such New Convertible Preferred Equity), as well as the Backstop Commitment Premium by Reorganized Invacare to Holders of certain Claims (such New Common Equity and New Convertible Preferred Equity (as applicable), the “1145 Securities”). Section 1145 of the Bankruptcy Code provides that Section 5 of the Securities Act and any state or local law requirements for the issuance of a security do not apply to the offer or sale of stock, options, warrants, or other securities by a debtor if (a) the offer or sale occurs under a plan of reorganization, (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor, and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash or property. Section 1145(a)(2) further provides for the application of the Securities Act exemption described in the preceding sentence to the offer of a security through a warrant sold in the manner described therein or to the sale of a security upon the exercise of such a warrant. The Debtors believe that the issuance of the 1145 Securities in exchange for the Claims described above satisfy the requirements of section 1145(a) of the Bankruptcy Code. Accordingly, no registration statement will be filed under the Securities Act or any state securities laws with respect to the 1145 Securities. Recipients of the 1145 Securities are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable state Blue Sky Law. It shall be a condition precedent to the Effective Date that the Confirmation Order includes a finding that section 1145 of the Bankruptcy Code fully applies to the New Common Equity and the Equity Rights (including any New Convertible Preferred Equity issuable upon the exercise thereof and any New Common Equity issuable upon exchange of such New Convertible Preferred Equity), as well as the Backstop Commitment Premium. B. Subsequent Transfers. The 1145 Securities may be freely transferred by most recipients following the initial issuance under the Plan, and all resales and subsequent transfers of the 1145 Securities are exempt from registration under the Securities Act and state securities laws, unless the holder is an “underwriter” with respect to such securities. Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest;

80 31298697.2 (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act. The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent or more of a class of securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter. Resales of 1145 Securities by entities deemed to be “underwriters” (which definition includes “Controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of 1145 Securities who are deemed to be “underwriters” may be entitled to resell their 1145 Securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such Person if the required holding period has been met and current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular person would be deemed to be an “underwriter” (including whether the person is a “Controlling Person”) with respect to the 1145 Securities would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any person would be deemed an “underwriter” with respect to the 1145 Securities and, in turn, whether any person may freely resell 1145 Securities. Persons who receive securities under the Plan are urged to consult their own legal advisor with respect to the restrictions applicable under the federal or state securities laws and the circumstances under which securities may be sold in reliance on such laws. The foregoing summary discussion is general in nature and has been included in this Disclosure Statement solely for informational purposes. We make no representations concerning, and do not provide, any opinions or advice with respect to the Securities or the bankruptcy matters described in this Disclosure Statement. In light of the uncertainty concerning the availability of exemptions from the relevant provisions of federal and state securities laws, we encourage each recipient of securities and party in interest to consider carefully and consult with its own legal advisors with respect to all such matters. Because of the complex, subjective nature of the question of whether a security is exempt from the registration requirements under the federal or state securities laws or whether a particular recipient of securities may be an underwriter, we make no representation concerning the ability of a person to dispose of the securities issued under the Plan.

81 31298697.2 C. Private Placement Exemptions. Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under section 4(a)(2) of the Securities Act. All Equity Rights issued in connection with the exercise of Backstop Party Rights in the event of a shortfall will be issued in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder (the “4(a)(2) Securities”), and shall be subject to applicable restrictions of transfer in connection therewith. These shares will be subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, as described below. Unlike the securities that will be issued pursuant to section 1145(a)(1) of the Bankruptcy Code, all shares of New Convertible Preferred Equity issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be offered, sold, exchanged, assigned or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available. Holders of such restricted securities will not have a right to have their restricted securities registered and will therefore not be able to resell them except in accordance with an available exemption from registration under the Securities Act. Under Rule 144 of the Securities Act, the resale of restricted securities is permitted if certain conditions are met, and these conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer, as defined in Rule 144. A non-affiliate who has not been an affiliate of the issuer during the preceding ninety days may resell restricted securities after a one-year holding period. An affiliate may also resell restricted securities after a one-year holding period but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale, and notice requirements of Rule 144. Since the Reorganized Debtors do not plan to list any of their securities on a national stock exchange, there can be no assurance that there will be current public information available about the issuer of the New Common Equity and New Convertible Preferred Equity. To the extent certificated or issued by way of direct registration on the records of the issuer’s transfer agent, certificates evidencing the 4(a)(2) Securities will bear a legend substantially in the form below: THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. The Debtors and Reorganized Debtors, as applicable, reserve the right to reasonably require certification, legal opinions or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of the 4(a)(2) Securities. The Debtors and Reorganized Debtors, as applicable, also reserve the right to stop the transfer of any 4(a)(2) Securities if such transfer is not in compliance with Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws. All persons who receive 4(a)(2)

82 31298697.2 Securities will be required to acknowledge and agree that (a) they will not offer, sell or otherwise transfer any 4(a)(2) Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement, and (b) the 4(a)(2) Securities will be subject to the other restrictions described above. In any case, recipients of securities issued under the Plan are advised to consult with their own legal advisers as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT-SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES. D. Management Incentive Plan The Management Incentive Plan for the Reorganized Debtors either set forth in the Plan Supplement or determined by the New Board after the Effective Date. Any securities that may be issued under the Management Incentive Plan will be issued pursuant to a registration statement or an available exemption from registration under the Securities Act and other applicable law. Securities issued under the Management Incentive Plan may be issued pursuant to an available exemption from registration under the Securities Act and other applicable law. The Debtors express no view as to whether any person or entity may freely resell the securities that may be issued under the Management Incentive Plan. The Debtors recommend that potential recipients of securities under the Management Incentive Plan consult their own counsel concerning their ability to freely trade the securities without registration under applicable federal securities laws and Blue Sky Laws and the availability of Rule 144 of the Securities Act for exempt resales. XII. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN A. Introduction The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors, and certain Holders of Claims entitled to vote on the Plan (i.e., Holders of Claims in Class 3 (Term Loan Claims), Class 4 (Secured Notes Claims), Class 5 (Unsecured Notes Claims), and Class 6 (General Unsecured Claims). It does not address the U.S. federal income tax consequences to Holders of Interests or Holders of Claims that are not entitled to vote on the Plan. This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof (collectively, “Applicable Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below. The Debtors have not requested, and do not intend to request, any ruling or determination from the IRS or any other taxing authority with respect

83 31298697.2 to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein. This summary does not address non-U.S., state, local, or non-income tax consequences of the Plan (including such consequences with respect to the Debtors or the Reorganized Debtors), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, accrual-method U.S. Holders that prepare an “applicable financial statement” (as defined in Section 451 of the Tax Code), banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, except as expressly provided herein, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, persons who hold Claims as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, Holders of Claims that hold more than 10.0 percent or more of the equity of the Debtors or that will hold 10.0 percent or more of the New Common Equity or New Convertible Preferred Equity after receiving the distributions contemplated by the Plan, and Holders of Claims who are themselves in bankruptcy. In addition, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of section 1221 of the Tax Code). Furthermore, the following summary assumes that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form. This summary does not address the receipt, if any, of property by Holders of Claims other than in their capacity as such (e.g., this summary does not discuss the treatment of any commitment fee or similar arrangement). For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes). If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity. Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are Holders of Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan. THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE

84 31298697.2 FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN. B. Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors 1. COD Income In general, absent an exception, a taxpayer will realize and recognize cancelation of indebtedness income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) the amount of any cash paid, (ii) the issue price of any new indebtedness of the debt issued, and (iii) the fair market value of any other consideration given in satisfaction of such indebtedness at the time of the exchange; except to the extent that payment of the indebtedness would have given rise to a deduction. As a result of the Restructuring Transactions, the U.S. tax attributes of the Debtors may, depending on certain factors, be reduced by the amount of their excluded COD Income. Under section 108 of the Tax Code, a taxpayer is not required to include COD Income in gross income (a) if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that case. Instead, as a consequence of such exclusion, a taxpayer-debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) net operating losses; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) capital loss carryovers; (e) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); (f) passive activity loss and credit carryovers; and (g) foreign tax credits. Alternatively, the taxpayer can elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code (which can include a reduction in the basis of a partnership interest, but only if the “inside” basis of assets in the partnership are also reduced), though it has not been determined whether the Debtors will make this election. The reduction in tax attributes occurs only after the taxable income (or loss) for the taxable year of the debt discharge has been determined and any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact. The aggregate tax basis of the Debtors in their assets is not required to be reduced below the amount of indebtedness (determined on an entity-by-entity basis) that the Reorganized Debtors will be subject to immediately after the cancellation of debt giving rise to COD Income (the “Asset Tax Basis Floor”). Generally, all of an entity’s obligations that are treated as debt under general U.S. federal income tax principles (including intercompany debt treated as debt for U.S. federal income tax purposes) are taken into account in determining an entity’s Asset Tax Basis Floor. 2. Limitation of NOL Carryforwards and Other Tax Attributes under Sections 382 and 383 of the Tax Code After giving effect to the reduction in tax attributes from excluded COD Income (if any), the ability of the Reorganized Debtors to use any tax attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the Tax Code.

85 31298697.2 (a) General Sections 382 and 383 Annual Limitations Under sections 382 and 383 of the Tax Code, if a corporation undergoes an “ownership change,” the amount of its net operating losses (“NOL”) and NOL carryforwards, disallowed business interest carryovers under section 163(j) of the Tax Code (“163(j) Carryovers”), tax credit carryforwards, net unrealized built-in losses, and possibly certain other attributes of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) and deductions recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change. The rules of sections 382 and 383 of the Tax Code are complicated, but as a general matter, the Debtors anticipate that the issuance of New Common Stock pursuant to the Amended Plan will result in an ownership change of the Debtors for these purposes, and that the Reorganized Debtors’ use of their Pre- Change Losses will be subject to limitation unless an exception to the general rules of sections 382 and 383 of the Tax Code applies. (b) General 382 Annual Limitation In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject (the “382 Limitation”) is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments), multiplied by (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the three-calendar-month period ending with the calendar month in which the “ownership change” occurs: 3.04 percent for April 2023). The 382 Limitation may be increased, up to the amount of any net unrealized built-in gain (if any) at the time of the ownership change, to the extent that the Reorganized Debtors recognize certain built-in gains in their assets during the five-year period following the ownership change, or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65.18 Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding. Notwithstanding the rules described above, if subsequent to an ownership change, a debtor corporation and its subsidiaries do not continue the debtor corporation’s historic business or use a significant portion of its historic business assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero. 18 Regulations have been proposed that would significantly change the application of the rules relating to built-in gains and losses for purposes of computing the 382 Limitation. However, proposed regulations have also been released that would “grandfather” companies that undergo an “ownership change” pursuant to an order entered in a bankruptcy case that was commenced prior to, or within 30 days of, the publication of the finalized new rules in this area. Accordingly, the Debtors do not expect the proposed regulations to apply to them or to the Reorganized Debtors with respect to the “ownership change” that will occur pursuant to the Plan.

86 31298697.2 (c) Special Bankruptcy Exceptions An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their claims, at least 50 percent of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an annual basis, but, instead, NOLs, NOL carryforwards, and 163(j) Carryovers will be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Debtors undergo another “ownership change” within two years after the Effective Date, then the Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety. If the Debtors were to undergo another “ownership change” after the expiration of this two year period, the resulting 382 limitation would be determined under the regular rules for ownership changes. It is possible that certain transactions occurring less than two years prior to the Restructuring Transactions will result in an “ownership change” for purposes of section 382 of the Tax Code occurring immediately prior to the Restructuring Transactions. If these transactions are considered to constitute a separate “ownership change” for purposes of section 382 and the 382(l)(5) Exception applies, the Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety. Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor does not qualify for the 382(l)(5) Exception or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the 382 Limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule for determining the 382 Limitation, which requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the ownership change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception because the debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and the debtor may undergo a change of ownership within two years without automatically triggering the elimination of its Pre-Change Losses. The resulting limitation would be determined under the regular rules for ownership changes. The Debtors do not currently know whether they are eligible for the 382(l)(5) Exception, and regardless of whether the 382(l)(5) Exception is available, the Reorganized Debtors may decide to affirmatively elect out of the 382(l)(5) Exception so that the 382(l)(6) Exception instead applies. Whether the Reorganized Debtors take advantage of the 382(l)(6) Exception or the 382(l)(5) Exception, though, the Reorganized Debtors’ use of their Pre-Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the Tax Code were to occur after the Effective Date. C. Certain U.S. Federal Income Tax Consequences to U.S. Holders of Term Loan Claims, Secured Notes Claims, Unsecured Notes Claims, and General Unsecured Claims The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to certain holders of Claims who are U.S. Holders. Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the transactions.

87 31298697.2 In general, the U.S. federal income tax treatment of holders of certain Claims will depend, in part, on whether the receipt of consideration under the Plan qualifies as an exchange of stock or securities pursuant to a tax free reorganization or if, instead, the consideration under the Plan is treated as having been received in a fully taxable disposition. Whether the receipt of consideration under the Plan qualifies for reorganization treatment will depend on, among other things, (a) whether the Claim being exchanged constitutes a “security” and (b) whether the Debtor against which a Claim is asserted is the same entity (or, an entity that is a “party to a reorganization” with such entity) that is issuing the consideration under the Plan. Neither the Tax Code nor the Treasury Regulations promulgated thereunder define the term “security.” Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued. Due to the inherently factual nature of the determination, if relevant based on the form of the Restructuring Transactions, U.S. Holders are urged to consult their own tax advisors regarding the status of their Claims or the consideration received under the Plan as “securities” for U.S. federal income tax purposes. 1. U.S. Federal Income Tax Consequences to U.S. Holders of Class 3 Term Loan Claims Pursuant to the Plan, a U.S. Holder of a Term Loan Claim shall receive (i) with respect to Allowed Term Loan Claims representing principal amounts owed, its Pro Rata share of the Exit Term Loan Facility and (ii) with respect to all other Allowed Term Loan Claims, payment in full in Cash. If an Allowed Term Loan Claim qualifies as a “security” of Reorganized Invacare and the relevant Exit Term Loan Facility received by the U.S. Holder qualifies as a “security” of Reorganized Invacare, then a U.S. Holder of such a Claim is expected to be treated as receiving its distribution under the Plan in a recapitalization. Any Cash that a U.S. Holder of such a Claim receives as a distribution under the Plan is not expected to be treated as “boot” in such recapitalization but instead be treated as an amount received attributable to accrued interest on the Term Loan Claim (discussed further below under “—Certain U.S. Federal Income Tax Consequences to U.S. Holders of Term Loan Claims, Secured Notes Claims, Unsecured Notes Claims, and General Unsecured Claim—Accrued but Untaxed Interest”). A U.S. Holder of such Claim should not recognize gain or loss on the exchange. In general, a U.S. Holder would obtain an initial tax basis in its share of the Exit Term Loan Facility received in the exchange equal to its adjusted tax basis in its existing Claim surrendered (excluding any amounts attributable to accrued but untaxed interest on the applicable existing Claim). A U.S. Holder’s holding period for its interest in such Exit Term Loan Facility received should include the holding period for the Claim exchanged therefor. If an Allowed Term Loan Claim does not qualify as a “security” of Reorganized Invacare and/or the Exit Term Loan Facility received by a U.S. Holder does not qualify as a “security,” of Reorganized Invacare then a U.S. Holder of such a Claim is expected to be treated as receiving its distribution under the

88 31298697.2 Plan in a taxable exchange under section 1001 of the Tax Code. The U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (a) the sum of (i) the issue price of any Exit Term Loan Facility received and (ii) the amount of any Cash received, if applicable, and (b) the U.S. Holder’s adjusted tax basis in its Claim. The character of any such gain or loss as capital or ordinary will be determined by a number of factors including the tax status of the U.S. Holder, whether the Claim constitutes a capital asset in the hands of the U.S. Holder, whether and to what extent the U.S. Holder had previously claimed a bad-debt deduction with respect to its Claim, and the potential application of the accrued interest and market discount rules discussed below. If any such recognized gain or loss is capital in nature, it generally would be long-term capital gain if the U.S. Holder held its Claim for more than one year at the time of the exchange. The holding period for any interest in the Exit Term Loan Facility received in the exchange, should begin on the day following the date the U.S. Holder receives such interest. A U.S. Holder should obtain a tax basis in any Exit Term Loan Facility equal to its issue price. U.S. Holders should consult their own tax advisers regarding the treatment of the Restructuring Transactions for U.S. federal income tax purposes. 2. U.S. Federal Income Tax Consequences to U.S. Holders of Class 4 Secured Notes Claims Pursuant to the Plan, a U.S. Holder of a Secured Notes Claim shall receive (i) with respect to Allowed Secured Notes Claims representing principal amounts owed, its Pro Rata share of the Exit Secured Convertible Notes and (ii) with respect to all other Allowed Secured Notes Claims, payment in full in Cash; provided that, if applicable pursuant to and in accordance with Article IV.C.3. of the Plan, such Holder will also receive its Pro Rata share of the applicable portion of the Excess New Money in Cash. Although not free from doubt, the Debtors expect the Restructuring Transactions in which the U.S. Holders of Secured Notes Claims exchange such Claims for their Pro Rata share of the Exit Secured Convertible Notes and Cash (if applicable) will be treated as a fully taxable exchange under section 1001 of the Tax Code. A U.S. Holder who is subject to this treatment should recognize gain or loss in an amount equal to the difference, if any, between (a) the sum of (i) the issue price of any Exit Secured Convertible Note received and (ii) the amount of any Cash received, if applicable, and (b) the U.S. Holder’s adjusted tax basis in its Claim. The character of any such gain or loss as capital or ordinary will be determined by a number of factors including the tax status of the U.S. Holder, whether the Claim constitutes a capital asset in the hands of the U.S. Holder, whether and to what extent the U.S. Holder had previously claimed a bad- debt deduction with respect to its Claim, and the potential application of the accrued interest and market discount rules discussed below. If any such recognized gain or loss is capital in nature, it generally would be long-term capital gain if the U.S. Holder held its Claim for more than one year at the time of the exchange. The holding period for any interest in the Exit Secured Convertible Notes received in the exchange should begin on the day following the date the U.S. Holder receives such interest. A U.S. Holder should obtain a tax basis in any Exit Secured Convertible Notes equal to its issue price. U.S. Holders should consult their own tax advisers regarding the treatment of the Restructuring Transactions for U.S. federal income tax purposes. 3. U.S. Federal Income Tax Consequences to U.S. Holders of Class 5 Unsecured Notes Claims Pursuant to the Plan, a U.S. Holder of an Unsecured Notes Claim shall receive its Pro Rata share of (i) the Unsecured Noteholder Rights, in accordance with the Rights Offering Procedures; (ii) with respect to any Residual Unsecured Notes Claims, its share (on a Pro Rata basis with other Residual Unsecured Notes Claims and Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of

89 31298697.2 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan); and (iii) the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. Although not free from doubt, the Debtors, expect the Restructuring Transactions in which the U.S. Holders of Unsecured Notes Claims exchange such Claims for their Pro Rata share of the Unsecured Noteholder Rights, New Common Equity and the distributions in respect of its Litigation Trust Interests will be treated as will be treated as a fully taxable exchange under section 1001 of the Tax Code. A U.S. Holder who is subject to this treatment should recognize gain or loss in an amount equal to the difference, if any, between (a) the fair market value of the Unsecured Noteholder Rights, the New Common Equity and the distributions in respect of its Litigation Trust Interests and (b) the U.S. Holder’s adjusted tax basis in its Claim. The character of any such gain or loss as capital or ordinary will be determined by a number of factors including the tax status of the U.S. Holder, whether the Claim constitutes a capital asset in the hands of the U.S. Holder, whether and to what extent the U.S. Holder had previously claimed a bad-debt deduction with respect to its Claim, and the potential application of the accrued interest and market discount rules discussed below. If any such recognized gain or loss is capital in nature, it generally would be long- term capital gain if the U.S. Holder held its Claim for more than one year at the time of the exchange. The holding period for any interest in the Unsecured Noteholder Rights, New Common Equity and distributions in respect of its Litigation Trust Interests received in the exchange, as applicable, should begin on the day following the date the U.S. Holder receives such interest. A U.S. Holder should obtain a tax basis in any Unsecured Noteholder Rights, New Common Equity and the distributions in respect of its Litigation Trust Interests, as applicable, equal to its fair market value. U.S. Holders should consult their own tax advisers regarding the treatment of the Restructuring Transactions for U.S. federal income tax purposes. (a) Unsecured Noteholder Rights The characterization of the Unsecured Noteholder Rights and their subsequent exercise for U.S. federal income tax purposes—as simply the exercise of options to acquire the property that is subject to the Unsecured Noteholder Rights or, alternatively, as an integrated transaction pursuant to which the applicable option consideration is acquired directly in partial satisfaction of a U.S. Holder’s Claim—is uncertain. Although the issue is not free from doubt, this discussion assumes that the exchange of a Claim for the Unsecured Noteholder Rights (along with the other consideration under the Plan) is a separately identifiable step from the exercise of such Unsecured Noteholder Rights. A U.S. Holder that elects to exercise its Unsecured Noteholder Rights should be treated as purchasing, in exchange for its Unsecured Noteholder Rights and the amount of cash funded by such U.S. Holder to exercise such Unsecured Noteholder Rights, its Pro Rata portion of the New Convertible Preferred Equity. Such a purchase should generally be treated as the exercise of an option under general tax principles, and such U.S. Holder should not recognize income, gain, or loss for U.S. federal income tax purposes when it exercises the Unsecured Noteholder Rights. A U.S. Holder’s holding period for the New Convertible Preferred Equity received pursuant to such exercise should begin on the day following the exercise date. A U.S. Holder that elects not to exercise the Unsecured Noteholder Rights may be entitled to claim a (likely short-term capital) loss equal to the amount of tax basis allocated to such Unsecured Noteholder Rights, subject to any limitation on such U.S. Holder’s ability to utilize capital losses. U.S. Holders electing not to exercise their Unsecured Noteholder Rights should consult with their own tax advisors as to the tax consequences of such decision.

90 31298697.2 4. U.S. Federal Income Tax Consequences to U.S. Holders of Class 6 General Unsecured Claims Pursuant to the Plan, a U.S. Holder of a General Unsecured Claim shall receive (i) its Pro Rata share of (x) the GUC Cash Settlement and (y) the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan or (ii) (x) if such U.S. Holder of an Allowed General Unsecured Claim elects to receive the Class 6 Equity Option in lieu of the GUC Cash Settlement, its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan) and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. Although not free from doubt, the Debtors expect that the Restructuring Transactions in which the U.S. Holders of General Unsecured Claims exchange such Claims for their Pro Rata share of (i) the GUC Cash Settlement and the distributions in respect of its Litigation Trust Interests or (ii) the New Common Equity and the distributions in respect of its Litigation Trust Interests, as applicable, will be treated as a fully taxable exchange under section 1001 of the Tax Code. A U.S. Holder of a Claim who is subject to this treatment should recognize gain or loss equal to the difference between (i) (a) the GUC Cash Settlement and the fair market value of the distributions in respect of its Litigation Trust Interests or (b) the fair market value of the New Common Equity and the distributions in respect of its Litigation Trust Interests, as applicable, received and (ii) such U.S. Holder’s adjusted tax basis, if any, in such Claim. The character of such gain as capital gain or ordinary income will be determined by a number of factors including the tax status of the Holder, the rules regarding accrued but untaxed interest and market discount (as described below), whether the Claim constitutes a capital asset in the hands of the Holder, and whether and to what extent the Holder had previously claimed a bad debt deduction with respect to its Claim. If recognized gain or loss is capital in nature, it generally would be long-term capital gain if the Holder held its Claim for more than one year at the time of the exchange. The holding period for any interest in the New Common Equity and the distributions in respect of its Litigation Trust Interests received in the exchange, as applicable, should begin on the day following the date the U.S. Holder receives such interest. A U.S. Holder should obtain a tax basis in any New Common Equity and any distributions in respect of its Litigation Trust Interests, as applicable, equal to its fair market value. 5. Limitation of Use of Capital Losses U.S. Holders who recognize capital losses as a result of the distributions under the Plan will be subject to limits on their use of capital losses. For non-corporate U.S. Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains. Non-corporate U.S. Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years. For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. Corporate U.S. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in the five years following the capital loss year, and are allowed to carry back unused capital losses to the three years preceding the capital loss year. 6. Accrued but Untaxed Interest To the extent that any amount received by a U.S. Holder of a Claim is attributable to accrued but untaxed interest on the debt instruments constituting the surrendered Claim, the receipt of such amount

91 31298697.2 should be taxable to the U.S. Holder as ordinary interest income (to the extent not already taken into income by the U.S. Holder), in which case, such amount will be excluded from a U.S. Holder’s calculation of gain or loss on such exchange of Claims. Conversely, a U.S. Holder of a Claim may be able to recognize a deductible loss to the extent that any accrued interest previously was included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point. If the fair market value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to accrued interest is unclear. Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on these Claims, if any. Notwithstanding this general treatment, any Cash distributed under the Plan to U.S. Holders of Term Loan Claims and Secured Notes Claims will be allocated first to unpaid interest that accrued on these Claims. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a Chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, and certain case law generally indicates that a final payment on a distressed debt instrument that is insufficient to repay outstanding principal and interest will be allocated to principal, rather than interest. Certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. U.S. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan. In general, a U.S. Holder’s tax basis in any non-Cash consideration attributable to accrued but untaxed interest should equal the fair market value of such non-Cash consideration as of the date such property is received by such U.S. Holder. A U.S. Holder’s holding period in any such non-Cash consideration should begin on the day following its receipt. 7. Market Discount Under the “market discount” provisions of the Tax Code, some or all of any gain recognized by a U.S. Holder of a Claim who exchanges the Claim for an amount on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its Holder’s initial tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issues discount (“OID”), its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” multiplied by the number of remaining whole years to maturity). Any gain recognized by a U.S. Holder on the taxable disposition of a Claim that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Claim was considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued). To the extent that the surrendered debt instruments that had been acquired with market discount are exchanged in a tax-free or other reorganization transaction for other property, any market discount that accrued on such debt instruments but was not recognized by the U.S. Holder may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange,

92 31298697.2 redemption, or other disposition of such property may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument. 8. Net Investment Income Tax Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8 percent tax on, among other things, gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan. 9. Issue Price of the Exit Facilities As noted above, Holders of certain Allowed Claims will receive their Pro Rata share of the Exit Facilities in partial satisfaction of their Claims. The amount of gain or loss recognized by U.S. Holders of such Claims will be determined, in part, by the issue price of a U.S. Holder’s Pro Rata share of the Exit Facilities received. The determination of “issue price” of the Exit Facilities for purposes of this analysis will depend, in part, on whether the Exit Facilities are considered to be “traded on an established market” at the time of the exchange for U.S. federal income tax purposes. In general, a debt instrument will be treated as publicly traded if, at any time during the 31-day period ending 15 days after the applicable measurement date: (a) a “sales price” for an executed purchase of the debt instrument appears on a medium that is made available to issuers of debt instruments, persons that regularly purchase or sell debt instruments, or persons that broker purchases or sales of debt instruments; (b) a “firm” price quote for the debt instrument is available from at least one broker, dealer, or pricing service for property and the quoted price is substantially the same as the price for which the person receiving the quoted price could purchase or sell the property; or (c) there are one or more “indicative” quotes available from at least one broker, dealer, or pricing service for property. However, a debt instrument will not be treated as traded on an established market if at the time the determination is made the outstanding stated principal amount of the issue that includes the debt instrument does not exceed $100 million. The issue price of a debt instrument that is traded on an established market (or that is issued for Claims against the Debtors that are so traded) would be the fair market value of such. The issue price of a debt instrument that is neither so traded nor issued for Claims so traded would be its stated principal amount (provided that the interest rate on the debt instrument exceeds the applicable federal rate published by the IRS). New debt instruments (or Claims against the Debtors) may be traded on an established market for these purposes even if no trades actually occur and there are merely firm or indicative quotes with respect to such new debt or Claims. Whether Claims against the Debtors and/or the Exit Facilities will be traded on an established market for these purposes cannot be predicted with certainty. Were either Claims against the Debtors and/or the Exit Facilities treated as traded on an established market for these purposes, then, as a result, the issue price of the Exit Facilities would likely not equal its stated redemption price at maturity and such debt instruments would likely be treated as issued with OID (see discussion below under —Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of the Exit Facilities—Original issue discount”).

93 31298697.2 D. Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Term Loan Claims, Secured Notes Claims, Unsecured Notes Claims, and General Unsecured Claims 1. In General The following discussion includes only certain U.S. federal income tax consequences of the transactions to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, state, and local and non-U.S. tax consequences of the consummation of the Plan to such Non-U.S. Holders and the ownership and disposition of the Exit Facility or New Common Equity. Whether a Non-U.S. Holder recognizes gain or loss on the exchange of Claims pursuant to the Plan, or upon a subsequent disposition of the consideration received under the Plan, the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders. (a) Gain Recognition in Connection with the Plan Other than with respect to any amounts received that are attributable to accrued but untaxed interest (or OID, if any), any gain recognized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (i) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States). If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder with respect to such gain. In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. (b) Accrued but Untaxed Interest Payments made to a Non-U.S. Holder under the Plan that are attributable to accrued but untaxed interest (or OID) generally will not be subject to U.S. federal income or withholding tax; provided, that (a) such Non-U.S. Holder is not a bank, (b) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of the Debtor obligor on a Claim (in the case of consideration received in respect of accrued but unpaid interest) or the Reorganized Debtors’ obligor on the debt received under the Plan (in the case of interest payments with respect thereto), and (c) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W- 8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest (or OID) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (i) generally will not be subject to withholding tax, but (ii) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S.

94 31298697.2 Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest (or OID) at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)). A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but untaxed interest (or OID) that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty, provided certification requirements (as discussed below) on payments that are attributable to accrued but untaxed interest (or OID). For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. E. Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of the Exit Facilities 1. U.S. Holders a. Payments of Qualified Stated Interest Payments or accruals of “qualified stated interest” (as defined below) on the Exit Facility will be taxable to a U.S. Holder as ordinary income at the time that such payments are accrued or are received in accordance with such Holder’s regular method of accounting for U.S. federal income tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Exit Facility, as applicable, at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices. b. Original Issue Discount A debt instrument, such as the Exit Facility, is treated as issued with OID for U.S. federal income tax purposes if its issue price is less than its stated redemption price at maturity by at least a de minimis amount. The amount of OID on the Exit Facility will be the difference between the “stated redemption price at maturity” (the sum of all payments to be made on the debt instrument other than “qualified stated interest”) and the “issue price” (as discussed above). A U.S. Holder (whether a cash or accrual method taxpayer) generally will be required to include the OID in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis), in advance of the Holder’s receipt of cash payments attributable to this OID. In general, the amount of OID includible in the gross income of a U.S. Holder will be equal to a ratable amount of OID with respect to the note for each day in an accrual period during the taxable year or portion of the taxable year on which a U.S. Holder held the note. An accrual period may be of any length and the accrual periods may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of a compounding assumption that reflects the length of the accrual period over (ii) the sum of the qualified stated interest payments on the notes allocable to the accrual period. The adjusted issue price of a note at the beginning of any accrual period generally equals the issue price of the note increased by the amount of

95 31298697.2 all previously accrued OID and decreased by any cash payments previously made on the note other than payments of qualified stated interest. The rules regarding OID are complex. You should consult your own tax advisors regarding the consequences of OID, including the amount of OID that you would include in gross income for a taxable year. c. Sale, Taxable Exchange or Other Taxable Disposition Upon the disposition of the Exit Facility by sale, exchange, retirement, redemption or other taxable disposition, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder’s adjusted tax basis in the Exit Facility, as applicable. A U.S. Holder’s adjusted tax basis will generally be equal to the holder’s initial tax basis in the Exit Facility, as applicable, increased by any accrued OID previously included in such holder’s gross income. A U.S. Holder’s gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such Exit Facility for longer than one year. Non-corporate taxpayers are generally subject to a reduced federal income tax rate on a net long-term capital gains. The deductibility of capital losses is subject to certain limitations. d. Conversion of the Exit Secured Convertible Notes Although not free from doubt, the conversion of an interest in an Exit Secured Convertible Note to an equivalent amount of New Common Equity pursuant to the terms of the Exit Secured Convertible Notes is expected to be treated as a tax-free recapitalization or exchange of the Exit Secured Convertible Notes for the New Common Equity received therefor, except in respect of (i) any cash paid to such holder in lieu of fractional shares of New Common Equity and (ii) any New Common Equity received attributable to accrued, but unpaid interest not previously included in income. A Holder of the Exit Secured Convertible Notes would be expected to have a tax basis in the New Common Equity received equal to the tax basis that the Holder had in the Exit Secured Convertible Note that was exchanged. 2. Non-U.S. Holders a. Payments of Interest Subject to the discussion of backup withholding and FATCA below, interest income (which, for purposes of this discussion of Non-U.S. Holders, includes OID) of a Non-U.S. Holder that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder will qualify for the so-called “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income tax or withholding, provided that: the Non-U.S. Holder does not own, actually or constructively, a 10% or greater interest in the total combined voting power of all classes of Reorganized Invacare's stock entitled to vote; the Non-U.S. Holder is not a controlled foreign corporation related to the Debtors or Reorganized Debtors, actually or constructively through the ownership rules under Section 864(d)(4) of the Tax Code; the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

96 31298697.2 the beneficial owner gives the Reorganized Debtors or the Reorganized Debtor’s paying agent an appropriate IRS Form W-8 (or suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a Non-U.S. Holder. If not all of these conditions are met, interest on the Exit Facility paid to a Non-U.S. Holder that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder will generally be subject to U.S. federal income tax and withholding at a 30% rate, unless an applicable income tax treaty reduces or eliminates such withholding and the Non-U.S. Holder claims the benefit of that treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. If interest on the Exit Facility is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (“ECI”), the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. Holder (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to the Reorganized Debtor or its paying agent) unless an applicable income tax treaty provides otherwise. To claim an exemption from withholding, such non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or suitable substitute or successor form or such other form as the IRS may prescribe). If a Non-U.S. Holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty if the Non-U.S. Holder claims the benefit of the treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, a corporate Non- U.S. Holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate, on its effectively connected earnings and profits attributable to such interest (subject to adjustments). The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non- U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. b. Sale, Taxable Exchange, or Other Disposition of the Exit Facility A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the Exit Facility (other than any amount representing accrued but unpaid interest on the loan, which will be treated as interest and may be subject to the rules discussed above under “—Non-U.S. Holders—Payments of Interest”) unless: (i) the gain is ECI (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base that such Non-U.S. Holder maintains), or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met. If a Non-U.S. Holder falls under the first of these exceptions, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be taxed on the net gain derived from the disposition of the Exit Facility under the regular U.S. federal income tax rates that are applicable to U.S. Holders and,

97 31298697.2 if the Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax described above. To claim an exemption from withholding, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or suitable substitute or successor form or such other form as the IRS may prescribe). If an individual Non-U.S. Holder falls under the second of these exceptions, the Non- U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower applicable treaty rate applies) on the amount by which the gain derived from the disposition exceeds such Non-U.S. Holder’s capital losses allocable to sources within the United States for the taxable year of the sale. F. Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of the New Convertible Preferred Equity 1. U.S. Holders (a) Dividends on New Convertible Preferred Equity Any distributions made on account of the New Convertible Preferred Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the entity issuing the New Convertible Preferred Equity, as determined under U.S. federal income tax principles. “Qualified dividend income” received by a non-corporate U.S. Holder is subject to preferential tax rates. To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in the New Convertible Preferred Equity. Any such distributions in excess of the U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain. The Debtors intend to treat the New Convertible Preferred Equity as participating preferred such that neither the stated yield nor any repurchase premium nor any amounts “paid in kind” will be treated as dividends as they accrue but rather would only potentially be treated as a dividend when paid at maturity. Any distributions made on account of the New Convertible Preferred Equity in the form of additional shares of New Convertible Preferred Equity generally will be tax-free under Section 305 of the Tax Code. Such a stock distribution will not be tax-free if one or more of the following exceptions apply: (1) at the election of any stockholder, the dividend can be paid in property instead of stock; (2) the result of the distribution is that some stockholders receive property while other stockholders increase their interest in the earnings or assets of the corporation; (3) as a result of the distribution, some common stockholders receive common stock and other common stockholders receive New Convertible Preferred Equity; (4) the dividend is a distribution on preferred stock; or (5) the dividend is payable in convertible preferred stock, unless we can establish that the dividend will not have the effect listed exception (2). Exception (4) for distributions on preferred stock does not apply to “participating preferred stock.” As stated above, the Debtors intend to (i) treat the New Convertible Preferred Equity as “participating preferred stock” for purposes of Section 305 of the Tax Code and (ii) endeavor to establish that the stated yield will not have the effect listed in (2). There is no assurance, however, that the IRS or the courts will not take a contrary position. In general, each holder is bound by the Debtors’ determination, unless the holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock. Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction. However, the dividends- received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly

98 31298697.2 attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed. (b) Sale, Redemption, or Repurchase of New Convertible Preferred Equity Unless a non-recognition provision applies, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Convertible Preferred Equity. Such capital gain will be long-term capital gain if at the time of the sale, redemption, or other taxable disposition, the U.S. Holder held the New Convertible Preferred Equity for more than one year. Long-term capital gains of an individual taxpayer generally are subject to preferential tax rates. The deductibility of capital losses is subject to certain limitations as described above. 2. Non-U.S. Holders (a) Dividends on New Convertible Preferred Equity Any distributions made with respect to New Convertible Preferred Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the entity issuing the New Convertible Preferred Equity as determined under U.S. federal income tax principles. Except as discussed above with respect to tax-free dividends under Section 305 of the Tax Code or otherwise as described below, dividends paid with respect to New Convertible Preferred Equity that is held by a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W- 8BEN or W-8BEN-E, as applicable (or a successor form), or other applicable IRS Form W-8, upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Convertible Preferred Equity held by a Non-U.S. Holder that are effectively connected with a Non- U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) generally will not be subject to withholding tax, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or a successor form). However, such dividends generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). (b) Sale, Redemption, or Repurchase of New Convertible Preferred Equity A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New Convertible Preferred Equity unless: (a) such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of disposition and certain other conditions are met; (b) such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States); or (c) the entity issuing the New

99 31298697.2 Convertible Preferred Equity is or has been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes. If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Convertible Preferred Equity. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). Based on the Reorganized Debtors’ current business plans and operations, the Debtors do not anticipate that the entity issuing the New Convertible Preferred Equity is or will be a “U.S. real property holding corporation” for U.S. federal income tax purposes. G. Certain U.S. Federal Income Tax Considerations to the Litigation Trust For U.S. federal income tax purposes, the Debtors intend that (a) the Litigation Trust be treated as (x) a “liquidating trust” pursuant to the Tax Code and the Treasury Regulations, including Treasury Regulation section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust and (y) a “grantor trust” for U.S. federal income tax purposes, pursuant to sections 671- 677 of the Tax Code, and (b) the beneficiaries of the Litigation Trust will be treated as grantors and deemed owners thereof. Accordingly, for U.S. federal income tax purposes, it is intended that each beneficiary of the Litigation Trust be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such undivided interest to the Litigation Trust. As soon as possible after the transfer of the Litigation Trust Assets to the Litigation Trust, the Litigation Trustee shall make a good faith valuation of the Litigation Trust Assets and make such valuation available to the beneficiaries of the Litigation Trust. Each of the Debtors, the Litigation Trustee, and the Litigation Trust Beneficiaries shall use such valuation of the Litigation Trust Assets for all related U.S. federal income tax purposes. The Litigation Trust shall bear all of the reasonable costs and expenses incurred in connection with determining such value. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). The Litigation Trust shall in no event be dissolved later than five (5) years from the creation of such Litigation Trust unless the Bankruptcy Court, upon motion within the 6-month period prior to the fifth anniversary (or within the 6-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five (5) years without a private letter ruling from the IRS or an opinion of counsel satisfactory to the trustee(s) for the Litigation Trust that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Litigation Trust Assets. 1. Conversion of the New Convertible Preferred Equity Although not free from doubt, the conversion of New Convertible Preferred Equity to an equivalent amount of New Common Equity pursuant to the terms of the New Convertible Preferred Equity is expected to be treated as a tax-free recapitalization or exchange of the New Convertible Preferred Equity for the New

100 31298697.2 Common Equity received therefor, except in respect of any cash paid to such holder in lieu of fractional shares of New Common Equity. A Holder of the New Convertible Preferred Equity would be expected to have a tax basis in the New Common Equity received equal to the tax basis that the Holder had in the New Convertible Preferred Equity that was exchanged. H. Certain U.S. Federal Income Tax Consequences to Holders of Owning and Disposing of New Common Equity 1. U.S. Holders (a) Dividends on New Common Equity Any distributions made on account of the New Common Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the entity issuing the New Common Equity, as determined under U.S. federal income tax principles. “Qualified dividend income” received by a non-corporate U.S. Holder is subject to preferential tax rates. To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in the New Common Equity. Any such distributions in excess of the U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain. Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction. However, the dividends- received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed. (b) Sale, Redemption, or Repurchase of New Common Equity Unless a non-recognition provision applies, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Common Equity. Such capital gain will be long-term capital gain if at the time of the sale, redemption, or other taxable disposition, the U.S. Holder held the New Common Equity for more than one year. Long-term capital gains of an individual taxpayer generally are subject to preferential tax rates. The deductibility of capital losses is subject to certain limitations as described above. 2. Non-U.S. Holders (a) Dividends on New Common Equity Any distributions made with respect to New Common Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the entity issuing the New Common Equity as determined under U.S. federal income tax principles. Except as described below, dividends paid with respect to New Common Equity that is held by a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30%

101 31298697.2 (or at a reduced rate or exemption from tax under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form), or other applicable IRS Form W-8, upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Equity held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) generally will not be subject to withholding tax, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or a successor form). However, such dividends generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). (b) Sale, Redemption, or Repurchase of New Common Equity A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New Common Equity unless: (a) such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty- three (183) days or more in the taxable year of disposition and certain other conditions are met; (b) such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States); or (c) the entity issuing the New Common Equity is or has been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes. If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Common Equity. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). Based on the Reorganized Debtors’ current business plans and operations, the Debtors do not anticipate that the entity issuing the New Common Equity is or will be a “U.S. real property holding corporation” for U.S. federal income tax purposes. I. Information Reporting and Back-up Withholding The Debtors and Reorganized Debtors will withhold all amounts required by law to be withheld from payments of interest and distributions with respect to equity. The Debtors and Reorganized Debtors will also comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan, as well as future payments or allocations of income made with respect to consideration received under the Plan. In addition, backup withholding of taxes will generally apply to payments in respect of a Claim under the Plan, as well as future payments with respect to the consideration received under the Plan, unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of a

102 31298697.2 Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or, in each case, such Holder otherwise establishes eligibility for an exemption). Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a U.S. federal income tax return). In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns. J. FATCA Under legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income, and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding. FATCA withholding rules were previously scheduled to take effect on January 1, 2019, that would have applied to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S. source interest or dividends. However, such withholding has effectively been suspended under proposed Treasury Regulations that may be relied on until final regulations become effective. Nonetheless, there can be no assurance that a similar rule will not go into effect in the future. Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of FATCA withholding rules on such Non- U.S. Holder. BOTH U.S. HOLDERS AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE IMPACT OF THESE RULES ON SUCH HOLDERS’ EXCHANGE OF ANY OF ITS CLAIMS PURSUANT TO THE PLAN. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-U.S., OR NON-INCOME TAX LAW, AND OF ANY CHANGE IN APPLICABLE TAX LAW.

103 31298697.2 XIII. RECOMMENDATION In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan. Dated: March 29, 2023 INVACARE CORPORATION on behalf of itself and all other Debtors By: /s/ Kathleen P. Leneghan Kathleen P. Leneghan Senior Vice President and Chief Financial Officer

31298697.2 Exhibit A Plan of Reorganization

SOLICITATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	Chapter 11
INVACARE CORPORATION, et al.,[1]	Case No. 23-90068 (CML)
Debtors.	(Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF INVACARE CORPORATION AND ITS DEBTOR AFFILIATES

JACKSON WALKER LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)
Jennifer F. Wertz (TX Bar No. 24072822)
J. Machir Stull (TX Bar No. 24070697)
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221
Email: mcavenaugh@jw.com
jwertz@jw.com
mstull@jw.com

-and-

MCDONALD HOPKINS LLC
Shawn M. Riley (admitted pro hac vice)
David A. Agay (admitted pro hac vice)
Nicholas M. Miller (admitted pro hac vice)
Maria G. Carr (admitted pro hac vice)
600 Superior Avenue E., Suite 2100
Cleveland, Ohio 44114
Telephone: (216) 348-5400
Facsimile: (216) 348-5474
Email: sriley@mcdonaldhopkins.com
dagay@mcdonaldhopkins.com
nmiller@mcdonaldhopkins.com
mcarr@mcdonaldhopkins.com

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Ryan Blaine Bennett, P.C. (admitted pro hac vice)
Yusuf Salloum (admitted pro hac vice)
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: ryan.bennett@kirkland.com
yusuf.salloum@kirkland.com

-and-

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Erica D. Clark (admitted pro hac vice)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 862-2200
Email: erica.clark@kirkland.com

Co-Counsel to the Debtors
and Debtors in Possession

Dated: March 29, 2023

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Invacare Corporation (0965); Freedom Designs, Inc. (4857); and Adaptive Switch Laboratories, Inc. (6470). The corporate headquarters and the mailing address for the Debtors is 1 Invacare Way, Elyria, Ohio 44035.

i TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................................................................... 1 A. Defined Terms. ................................................................................................................................. 1 B. Rules of Interpretation. ................................................................................................................... 19 C. Computation of Time. ..................................................................................................................... 19 D. Governing Law. .............................................................................................................................. 20 E. Reference to Monetary Figures. ...................................................................................................... 20 F. Reference to the Debtors or the Reorganized Debtors. ................................................................... 20 G. Controlling Document. .................................................................................................................... 20 H. Consent Rights ................................................................................................................................ 20 ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PROFESSIONAL CLAIMS, AND PRIORITY CLAIMS, ..................................................................................................................... 20 A. General Administrative Claims. ...................................................................................................... 21 B. Professional Claims......................................................................................................................... 21 C. DIP Claims. ..................................................................................................................................... 22 D. Priority Tax Claims. ........................................................................................................................ 23 E. U.S. Trustee Fees. ........................................................................................................................... 23 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ..................................... 23 A. Classification of Claims and Interests. ............................................................................................ 23 B. Treatment of Claims and Interests. ................................................................................................. 24 C. Special Provision Governing Unimpaired Claims. ......................................................................... 28 D. Elimination of Vacant Classes. ....................................................................................................... 28 E. Voting Classes, Presumed Acceptance by Non-Voting Classes. .................................................... 29 F. Intercompany Interests. ................................................................................................................... 29 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 29 H. Controversy Concerning Impairment. ............................................................................................. 29 I. Subordinated Claims. ...................................................................................................................... 29 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ........................................................................ 29 A. General Settlement of Claims and Interests. ................................................................................... 29 B. Restructuring Transactions.............................................................................................................. 30 C. Sources of Consideration for Plan Distributions ............................................................................. 30 D. Management Incentive Plan ............................................................................................................ 34 E. Employee Matters ........................................................................................................................... 34 F. Corporate Existence ........................................................................................................................ 35 G. New Organizational Documents ..................................................................................................... 35 H. Directors and Officers of the Reorganized Debtors ........................................................................ 35 I. Vesting of Assets in the Reorganized Debtors ................................................................................ 36 J. Preservation of Causes of Action .................................................................................................... 36 K. The Litigation Trust ........................................................................................................................ 37 L. Effectuating Documents; Further Transactions ............................................................................... 39 M. Tax Matters. .................................................................................................................................... 39 N. Cancellation of Existing Securities and Agreements. ..................................................................... 39 O. Corporate Action. ............................................................................................................................ 40 P. Indemnification Obligations............................................................................................................ 41 Q. Section 1146 Exemption. ................................................................................................................ 41 R. Director and Officer Liability Insurance. ........................................................................................ 41 S. Restructuring Support Agreement. .................................................................................................. 42 T. Restructuring Expenses. .................................................................................................................. 42

ii ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 42 A. Assumption of Executory Contracts and Unexpired Leases. .......................................................... 42 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. ..................................... 43 C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. .................................. 43 D. Insurance Policies. .......................................................................................................................... 44 E. Modifications, Amendments, Supplements, Restatements, or Other Agreements. ......................... 45 F. Reservation of Rights. ..................................................................................................................... 45 G. Nonoccurrence of Effective Date. ................................................................................................... 45 H. Contracts and Leases Entered Into After the Petition Date. ............................................................ 45 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 45 A. Distributions on Account of Claims Allowed as of the Effective Date. .......................................... 45 B. Distribution Agent........................................................................................................................... 46 C. Rights and Powers of the Distribution Agent. ................................................................................. 46 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 46 E. Manner of Payment. ........................................................................................................................ 48 F. Compliance with Tax Requirements. .............................................................................................. 48 G. Allocations. ..................................................................................................................................... 48 H. Foreign Currency Exchange Rate. .................................................................................................. 48 I. Setoffs and Recoupment. ................................................................................................................ 48 J. Claims Paid or Payable by Third Parties. ........................................................................................ 49 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ..................................................................................................................... 50 A. Allowance of Claims. ...................................................................................................................... 50 B. Claims Administration Responsibilities. ......................................................................................... 50 C. Disputed Claims Process. ................................................................................................................ 50 D. Estimation of Claims and Interests ................................................................................................. 50 E. Adjustment to Claims or Interests without Objection. .................................................................... 51 F. Disallowance of Claims or Interests................................................................................................ 51 G. No Distributions Pending Allowance. ............................................................................................. 51 H. Distributions After Allowance. ....................................................................................................... 51 I. No Postpetition Interest on Claims.................................................................................................. 52 J. Accrual of Dividends and Other Rights. ......................................................................................... 52 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 52 A. Discharge of Claims and Termination of Interests. ......................................................................... 52 B. Release of Liens. ............................................................................................................................ 52 C. Releases by the Debtors. ............................................................................................................... 53 D. Releases by the Releasing Parties. ............................................................................................... 54 E. Exculpation. ................................................................................................................................... 55 F. Injunction....................................................................................................................................... 55 G. Protections Against Discriminatory Treatment. .............................................................................. 56 H. Document Retention. ...................................................................................................................... 56 I. Reimbursement or Contribution. ..................................................................................................... 56 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN ........................................... 57 A. Conditions Precedent to the Effective Date. ................................................................................... 57 B. Waiver of Conditions. ..................................................................................................................... 58 C. Effect of Failure of Conditions. ...................................................................................................... 58 D. Substantial Consummation ............................................................................................................. 58 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 58 A. Modification and Amendments. ...................................................................................................... 58 B. Effect of Confirmation on Modifications. ....................................................................................... 59 C. Revocation or Withdrawal of Plan. ................................................................................................. 59

iii ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 59 ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 61 A. Immediate Binding Effect. .............................................................................................................. 61 B. Additional Documents. ................................................................................................................... 61 C. Payment of Statutory Fees. ............................................................................................................. 61 D. Payment of Certain Fees and Expenses........................................................................................... 62 E. Reservation of Rights. ..................................................................................................................... 62 F. Successors and Assigns. .................................................................................................................. 62 G. Notices. ........................................................................................................................................... 62 H. Term of Injunctions or Stays. .......................................................................................................... 63 I. Ipso Facto and Similar Provisions Ineffective ................................................................................ 63 J. Entire Agreement. ........................................................................................................................... 64 K. Plan Supplement. ............................................................................................................................ 64 L. Nonseverability of Plan Provisions. ................................................................................................ 64 M. Votes Solicited in Good Faith. ........................................................................................................ 64 N. Dissolution of the Committee. ........................................................................................................ 64 O. Closing of Chapter 11 Cases. .......................................................................................................... 65 P. Waiver or Estoppel.......................................................................................................................... 65 Q. Creditor Default .............................................................................................................................. 65

1 INTRODUCTION Invacare Corporation and the above-captioned debtors and debtors in possession (each a “Debtor,” and collectively, the “Debtors”), propose this joint chapter 11 plan of reorganization (together with any documents comprising the Plan Supplement and as may be modified, amended, or supplemented from time to time, the “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth in Article Error! Reference source not found. of the Plan. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article Error! Reference source not found. of the Plan shall be deemed to apply separately with respect to each Debtor, as applicable, for the purpose of receiving distributions pursuant to this Plan. While the Plan constitutes a single plan of reorganization for all Debtors, the Plan does not contemplate substantive consolidation of any of the Debtors. Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a chapter 11 plan cannot be solicited from Holders of Claims or Interests entitled to vote on a chapter 11 plan until a disclosure statement has been approved by a bankruptcy court and distributed to such Holders. Holders of Claims against and Interests in the Debtors should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, operations, historical financial information, projections of future operations, and risk factors, as well as a summary and description of the Plan, the Restructuring Transactions that the Debtors seek to consummate on the Effective Date of the Plan, and certain related matters. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE PLAN REFLECTS THE TERMS OF A SETTLEMENT AMONG THE DEBTORS, THE COMMITTEE, THE AD HOC COMMITTEE OF NOTEHOLDERS, AND CERTAIN FUNDS MANAGED BY HIGHBRIDGE CAPITAL MANAGEMENT, LLC.2 THE COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN AND RECOMMENDS THAT HOLDERS OF CLAIMS IN CLASSES 5 AND 6 VOTE TO ACCEPT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “ABL Agent” means PNC Bank, National Association, solely in its capacity as administrative agent under the ABL Credit Agreement. 2. “ABL Claims” means any and all Claims arising under, derived from, secured by, or based upon the ABL Facility, including all Obligations (as defined in the ABL Credit Agreement). 3. “ABL Credit Agreement” means that certain prepetition second amended and restated revolving credit and security agreement dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time prior to the Petition Date, by and among Invacare Corporation, as borrower, certain other Debtors as borrowers and guarantors party thereto, the ABL Agent, and the ABL Lenders party thereto. 4. “ABL Facility” means that certain asset-based revolving credit facility provided under the ABL Credit Agreement. 2 Nothing in connection with the settlement shall be deemed to modify the consent rights or other rights set forth in the Restructuring Support Agreement as between the parties thereto.

2 5. “ABL Lenders” means those banks, financial institutions, and other lenders party to the ABL Credit Agreement from time to time, in their respective capacities thereunder. 6. “Ad Hoc Committee of Noteholders” means the ad hoc group of Unsecured Noteholders represented by Brown Rudnick LLP. 7. “Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to sections 328, 330, or 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) any adequate protection Claim provided for in the DIP Orders; (d) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (e) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code to the extent such request is granted by the Bankruptcy Court. 8. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to Administrative Claims other than Professional Claims, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Claims, shall be forty-five (45) days after the Effective Date. 9. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor. 10. “Agent” means collectively, the DIP Agents, the ABL Agent, and the Term Loan Agent, including any successors thereto. 11. “Agent/Trustee” means collectively, the Agents and the Trustees. 12. “Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the applicable claims objection deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, the DIP Orders, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither Disputed, contingent, nor unliquidated, and for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; (c) a Claim or Interest that is upheld or otherwise Allowed or deemed Allowed (i) pursuant to the Plan; (ii) in any stipulation that is approved by the Bankruptcy Court; (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided that with respect to a Claim or Interest described in clauses (a) through (c) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof is Filed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so Filed and the Claim or Interest, as applicable, shall have been Allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or Disputed, and for which no Proof of Claim or Interest is or has been timely Filed, is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. For the avoidance of doubt a Proof of Claim or Interest Filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings. 13. “Assumed Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, which shall be included in the

3 Plan Supplement, as the same may be amended, modified, or supplemented from time to time, subject to the consent rights set forth in the Restructuring Support Agreement. 14. “Available Net Litigation Recoveries” means funds realized from the prosecution, settlement or other liquidation or monetization of any causes of action vested in the Litigation Trust after (i) all fees and expenses of the Litigation Trust (including, but not limited to, reasonable and documented fees and expenses incurred by the Litigation Trust and its professionals), and (ii) the establishment of a reasonable reserve for anticipated future expenses. 15. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law to avoid, recover, or subordinate a prepetition transaction, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes, common law or other applicable Law, including fraudulent transfer laws. 16. “Backstop” means the several, and not joint, backstop, in full, of the Rights Offering by the Backstop Parties pursuant to the Backstop Commitment Agreement. 17. “Backstop Allocations” has the meaning set forth in Article IV.C.2 of the Plan. 18. “Backstop Commitment Agreement” means that certain First Amended and Restated Backstop Commitment Agreement, dated as of March 29, 2023 by and between Invacare Corporation and the Backstop Parties, and as may be amended, modified, or supplemented from time to time in accordance with its terms, and which will govern certain matters related to the Rights Offering. 19. “Backstop Commitment Approval Order” means the order of the Bankruptcy Court approving the Backstop Commitment Agreement. 20. “Backstop Commitment Premium” shall have the meaning set forth in the Backstop Commitment Agreement. 21. “Backstop Parties” shall have the meaning set forth in the Backstop Commitment Agreement. 22. “Backstop Party Rights” shall have the meaning set forth in the Backstop Commitment Agreement. 23. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 24. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas. 25. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended. 26. “Bar Date(s)” means the applicable date(s) designated by the Bankruptcy Court (or pursuant to the Bankruptcy Rules) as the last date for Filing Proofs of Claims or Interests in the Chapter 11 Cases of the respective Debtors, including the Claims Bar Date, the Governmental Unit Bar Date, and the Administrative Claims Bar Date.

4 27. “Business Day” means any day other than a Saturday, Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. 28. “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable. 29. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. 30. “Cause of Action” or “Causes of Action” means any claims, cross-claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, judgments, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, tortious interference, breach of fiduciary duty, violation of state or federal law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any other Avoidance Actions. 31. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 32. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors or any of the Estates. 33. “Claims Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to Claims, other than Administrative Claims, Claims held by Governmental Units, or other Claims or Interests for which the Bankruptcy Court has entered an order excluding the Holders of such Claims or Interests from the requirement of Filing Proofs of Claim. 34. “Claims, Noticing, and Solicitation Agent” means Epiq Corporate Restructuring, LLC, in its capacity as the claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases. 35. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Claims, Noticing, and Solicitation Agent or the clerk of the Bankruptcy Court. 36. “Class” means a category of Holders of Claims or Interests as set forth in Article Error! Reference source not found., pursuant to section 1122(a) of the Bankruptcy Code. 37. “Class 6 Equity Option” means the right of each Holder of an Allowed General Unsecured Claim to irrevocably elect to receive its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims in respect of their Residual Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan). 38. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

5 39. “Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases, pursuant to section 1102(a) of the Bankruptcy Code, as it may be reconstituted from time to time. 40. “Compensation and Benefit Claims” means any and all Claims arising on account of, or relating to, the Compensation and Benefits Programs assumed pursuant to Article IV.E hereof (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program). 41. “Compensation and Benefits Programs” means all employment, change in control agreements, and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans, including the Employee-Related Programs and the Employment Agreements. 42. “Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases. 43. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 44. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. 45. “Confirmation Objection Deadline” means the deadline by which objections to confirmation of the Plan must be received by the Debtors and Filed on the Bankruptcy Court’s docket. 46. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan, including the Plan Supplement, pursuant to section 1129 of the Bankruptcy Code, subject to the consent rights set forth in the Restructuring Support Agreement. 47. “Consenting Secured Noteholders” has the meaning set forth in the Restructuring Support Agreement. 48. “Consenting Stakeholders” has the meaning set forth in the Restructuring Support Agreement. 49. “Consenting Term Loan Lender” has the meaning set forth in the Restructuring Support Agreement. 50. “Consenting Unsecured Noteholders” has the meaning set forth in the Restructuring Support Agreement. 51. “Consummation” means the occurrence of the Effective Date as to the applicable Debtor. 52. “Cure Amounts” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code; provided that if no Cure Amount is listed for any assumed Executory Contract or Unexpired Lease, the Cure Amount shall be $0.00. 53. “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease at the time such Executory Contract or

6 Unexpired Lease is assumed by such Debtor under section 365 of the Bankruptcy Code, other than with respect to a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 54. “D&O Liability Insurance Policies” means all Insurance Policies (including any “tail policy”) issued at any time to or providing coverage to any of the Debtors for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents, or instruments relating thereto. 55. “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.C of the Plan. 56. “Definitive Documents” means, without limitation, the following documents: (a) the Plan (and all its exhibits, annexes, schedules, ballots, solicitation procedures, and other documents and instruments related thereto); (b) the Confirmation Order; (c) the Disclosure Statement; (d) the Disclosure Statement Order; (e) the Plan Supplement; (f) the DIP Orders, DIP Credit Agreements, and any and all other DIP Documents and related documentation; (g) the Backstop Commitment Agreement, Backstop Commitment Approval Order, Rights Offering Procedures, and any and all documentation required to implement, issue, and distribute the New Convertible Preferred Equity and New Common Equity; (h) the Exit Facilities Documents and related documentation; (i) the Management Incentive Plan; (j) the New Organizational Documents and all other documents or agreements for the governance of Reorganized Invacare and the other Reorganized Debtors; (k) the Litigation Trust Agreement; and (l) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by the Plan, which shall, in each case, be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 57. “DIP ABL Agent” means PNC Bank National Association, as agent under the DIP ABL Credit Agreement. 58. “DIP ABL Claims” means any and all Claims arising under, derived from, or based upon the DIP ABL Credit Agreement, including Claims for principal amounts outstanding, interest, fees, expenses, costs, and other charges based upon the DIP ABL Credit Agreement. For the avoidance of doubt, the “DIP ABL Claims” shall include all ABL DIP Obligations (as defined in the DIP Orders). 59. “DIP ABL Credit Agreement” means the superpriority, senior secured, and priming debtor-in possession asset-based revolving credit facility agreement, dated as of February 2, 2023, by and among the Debtors party thereto, the DIP Agent and the DIP Lenders, as may be amended, amended and restated, supplemented, or modified from time to time. 60. “DIP ABL Facility” means that certain $17.4 superpriority, senior secured, and priming debtor-in possession asset-based revolving credit facility provided by the DIP ABL Lenders on the terms of, and subject to the conditions set forth in, the DIP ABL Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP Orders. 61. “DIP ABL Lenders” means the lenders party to the DIP ABL Credit Agreement from time to time. 62. “DIP Agents” means the DIP ABL Agent and the DIP Term Loan Agents. 63. “DIP Claims” means, collectively, the DIP ABL Claims and the DIP Term Loan Claims. 64. “DIP Credit Agreements” means, collectively, the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement. 65. “DIP Documents” means the DIP Credit Agreements and any other documentation governing the DIP Facilities, including the DIP Orders, which shall be in form and substance acceptable to the DIP Lenders. 66. “DIP Facilities” means, collectively, the DIP Term Loan Facility and the DIP ABL Facility.

7 67. “DIP Lenders” means, collectively, the DIP Term Loan Lenders and the DIP ABL Lenders. 68. “DIP Orders” means the Interim DIP Order and Final DIP Order. 69. “DIP Term Loan Agents” means Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent, under the DIP Term Loan Credit Agreement. 70. “DIP Term Loan Claims” means any and all Claims arising under, derived from, or based upon the DIP Term Loan Credit Agreement, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges arising under the DIP Term Loan Credit Agreement. For the avoidance of doubt, the “DIP Term Loan Claims” shall include all Term DIP Obligations (as defined in the DIP Orders). 71. “DIP Term Loan Credit Agreement” means the superpriority, senior secured and priming term loan credit agreement, dated as of February 2, 2023, by and among the Debtors, certain Affiliates of the Debtors party thereto, the DIP Term Loan Agents and the DIP Term Loan Lenders, as may be amended, amended and restated, supplemented, or modified from time to time. 72. “DIP Term Loan Facility” means that certain $70 million senior secured and priming term loan credit facility provided by the DIP Term Loan Lenders on the terms of, and subject to the conditions set forth in, the DIP Term Loan Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP Orders. 73. “DIP Term Loan Lenders” means the lenders party to the DIP Term Loan Credit Agreement from time to time. 74. “Disclosure Statement” means the related disclosure statement with respect to this Plan, including all exhibits and schedules thereto and references therein that relate to this Plan, as may be amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, which shall be consistent in all respects with the Restructuring Support Agreement and subject to the consent rights thereunder. 75. “Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement, the Solicitation Materials, and the solicitation of the Plan, subject to the consent rights set forth in the Restructuring Support Agreement. 76. “Disputed” means, as to a Claim or an Interest, any Claim or Interest, or any portion thereof: (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non- bankruptcy law; (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which an objection or request for estimation has been Filed; and (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 77. “Distribution Agent” means the Reorganized Debtors or the Entity or Entities (including any Agents/Trustees) designated by the Debtors or the Reorganized Debtors, as applicable, to make or to facilitate distributions that are to be made pursuant to the Plan; provided that all distributions on account of the Unsecured Notes Claims shall be made to, or at the direction of, the Unsecured Notes Trustee for distribution in accordance with the Plan following the procedures specified in the Unsecured Notes Indentures. 78. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims and Interests entitled to receive distributions under the Plan.

8 79. “Distribution Record Date” means, other than with respect to the Secured Notes and the Unsecured Notes, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as is designated in a Final Order. For the avoidance of doubt, no distribution record date shall apply to holders of public Securities, including the Secured Notes and the Unsecured Notes, the Holders of which shall receive a distribution in accordance with Article VI of this Plan and, as applicable, the customary procedures of DTC. 80. “DTC” means The Depository Trust Company. 81. “Effective Date” means, as to the applicable Debtor, the date that is the first Business Day on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied in full or waived in accordance with Article IX.B of the Plan and (b) the Plan is declared effective by the Debtors. 82. “Eligible Holders” means the Holders of Unsecured Noteholder Rights which vote to accept the Plan. For the avoidance of doubt, Eligible Holders shall include any permitted transferee of a Backstop Party, as set forth in Section 2.6 of the Backstop Commitment Agreement. 83. “Employee-Related Programs” means those certain employee-related programs listed in the Plan Supplement. 84. “Employment Agreements” means the employment agreements of the senior management team attached to the Plan Supplement. 85. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 86. “Equity Rights” means, collectively, the (a) Unsecured Noteholder Rights and (b) Backstop Party Rights. 87. “Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case and all property (as defined in section 541 of the Bankruptcy Code) acquired by such Debtor after the Petition Date through and including the Effective Date. 88. “Excess New Money” means the amount of Cash that is received by the Debtors or the Reorganized Debtors from the issuance of New Convertible Preferred Equity or New Common Equity in connection with the Restructuring Transactions, in excess of the Rights Offering Amount. 89. “Exchanged Preferred Equity” means the preferred equity interests, in the aggregate amount of $93.75 million, to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Rights Offering Procedures and the Plan, and such preferred equity may be convertible into an amount of New Common Equity at a one-to-one ratio based on the liquidation preference of such preferred equity and the fully-diluted price per share of the New Common Equity, as provided in the Restructuring Transactions Memorandum and in accordance with the Plan. 90. “Exchanged Unsecured Notes Claim” means the portion of each Unsecured Notes Claim that is exchanged for New Convertible Preferred Equity in the Rights Offering, in accordance with the Rights Offering Procedures and the Restructuring Support Agreement. For the avoidance of doubt, an Exchanged Unsecured Notes Claim shall include only the dollar amount of such Unsecured Notes Claim that is exchanged for New Convertible Preferred Equity pursuant to this Plan, and the remaining amount of such Unsecured Notes Claim which is not so exchanged shall constitute a “Residual Unsecured Notes Claim;” provided, however, that in the event that any of the Backstop Parties elect to transfer any of their Backstop Party Rights and/or their Unsecured Noteholder Rights to another Person without transferring a corresponding portion of their Unsecured Notes Claim to such transferee as permitted under the Backstop Commitment Agreement, such Backstop Party’s Unsecured Notes Claim shall

9 nonetheless be deemed to have been exchanged and shall be reduced for purposes of allocating the New Common Equity hereunder. 91. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each independent manager or director of each of the Debtors; and (c) the Committee and the members of the Committee. 92. “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 93. “Existing Equity Interest” means an Interest in Invacare Corporation outstanding immediately prior to the Effective Date (but not including, for the avoidance of doubt, any Secured Notes Claims or Unsecured Notes Claims). 94. “Exit ABL Agreement” means any definitive credit agreement governing any Exit ABL Facility, if any, a form of which shall be included in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 95. “Exit ABL Facility” means any revolving credit facility, if any, provided for under an Exit ABL Agreement, which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 96. “Exit ABL Facility Documents” means, collectively, any Exit ABL Agreement and any and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any amendments to existing loan or other finance documentation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 97. “Exit Facilities” means, collectively, any Exit ABL Facility (if any), the Exit Term Loan Facility, and the Exit Secured Convertible Notes. 98. “Exit Facilities Credit Agreements” means, collectively, any Exit ABL Agreement and the Exit Term Loan Agreement. 99. “Exit Facilities Documents” means, collectively, the Exit Term Loan Facility Documents, the Exit Secured Convertible Notes Documents, and the Exit ABL Facility Documents, in each case if any, the form and substance of which shall be consistent with the Restructuring Term Sheet. 100. “Exit Facilities Lenders” means the lenders party to the Exit Facilities Credit Agreements. 101. “Exit Secured Convertible Notes” means the senior first lien secured convertible notes in the principal amount of $46.5 million to be provided on the terms set forth in the Restructuring Term Sheet and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 102. “Exit Secured Convertible Notes Documents” means, collectively, the Exit Secured Convertible Notes Indenture and any and any and all other agreements, documents, and instruments delivered in connection therewith, whether previously existing or to be entered into, including any amendments to existing loan or other finance documentation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 103. “Exit Secured Convertible Notes Indenture” means the indenture governing the Exit Secured Convertible Notes (which may be an amended and restated Secured Notes Indenture), a form of which shall be included in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder.

10 104. “Exit Secured Noteholders” means the holders of notes issued under the Exit Secured Convertible Notes Indenture. 105. “Exit Term Loan Agreement” means the definitive credit agreement governing the Exit Term Loan Facility (which may be an amended and restated Term Loan Agreement), a form of which shall be included in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 106. “Exit Term Loan Facility” means the term loan facility in the principal amount of $85,000,000 to be provided for under the Exit Term Loan Agreement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 107. “Exit Term Loan Facility Documents” means, collectively, the Exit Term Loan Agreement and any and any and all other agreements, documents, and instruments delivered in connection therewith, whether previously existing or to be entered into, including any amendments to existing loan or other finance documentation, any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 108. “Exit Term Loan Facility Lender” means those lenders from time-to-time party to the Exit Term Loan Agreement. 109. “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually. 110. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 111. “Final DIP Order” means the Bankruptcy Court’s order approving the DIP Facilities and the Debtors’ use of Cash Collateral on a final basis (as amended, modified, or supplemented from time to time in accordance with the terms thereof), which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 112. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and such time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules may be Filed relating to such order, shall not cause an order not to be a Final Order. 113. “General Administrative Claim” means any Administrative Claim other than a Professional Claim, DIP Claim, or Claim for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code. 114. “General Unsecured Claim” means any Unsecured Claim against any of the Debtors that is not: (a) paid in full prior to the Effective Date pursuant to an order of the Bankruptcy Court; (b) a DIP Claim, (c) an Administrative Claim; (d) an Other Secured Claim; (e) an Other Priority Claim; (f) a Term Loan Claim; (g) an ABL

11 Claim; (h) a Secured Notes Claim; (i) an Unsecured Notes Claim (including any Residual Unsecured Notes Claim); (j) an Intercompany Claim; or (k) a Section 510(b) Claim. 115. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, general partner, special committee, or such similar governing body of any of the Debtors or the Reorganized Debtors, as applicable. 116. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 117. “Governmental Unit Bar Date” means the date by which Proofs of Claim must be Filed with respect to Claims held by Governmental Units. 118. “GUC Cash Settlement” means, with respect to an Allowed General Unsecured Claim, Cash equal to 5% of such Claim. 119. “Holder” means an Entity holding a Claim against or an Interest in a Debtor, as applicable. 120. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 121. “Insurance Policies” means all insurance policies, including any D&O Liability Insurance Policies and workers’ compensation insurance policies, that have been issued at any time to or provide coverage to any of the Debtors (or their predecessors) and all agreements, documents or instruments relating thereto. 122. “Insurer” means any company or other entity that issued or entered into an Insurance Policy, any third 123. “Intercompany Claim” means any Claim held by a Debtor or a Non-Debtor Affiliate of a Debtor against a Debtor arising before the Petition Date. 124. “Intercompany Interest” means any Interest held by a Debtor or a Non-Debtor Affiliate of a Debtor in a Debtor arising before the Petition Date. 125. “Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, and including all common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, and any other equity, ownership, beneficial or profits interests in any of the Debtors, whether or not transferable, and options, warrants, rights, or other securities, agreements or interests to acquire or subscribe for, or which are exercisable, convertible or exchangeable into or for the shares (or any class thereof) of, common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, or other equity, ownership, beneficial or profits interests in or of any Debtor, contractual or otherwise, including equity or equity-based incentives, grants or other instruments issued, granted or promised to be granted to current or former employees, directors, officers or contractors of the Debtors (in each case whether or not arising under or in connection with any Employment Agreement). 126. “Interim DIP Order” means the Bankruptcy Court’s order approving the DIP Facilities and the Debtors’ use of Cash Collateral on an interim basis (as amended, modified, or supplemented from time to time in accordance with the terms thereof), which shall be in form and substance acceptable to the Debtors and the DIP Lenders, which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 127. “Invacare” means Invacare Corporation or any successor or assign, by merger, consolidation, or otherwise, prior to the Effective Date. 128. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

12 129. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 130. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 131. “Litigation Trust” means a trust to be established on the Effective Date for the benefit of Holders of Allowed Unsecured Notes Claims and Holders of Allowed General Unsecured Claims, pursuant to the terms of the Litigation Trust Agreement and the Plan. 132. “Litigation Trust Agreement” means a trust or similar agreement entered into no later than the Effective Date that establishes the Litigation Trust and governs the powers, duties, and responsibilities of the Litigation Trust, a form of which shall be included in the Plan Supplement, and which shall constitute a Definitive Document for purposes of the Restructuring Support Agreement. 133. “Litigation Trust Assets” means (a) the Non-Released LT Claims and (b) the Litigation Trust Funding. 134. “Litigation Trust Beneficiaries” means the Holders of Litigation Trust Interests. 135. “Litigation Trust Funding” means $600,000 in Cash, which shall be distributed by the Reorganized Debtor on the Effective Date directly to the Litigation Trust. 136. “Litigation Trust Interests” means all beneficial interests in the Litigation Trust, as provided for in the Litigation Trust Agreement. 137. “Litigation Trustee” means the Person or Entity jointly selected by the Committee and the Ad Hoc Committee of Noteholders to serve as the trustee of the Litigation Trust, identified and disclosed in the Plan Supplement, and any successor thereto appointed pursuant to the Litigation Trust Agreement, as appointed in accordance with the Litigation Trust Agreement. 138. “Management Incentive Plan” means a management incentive plan for the Reorganized Debtors, the terms and conditions of which shall be set forth in the Plan Supplement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 139. “New Board” means the board of directors of Reorganized Invacare that shall be appointed in accordance with the terms of the Restructuring Support Agreement. The identities of directors on the New Board shall be set forth in the Plan Supplement, to the extent known. 140. “New Common Equity” means the common equity interests to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Plan. 141. “New Convertible Preferred Equity” means the preferred equity interests to be issued by Reorganized Invacare on the Effective Date, which shall be convertible into New Common Equity, with the terms set forth in the Restructuring Term Sheet, which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. For the avoidance of doubt, the term “New Convertible Preferred Equity” includes both the Exchanged Preferred Equity and the New Money Preferred Equity to be issued by Reorganized Invacare on the Effective Date. 142. “New Intermediate Holding Company” means the entity to be formed on or prior to the Effective Date to hold and issue the New Intermediate Preferred Equity. 143. “New Intermediate Preferred Equity” means the preferred equity interests to be issued by New Intermediate Holding Company on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Plan.

13 144. “New Money Preferred Equity” means the preferred equity interests, in an aggregate amount of $75 million, to be issued by Reorganized Invacare on the Effective Date, as provided in the Restructuring Transactions Memorandum, in accordance with the Rights Offering Procedures and the Plan, and such preferred equity interests may be convertible into an amount of New Common Equity at a one-to-one ratio based on the liquidation preference of such preferred equity interests and the fully-diluted price per share of the New Common Equity, as provided in the Restructuring Transactions Memorandum and in accordance with the Plan. 145. “New Organizational Documents” means the amended and restated or new charters, bylaws, operating agreements, or other formation or organizational documents for each of Reorganized Invacare, the Reorganized Debtors, and New Intermediate Holding Company, as applicable, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 146. “New Parent” shall be a new holding company formed pursuant to the Plan which shall (a) own all of the issued and outstanding common stock of Invacare Corporation pursuant to the Restructuring Transaction Memorandum, (b) shall own the New Intermediate Preferred Equity, and (c) shall issue the New Common Equity and New Convertible Preferred Equity, in each instance, pursuant to the Plan. 147. “Non-Debtor Affiliate” means any Affiliate of the Debtors that is not a Debtor in the Chapter 11 Cases (including, but not limited to, New Intermediate Holding Company from and after the date of its formation). 148. “Non-Released LT Claims” means, exclusively, any Causes of Action of the Debtors arising within the four (4) years prior to the Petition Date based solely on purported breach of fiduciary duties solely against the Non-Released LT Parties. 149. “Non-Released LT Party” means the Debtors’ former officers, directors, or managers, in each instance solely in their capacity as such and only if such individuals were (a) serving as officers, directors or managers at any point during the four (4) years prior to the Petition Date; (b) not serving as officers, directors or managers as of the Petition Date; and (c) not listed on the applicable exhibit in the Litigation Trust Agreement. 150. “Other Priority Claim” means any Claim against any of the Debtors other than an Administrative Claim, Professional Claim, or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 151. “Other Secured Claims” means any Secured Claim other than a DIP Claim, a Secured Tax Claim, a Term Loan Claim, an ABL Claim, or a Secured Notes Claim. 152. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 153. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 154. “Plan” means this joint chapter 11 plan of reorganization, the Plan Supplement, and all exhibits and schedules annexed hereto or referenced herein, in each case, as may be amended, supplemented, or otherwise modified from time to time in accordance with the Bankruptcy Code and the terms hereof. 155. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with this Plan. 156. “Plan Supplement” means the compilation of documents and forms of documents, term sheets, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed prior to the Confirmation Hearing to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement, including the following, as applicable: (a) the New Organizational Documents; (b) to the extent known, the identities of the members of the New Board; (c) to the extent known, the identity of the Litigation Trustee; (d) the Assumed Executory Contracts and Unexpired Leases Schedule; (e) the Exit Term Loan Agreements and Exit Term Loan Facility Documents; (f) the

14 Exit ABL Agreement and Exit ABL Facility Documents (in each case, if applicable); (g) the Exit Secured Convertible Notes Indenture; (h) the Rejected Executory Contracts and Unexpired Leases Schedule; (i) the Schedule of Retained Causes of Action; (j) the Restructuring Transactions Memorandum; (k) the Management Incentive Plan; (l) the Employment Agreements; and (m) the Litigation Trust Agreement, in each case which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement up to the Effective Date as set forth in this Plan and consistent in all respects with the Restructuring Support Agreement and the consent rights set forth thereunder. 157. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 158. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, unless otherwise indicated. 159. “Professional” means an Entity: (a) retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 160. “Professional Claim” any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional on or after the Petition Date through and including the Confirmation Date under sections 328, 330, 331, 503(b)(2), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (including transaction and success fees) to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Claim. 161. “Professional Fee Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in Article II.B of this Plan. 162. “Professional Fee Escrow Account” means an escrow account funded by the Reorganized Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Amount. 163. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the Claims Bar Date, the Governmental Unit Bar Date, or the Administrative Claims Bar Date, as applicable. 164. “Proof of Interest” means a proof of Interest Filed in any of the Debtors’ Chapter 11 Cases. 165. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall not be discharged hereunder and the Holder’s legal, equitable, and contractual rights on account of such Claim or Interest shall remain unaltered by Consummation in accordance with section 1124(1) of the Bankruptcy Code. 166. “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, subject to the consent rights set forth in the Restructuring Support Agreement. 167. “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed

15 accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. For the avoidance of doubt, the members of each Governing Body are Related Parties of the Debtors. 168. “Released Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each of the Debtors’ current and former directors and officers; (d) each DIP Lender; (e) each DIP Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee; (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) each current and former Affiliate of each Entity in clause (a) through the following clause (p); and (p) each Related Party of each Entity in clause (a) through clause (o); provided that, in each case, a Person or Entity shall not be a Released Party if such Person or Entity: (x) elects to opt out of the releases contained in Article VIII.D of the Plan; (y) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation; or (z) with respect to Non-Released LT Claims, is a Non-Released LT Party; provided, further, that Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders (other than Birlasoft solely in its capacity as a member of the Committee) shall not be a Released Party. 169. “Releasing Parties” means, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each of the Debtors’ current and former directors and officers; (d) each DIP Lender; (e) each DIP Agent; (f) the Consenting Term Loan Lender; (g) the Consenting Secured Noteholders; (h) the Consenting Unsecured Noteholders; (i) Azurite Management LLC; (j) each Agent/Trustee; (k) each Backstop Party; (l) the Exit Facilities Lenders; (m) the Exit Secured Noteholders; (n) the Committee and the members of the Committee (solely in their capacities as Committee members and not in their individual capacities); (o) all Holders of Claims; (p) all Holders of Interests; (q) each current and former Affiliate of each Entity in clause (a) through the following clause (r); and (r) each Related Party of each Entity in clause (a) through clause (q); provided that in each case, a Person or Entity shall not be a Releasing Party if such Person or Entity: (x) elects to opt out of the releases contained in Article VIII.D of the Plan; (y) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in Article VIII.D of the Plan that is not resolved before Confirmation; or (z) is a Non-Released LT Party; provided, further, that Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders (other than Birlasoft solely in its capacity as a member of the Committee) shall not be a Releasing Party. 170. “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date. 171. “Reorganized Invacare” means Invacare Corporation, or any successor thereto or assign thereof, whether by merger, consolidation, reorganization, or otherwise, or such other Entity as may be designated as such, including New Parent, and which directly or indirectly holds all or a portion of the direct and indirect assets and properties of or Interests in Invacare Corporation in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date. 172. “Residual Unsecured Notes Claim” means the amount of an Unsecured Notes Claim that is not an Exchanged Unsecured Notes Claim. 173. “Restructuring Expenses” means the reasonable and documented prepetition and postpetition unpaid fees and out-of-pocket expenses of: (a) the Consenting Term Loan Lender, the Term Loan Agent and the Consenting Secured Noteholders, including the reasonable and documented prepetition and postpetition unpaid fees and out-of-pocked expenses of Davis Polk & Wardwell LLP, Ducera Partners LLC, Porter Hedges LLP, Baker & McKenzie LLP, Shipman & Goodwin LLP and any local legal counsel or other advisors in any foreign jurisdictions and any other advisors of the Consenting Term Loan Lenders and the Consenting Secured Noteholders and (b) the Ad Hoc Committee of Noteholders, including the reasonable and documented prepetition and postpetition unpaid

16 fees and out-of-pocket expenses of Brown Rudnick LLP, Norton Rose Fulbright US LLP, and GLC Advisors & Co., LLC, (c) Latham & Watkins LLP, and any local legal counsel as counsel to Azurite Management LLC, a Consenting Unsecured Noteholder; (d) the Unsecured Notes Trustee (including, for the avoidance of doubt, the Unsecured Notes Indenture Trustee Fees), and (e) the Secured Notes Trustee, without further order of, or application to, the Bankruptcy Court by such Professionals, including, the requirement for the Filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, which shall be Allowed as an Administrative Claim upon occurrence and shall not be subject to any offset, defense, counter claim, reduction, or credit. 174. “Restructuring Support Agreement” means that certain restructuring support agreement, dated as of January 31, 2023, by and among the Debtors and the Consenting Stakeholders, as may be further amended, modified, or supplemented from time to time, in accordance with its terms. 175. “Restructuring Term Sheet” means the term sheet setting forth the material terms of the Restructuring Transactions, attached as Exhibit B to the Restructuring Support Agreement. 176. “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect a restructuring of the Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in this Plan, the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued or executed pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.B of the Plan. 177. “Restructuring Transactions Memorandum” means the summary of transaction steps to complete the Restructuring Transactions contemplated by the Plan, which shall constitute a Definitive Document for purposes of the Restructuring Support Agreement and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder and shall be (a) included in the Plan Supplement, to the extent available; and (b) consistent with the Plan. 178. “Rights Offering” means the rights offering allowing Eligible Holders the right to purchase and requiring the Backstop Parties to purchase New Convertible Preferred Equity to be issued by Reorganized Invacare on the terms and conditions set forth in the Restructuring Term Sheet, the Backstop Commitment Agreement and the Rights Offering Documents and which shall be consistent in all respects with the Restructuring Support Agreement and the consent rights thereunder. 179. “Rights Offering Amount” means $75 million. 180. “Rights Offering Documents” means, collectively, the Backstop Commitment Agreement, the Rights Offering Procedures, and any and all other agreements, documents, and instruments as amended, delivered, or entered into in connection with the Rights Offering. 181. “Rights Offering Procedures” means those certain rights offering procedures with respect to the Rights Offering, which shall be set forth in the Rights Offering Documents, and shall be attached to the Disclosure Statement Order, and any such other procedures as approved by the Court. 182. “Rights Offering Subscription” means the subscription of a Holder of an Allowed Unsecured Notes Claim, pursuant to the Rights Offering Procedures, and through completion of the Rights Offering Subscription Form, to participate in the Rights Offering. 183. “Rights Offering Subscription Form” means the subscription form, and the terms and procedures detailed therein, and shall be attached to the Disclosure Statement Order, detailing the Rights Offering Procedures, which will be provided to all Holders of Allowed Unsecured Notes Claims. 184. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time to be included in the Plan Supplement.

17 185. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, including any amendments or supplements thereto. 186. “SEC” means the United States Securities and Exchange Commission. 187. “Section 510(b) Claim” means any Claim against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract. 188. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff. 189. “Secured Notes” means, collectively, (a) 5.68% Convertible Senior Secured Notes due 2026, Tranche I and (b) 5.68% Convertible Senior Secured Notes due 2026, Tranche II, each issued by Invacare Corporation pursuant to the Secured Notes Indentures. 190. “Secured Notes Claim” means any Claim on account of the Secured Notes, including all Notes Obligations (as defined under the Secured Notes Indentures). 191. “Secured Notes Indenture” means that certain indenture, dated as of July 26, 2022, governing the Secured Notes, by and between Invacare Corporation, as issuer, and the Secured Notes Trustee, as may be amended, amended and restated, or otherwise supplemented from time to time prior to the Petition Date. 192. “Secured Notes Trustee” means Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee under the Secured Notes Indentures, and any successor indenture trustee that may be appointed from time to time under the Secured Notes Indentures. 193. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 194. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 195. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 196. “Solicitation Materials” means all solicitation materials with respect to the Plan, including the Disclosure Statement and related documentation to be distributed to Holders of Claims entitled to vote on the Plan. 197. “Subscription Commencement Date” shall mean April 3, 2023. 198. “Subscription Payment Deadline” shall mean, for all Eligible Holders other than the Backstop Parties, April 20, 2023 at 4:00 p.m., prevailing Central Time. 199. “Subscription Tender Deadline” shall mean, for all Eligible Holders, April 19, 2023 at 4:00 p.m., prevailing Central Time. 200. “Term Loan Agent” means Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent, each in their capacity as such under the Term Loan Agreement. 201. “Term Loan Agreement” means that certain credit agreement, dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time prior to the Petition Date, between

18 Invacare Corporation, as borrower, the lenders party thereto, Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent. 202. “Term Loan Claims” means any and all Claims arising under, derived from, or based upon the Term Loan Facility, including all Loan Document Obligations (as defined in the Term Loan Agreement). 203. “Term Loan Facility” means that certain prepetition senior secured term loan facility provided for under the Term Loan Agreement. 204. “Term Loan Lenders” means the lenders party to the Term Loan Agreement from time to time. 205. “Third-Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.D of the Plan. 206. “Trustees” means, collectively, the Unsecured Notes Trustee and the Secured Notes Trustee. 207. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 208. “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 209. “Unsecured Claim” means any Claim that is not a Secured Claim. 210. “Unsecured Noteholder Rights” means the non-certificated rights that will enable the Holders of Allowed Unsecured Notes Claims that are Eligible Holders to participate in the Rights Offering by making a Rights Offering Subscription. 211. “Unsecured Noteholders” means holders of notes issued under the Unsecured Notes Indentures. 212. “Unsecured Notes” means the 4.25% Convertible Senior Notes due 2026, the 5.00% series I Convertible Senior Exchange Notes due 2024, 5.00% series II Convertible Senior Exchange Notes due 2024, all issued by certain Debtors pursuant to the Unsecured Notes Indentures. 213. “Unsecured Notes Claim” means any Claim on account of the Unsecured Notes, including all principal and accrued but unpaid interest, costs, fees, indemnities, and Unsecured Notes Indenture Trustee Fees. 214. “Unsecured Notes Documents” means each of the Unsecured Notes Indentures and all related agreements and documents, including without limitation, any agreements executed by any of the Debtors or their Affiliates in connection with the Unsecured Notes Indentures. 215. “Unsecured Notes Indenture Trustee Fees” means all reasonable compensation, costs, advances, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution, including, without limitation, attorneys’ and agents’ fees, expenses, and disbursements, incurred by or owed to the Unsecured Notes Trustee under the Unsecured Notes Documents, whether before or after the Petition Date and the Effective Date. 216. “Unsecured Notes Indentures” means those certain indentures dated as of the following dates: November 19, 2019 (5.00% series I convertible senior exchange notes due 2024), June 4, 2020 (5.00% series II convertible senior exchange notes due 2024), and May 16, 2021 (4.25% convertible senior notes due 2026), each by and among certain of the Debtors and the Unsecured Notes Trustees, as may be amended, supplemented, or otherwise modified from time to time prior to the Petition Date. 217. “Unsecured Notes Trustee” means Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee under the Unsecured Notes Indentures, and any successor indenture trustee that may be appointed from time to time under the Unsecured Notes Indentures.

19 218. “Unsecured Notes Trustee Charging Lien” means any Lien or other priority of payment to which the Unsecured Notes Trustee is entitled under the Unsecured Notes Indentures and/or any Unsecured Notes Documents, against distributions to be made to Holders of Claims, for payment of any Unsecured Notes Trustee Fees. 219. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas. 220. “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717. B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, restated, modified, or supplemented in accordance with the Plan or Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall be conclusive; (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; and (18) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

20 D. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed under New York law shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtor, as applicable. E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, including the Plan Supplement, the Confirmation Order shall control. H. Consent Rights Notwithstanding anything herein to the contrary, any and all consent or consultation rights of the parties to the Restructuring Support Agreement, as such rights are set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Definitive Documents, the Plan Supplement, all exhibits to the Plan and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents and to the Restructuring Support Agreement, and any consents, waivers, or other deviations under or from any such documents and the Restructuring Support Agreement, shall be incorporated herein by this reference (including to the applicable definitions in Article I, Section A hereof) and be fully enforceable as if stated in full herein, and all such documents shall be consistent with the Restructuring Support Agreement in all respects. Failure to reference in this Plan the rights referred to in the immediately preceding paragraph shall not impair such rights and obligations. ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PROFESSIONAL CLAIMS, AND PRIORITY CLAIMS, In accordance with section 1123(a)(1) of the Bankruptcy Code, General Administrative Claims, Professional Claims, DIP Claims, Priority Tax Claims, and U.S. Trustee Fees have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

21 A. General Administrative Claims. Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor(s) agree to less favorable treatment with respect to such Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim shall receive, in full and final satisfaction, compromise, settlement, and release of and in exchange for its General Administrative Claim, treatment consistent with section 1129(a)(2) of the Bankruptcy Code in accordance with the following: (1) if a General Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such General Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order Allowing such General Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed General Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim without any further action by the Holders of such Allowed General Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. The Debtors shall indefeasibly pay in Cash all Adequate Protection Obligations (as defined in the DIP Orders) including accrued or unpaid interest, as well as fees and expenses, including legal expenses, as of the Effective Date pursuant to the terms of the DIP Orders, without the need to File a request for payment of a General Administrative Claim with the Bankruptcy Court on account of such Adequate Protection Obligations. The Debtor’s obligation to pay such Adequate Protection Obligations, to the extent not indefeasibly paid in full in Cash on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to this Plan or the Confirmation Order until indefeasibly paid in full in Cash. Except as otherwise provided in this Article II.A of the Plan, requests for payment of General Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of General Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates or their property and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or Reorganized Debtors or any notice to or action, order or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party no later than sixty (60) days after the Administrative Claims Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. B. Professional Claims. 1. Final Fee Applications and Payment of Professional Claims. All final requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account. The Reorganized Debtors will establish the Professional Fee Escrow Account in trust for the Professionals and fund such account with Cash equal to the Professional Fee Amount on the Effective Date. 2. Professional Fee Escrow Account. On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount, which shall be funded by the Reorganized Debtors. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Except as otherwise

22 expressly set forth in the last sentence of this paragraph, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Claims are Allowed. When such Allowed Professional Claims have been paid in full, any remaining amount held in the Professional Fee Escrow Account shall promptly revert to the Reorganized Debtors without any further action or order of the Bankruptcy Court. 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five (5) days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. 4. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. C. DIP Claims. As of the Effective Date, the DIP Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the DIP Credit Agreements, including (i) the principal amount outstanding under the DIP Facilities on such date, (ii) all interest accrued and unpaid thereon to the date of payment, (iii) all accrued and unpaid fees, expense and non-contingent indemnification obligations payable under the DIP Credit Agreements and the DIP Orders, including all outstanding fees and expenses, including legal expenses, of the DIP Agents, and (iv) all other “Loan Document Obligations” (as provided for in the DIP Credit Agreements). Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of the Plan or other such treatment as contemplated by this Article II.C of the Plan on the Effective Date, all Liens and security interests granted to secure the Allowed DIP Claims shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Except to the extent that a Holder of an Allowed DIP ABL Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction for such Allowed DIP ABL Claim, each Holder of an Allowed DIP ABL Claim shall receive payment in full in Cash of its Allowed DIP ABL Claim (other than on account of any obligations or Claims not Allowed as of the Effective Date and that survive payment in full and the termination of commitments under the terms of the DIP ABL Credit Agreement and the DIP Orders) prior to the payment of any other Allowed DIP Claim, from, at the Debtors’ option: (1) the proceeds of the Exit Facilities available as of the Effective Date; (2) the proceeds of the Rights Offering; and (3) Cash on hand; provided, that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date and survive the Effective Date pursuant to the DIP ABL Credit Agreement and the DIP Orders shall be paid by the Reorganized Debtors in Cash as and when due and payable under the DIP ABL Credit Agreement. Except to the extent that a Holder of an Allowed DIP Term Loan Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction for such Allowed DIP Term Loan Claim, (x) with respect to Allowed DIP Term Loan Claims representing $29.5 million of the principal amount thereof, each Holder of an Allowed DIP Term Loan Claim shall receive, and such Allowed DIP Term Loan Claims shall be reduced dollar-for- dollar and satisfied on a Pro Rata basis by, $29.5 million of the principal amount of the Exit Term Loan Facility, (y)

23 with respect to Allowed DIP Term Loan Claims representing $5 million of the principal amount thereof, each Holder of an Allowed DIP Term Loan Claim shall receive, and such Allowed DIP Term Loan Claims shall be reduced dollar-for-dollar and satisfied on a Pro Rata basis by, $5 million of the principal amount of the Exit Secured Convertible Notes and (z) with respect to all other Allowed DIP Term Loan Claims, each Holder of an Allowed DIP Term Loan Claim shall receive payment in full in Cash of its Allowed DIP Term Loan Claim from, at the Debtors’ option, (1) the Cash proceeds of the Exit Facilities available as of the Effective Date and consistent with the Restructuring Term Sheet, (2) the Cash proceeds of the Rights Offering, and (3) Cash on hand; provided that any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors in Cash as and when due under the DIP Term Loan Credit Agreement. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. E. U.S. Trustee Fees. All fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date with respect to the Debtors shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, Confirmation of the Plan and making distributions in accordance with the Plan in respect of Claims against and Interests in the Debtors under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal Person, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Persons, or cause the transfer of any assets. Except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Persons after the Effective Date. The classification of Claims and Interests against each Debtor pursuant to the Plan is as set forth below. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein.

24 The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Deemed to Accept) Class 3 Term Loan Claims Impaired Entitled to Vote Class 4 Secured Notes Claims Impaired Entitled to Vote Class 5 Unsecured Notes Claims Impaired Entitled to Vote Class 6 General Unsecured Claims Impaired Entitled to Vote Class 7 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept / Deemed to Reject) Class 8 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote (Deemed to Accept / Deemed to Reject) Class 9 Existing Equity Interests Impaired Not Entitled to Vote (Deemed to Reject) Class 10 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Interests. Each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and such Holder. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the later of the Effective Date and the date such Claim or Interest becomes an Allowed Claim or an Allowed Interest, as applicable, or as soon as reasonably practicable thereafter. 1. Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash in an amount equal to its Allowed Other Secured Claim, (ii) the collateral securing its Allowed Other Secured Claim, (iii) Reinstatement of its Allowed Other Secured Claim, or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under the Plan. Holders of Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Secured Claims are not entitled to vote to accept or reject the Plan.

25 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Other Priority Claims. (b) Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor or Reorganized Debtor and with the reasonable consent of the Consenting Term Loan Lender and the Consenting Secured Noteholders: (i) payment in full in Cash or (ii) such other treatment rendering such Claim Unimpaired in accordance with section 1129(a) of the Bankruptcy Code. (c) Voting: Class 2 is Unimpaired under the Plan. Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Priority Claims are not entitled to vote to accept or reject the Plan. 3. Class 3 – Term Loan Claims (a) Classification: Class 3 consists of all Term Loan Claims. (b) Allowance: On the Effective Date, the Term Loan Claims shall be Allowed in the aggregate principal amount of $55.5 million, plus accrued and unpaid interest on such principal amount through the Effective Date and other amounts due and owing under the Term Loan Agreement. (c) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Term Loan Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Term Loan Claim, each Holder of an Allowed Term Loan Claim shall receive on the Effective Date (i) with respect to Allowed Term Loan Claims representing principal amounts owed, its Pro Rata share of the Exit Term Loan Facility (other than the portion of the Exit Term Loan Facility used to satisfy Allowed DIP Term Loan Claims in accordance with Article II.C) and (ii) with respect to all other Allowed Term Loan Claims, payment in full in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Term Loan Agent, including legal fees and expenses, to the extent they have not otherwise been paid. (d) Voting: Class 3 is Impaired under the Plan. Holders of Term Loan Claims are entitled to vote to accept or reject the Plan. 4. Class 4 – Secured Notes Claims (a) Classification: Class 4 consists of all Secured Notes Claims. (b) Allowance: On the Effective Date, the Secured Notes Claims shall be Allowed in the aggregate principal amount of $41.5 million, plus accrued and unpaid interest at the rate set forth in the Secured Notes Indentures on such principal amount through the Effective Date and other amounts due and owing under the Secured Notes Indentures. (c) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Secured Notes Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Secured Notes Claim, each Holder of an Allowed Secured Notes Claim shall receive (i) with respect to

26 Allowed Secured Notes Claims representing principal amounts owed, its Pro Rata share of the Exit Secured Convertible Notes (other than the portion of the Exit Secured Convertible Notes used to satisfy Allowed DIP Term Loan Claims in accordance with Article II.C) and (ii) with respect to all other Allowed Secured Notes Claims, payment in full in Cash; provided that, if applicable pursuant to and in accordance with Article IV.C.3, such Holder will also receive its Pro Rata share of the applicable portion of the Excess New Money in Cash. For the avoidance of doubt, this will include the payment in Cash on the Effective Date of all outstanding fees and expenses of the Secured Notes Trustee, including legal fees and expenses, to the extent they have not otherwise been paid. (d) Voting: Class 4 is Impaired under the Plan. Holders of Secured Notes Claims are entitled to vote to accept or reject the Plan. 5. Class 5 –Unsecured Notes Claims (a) Classification: Class 5 consists of all Unsecured Notes Claims. (b) Allowance: On the Effective Date, the Unsecured Note Claims shall be Allowed in the aggregate principal amount of $222,982,842.56, consisting of (i) $72,909,000.00 in principal due and payable under the 5.00% series I convertible senior exchange notes due 2024; (ii) $68,875,000.00 in principal and $8,883,161.45 in accreted principal due and payable under the 5.00% Series II convertible senior exchange notes due 2024, and (iii) $69,700,000.00 in principal due and payable under the 4.25% convertible senior notes due 2026, plus accrued and unpaid Allowed interest on such principal, plus any other Allowed unpaid fees, costs, indemnities or other amounts due and owing under the Unsecured Notes Indentures. The Unsecured Notes Claims shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable or contractual or otherwise), counter-claim, defense, disallowance, objection, or any challenges under applicable law or regulation. (c) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Unsecured Notes Claim agrees in writing to less favorable treatment, each Unsecured Notes Claim shall be discharged and released, and each Holder of an Allowed Unsecured Notes Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Unsecured Notes Claim, its Pro Rata share of: (i) the Unsecured Noteholder Rights, in accordance with the Rights Offering Procedures; (ii) with respect to any Residual Unsecured Notes Claims, its share (on a Pro Rata basis with other Holders of Allowed Unsecured Notes Claims and Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan); and (iii) the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. (d) Voting: Class 5 is Impaired under the Plan. Holders of Allowed Unsecured Notes Claims are entitled to vote to accept or reject the Plan.

27 6. Class 6 –General Unsecured Claims (a) Classification: Class 6 consists of all General Unsecured Claims. (b) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees in writing to less favorable treatment, each General Unsecured Claim shall be discharged and released, and each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed General Unsecured Claim, either: (i) (x) if such Holder of an Allowed General Unsecured Claim does not elect to receive the Class 6 Equity Option, the GUC Cash Settlement and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan; or (ii) (x) if such Holder of an Allowed General Unsecured Claim elects to receive the Class 6 Equity Option in lieu of the GUC Cash Settlement, its share (on a Pro Rata basis with Holders of Allowed Unsecured Notes Claims in respect of their Residual Unsecured Notes Claims and other Holders of Allowed General Unsecured Claims that select the Class 6 Equity Option) of 100% of the New Common Equity after the distribution of the New Common Equity on account of the Backstop Commitment Premium (subject to dilution on account of the Exit Secured Convertible Notes, the New Convertible Preferred Equity, and the Management Incentive Plan) and (y) its Pro Rata share of the distributions in respect of its Litigation Trust Interests, to the extent provided in Article IV.K of the Plan. (c) Voting: Class 6 is Impaired under the Plan. Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan. 7. Class 7 – Intercompany Claims (a) Classification: Class 7 consists of all Intercompany Claims. (b) Treatment: Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. (c) Voting: Class 7 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

28 8. Class 8 – Intercompany Interests (a) Classification: Class 8 consists of all Intercompany Interests. (b) Treatment: Subject to the Restructuring Transactions Memorandum, each Intercompany Interest shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors, with the reasonable consent of the Consenting Term Loan Lender, the Consenting Secured Noteholder and the Consenting Unsecured Noteholders, without any distribution. (c) Voting: Class 8 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan. 9. Class 9 – Existing Equity Interests (a) Classification: Class 9 consists of all Existing Equity Interests. (a) Treatment: On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders or officers of any Debtor or Reorganized Debtor, as applicable, all Existing Equity Interests shall be discharged, cancelled, released, and extinguished without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest. (b) Voting: Class 9 is Impaired under the Plan and is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Existing Equity Interests are not entitled to vote to accept or reject the Plan. 10. Class 10 – Section 510(b) Claims (a) Classification: Class 10 consists of all Section 510(b) Claims. (b) Treatment: On the Effective Date, all Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and will be of no further force or effect, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim. (c) Voting: Class 10 is Impaired under the Plan and is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Section 510(b) Claims are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing herein shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including, all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the

29 Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. To the extent that Claims or Interests of any Class are Unimpaired, each Holder of a Claim or Interest in such Class is presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan. F. Intercompany Interests. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the holders of New Common Equity, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more Classes of Impaired Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Any such contractual, legal, or equitable subordination rights shall be settled, compromised, and released pursuant to the Plan. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests. Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan.

30 The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, Causes of Action and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. B. Restructuring Transactions. On or before the Effective Date, the Debtors, Reorganized Debtors, or the Non-Debtor Affiliates, as applicable, shall take all applicable actions set forth in the Restructuring Transactions Memorandum and may take any additional action as may be necessary or appropriate to effectuate the Restructuring Transactions, and any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions that are consistent with and pursuant to the terms and conditions of the Plan and the Restructuring Support Agreement, which transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Transactions Memorandum and that satisfy the applicable requirements of applicable law and any other terms to which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Transactions Memorandum and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other certificates or documentation pursuant to applicable law; (d) the consummation of the Rights Offering pursuant to the Rights Offering Procedures, including the distribution of the Equity Rights to the Eligible Holders and the issuance of New Convertible Preferred Equity in connection therewith; (e) the issuance of New Common Equity; (f) the execution and delivery of the Exit Term Loan Agreement, any Exit ABL Agreement (if any); the Exit Secured Convertible Notes Indenture, and the other Exit Facilities Documents (if applicable), and any filings related thereto; (g) the execution and delivery of the New Organizational Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (h) issuance of the New Intermediate Preferred Equity; (i) the creation of the Litigation Trust; and (j) all other actions that the applicable Reorganized Debtors determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan. All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors determine are necessary or advisable to effectuate the provisions and intent of the Plan. The Debtors and the Consenting Stakeholders shall cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner reasonably acceptable to each such party, subject to the terms of the Restructuring Support Agreement. The Confirmation Order shall and shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to be taken under applicable nonbankruptcy law. C. Sources of Consideration for Plan Distributions The Debtors shall fund distributions under the Plan with (a) the issuance of the New Convertible Preferred Equity; (b) the issuance of the New Common Equity; (c) the proceeds of the Rights Offering; (d) the issuance of or borrowings under the Exit Facilities; (e) the Available Net Litigation Recoveries; and (f) Cash on hand. Each distribution and issuance referred to in Article IV and Article VI of the Plan shall be governed by the terms and

31 conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. 1. Issuance of New Convertible Preferred Equity and New Common Equity On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transaction Memorandum, issue the New Convertible Preferred Equity in accordance with the terms of this Plan, the Rights Offering Procedures, and other Rights Offering Documents. Reorganized Invacare shall be authorized without the need for any further corporate or other action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests to issue the New Convertible Preferred Equity and consummate the transactions contemplated in the Restructuring Transaction Memorandum in accordance with the terms of this Plan, the Rights Offering Procedures, and other Rights Offering Documents. The New Convertible Preferred Equity shall be issued and distributed free and clear of all Liens, Claims, and other Interests. On the Effective Date, Reorganized Invacare is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Transaction Memorandum, issue the New Common Equity in accordance with the terms of this Plan. Reorganized Invacare shall be authorized without the need for any further corporate or other action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests to issue the New Common Equity and consummate the transactions contemplated in the Restructuring Transaction Memorandum in accordance with the terms of this Plan. The New Common Equity shall be issued and distributed free and clear of all Liens, Claims and other Interests. All of the shares, units or equity interests (as the case may be based on how the New Convertible Preferred Equity and the New Common Equity is denominated) of the New Convertible Preferred Equity and the New Common Equity issued pursuant to the Plan or the Rights Offering, as applicable, shall be duly authorized, validly issued, fully paid, and non-assessable and not to have been issued in violation of any preemptive rights, rights of first refusal or similar rights or any applicable law. Each distribution and issuance of New Convertible Preferred Equity and New Common Equity shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance, by the Rights Offering Procedures, if applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Convertible Preferred Equity and New Common Equity shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. Neither the New Convertible Preferred Equity nor the New Common Equity will be registered under the Securities Act or listed on any exchange as of the Effective Date. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Convertible Preferred Equity (including the New Common Equity that may be issued in exchange therefor) or the New Common Equity in respect of eligible Allowed Claims, the Equity Rights, and the Backstop Commitment Premium, as applicable, pursuant to the Plan and Rights Offering, as applicable, shall be exempt from, among other things, the registration and/or prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration and/or delivery of prospectuses prior to the offering, issuance, distribution, or sale of Securities. Such New Convertible Preferred Equity and New Common Equity, (a) will not constitute “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within ninety (90) days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” in a transaction or chain of transactions not involving any public offering

32 within one year of the time of transfer. Notwithstanding the foregoing, such New Convertible Preferred Equity and New Common Equity shall remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer, any restrictions in the New Organizational Documents. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the Securities to be issued under the Plan through the facilities of DTC, and subject to such Securities being eligible to be held through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. 2. Rights Offering Pursuant to the Rights Offering Procedures, Reorganized Invacare will offer and sell New Convertible Preferred Equity at an aggregate purchase price equal to $75 million, with such New Convertible Preferred Equity to consist of $75 million in New Money Preferred Equity and $93.75 million of Exchanged Preferred Equity and with such Exchanged Preferred Equity to be issued in exchange (for full and final satisfaction on a dollar-for-dollar basis at par) for participating Eligible Holders’ Pro Rata share of $75 million of Unsecured Notes Claims, as provided in the Rights Offering Documents. Eligible Holders shall, on account of their Unsecured Notes Claims, have the right to purchase (and exchange Unsecured Notes Claims for) their allocated shares of New Convertible Preferred Equity, as set forth in the Backstop Commitment Agreement, the Rights Offering Procedures, and other Rights Offering Documents. All Eligible Holders other than the Backstop Parties must deliver the Purchase Price (as defined in the Rights Offering Procedures) to the Claims, Noticing, and Solicitation Agent by the Subscription Payment Deadline. All requirements are outlined in the Rights Offering Procedures and in the Rights Offering Subscription Form, which were distributed on the Subscription Commencement Date. Equity Rights that an Eligible Holder has validly elected to exercise shall be deemed issued and exercised on or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum. Upon exercise of the Equity Rights by the Eligible Holders pursuant to the Rights Offering Procedures, Reorganized Invacare shall be authorized to issue the New Convertible Preferred Equity issuable pursuant to such exercise. In exchange for the Backstop Commitment Premium and in accordance with the Backstop Commitment Agreement, the Backstop Parties have committed to severally, and not jointly, fully Backstop the Rights Offering. Pursuant to the Backstop Commitment Agreement and the allocations therein (subject to the transfer rights and restrictions contained in the Backstop Commitment Agreement, the “Backstop Allocations”), the Backstop Parties shall, severally and not jointly, Backstop the Rights Offering Amount, purchase the New Convertible Preferred Equity not subscribed for purchase by the Eligible Holders at the per share purchase price set forth in the Backstop Commitment Agreement and exercise their allotted Backstop Party Rights. As consideration for the Backstop and the other undertakings of the Backstop Parties in the Backstop Commitment Agreement, the Reorganized Debtors will pay the Backstop Commitment Premium to the Backstop Parties on or about the Effective Date in the form of shares of New Common Equity, in accordance with the Backstop Commitment Agreement and Backstop Commitment Approval Order. The Backstop Commitment Agreement shall govern the Backstop Party’s participation in the Rights Offering notwithstanding anything in the Rights Offering Procedures to the contrary. Without limiting the foregoing, in the event of any conflict or other inconsistency between the Rights Offering Procedures and the Backstop Commitment Agreement, including without limitation, with respect to the exercise, payment, assignment

33 or delegation of any Allowed Unsecured Notes Claims, Unsecured Noteholder Rights, Backstop Party Rights, Backstop Allocations or any securities issuable pursuant thereto, the terms of the Backstop Commitment Agreement shall control. As provided in Article IV.C.1, all shares of the New Common Equity and the Equity Rights (including any New Convertible Preferred Equity issuable upon the exercise thereof and any New Common Equity issuable upon exchange of such New Convertible Preferred Equity), as well as the Backstop Commitment Premium, will be issued in reliance upon Section 1145 of the Bankruptcy Code to the maximum extent permitted by law. All shares of New Common Equity issued in connection with the exercise of Backstop Party Rights, including in connection with Section 2.6 of the Backstop Commitment Agreement, will be issued in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and shall be subject to applicable restrictions of transfer in connection therewith. Entry of the Confirmation Order shall constitute Bankruptcy Court approval of the Rights Offering (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized Invacare in connection therewith). On or about (but in no event after) the Effective Date, as provided in the Restructuring Transactions Memorandum, the rights and obligations of the Debtors under the Backstop Commitment Agreement shall vest in the Reorganized Debtors, as applicable. Each Holder of Equity Rights that receives New Convertible Preferred Equity as a result of exercising the Equity Rights shall be required to hold its New Convertible Preferred Equity as set forth in Article IV.C.1 of the Plan. The Cash proceeds of the Rights Offering shall be used by the Debtors or Reorganized Debtors, as applicable, to (i) pay the DIP Claims, (ii) make distributions pursuant to the Plan, (iii) provide the Litigation Trust Funding, (iv) fund working capital, and (v) fund general corporate purposes. 3. Excess New Money The Debtors and/or the Reorganized Debtors shall, at the election of and with the consent of the Ad Hoc Committee of Noteholders, apply the Excess New Money or a portion thereof (if any), concurrent with the Consummation of the Plan, to repay all or a portion of the Secured Notes Claims in Cash at par plus accrued and unpaid interest on a Pro Rata basis, and the principal amount of the Exit Secured Convertible Notes issued pursuant to the Plan shall be reduced by an amount equal to portion of the Excess New Money so elected by the Ad Hoc Committee of Noteholders to be so applied to the principal amounts of Secured Notes Claims; provided that such Excess New Money shall not elected to be so applied (and shall not be applied) if such repayment and reduction of the Secured Notes Claims would result in a principal amount of the Exit Secured Convertible Notes of greater than $0 and less than $5,000,000. 4. The Exit Facilities Confirmation of the Plan shall be deemed approval of (a) the Exit Term Loan Facility, the Exit Term Loan Agreement, any Exit ABL Facility (if any), any Exit ABL Agreement (if any), the Exit Secured Convertible Notes, the Exit Secured Convertible Notes Indenture, and the other Exit Facilities Documents, as applicable, and (b) all transactions contemplated thereby, and all actions to be taken and undertakings to be made, and obligations to be incurred by the Reorganized Debtors and the applicable Non-Debtor Affiliates in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors and the applicable Non-Debtor Affiliates to enter into and execute the Exit Facilities Credit Agreements, the Exit Secured Convertible Notes Indenture, and such other Exit Facilities Documents as may be required to effectuate the Exit Facilities. On the Effective Date, the Exit Term Loan Facility Documents and the Exit Secured Convertible Notes Documents shall become effective and shall continue in full force and effect without further action from any Person or Entity, and shall be binding and enforceable upon each of the parties thereto. Upon entry into the Exit Facilities as provided herein, all of the Liens and security interests granted or to be granted in accordance with the Exit Facilities Documents, as applicable, (a) shall be deemed to be granted, (b) shall

34 be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (c) shall be deemed automatically perfected, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, as applicable, and (d) shall not be subject to avoidance, recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non- bankruptcy law. The Reorganized Debtors, the applicable Non-Debtor Affiliates and the Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary, to establish and perfect such Liens and security interests under the provisions of the applicable state, federal or other law that would be applicable in the absence of the Plan and Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. Prior to the Effective Date, the Debtors may seek to obtain, and, on the Effective Date may enter into one or more Exit ABL Facilities on terms consistent with the Restructuring Term Sheet and subject to the consent rights set forth in the Restructuring Support Agreement. D. Management Incentive Plan On the Effective Date, the Reorganized Debtors will reserve exclusively for participants in the Management Incentive Plan a pool of equity interests of Reorganized Invacare or another Entity designated pursuant to the Plan to issue equity interests on the Effective Date (the “Management Incentive Plan Pool”), which may take the form of equity or equity-based awards, including, options, restricted stock units, or other equity instruments, determined on a fully diluted and fully distributed basis. The terms and conditions of the Management Incentive Plan (including the participants, forms of awards, amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability), shall be determined prior to the Effective Date and disclosed in the Plan Supplement. All grants under the Management Incentive Plan shall ratably dilute all equity issued pursuant to the Plan, including any New Convertible Preferred Equity issued pursuant to the Rights Offering and the Backstop Commitment Agreement. E. Employee Matters Pursuant to the Restructuring Support Agreement and the Restructuring Term Sheet, the Consenting Stakeholders consent to (i) the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices, including executive compensation programs and (ii) any motions in the Bankruptcy Court for approval thereof. All Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire equity interests in Invacare Corporation; (b) Compensation and Benefits Programs listed in the Plan Supplement as Executory Contracts to be rejected; (c) Compensation and Benefits Programs that have previously been rejected; and (d) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, are the subject of pending rejection procedures or a motion to reject, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to this Article IV.E other than those applicable immediately prior to such assumption. Consistent with the Restructuring Support Agreement and the Restructuring Term Sheet and notwithstanding anything to the contrary in the Plan or otherwise, any and all Compensation and Benefit Claims (including, but not limited to, Claims relating to the Debtors’ supplemental employee retirement program) are Unimpaired and entitled to full payment. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date,

35 Reorganized Invacare shall continue to pay and honor all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, in accordance with applicable law. For avoidance of doubt, nothing herein shall impact or limit the ability of Reorganized Invacare (or its subsidiaries) to amend, modify, or terminate such arrangements in accordance with their terms following the Effective Date. F. Corporate Existence Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal Entity with all the powers available to such Entity pursuant to the applicable Law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended, amended and restated, or replaced under the Plan or otherwise, including pursuant to the New Organizational Documents, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended, amended and restated, or replaced pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. New Organizational Documents On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable authorities in its respective jurisdiction of organization. The New Organizational Documents shall, among other things: (i) contain terms consistent with the documentation set forth in the Plan and the Plan Supplement, (ii) authorize the issuances, distributions, exchanges and reservations under the Plan, including the New Common Equity, the Equity Rights, the New Convertible Preferred Equity and the Exit Facilities. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. On or after the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of their respective jurisdictions of incorporation or formation and the New Organizational Documents. H. Directors and Officers of the Reorganized Debtors Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose at or prior to the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board. The New Board shall be selected in accordance with the procedures set forth in the Plan Supplement. On the Effective Date, the terms of the current members of Invacare Corporation’s board of directors shall expire, and the New Board will include those managers set forth in the list of managers of Reorganized Invacare included in the Plan Supplement or selected pursuant to the procedures provided in the Plan Supplement. By the Effective Date, the officers and overall management structure of Reorganized Invacare, and all officers and management decisions with respect to Reorganized Invacare (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the New Board.

36 By and after the Effective Date, each officer or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents and the New Organizational Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such manager or officer of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such manager or officer. I. Vesting of Assets in the Reorganized Debtors Except as otherwise provided in the Confirmation Order, in the Plan (including the Restructuring Transactions Memorandum and Article VIII hereof), or with respect to the Litigation Trust Assets, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action that are not Non-Released LT Claims, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, other encumbrances, and interests. On and after the Effective Date, except as otherwise provided in the Plan, including Article VIII hereof, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action that are not Non-Released LT Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects. J. Preservation of Causes of Action In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, as enumerated on the Schedule of Retained Causes of Action, and such Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the DIP Orders or any other order of the Bankruptcy Court, the Avoidance Actions (but excluding Avoidance Actions in relation to Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders other than pursuant to section 547 of the Bankruptcy Code) or Claims subject to the release and exculpation provisions contained in this Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII hereof. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII hereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to

37 do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. K. The Litigation Trust The Litigation Trust will be governed by the Litigation Trust Agreement, which will be Filed as part of the Plan Supplement. On the Effective Date, the Reorganized Debtors shall transfer the Litigation Trust Assets to the Litigation Trust and take all steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Plan and the Litigation Trust Agreement. Under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any additional assets to the Litigation Trust other than the Litigation Trust Assets. The Litigation Trustee shall not assign any of the Non-Released LT Claims. The Non-Released LT Claims may be pursued, and if applicable, satisfied (including by way of settlement, judgment, or otherwise) by the Litigation Trust solely and exclusively to the extent of available insurance coverage under the Insurance Policies to satisfy such claims after payment from such Insurance Policies of any and all covered costs and expenses incurred by any of the Non-Released LT Parties subject to such litigation in connection with the defense of the Non-Released LT Claims. Any party, including any trustee (including the Litigation Trustee) or any future holder of the Non- Released LT Claims, seeking to execute, garnish, or otherwise attempt to collect on any settlement of or judgment in the Non-Released LT Claims from any Non-Released LT Party shall do so solely and exclusively upon available insurance coverage from the Insurance Policies and no party shall (a) record any judgment or other claim against any Non-Released LT Party, or (b) otherwise attempt to collect from the personal assets of any Non-Released LT Parties. In the event that an Insurer under an Insurance Policy denies coverage under the policy or otherwise fails or refuses to reimburse defense costs with respect to the Non-Released LT Claims that the Litigation Trust is pursuing, than such Non-Released LT Claims shall be released unless the Litigation Trustee in good faith requests that the Non-Released LT Party dispute such denial of coverage or failure or refusal to reimburse defense costs, and advances all attorneys’ fees and costs therefor. Upon the Effective Date, the obligations of the Debtors to provide any indemnification and reimbursement to the Non-Released LT Parties shall be rejected to the extent necessary to facilitate the foregoing. Following the Effective Date, the Available Net Litigation Recoveries resulting from any adjudication of Non-Released LT Claims shall be distributed ratably to Holders of Litigation Trust Interests pursuant to and in accordance with the Plan and the Litigation Trust Agreement; provided that Available Net Litigation Recoveries will be distributed in the following order: first, to the Holders of Allowed Unsecured Notes Claims who participate in the Rights Offering until such beneficiaries have received an aggregate amount equal to $600,000 plus a preferred return on such amount, accruing at a rate equal to 15% compounded annually; second, to Holders of Allowed Unsecured Notes Claims (including the Holders of Allowed Unsecured Notes Claims who participate in the Rights Offering) and Holders of Allowed General Unsecured Claims on a Pro Rata basis and, in each instance, without reduction for conversion into New Common Equity or New Convertible Preferred Equity (in the case of Class 5 Unsecured Noteholder Claims) or distributions of the GUC Cash Settlement or New Common Equity (in the case of Class 6 General Unsecured Claims). The Litigation Trust shall be established for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with this Plan. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Litigation Trust is intended to be treated as a “liquidating trust” for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Litigation Trust, and the Litigation Trustee will take this position on the Litigation Trust’s tax return accordingly. All the parties and Litigation Trust Beneficiaries shall treat the transfer of Litigation Trust Assets to the Litigation Trust as if the Litigation Trust Assets (other than such assets attributable to Disputed Claims) had been first transferred to the Litigation Trust Beneficiaries and then transferred by the Litigation Trust Beneficiaries to the Litigation Trust. As a result, the transfer of the Litigation Trust Assets to the Litigation Trust should be a taxable transaction, and the Debtors should recognize gain or loss equal to the difference between the tax basis and fair value of such assets. The Litigation Trust Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). As soon as reasonably practicable after the Effective Date, the Litigation Trustee

38 shall make a good faith valuation of the Litigation Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries shall take consistent positions with respect to the valuation of the Litigation Trust Assets, and such valuation shall be utilized consistently for all federal income tax purposes. With respect to amounts, if any, in a reserve for Disputed Claims, it is expected that such account will be treated as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, that any appropriate elections with respect thereto shall be made, and that such treatment will also be applied to the extent possible for state and local tax purposes. A separate federal income tax return shall be filed with the IRS for any such disputed claims reserve, and such reserve will be subject to tax annually on a separate entity basis. Any taxes (including with respect to interest, if any, earned in the account, or any recovery on the portion of assets allocable to such account in excess of the disputed claims reserve’s basis in such assets) imposed on such account shall be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes). Litigation Trust Beneficiaries will be bound by such election, if made by the Litigation Trustee, and, as such, will, for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), report consistently therewith. The Litigation Trust’s taxable income (other than taxable income allocable to any assets attributable to a “disputed ownership fund”) shall be allocated by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all of its assets (valued at their book value), other than assets allocable to Disputed Claims, to the Litigation Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior distributions from the Litigation Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The transfer of the Litigation Trust Assets to the Litigation Trust shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Upon delivery of the Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such distributions. The Litigation Trust Agreement shall provide for the appointment of the Litigation Trustee. The Litigation Trustee shall be jointly selected by the Committee and the Ad Hoc Committee of Noteholders. The Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. The retention of the Litigation Trustee shall be approved in the Confirmation Order. The Litigation Trustee shall have the power to administer the assets of the Litigation Trust in accordance with the Litigation Trust Agreement. The Litigation Trustee shall be the Estate representative designated to prosecute any and all Non-Released LT Claims pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. Without limiting the generality of the foregoing, the Litigation Trustee shall (a) hold, administer and prosecute the assets of the Litigation Trust and any proceeds thereof, (b) have the power and authority to retain, as an expense of the Litigation Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Litigation Trustee under the Litigation Trust Agreement, (c) make distributions as provided in the Litigation Trust Agreement, and (d) provide periodic reports and updates regarding the status of the administration of the Litigation Trust. The Litigation Trustee shall be deemed the Distribution Agent under the Plan when making distributions to holders of Litigation Trust Interests. The Debtors or Reorganized Debtors, as applicable, shall provide the Litigation Trust with reasonable access to the books and records of the Debtors or Reorganized Debtors concerning the Non-Released LT Claims, subject to applicable privileges to be set forth in greater detail in the Litigation Trust Agreement. The transfer of the Litigation Trust Funding and the Non-Released LT Claims to the Litigation Trust shall be made, as provided herein, for the benefit of the Litigation Trust Beneficiaries. Upon the transfer of the Litigation Trust Funding and the Non-Released LT Claims, the Debtors or the Reorganized Debtors, as the case may be, shall have no interest in or with respect to the Litigation Trust Funding, the Non-Released LT Claims, or the Litigation Trust. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a

39 restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Reorganized Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the terms of the Plan and the Litigation Trust Agreement. The Litigation Trust Interests shall not be registered pursuant to the Securities Act or any state securities law. It is intended that the Litigation Trust Interests shall not constitute “securities” under applicable laws. To the extent the Litigation Trust Interests are deemed to be “securities” under applicable laws, the issuance of the Litigation Trust Interests to Holders of Allowed Unsecured Claims and Holders of Allowed General Unsecured Claims shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act and any applicable state and local laws requiring registration of securities. The Litigation Trust Interests shall be non-transferable. The Litigation Trust shall in no event be dissolved later than five (5) years from the creation of such Litigation Trust unless the Bankruptcy Court, upon motion within the 6-month period prior to the fifth anniversary (or within the 6-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five (5) years without a private letter ruling from the IRS or an opinion of counsel satisfactory to the trustee(s) for the Litigation Trust that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Litigation Trust Assets. L. Effectuating Documents; Further Transactions Prior to the Effective Date, the Debtors are, and on and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, and managers (as applicable), are authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of this Plan such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, notices or consents except for those expressly required pursuant to the Plan. M. Tax Matters. The terms of the Plan and the Restructuring Transactions shall be structured to minimize, to the extent practicable and subject to the terms of the Restructuring Support Agreement, the aggregate tax impact of the Restructuring Transactions on the Debtors and the Reorganized Debtors, taking into account both the cash tax impact of the Restructuring Transactions on the Debtors in the tax year of the Restructuring Transactions and the tax liability of the Reorganized Debtors in subsequent tax years. The Debtors and the Consenting Stakeholders shall cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner reasonably acceptable to each such party, subject to the terms of the Restructuring Support Agreement. N. Cancellation of Existing Securities and Agreements. On the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise provided in this Plan, the Confirmation Order or the Exit Facilities Documents, all notes, instruments, certificates, credit agreements, indentures, Securities and other documents evidencing or governing Claims or Interests (other than those Claims or Interests Reinstated pursuant to the Plan) shall be cancelled and the rights of the Holders thereof and obligations of the Debtors thereunder or in any way related thereto shall be deemed

40 satisfied in full, cancelled, discharged, and of no force or effect, without further action or approval of the Bankruptcy Court or any Holder and the Unsecured Notes Trustee and its agents, successors and assigns shall each be automatically and fully relieved of any duties and responsibilities under or related to the Unsecured Note Documents except with respect to such rights that, pursuant to the Unsecured Note Documents, survive termination of the Unsecured Note Documents. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to this Plan, the Confirmation Order or the Exit Facilities Documents. Nothing contained herein shall be deemed to cancel, terminate, release or discharge the obligations of the Debtors or any of their counterparts under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order or hereunder. Notwithstanding anything in this Article IV.N, the Secured Notes Indentures shall remain in effect solely to (a) enforce the rights, Claims and interests of the Secured Notes Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Secured Notes Indenture, (c) preserve any rights of the Secured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the Secured Notes Claims, including the Secured Notes Trustee’s charging lien and priority rights, and (d) if applicable, preserve the rights and obligations of the parties under the Exit Secured Convertible Notes Documents. Regardless of whether distributions to Holders of Secured Notes Claims are made by the Secured Notes Trustee, or by a Distribution Agent other than the Secured Notes Trustee, the Secured Notes Trustee charging lien shall attach to such distributions in the same manner as if such distributions were made through the Secured Notes Trustee. Subject to the distribution of Class 4 Plan consideration delivered to it in accordance with the Secured Notes Indenture at the expense of the Reorganized Debtors, the Secured Notes Trustee shall have no duties to Holders of Secured Notes Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. Notwithstanding anything in this Article IV.N, the Unsecured Notes Indentures shall remain in effect solely to (a) enforce the rights, Claims and interests of the Unsecured Notes Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties, (b) allow the receipt of and distributions under the Plan and the subsequent distribution of such amounts in accordance with the terms of the Plan and the Unsecured Notes Indentures, and (c) preserve any rights of the Unsecured Notes Trustee and any predecessor thereof as against any money or property distributable to Holders of the Unsecured Notes Claims, including the Unsecured Notes Trustee Charging Lien and priority rights. All distributions made under the Plan on account of the Allowed Claims of Holders of Unsecured Notes Claims shall be made to or at the direction of the Unsecured Notes Trustee for further distribution to the Holders of Allowed Unsecured Notes Claims under the terms of the Unsecured Notes Indentures, including those provisions relating to the surrender and cancellation of the Unsecured Notes. Regardless of whether distributions to Holders of Unsecured Notes Claims are made by the Unsecured Notes Trustee, or by a Distribution Agent other than the Unsecured Notes Trustee, the Unsecured Notes Trustee Charging Lien shall attach to such distributions in the same manner as if such distributions were made through the Unsecured Notes Trustee. Subject to the distribution of Class 5 Plan consideration delivered to it in accordance with the Unsecured Notes Indenture at the expense of the Reorganized Debtors, the Unsecured Notes Trustee shall have no duties to Holders of Unsecured Notes Claims following the Effective Date of the Plan, including no duty to object to claims or treatment of other creditors. For the avoidance of doubt and notwithstanding anything to the contrary herein, to the extent any documents evidencing or governing Claims or Interests constitute Exit Facilities Documents, such documents shall survive the Effective Date and shall not be terminated in accordance herewith. O. Corporate Action. On the Effective Date, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including implementation of the Restructuring Transactions and all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan or the Plan Supplement (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate or organizational structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by

41 the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the equityholders, members, directors, or officers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, and instruments contemplated under the Plan or the Plan Supplement (or necessary or desirable to effect the transactions contemplated under the Plan or the Plan Supplement) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by this Article IV.O shall be effective notwithstanding any requirements under nonbankruptcy Law. P. Indemnification Obligations. Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors, as applicable, shall (1) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (2) remain intact, in full force and effect, and irrevocable, (3) not be limited, reduced or terminated after the Effective Date, and (4) survive the effectiveness of the Plan on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors than the indemnification provisions in place prior to the Effective Date irrespective of whether such indemnification obligation is owed for an act or event occurring before, on or after the Petition Date; provided that indemnification obligations of Non-Released LT Parties with respect to the Non-Released LT Claims shall be rejected. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ indemnification obligations under the Plan shall not be a Disputed Claim or subject to any objection, in either case, for any reason, including by reason of section 502(e)(1)(B) of the Bankruptcy Code. Q. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable law, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. R. Director and Officer Liability Insurance. After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies, with respect to conduct or events occurring prior to the Effective Date, and subject to and in accordance with the terms and conditions of the D&O Liability Insurance Policies, all directors

42 and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. S. Restructuring Support Agreement. The Restructuring Support Agreement shall be assumed pursuant to the Confirmation Order and the Debtors shall continue to perform thereunder and comply therewith in all respects during the period through and including the Effective Date, and the provisions thereof that survive termination shall also survive notwithstanding the occurrence of the Effective Date. All of the actions contemplated under this Plan, including the Restructuring Transactions and any other transactions or actions necessary to effectuate the terms of this Plan shall be consistent in all respects with the Restructuring Support Agreement, including the consent rights set forth therein and the other rights and obligations thereunder. T. Restructuring Expenses. Without any further notice to, or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan and the Restructuring Support Agreement. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Reorganized Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses related to the implementation, consummation and defense of the Plan and the Restructuring Transactions, whether incurred before, on, or after the Effective Date, including, but not limited to, any Unsecured Notes Indenture Trustee Fees incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Unsecured Notes and/or the Unsecured Notes Documents. Nothing herein shall in any way affect or diminish the right of the Unsecured Notes Trustee to exercise its Unsecured Notes Trustee Charging Lien against distributions on account of the Unsecured Notes Claims with respect to any unpaid Unsecured Notes Indenture Trustee Fees. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed by the Debtors or Reorganized Debtors, as applicable, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (1) previously was assumed or rejected by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject Filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease Schedule. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as

43 provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases Schedule identified in this Article V.A of the Plan and in the Plan Supplement at any time through and including forty-five (45) days after the Effective Date. To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan and the Rejected Executory Contracts and Unexpired Leases Schedule, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article Error! Reference source not found. of the Plan and may be objected to in accordance with the provisions of Article Error! Reference source not found. of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease Schedule at any time through and including forty-five (45) days after the Effective Date.

44 C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims, if any, on or about the Effective Date or as soon as reasonably practicable thereafter in the ordinary course of business, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure Amount; provided, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Amount despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court. Unless otherwise agreed upon in writing by the Debtors or Reorganized Debtors, as applicable, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure Amount including pursuant to the Plan must be Filed, served, and actually received by the counsel to the Debtors and the U.S. Trustee on or before the Confirmation Objection Deadline or such other deadline that may be set by the Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure Amount will be deemed to have assented to such assumption or Cure Amount. For the avoidance of doubt, to the extent an Executory Contract or Unexpired Lease is proposed to be assumed in the Plan and is not listed as having a related Cure Amount on the Assumed Executory Contract and Unexpired Lease Schedule, any counterparty to such Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have consented to such assumption and deemed to release any Claim or Cause of Action for any monetary defaults under such Executory Contract or Unexpired Lease. The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding: (1) the amount of any payments to cure such a default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption. The Debtor or the Reorganized Debtor, as applicable, shall be authorized to reject any Executory Contract or Unexpired Lease to the extent the Debtor or the Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the amount of the cure obligation as determined by Final Order or as otherwise finally resolved, renders assumption of such contract or lease unfavorable to the applicable Debtor’s Estate or the Reorganized Debtor. Such rejected contracts, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease Schedule, if any. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, in the event that any counterparty to an Executory Contract or Unexpired Lease receives a notice of assumption and there is no listed Cure Amount, such Cure Amount shall be considered to be zero. Any counterparty to an Executory Contract or Unexpired Lease that does not receive a notice, and believes a Cure Amount is owed, shall have thirty (30) days after the Effective Date to File a Proof of Claim with respect to such alleged Cure Amount, which Claim shall not be expunged until such dispute is resolved. D. Insurance Policies. Each of the Debtors’ Insurance Policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all Insurance Policies and any agreements, documents, and instruments relating to coverage of all insured Claims. Except as set forth in Article IV.R of the Plan, nothing in this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to

45 be preemptory or supervening), (1) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of such Insurance Policies or (2) alters or modifies the duty, if any, that the Insurers or third party administrators pay claims covered by such Insurance Policies and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor. For the avoidance of doubt, Insurers and third-party administrators shall not need to nor be required to File or serve a cure objection or a request, application, claim, Proof of Claim, or motion for payment and shall not be subject to any Claims Bar Date or similar deadline governing Cure Amounts or Claims. E. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. F. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. G. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. H. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims Allowed as of the Effective Date. Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed as of the Effective Date, as provided in the Restructuring Transactions Memorandum, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the

46 Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no less frequently than once in every ninety-day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion. B. Distribution Agent. All distributions under the Plan shall be made by the Distribution Agent. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. C. Rights and Powers of the Distribution Agent. 1. Powers of the Distribution Agent. The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby, including, subject to the express written consent and direction of the Unsecured Notes Trustee and with the cooperation of the Unsecured Notes Trustee, distributions on account of the Unsecured Notes Claims, subject in all respects to the rights of the Unsecured Notes Trustee Charging Lien against all such distributions; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes), and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney or agent fees and expenses), made by the Distribution Agent, in each case directly related to distributions under the Plan, including but not limited to making any distributions to Holders of Unsecured Notes Claims in accordance with the Plan, shall be paid in Cash by the Reorganized Debtors in the ordinary course of business. In the event that the Reorganized Debtors object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Reorganized Debtors and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Reorganized Debtors and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. For the avoidance of doubt, the Distribution Record Date shall not apply to the Unsecured Notes Claims,

47 the Holders of which shall receive a distribution in accordance with the terms of this Article VI and, as applicable, the customary procedures of DTC on or as soon as practicable after the Effective Date. 2. Delivery of Distributions in General. Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. All distributions to Holders of Unsecured Notes Claims shall be deemed completed when made to (or at the direction of) the Unsecured Notes Trustee, which shall be deemed the Holders of all Unsecured Notes Claims for purposes of distributions to be made hereunder, the Unsecured Notes Trustee shall hold or direct such distributions for the benefit of the Holders of Unsecured Notes Claims. The Unsecured Notes Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of the Unsecured Notes Claims, to the extent consistent with the customary practices of DTC. The Unsecured Notes Trustee shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct. If the Unsecured Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Unsecured Notes Trustee’s cooperation, shall make such distributions. The Unsecured Notes Trustee shall have no duties, obligations or responsibilities with respect to any form of distribution to Holders of Unsecured Notes Claims that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall make such distributions. For the avoidance of doubt, all such distributions referenced in this paragraph shall be subject to the Unsecured Notes Trustee Charging Lien. 3. Minimum Distributions. No fractional shares of New Common Equity or New Convertible Preferred Equity shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Equity that is not a whole number, the actual distribution of shares of New Common Equity shall be calculated to one decimal place and rounded up or down to the closest whole number of shares of New Common Equity (with a half-share of New Common Equity or greater rounded up and less than a half-share of New Common Equity rounded down). The total number of authorized shares of New Common Equity to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. Neither the Reorganized Debtors nor the Distribution Agent shall have any obligation to make a distribution that consists of less than one share of New Common Equity or is less than fifty dollars ($50) to any Holder of an Allowed Claim. 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution under the Plan is returned as undeliverable, no further distribution to such Holder shall be made unless and until the Distribution Agent is notified in writing of the then-current address of such Holder, at which time all currently-due, missed distributions shall be made to such Holder as soon as reasonably practicable thereafter without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or interest in property shall be discharged and forever barred. 5. Surrender of Canceled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV.M hereof shall be

48 deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Reinstated under this Plan. E. Manner of Payment. 1. Except as otherwise set forth herein, all distributions of New Common Equity to Holders of the applicable Allowed Claims under the Plan shall be made by the Distribution Agent on behalf of the Debtors or Reorganized Debtors, as applicable. 2. All distributions of Cash to the Holders of the applicable Allowed Claims under the Plan shall be made by the Distribution Agent on behalf of the applicable Debtor or Reorganized Debtor, except with respect to distributions by the Litigation Trustee as set forth in the Plan and the Litigation Trust Agreement. 3. At the option of the Distribution Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors. F. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Distribution Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances. Any person entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Distribution Agent an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8. G. Allocations. Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, including the DIP Order, distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. H. Foreign Currency Exchange Rate. Except as otherwise provided in a Final Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

49 I. Setoffs and Recoupment. Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise. J. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and thereafter receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties. No distributions under the Plan shall be made on account of a Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such satisfaction, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, payments to Holders of Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Causes of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by any Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

50 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Allowance of Claims. The Debtors and the Reorganized Debtors, as applicable shall have the exclusive authority to determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed. Upon such determination, the Debtors or Reorganized Debtors, as applicable, may update the Claims Register to reflect such Proofs of Claim as Allowed and, upon delivery of the applicable treatment for such Unimpaired Claims under 0 (including, for the avoidance of doubt, Reinstatement), to mark such Proofs of Claims as satisfied. The Debtors may determine to Reinstate a Claim that would be an Unimpaired Claim under the Plan, even if no timely Proof of Claim is Filed therefor. Avoidance Actions released under this Plan shall not be used as a defense or setoff to any Claim pursuant to section 502(d) of the Bankruptcy Code or otherwise. B. Claims Administration Responsibilities. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to (1) File, withdraw, or litigate to judgment any objections to Claims or Interests, (2) settle or compromise any such objections to Claims without further notice to or action, order, or approval of the Bankruptcy Court, and (3) administer and adjust the Claims Register to reflect such settlements or compromises without further notice to or action, order, or approval of the Bankruptcy Court. Except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Claim or Interest (including any Disputed Claim or Interest), including the Causes of Action retained pursuant to Article IV.M of the Plan. C. Disputed Claims Process. If the Debtors or Reorganized Debtors dispute any Proof of Claim that is Filed on account of an Unimpaired Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors or Reorganized Debtors, as applicable, or the Holder of such Claim may elect to have the validity or amount of any Claim adjudicated by the Bankruptcy Court instead. If a Holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been Filed. If the Debtors or Reorganized Debtors, as applicable, dispute any Impaired Claim that is not Allowed as of the Effective Date pursuant to 0 or a Final Order entered by the Bankruptcy Court (which may include the Confirmation Order), the Debtors or Reorganized Debtors, as applicable, shall File an objection with the Bankruptcy Court on or before sixty (60) days after the Effective Date (subject to the Debtors or Reorganized Debtors, as applicable, rights to seek an extension of such deadline before the Bankruptcy Court for cause, which extension may be opposed by any party in interest, including the Litigation Trustee), and such dispute shall be determined, resolved, or adjudicated before, the Bankruptcy Court. D. Estimation of Claims and Interests Before, on, or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable may at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is

51 subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to the allowance of, or any ultimate distribution on, such Claim or Interest. E. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. F. Disallowance of Claims or Interests. Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article VIII, and the DIP Orders, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. Except as otherwise provided herein or as agreed to by the Reorganized Debtors, any and all Proofs of Claim Filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. H. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distributions (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. Reorganized Invacare will make Cash distributions on account of Allowed Claims (to the extent applicable) no later than the last Business Day of each calendar quarter following the Effective Date (each, a “Payment Date”) subject to the following: (a) the Claim must be Allowed no later than fourteen (14) days prior to the next Payment Date (each, a “Cutoff Date”) and (b) the Holder of such Claim must provide the Debtors or Reorganized Debtors, as

52 applicable, with any requested information to process a payment on account of an Allowed Claim within seven (7) days after the Cutoff Date. Notwithstanding the foregoing, the first Payment Date will occur no earlier than thirty (30) days after the Effective Date. I. No Postpetition Interest on Claims. Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, including the DIP Orders, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. For the avoidance of doubt, DIP Claims shall accrue and be paid interest in accordance with the terms set forth in the DIP Credit Agreements. J. Accrual of Dividends and Other Rights. For purposes of determining the accrual of distributions or other rights after the Effective Date, the New Common Equity shall be deemed distributed as of the Effective Date regardless of the date on which they are actually distributed; provided, however, that the Reorganized Debtors shall not make payments or distribute such other rights on account of such New Common Equity, if any, until after distribution of the applicable New Common Equity actually takes place. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to, and to the maximum extent provided by, section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order, if applicable, shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in the Exit Facilities Documents, the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document amended or created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such

53 mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. C. Releases by the Debtors. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates, or their Affiliates that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions (but excluding Avoidance Actions in relation to Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders other than pursuant to section 547 of the Bankruptcy Code), the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission,

54 transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (1) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (2) any retained Causes of Action set forth in the Schedule of Retained Causes of Action or (3) any Non-Released LT Claims. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release. D. Releases by the Releasing Parties. Except as expressly set forth in the Plan or the Confirmation Order, effective on the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, to the fullest extent allowed by applicable law, each Released Party is hereby deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Causes of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, rights, suits, damages, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereinafter arising, in law (or any applicable rule, statute, regulation, treaty, right, duty or requirement), equity, contract, tort or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, their Estates or their Affiliates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or any other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates (including the management, ownership, or operation thereof), the purchase, sale, amendment or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtors and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Term Loan Facility, the ABL Facility, the DIP Facilities and DIP Documents, the Secured Notes, the Unsecured Notes, the Rights Offering Documents, the Chapter 11 Cases, the Restructuring Support Agreement, the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Exit Facilities Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or Filing of, as applicable, the Restructuring Support Agreement, any Avoidance Actions (but excluding Avoidance Actions in relation to Birlasoft Solutions Inc. and any of its Related Parties, Affiliates and insiders other than pursuant to section 547 of the Bankruptcy Code), the Definitive Documents, the Disclosure Statement, the New Organizational Documents, the Rights Offering Documents, or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the

55 Effective Date of any party or Entity under the Plan, the Confirmation Order, the Exit Facilities, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (1) consensual; (2) essential to the Confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (4) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) a bar to any of the Releasing Parties asserting any claim or Cause of Action of any kind whatsoever released pursuant to the Third-Party Release. E. Exculpation. Except as otherwise specifically provided in the Plan or the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. F. Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or

56 intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Except as otherwise set forth in the Confirmation Order, each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F hereof. With respect to Claims or Causes of Action that have not been released, discharged, or are not subject to exculpation, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

57 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: a. the Bankruptcy Court shall have entered the Confirmation Order, in a manner consistent in all material respects with the Plan and the Restructuring Support Agreement, and such order shall have become a Final Order; b. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Restructuring Transactions, and all applicable regulatory or government-imposed waiting periods shall have expired or been terminated; c. the Restructuring Support Agreement and the Backstop Commitment Agreement shall not have been terminated as to all parties thereto and shall remain in full force and effect, and the Restructuring Support Agreement shall have been assumed pursuant to the Confirmation Order; d. the Bankruptcy Court shall have entered the Backstop Commitment Approval Order, in a manner consistent in all material respects with the Plan and the Restructuring Support Agreement, and such order shall have become a Final Order; e. the documentation related to the Exit Term Loan Facility and the Exit Secured Convertible Notes shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the Exit Term Loan Facility and the Exit Secured Convertible Notes shall have been satisfied or duly waived in writing in accordance with the terms thereof; f. the Rights Offering shall have been fully consummated pursuant to the Rights Offering Procedures and the Backstop Commitment Agreement and consistent in all material respects with the Plan and the Restructuring Support Agreement; g. the Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein, shall have been Filed pursuant to this Plan; h. all Professional Fee Amounts that require the approval of the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been funded into the Professional Fee Escrow Account pending the approval of such fees and expenses by the Bankruptcy Court; i. no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting the Consummation of the Plan; j. the Restructuring Expenses shall have been paid as set forth in Article IV of the Plan or will be paid on the Effective Date; k. the Final DIP Order shall remain in full force and effect and no event of default shall have occurred and be continuing thereunder; l. the DIP Claims shall have been indefeasibly paid in full in Cash or, solely to the extent set forth herein, satisfied by the Exit Term Loan Facility;

58 m. the final version of all Definitive Documents shall have been executed or Filed, as applicable, in form and substance consistent with the Plan and the Restructuring Support Agreement and the consent rights set forth therein, and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement; n. the definitive documentation concerning the Management Incentive Plan shall have been finalized and adopted by the New Board; o. the Employment Agreements shall have been finalized (subject to ratification and implementation by the post-Effective Date board of directors for the Reorganized Debtors, which shall happen currently with the occurrence of the Effective Date); and p. the Debtors shall have otherwise substantially consummated the applicable Restructuring Transactions in a manner consistent in all respects with the Plan and the Restructuring Support Agreement. B. Waiver of Conditions. Except as otherwise specified in this Plan and subject to the limitations contained in and the other terms of the Restructuring Support Agreement, any one or more of the conditions to Consummation (or any component thereof) set forth in this Article IX may be waived by the Debtors without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan. C. Effect of Failure of Conditions. If Consummation does not occur as to any Debtor, the Plan shall be null and void in all respects as to such Debtor and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, any Holders of Claims or Interests, or any other Entity; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity. D. Substantial Consummation “Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan, subject to the consent rights set forth in the Restructuring Support Agreement, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan, the Restructuring Support Agreement, and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Debtors expressly reserve their right to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

59 B. Effect of Confirmation on Modifications. Entry of the Confirmation Order shall constitute approval of all modifications or amendments to the Plan since the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications or amendments to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: a. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; a. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; b. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; c. ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan; d. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

60 e. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; f. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan, the Confirmation Order, and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement and the Litigation Trust Agreement; g. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; h. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; i. hear and determine all Non-Released LT Claims and to liquidate such Causes of Action for the benefit of Holders of Litigation Trust Interests; j. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan, the Confirmation Order or any other Final Order of the Bankruptcy Court, including those actions in Article XII.P herein; k. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; l. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.J hereof; m. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; n. determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, the Litigation Trust Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; o. enter an order concluding or closing the Chapter 11 Cases; p. adjudicate any and all disputes arising from or relating to distributions under the Plan or the Restructuring Transactions; q. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; r. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; s. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; t. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

61 u. hear and determine all disputes involving the obligations and terms of the Rights Offering and the Backstop Commitment Agreement; v. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof; w. enforce all orders previously entered by the Bankruptcy Court; and x. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests (a) are Impaired or Unimpaired, (b) have, or are deemed to have accepted the Plan, or (c) failed to vote to accept or reject the Plan), All Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents. On or before the Effective Date, and consistent in all respects with the terms of the Restructuring Support Agreement and the Plan, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. The Debtors shall file all monthly operating reports through the Effective Date. On or after the Effective Date, the Reorganized Debtors shall pay any and all such fees in full in Cash when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee for each quarter (including any fraction thereof) until that particular Debtor’s case is converted, dismissed, or closed, whichever occurs first. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees.

62 D. Payment of Certain Fees and Expenses Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date all then outstanding reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by all of the attorneys, advisors, and other professionals payable under the Plan and the Restructuring Support Agreement. Any such costs and expenses that are attorneys’ fees and expenses shall be submitted to the Debtors or the Reorganized Debtors in the form of summary invoices of the relevant law firms. E. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. G. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: Debtors Counsel to the Debtors Invacare Corporation One Invacare Way Elyria, Ohio 44035 Attention: Anthony LaPlaca, General Counsel and Chief Administrative Officer (ALaPlaca@invacare.com) Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Attention: Ryan Blaine Bennett, P.C. (ryan.bennett@kirkland.com) and Yusuf Salloum (yusuf.salloum@kirkland.com) and Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Erica D. Clark (erica.clark@kirkland.com) and McDonald Hopkins LLC 600 Superior Avenue E., Site 2100 Cleveland, Ohio 44114 Attention: Shawn M. Riley (sriley@mcdonaldhopkins.com), Nicholas M. Miller (nmiller@mcdonaldhopkins.com), and Maria G. Carr (mcarr@mcdonaldhopkins.com)

63 United States Trustee Counsel to the Term DIP Lenders and Term Loan Lender Office of The United States Trustee 515 Rusk Street, Suite 3516 Houston, TX 77002 Attention: Hector Duran (Hector.Duran.Jr@usdoj.gov) and Jana Whitworth (Jana.Whitworth@usdoj.gov) Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attn: Damian Schaible (damian.schaible@davispolk.com) and Jonah Peppiatt (jonah.peppiatt@davispolk.com) Counsel to the DIP ABL Agent and ABL Agent Counsel to the Ad Hoc Committee of Noteholders Blank Rome LLP One Logan Square, 130 North 18th Street Philadelphia, PA 19103 Attn: Regina Kelbon (regina.kelbon@blankrome.com) Brown Rudnick LLP Seven Times Square New York, NY 10036 Attn: Robert J. Stark (RStark@brownrudnick.com) and Bennett S. Silverberg (BSilverberg@brownrudnick.com) Counsel to the Committee Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street NE, Suite 2800 Atlanta, GA 30309 Attn: Todd C. Meyers (tmeyers@kilpatricktownsend.com), Paul M. Rosenblatt (prosenblatt@kilpatricktownsend.com), and James R. Risener (jrisener@kilpatricktownsend.com) After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. H. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Ipso Facto and Similar Provisions Ineffective Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring.

64 J. Entire Agreement. Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. K. Plan Supplement. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://dm.epiq11.com/Invacare or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. L. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable (but subject to the terms of the Restructuring Support Agreement); and (3) nonseverable and mutually dependent. M. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code. Upon entry of the Confirmation Order, each of the Released Parties and Exculpated Parties will be deemed to have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with, and in a manner consistent with, the applicable provisions of the Bankruptcy Code, the Disclosure Statement, the Plan, the Bankruptcy Rules and all other applicable rules, laws and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery and performance of the Restructuring Support Agreement, and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code and other applicable law and, pursuant to section 1125(e) of the Bankruptcy Code, any person will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. N. Dissolution of the Committee. Effective on the Effective Date, the Committee shall dissolve automatically, and the members thereof (solely in their capacities as Committee members) and the Committee’s Professionals shall be released, exculpated, and discharged from all their duties relating to the Chapter 11 Cases, except with respect to (i) any applications for

65 Professional Claims or expense reimbursements for members of such Committee including preparing same, objecting to same, defending same and attending any hearing with respect to same; and (ii) any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order. O. Closing of Chapter 11 Cases. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases; provided that any order of the Bankruptcy Court closing the Chapter 11 Cases shall provide that the Chapter 11 Case of Invacare Corporation shall remain open through the pendency of any litigation commenced by the Litigation Trust, and that for purposes of sections 546 and 550 of the Bankruptcy Code, the Litigation Trust may proceed in the Invacare Corporation case as if the other cases had not been closed. P. Waiver or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. Q. Creditor Default An act or omission by a Holder of a Claim or an Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a creditor, the Bankruptcy Court may: (a) designate a party to appear, sign and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (b) enforce the Plan by order of specific performance; (c) award judgment against such defaulting creditor in favor of the Reorganized Debtors in an amount, including interest, to compensate the Reorganized Debtors for the damages caused by such default; and (d) make such other order as may be equitable that does not materially alter the terms of the Plan.

Dated: March 29, 2023 INVACARE CORPORATION on behalf of itself and all other Debtors By: Kathleen P. Leneghan Kathleen P. Leneghan Senior Vice President and Chief Financial Officer

Exhibit B Restructuring Support Agreement

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 15.02, this “Agreement”) is made and entered into as of January 31, 2023 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (vi) of this preamble, collectively, the “Parties”):1 i. Invacare Corporation, a company incorporated under the Laws of Ohio (“Invacare”), and each of its Affiliates listed on Exhibit A to this Agreement (including the Debtors and the Guarantor/Obligor Subsidiaries) that has executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Stakeholders (the Entities in this clause (i), collectively, the “Company Parties”); ii. Certain funds managed by Highbridge Capital Management, LLC that hold Term Loan Claims (the “Consenting Term Loan Lender”); iii. Certain funds managed by Highbridge Capital Management, LLC that hold Secured Notes Claims (the “Consenting Secured Noteholders” and together with the Consenting Term Loan Lender, “Highbridge”) iv. the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold ABL Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (iv), collectively, the “Consenting ABL Lenders”); v. the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 5.00% Series I Convertible Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (v), collectively, the “Consenting 5.00% Series I Convertible Noteholders”); 1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

2 vi. the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 5.00% Series II Convertible Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (vi), collectively, the “Consenting 5.00% Series II Convertible Noteholders”); vii. the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 4.25% Convertible Note Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (vii), collectively, the “Consenting 4.25% Convertible Noteholders,” and together with the Consenting 5.00% Series I Convertible Noteholders and the Consenting 5.00% Series II Convertible Noteholders, and Azurite (as defined herein), the “Consenting Unsecured Noteholders”); and viii. Azurite Management LLC (“Azurite” and collectively with the Consenting Term Loan Lender, Consenting Secured Noteholders, the Consenting ABL Lenders, and the Consenting Unsecured Noteholders, the “Consenting Stakeholders”), in its capacity as a Consenting Unsecured Noteholder. RECITALS WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arm’s length negotiated or been apprised of certain restructuring transactions with respect to the Company Parties on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit B hereto (the “Restructuring Term Sheet” and, such transactions as described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”); WHEREAS, the Company Parties intend to implement the Restructuring Transactions through the commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (such cases commenced, the “Chapter 11 Cases”); WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet; WHEREAS, Highbridge has agreed to provide the DIP Term Loan Facility pursuant to the terms and conditions to be set forth in the DIP Order and the DIP Term Loan Credit Agreement; WHEREAS, the Consenting ABL Lenders have agreed to provide the DIP ABL Facility pursuant to the terms and conditions to be set forth in the DIP Order and the DIP ABL Credit Agreement; WHEREAS, the Debtors and Highbridge have reached an agreement for the consensual use of Cash Collateral (as defined in the Bankruptcy Code) pursuant to the terms and conditions set forth in the DIP Order and the DIP Term Loan Credit Agreement;

3 WHEREAS, the Debtors and the Consenting ABL Lenders have reached an agreement for the consensual use of Cash Collateral (as defined in the Bankruptcy Code) pursuant to the terms and conditions set forth in the DIP Order and the DIP ABL Credit Agreement; and WHEREAS, the Consenting Unsecured Noteholders have committed to backstop the Rights Offering, on the terms and conditions set forth in this Agreement, the Restructuring Term Sheet and the Backstop Commitment Agreement. NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows: AGREEMENT Section 1. Definitions and Interpretation. 1.01. Definitions. The following terms shall have the following definitions: “4.25% Convertible Notes” means the 4.25% Convertible Senior Notes due 2026 issued by Invacare Corporation under the 4.25% Convertible Notes Indenture. “4.25% Convertible Notes Claim” means any Claim against a Company Party arising under, derived from, secured by, based on, or related to the 4.25% Convertible Notes. “4.25% Convertible Notes Indenture” means that certain indenture, dated as of March 16, 2021, as may be amended, amended and restated, or otherwise supplemented from time to time, by and between Invacare Corporation, as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, governing the 4.25% Convertible Notes. “5.00% Series I Convertible Notes” means the 5.00% Convertible Senior Exchange Notes due 2024 issued by Invacare Corporation under the 5.00% Series I Convertible Notes Indenture. “5.00% Series I Convertible Notes Claim” means any Claim against a Company Party arising under, derived from, secured by, based on, or related to the 5.00% Series I Convertible Notes. “5.00% Series I Convertible Notes Indenture” means that certain indenture, dated as of November 19, 2019, as may be amended, amended and restated, or otherwise supplemented from time to time, by and between Invacare Corporation, as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, governing the 5.00% Series I Convertible Notes. “5.00% Series II Convertible Notes” means the 5.00% Series II Convertible Senior Exchange Notes due 2024 issued by Invacare Corporation under the 5.00% Series II Convertible Notes Indenture.

4 “5.00% Series II Convertible Notes Claim” means any Claim against a Company Party arising under, derived from, secured by, based on, or related to the 5.00% Series II Convertible Notes. “5.00% Series II Convertible Notes Indenture” means that certain indenture, dated as of June 4, 2020, as may be amended, amended and restated, or otherwise supplemented from time to time, by and between Invacare Corporation, as issuer, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, governing the 5.00% Series II Convertible Notes. “ABL Claims” means any Claim on account of the ABL Loans. “ABL Credit Agreement” means that certain second amended and restated revolving credit and security agreement dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time, by and among Invacare Corporation, as borrower, certain Company Parties as borrowers and guarantors party thereto, PNC Bank, National Association, as lender and agent, and the other lenders party thereto. “ABL Lenders” has the meaning given to the term “Lenders” in the ABL Credit Agreement. “ABL Loans” means the revolving loans borrowed under and on the terms set forth in the ABL Credit Agreement. “Affiliate” means, with respect to any specified Entity, any other Entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Entity. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities, by agreement, or otherwise. “Agent” means any administrative agent, collateral agent, or similar Entity under the Term Loan Agreement, the ABL Credit Agreement, the DIP Term Loan Facility and/or the DIP ABL Facility, including any successors thereto. “Agents/Trustees” means, collectively, each of the Agents and Trustees. “Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02 (including the Restructuring Term Sheet). “Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement; provided that the Agreement Effective Date with respect to any Consenting Stakeholder that becomes party to this Agreement through execution of a Joinder or a Transfer Agreement shall be the date that such Consenting Stakeholder executes such Joinder or Transfer Agreement.

5 “Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party. “Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement (in each case whether oral or written) with respect to: (a) a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties or any Affiliates thereof that, in each case, is not expressly contemplated by this Agreement; or (b) any other transaction involving one or more Company Parties or any Affiliates thereof that is an alternative to and/or inconsistent with one or more of the Restructuring Transactions. “Azurite” has the meaning set forth in the preamble of this Agreement. “Backstop Commitment” means the Backstop Parties’ commitment to backstop the Rights Offering on the terms and conditions set forth in the Restructuring Term Sheet and the Backstop Commitment Agreement. “Backstop Commitment Agreement” means that certain backstop commitment agreement, dated as of the Execution Date, by and among the Backstop Parties and Invacare, as may be amended, supplemented, or modified from time to time, setting forth, among other things, the terms and conditions of the Rights Offering, the Backstop Commitments, and the payment of the Backstop Premium, and is attached as Exhibit C to this Agreement. “Backstop Parties” has the meaning set forth in the Restructuring Term Sheet. “Backstop Premium” means the premium payable on, and as a condition to, the Plan Effective Date, to the Backstop Parties in consideration for the Backstop Commitment on the terms set forth in the Restructuring Term Sheet and the Backstop Commitment Agreement. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas (Houston Division) presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, if applicable, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

6 “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. “Causes of Action” means any Claims, Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, Law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. “Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement. “Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code. “Company Claims/Interests” means any Claim against, or Interest in, a Company Party, including without limitation the DIP Term Loan Claims, the Term Loan Claims, the DIP ABL Claims, the ABL Claims, the Secured Notes Claims, and the Convertible Notes Claims. “Company Parties” has the meaning set forth in the preamble to this Agreement. “Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court on confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. “Confirmation Order” means the order(s) entered by the Bankruptcy Court in the Chapter 11 Cases confirming the Plan. “Consenting ABL Lenders” has the meaning set forth in the preamble of this Agreement. “Consenting Unsecured Noteholders” has the meaning set forth in the preamble of this Agreement.

7 “Consenting Secured Noteholders” has the meaning set forth in the preamble of this Agreement. “Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement. “Consenting Term Loan Lender” has the meaning set forth in the preamble to this Agreement. “Convertible Notes” means, collectively, the 4.25% Convertible Notes, 5.00% Series I Convertible Notes, and 5.00% Series II Convertible Notes. “Convertible Notes Claims” means, collectively, the 4.25% Convertible Notes Claims, 5.00% Series I Convertible Notes Claims, and 5.00% Series II Convertible Notes Claims. “Debtors” means the Company Parties that commence the Chapter 11 Cases identified as Debtor Entities on Exhibit A. “Definitive Documents” has the meaning set forth in Section 3.01. “DIP ABL Agent” means PNC Bank, National Association, as administrative agent and collateral agent under the DIP ABL Facility, or any successor administrative agents thereunder. “DIP ABL Claims” means any Claim on account of the DIP ABL Facility. “DIP ABL Credit Agreement” means that certain superpriority secured debtor-in- possession credit agreement that governs the DIP ABL Facility (as may be amended, supplemented, or otherwise modified from time to time) dated on or around the date hereof by and among Invacare Corporation, as borrower, the Debtor guarantors that are party thereto, the DIP ABL Lenders, and the DIP ABL Agent, in form and substance substantially consistent with the form of DIP ABL Credit Agreement attached to this Agreement as Exhibit D. “DIP ABL Documents” means, collectively, the DIP Orders, the DIP ABL Credit Agreement and any and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “DIP ABL Facility” means that certain superpriority secured debtor-in-possession facility in accordance with the terms and conditions set forth in the DIP ABL Credit Agreement. “DIP ABL Lenders” means the lenders party to the DIP ABL Credit Agreement with respect to the DIP ABL Facility. “DIP Term Loan Agents” means Cantor Fitzgerald Securities, as administrative agent and GLAS Trust Corporation Limited, as collateral agent under the DIP Term Loan Facility, or any successor agents thereunder. “DIP Term Loan Claims” means any Claim on account of the DIP Term Loan Facility.

8 “DIP Term Loan Credit Agreement” means that certain superpriority secured debtor-in-possession credit agreement that governs the DIP Term Loan Facility (as may be amended, supplemented, or otherwise modified from time to time) dated on or around the date hereof, by and among Invacare Corporation, as borrower, the Debtor guarantors that are party thereto, the DIP Term Loan Lenders, and the DIP Term Loan Agents, in form and substance substantially consistent with the form of DIP Term Loan Credit Agreement attached to this Agreement as Exhibit E. “DIP Term Loan Documents” means, collectively, the DIP Orders, the DIP Term Loan Credit Agreement and any and all other agreements, documents, and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “DIP Term Loan Facility” means that certain superpriority secured debtor-in-possession facility in accordance with the terms and conditions set forth in the DIP Term Loan Credit Agreement. “DIP Term Loan Lenders” means the lenders party to the DIP Term Loan Credit Agreement with respect to the DIP Term Loan Facility. “DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders, together with all exhibits thereto and any declarations, affidavits or other documents filed in connection with such motion. “DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and any other orders entered in the Chapter 11 Cases authorizing debtor-in-possession financing or the use of Cash Collateral. “Disclosure Statement” means the disclosure statement with respect to the Plan and any exhibits and schedules thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement. “Disclosure Statement Order” means an order entered by the Bankruptcy Court approving the Disclosure Statement and Solicitation Materials as containing, among other things, “adequate information” as required by sections 1125 and 1126(b) of the Bankruptcy Code, the solicitation procedures related thereto, and granting the other relief requested in the motion to approve the Disclosure Statement. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code. “Execution Date” has the meaning set forth in the preamble to this Agreement. “Exit ABL Facilities” shall mean the Exit NA ABL Facility and the Exit EMEA ABL Facility (each as defined in the Restructuring Term Sheet). “Exit ABL Documents” shall mean the credit agreements for the Exit ABL Facilities, and all other agreements, documents and instruments delivered or to be entered into in connection

9 therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “Exit Secured Convertible Notes” shall have the meaning set forth in the Restructuring Term Sheet. “Exit Secured Convertible Notes Documents” shall mean any indenture for the Exit Secured Convertible Notes, and all other agreements, documents and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “Exit Term Loan Facility” shall have the meaning set forth in the Restructuring Term Sheet. “Exit Term Loan Documents” shall mean the credit agreement for the Exit Term Loan Facility, and all other agreements, documents and instruments delivered or to be entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents. “File, Filed, or Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. “Final DIP Order” means the order entered in the Chapter 11 Cases authorizing, among other things, the Debtors’ entry into the DIP Term Loan Facility and DIP ABL Facility on a final basis. “First Day Pleadings” means the motions, declarations, pleadings and all other documents that the Debtors File on or around the Petition Date requesting certain emergency relief, or supporting the request for such relief, and to be heard at the “first day” hearing. “General Unsecured Claim” means any Unsecured Claim against any of the Debtors that is not: (a) paid in full prior to the Plan Effective Date pursuant to an order of the Bankruptcy Court; (b) a DIP Claim, (c) an Administrative Claim; (d) an Other Secured Claim; (e) an Other Priority Claim; (f) a Term Loan Claim; (g) an ABL Claim; (h) a Secured Notes Claim; (i) an Unsecured Notes Claims; (j) an Intercompany Claim; or (k) a Section 510(b) Claim. “Guarantor/Obligor Subsidiaries” means each Company Party, other than a Debtor Entity, that is a direct or indirect subsidiary of Invacare that is an obligor or guarantor under the Term Loan Agreement, Secured Tranche I Convertible Notes Indenture, Secured Tranche II Convertible Notes Indenture, or ABL Credit Agreement as of the Execution Date of each, including each such subsidiary set forth on Exhibit A as a Guarantor/Obligor Subsidiary. “Highbridge” has the meaning set forth in the preamble of this Agreement. “Intercompany Interests” means an Interest in a Debtor held by a Debtor or an Affiliate of a Debtor.

10 “Interests” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, and including all common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, and any other equity, ownership, beneficial or profits interests in any of the Debtors, whether or not transferable, and options, warrants, rights, or other securities, agreements or interests to acquire or subscribe for, or which are exercisable, convertible or exchangeable into or for the shares (or any class thereof) of, common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, or other equity, ownership, beneficial or profits interests in or of any Debtor, contractual or otherwise (in each case whether or not arising under or in connection with any employment agreement). “Interim DIP Order” means the order entered in the Chapter 11 Cases authorizing, among other things, the Debtors’ entry into the DIP Term Loan Facility and DIP ABL Facility on an interim basis. “Invacare” has the meaning set forth in the preamble of this Agreement. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. “Management Incentive Plan” has the meaning set forth in the Restructuring Term Sheet. “Milestones” means the applicable milestones set forth in Section 4 of this Agreement, as they may be extended in accordance with Section 4.01 of this Agreement. “New Common Equity” means the common stock, limited liability company membership units, or functional equivalent thereof of Reorganized Invacare to be issued on the Plan Effective Date subject to the terms and conditions set forth in the Restructuring Term Sheet and the New Organizational Documents. “New Organizational Documents” means any document that may be included with the Plan Supplement with respect to the governance of any of the reorganized Company Parties following the consummation of the Restructuring Transactions, and any certificates of formation, charters, certificates or articles of incorporation, bylaws, operating agreements, limited liability company agreements or other applicable organizational documents or charter documents and any shareholder agreements or other shareholder documents. “New Preferred Equity” shall have the meaning set forth in the Restructuring Term Sheet. “Noteholder Ad Hoc Group” means the ad hoc group of certain holders of the Convertible Notes represented by Brown Rudnick LLP,GLC Advisors & Co., LLC, and Norton Rose Fulbright US LLP. “Parties” has the meaning set forth in the preamble to this Agreement.

11 “Permitted Transfer” means each Transfer of Company Claims/Interests which meets the requirements of Section 9.01. “Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 9.01. “Person” has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code. “Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case. “Plan” means the joint plan of reorganization, including any exhibits and schedules thereto, Filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement). “Plan Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or waived in accordance with the terms of this Agreement and the Plan, and on which the Restructuring Transactions become effective or are consummated. “Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, schedules, and exhibits to the Plan, which shall be Filed by the Debtors prior to the Confirmation Hearing, and additional documents Filed with the Bankruptcy Court prior to the Plan Effective Date as amendments to the Plan Supplement. “Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt). “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, including Invacare. “Reorganized Invacare” means (x) Invacare as a Reorganized Debtor or (y) a new corporation or limited liability company that will be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Common Equity to be distributed pursuant to the Plan. “Required Consenting ABL Lenders” means, as of the relevant date, Consenting ABL Lenders holding at least 50.01% of the aggregate outstanding principal amount of ABL Loans that are held by Consenting ABL Lenders at the relevant time.

12 “Required Consenting Unsecured Noteholders” means, as of the relevant date, Consenting Unsecured Noteholders holding at least 50.01% of the aggregate outstanding principal amount of Convertible Notes that are held by Consenting Unsecured Noteholders at the relevant time. For the avoidance of doubt, any decision of the Required Consenting Unsecured Noteholders shall be made only after consultation with all Consenting Unsecured Noteholders, including, but not limited to, Azurite. “Required Consenting Stakeholders” means the Consenting Term Loan Lender, the Required Consenting ABL Lenders, the Required Consenting Unsecured Noteholders, and the Consenting Secured Noteholders. “Respiratory Business Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated January 27, 2023, by and between Invacare Corporation, as seller, and Ventec Life Systems, Inc. (“Ventec”), as purchaser. “Respiratory Business Asset Sale Transaction” means the sale by Invacare Corporation of all of its assets with respect to the respiratory business (which assets are more fully described in the Respiratory Business Asset Purchase Agreement) free and clear of all liens, claims and encumbrances, in accordance with the terms and conditions of the Respiratory Business Asset Purchase Agreement. “Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement. “Restructuring Transactions” has the meaning set forth in the recitals to this Agreement. “Rights Offering” has the meaning set forth in the Restructuring Term Sheet. “Rights Offering Documents” means collectively, the Backstop Commitment Agreement, the Rights Offering Procedures, and any and all other agreements, documents, and instruments as amended, delivered, or entered into in connection with the Rights Offering. “Rights Offering Procedures” means those certain rights offering procedures with respect to the Rights Offering, which rights offering procedures shall be set forth in the Rights Offering Documents. “Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act. “Sale” means a sale of all, substantially all, or a material portion of the Debtors’ (and if applicable other Company Parties’) assets or equity interests pursuant to section 363 of the Bankruptcy Code or the Plan, including pursuant to a credit bid under section 363(k) of the Bankruptcy Code. “Sale Order” means an order entered by the Bankruptcy Court approving a Sale pursuant to the applicable purchase agreement. “Sale Toggle Event” has the meaning set forth in Section 12.03(d).

13 “Secured Notes” means, collectively, the Secured Tranche I Convertible Notes and Secured Tranche II Convertible Notes. “Secured Notes Claims” means, collectively, the Secured Tranche I Convertible Notes Claims and Secured Tranche II Convertible Notes Claims. “Secured Tranche I Convertible Notes” means the 5.68% Convertible Senior Secured Notes due 2026, Tranche I, issued by Invacare Corporation under the Secured Tranche I Convertible Notes Indenture. “Secured Tranche I Convertible Notes Claim” means any Claim against a Company Party arising under, derived from, secured by, based on, or related to the Secured Tranche I Convertible Notes. “Secured Tranche I Convertible Notes Indenture” means that certain indenture, dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time, by and between Invacare Corporation, as issuer, and Computershare Trust Company, N.A., as trustee, governing the Secured Tranche I Convertible Notes. “Secured Tranche II Convertible Notes” means the 5.68% Convertible Senior Secured Notes due 2026, Tranche II, issued by Invacare Corporation under the Secured Tranche II Convertible Notes Indenture. “Secured Tranche II Convertible Notes Claim” means any Claim against a Company Party arising under, derived from, secured by, based on, or related to the Secured Tranche II Convertible Notes. “Secured Tranche II Convertible Notes Indenture” means that certain indenture, dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time, by and between Invacare Corporation, as issuer, and Computershare Trust Company, N.A., as trustee, governing the Secured Tranche II Convertible Notes. “Securities Act” means the Securities Act of 1933, as amended. “Solicitation Materials” means all solicitation materials in respect of the Plan. “Term Loan Agreement” means that certain credit agreement, dated as of July 26, 2022, as may be amended, amended and restated, or otherwise supplemented from time to time, between Invacare Corporation, as borrower, the lenders party thereto, Cantor Fitzgerald Securities, as administrative agent, and Glas Trust Corporation Limited, as collateral agent. “Term Loan Claims” means any Claim on account of the Term Loans. “Term Loans” means loans outstanding under the Term Loan Agreement. “Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, 12.04 or 12.05.

14 “Transaction Expenses” means all reasonable and documented prepetition and postpetition out-of-pocket fees and expenses of: (i) Highbridge (including the reasonable fees and expenses of the advisors to Highbridge, including Davis Polk & Wardwell LLP and Ducera Partners LLC accrued since the inception of their respective engagements and not previously paid by, or on behalf of, the Company Parties) (ii) the Noteholder Ad Hoc Group (including the reasonable fees and expenses of the advisors to the Noteholder Ad Hoc Group, including Brown Rudnick LLP, GLC Advisors & Co., LLC, and Norton Rose Fulbright US LLP accrued since the inception of their respective engagements and not previously paid by, or on behalf of, the Company Parties), and (iii) Azurite (including the reasonable fees and expenses of advisors to Azurite, including Latham & Watkins LLP and local counsel), in each case incurred in connection with the Debtors, this Agreement, the Definitive Documents and the transactions contemplated hereby and thereby. “Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions). “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit F. “Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the Convertible Notes and the Secured Notes. 1.02. Interpretation. For purposes of this Agreement: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof; (e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

15 (f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement; (g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement; (h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws; (i) the use of “include” or “including” is without limitation, whether stated or not; (j) the phrase “counsel to the Company Parties” refers to Kirkland & Ellis LLP and McDonald Hopkins LLC; (k) the phrase “counsel to Highbridge,” “counsel to the Consenting Term Loan Lender” or “counsel to the Consenting Secured Noteholders” refers in this Agreement to counsel specified in Section 15.10(b); (l) the phrase “counsel to the Noteholder Ad Hoc Group” refers in this Agreement to counsel specified in Section 15.10(c); (m) the phrase “counsel to the Consenting ABL Lenders” refers in this Agreement to counsel specified in Section 15.10(d); (n) the phrase “counsel to Azurite” refers in this Agreement to counsel specified in Section 15.10(e); and (o) the phrase “counsel to the Parties” refers in this Agreement collectively to counsel specified in Section 15.10. Section 2. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement: (a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties; (b) the following shall have executed and delivered counterpart signature pages of this Agreement: (i) the Consenting Term Loan Lender; (ii) holders of at least 66.67% of the aggregate outstanding principal amount of the ABL Loans; (iii) the Consenting Secured Noteholders; and

16 (iv) holders of at least 66.67% of the aggregate outstanding principal amount of the Convertible Notes. (c) counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 15.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2(a) have occurred. Section 3. Definitive Documents. 3.01. The definitive documents governing the Restructuring Transactions shall include the following (the “Definitive Documents”): (a) the Plan; (b) the Confirmation Order; (c) the Disclosure Statement and Solicitation Materials (including any motion seeking either approval of the Disclosure Statement or combined or conditional approval of the Disclosure Statement and/or Plan); (d) the Disclosure Statement Order; (e) the First Day Pleadings and all orders sought pursuant thereto; (f) the “second day” pleadings that the Company Parties determine, in consultation with the Consenting Stakeholders, are necessary or desirable to file (excluding any “retention applications,” except to the extent that such retention application seeks payment for, or authorization for the Debtors to pay, a success, transaction or similar fee); (g) the Plan Supplement; (h) the DIP Motion, DIP Orders, DIP Term Loan Credit Agreement, DIP ABL Credit Agreement and any and all other DIP Term Loan Documents and DIP ABL Documents and related documentation; (i) the Backstop Commitment Agreement, Rights Offering Procedures, and any and all other Rights Offering Documents and related documentation; (j) the New Preferred Equity and all documentation required to implement, issue, and distribute the New Preferred Equity, including all agreements, instruments and documents evidencing or granting any security interests in and liens on any intercompany claims for the benefit of New Intermediate Holding Company (as defined in the Restructuring Term Sheet) and any filings in respect thereof; (k) the Management Incentive Plan; (l) the New Organizational Documents and all other documents or agreements for the governance of Reorganized Invacare, including any certificates of incorporation and shareholders’

17 agreement or supplements as may be reasonably necessary or advisable to implement the Restructuring Transactions and any and all documentation required to implement, issue, and distribute the New Common Equity; (m) the Exit Term Loan Documents; (n) the Exit Secured Convertible Notes Documents; (o) the Exit ABL Documents; (p) agreements, motions, pleadings, briefs, applications, orders and other filings with the Bankruptcy Court with respect to the rejection, assumption and/or assumption and assignment of material executory contracts and unexpired leases (provided that (i) any contract related to the BAN business or BAN equipment, (ii) any contract between the company Parties and Birlasoft Solutions Inc. and (iii) any contract related to the asset sale transaction with respect to the Company Parties’ respiratory business shall be material contracts); and (q) any other material (with materiality determined in the reasonable discretion of the advisors to Highbridge and the advisors to the Noteholder Ad Hoc Group, in consultation with the advisors to the Company Parties and Azurite) agreements, motions, pleadings, briefs, applications, orders and other filings with the Bankruptcy Court (including any documentation related to any equity or debt investment or offering with respect to any Company Party and any “key employee” retention or incentive plan); and (r) such other material (with materiality determined in the reasonable discretion of the advisors to Highbridge and the advisors to the Noteholder Ad Hoc Group, in consultation with the advisors to the Company Parties and Azurite) motions, orders, agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by this Agreement, the Restructuring Term Sheet and the Plan. 3.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement (and shall be in form and substance reasonably acceptable in all respects to the Company Parties, Highbridge, and the Required Consenting Unsecured Noteholders, including any modifications, amendments or supplements thereto in accordance with Section 13; provided that (i) the DIP Term Loan Documents, the DIP ABL Documents, the Plan, the Confirmation Order, the Exit ABL Documents, the Exit Term Loan Documents and the Exit Secured Convertible Notes Documents shall be in form and substance acceptable to Highbridge, (ii) the DIP ABL Documents shall be acceptable in all respects to the Required Consenting ABL Lenders; provided further that the Management Incentive Plan shall be in form and substance acceptable to Highbridge, the Required Consenting Unsecured Noteholders, and the Chief Executive Officer of the Debtors, and (iii) any Definitive Documents that solely or disproportionately affect the rights of Azurite relative to the rights set forth in this Agreement and the Restructuring Term Sheet shall be in form and substance acceptable to Azurite.

18 Section 4. Milestones. 4.01. The Debtors shall implement the Restructuring Transactions in accordance with the following milestones unless extended in writing by Highbridge and the Required Consenting Unsecured Noteholders (email from respective counsel to such Parties being sufficient): (a) no later than January 31, 2023, the Petition Date shall have occurred; (b) no later than the Petition Date, the Debtors shall have Filed the draft Plan with the Bankruptcy Court; (c) no later than three (3) days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order; (d) no later than ten (10) Business Days after the Petition Date, the Debtors shall have filed (i) the Disclosure Statement, (ii) a motion seeking entry of the Disclosure Statement Order and (iii) a motion seeking approval of the fees and expenses of the Backstop Parties in connection with the Backstop Commitment Agreement; (e) no later than thirty-five (35) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order; (f) no later than sixty (60) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Disclosure Statement Order, (ii) an order approving the fees and expenses of the Backstop Parties in connection with the Backstop Commitment Agreement and (iii) an order approving the Rights Offering Procedures; (g) no later than twenty (20) Business Days after the subscription commencement date, the Debtors shall have ended the subscription period for the Rights Offering; (h) no later than one hundred and five (105) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Confirmation Order and (ii) an order approving the Backstop Commitment Agreement; (i) no later than one hundred and twenty (120) days after the Petition Date, the Plan Effective Date shall have occurred; provided however, that such date may be extended for an additional one (1) month period, solely to the extent that the Company Parties have otherwise complied with the terms of this Agreement, the Definitive Documents and all other events and actions necessary for the occurrence of the Plan Effective Date has occurred other than the receipt of regulatory or other approval of a government entity or unit necessary for the occurrence of the Plan Effective Date.

19 Section 5. Commitments of the Consenting Stakeholders. 5.01. General Commitments, Forbearances, and Waivers. (a) Subject to Section 6.01 below, during the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all of its Company Claims/Interests, to: (i) support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent reasonably necessary to implement the Restructuring Transactions in accordance with this Agreement and the Definitive Documents, as applicable; (ii) give any notice, order, instruction, or direction to the applicable Agents/Trustees reasonably necessary to give effect to the Restructuring Transactions; (iii) negotiate in good faith and use reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party; (iv) negotiate in good faith and use commercially reasonable efforts to execute, deliver, and perform its obligations under any other agreements reasonably necessary or desirable to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement; and (v) acknowledge that the Respiratory Business Asset Sale Transaction, the Transaction Documents (as defined in the Respiratory Business Asset Purchase Agreement) and all rights of setoff of Ventec thereunder “ride through” the Chapter 11 Cases unimpaired and without further action required of Ventec. (b) Subject to Section 6.01 below, during the Agreement Effective Period, each Consenting Stakeholder agrees, severally and not jointly, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly: (i) object to, delay, impede, or take any other action to materially interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (ii) either itself or through any representatives or agents, solicit, initiate, negotiate, facilitate, propose, respond, File, support, or vote for any Alternative Restructuring Proposal from or with any Entity or propose, File, support, consent to, seek formal or informal credit committee approval of, or vote for any Alternative Restructuring Proposal (and shall immediately inform the Company Parties and the other Consenting Stakeholders of any notification of any Alternative Restructuring Proposal); (iii) File any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereto) that, in whole or in part, is not materially consistent with this Agreement or the Plan;

20 (iv) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; (v) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Company Claims/Interests in a manner materially inconsistent with the terms of this Agreement; (vi) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; or (vii) either itself or through any representatives or agents, allege or support any claim that any Transaction Documents (as defined in the Respiratory Business Asset Purchase Agreement) or any rights of setoff contained therein do not “ride through” the Chapter 11 Cases unimpaired and without further action required of Ventec. 5.02. Commitments with Respect to Chapter 11 Cases. (a) Subject to Section 6.01 below, during the Agreement Effective Period, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees, severally and not jointly, that it shall, subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials: (i) vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot and prior to the deadline for such delivery; (ii) to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of such releases and (b) to the extent it is permitted to elect whether to opt in to the releases set forth in the Plan, elect to opt in to such releases, in each case by timely delivering its duly executed and completed ballot(s) indicating such election prior to the deadline for such delivery; and (iii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above; provided, however, that such vote or election may be revoked or withdrawn (and, upon such revocation or withdrawal, deemed void ab initio) by such Consenting Stakeholder in accordance with Section 12.06 at any time if this Agreement is terminated with respect to such Consenting Stakeholder. (b) Subject to Section 6.01 below, during the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document Filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement.

21 5.03. Backstop Commitments. Upon the terms and subject to the conditions hereof, the Backstop Parties shall provide their respective Backstop Commitment, in each case pursuant to and in accordance with this Agreement, the Restructuring Term Sheet, and the Backstop Commitment Agreement. Section 6. Additional Provisions Regarding the Consenting Stakeholders’ Commitments. 6.01. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) be construed to prohibit or limit any Consenting Stakeholder from taking or directing any action relating to maintenance, protection or preservation of any collateral, provided that such action is not materially inconsistent with this Agreement and does not hinder, delay or prevent consummation of the Plan and the Restructuring Transactions; (b) be construed to prohibit or limit any Consenting Stakeholder from appearing as a party in interest in any matter to be adjudicated concerning any matter arising in the Chapter 11 Case; (c) affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (d) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement or the Definitive Documents in connection with the Restructuring Transactions; (e) prevent any Consenting Stakeholder from enforcing this Agreement or any Definitive Document, or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documents, or exercising its rights or remedies reserved herein or in the Definitive Documents, for the avoidance of doubt nothing in this Agreement shall prevent the ABL Consenting Lenders, and the ABL Consenting Lenders shall not be in breach of this Agreement, if the ABL Consenting Lenders exercise their rights and remedies set forth in the ABL Credit Agreement and related documents, the DIP Orders, and the ABL DIP Documents, as applicable; (f) prevent any Consenting Stakeholder from taking any action which is required by applicable Law; (g) require any Consenting Stakeholder to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal professional privilege; (h) unless provided for under this Agreement, incur any expenses, liabilities, or other obligations, or agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities or other obligations;

22 (i) prevent any Consenting Stakeholder by reason of this Agreement or the Restructuring Transactions from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like; or (j) prohibit any Consenting Stakeholder from taking any action that is not materially inconsistent with this Agreement. 6.02. Notwithstanding anything else in this Agreement to the contrary, (i) each of the Consenting Unsecured Noteholders and Azurite agrees that it shall not purchase any of its Unsecured Note Claims or General Unsecured Claims without providing prior written notice by 5:00 p.m. (prevailing Eastern Time) on the immediate following business day to each of the other Consenting Unsecured Noteholders and Azurite summarizing the economic terms of such potential transaction and affording all of the other Consenting Unsecured Noteholders and Azurite with a right of first refusal to purchase such Unsecured Note Claims and General Unsecured Claims on the same terms as it is contemplating purchasing such additional Unsecured Note Claims and (ii) the Consenting Secured Noteholders agree that they shall not purchase any General Unsecured Claims so long as this Agreement remains in effect. In the event that more than one Consenting Unsecured Noteholder or Azurite elect to exercise the right of first refusal set forth in the immediately preceding sentence, all of the Consenting Unsecured Noteholders and Azurite desiring to make such purchase shall each purchase a pro rata portion of that Unsecured Note Claim based on their respective Backstop Commitment Percentages. Section 7. Commitments of the Company Parties. 7.01. Affirmative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, the Company Parties agree to: (a) support and take all steps reasonably necessary and desirable to implement and consummate the Restructuring Transactions in accordance with the terms, conditions and applicable deadlines set forth in this Agreement and the Definitive Documents, as applicable; (b) support and take all steps reasonably necessary and desirable to facilitate solicitation of the Plan in accordance with this Agreement; (c) comply with each Milestone; (d) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable to address any such impediment, including to negotiate in good faith appropriate additional or alternative provisions to address any such impediment including to negotiate in good faith appropriate additional or alternative provisions to address any such impediment, in each case, in a manner reasonably acceptable to Highbridge and the Required Consenting Unsecured Noteholders, and/or timely filing a formal objection to any motion, application or proceeding (i) seeking or approving an Alternative Restructuring Proposal, (ii) seeking relief that is inconsistent with this Agreement in any material respect, or would (or would reasonably be expected to) frustrate the purposes of this Agreement, (iii) seeking the entry of an order modifying or terminating any Company Party’s exclusive right to file and/or solicit acceptances of a plan of reorganization, (iv) challenging the amount, validity, allowance, character,

23 enforceability or priority of any Company Claims/Interests of any of the Consenting Stakeholders, (v) challenging the validity, enforceability or perfection of any lien or other encumbrance securing any Company Claims/Interests of any of the Consenting Stakeholders, (vi) seeking standing to pursue claims or causes of action of the Company Parties against any Consenting Stakeholder, or (vii) objecting to or seeking to interfere with the DIP Term Facility or DIP ABL Facility; (e) use commercially reasonable efforts to obtain, file, submit, or register any and all required regulatory and/or third-party approvals, filings, registrations or notices that are necessary or advisable for the implementation or consummation of the Restructuring Transactions and approval by the Bankruptcy Court of the Definitive Documents; (f) negotiate in good faith and use commercially reasonable efforts to execute, deliver and perform its obligations under the Definitive Documents and any other agreements necessary or desirable to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement; (g) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders and consult with Highbridge and the Consenting Unsecured Noteholders regarding the status and the material terms of any negotiations with any such stakeholders; (h) provide to Highbridge and the Consenting Unsecured Noteholders drafts of all Definitive Documents that the Company Parties intend to File with the Bankruptcy Court and as soon as reasonably practicable, but in no event less than three (3) Business Days (or such shorter period as may be necessary in light of exigent circumstances) prior to such filing; (i) provide to the Consenting ABL Lenders a reasonable opportunity to review drafts of Definitive Documents materially affecting the ABL Loans or the DIP ABL Facility that the Company Parties intend to File with the Bankruptcy Court related thereto, and to the extent reasonably practicable, provide a reasonable opportunity to counsel to any Consenting Stakeholders materially affected by such filing to review draft copies of other documents that the Company Parties intend to File with Bankruptcy Court, as applicable; (j) upon reasonable request of Highbridge and the Required Consenting Unsecured Noteholders (which request may come from counsel thereto), inform counsel to such Party as to: (i) the status and progress of the Restructuring Transactions, including progress in relation to the negotiations of the Definitive Documents; (ii) the status of obtaining any necessary or desirable authorizations (including any consents) from each Consenting Stakeholder, any competent judicial body, governmental authority, banking, taxation, supervisory or regulatory body or any stock exchange, (iii) operational and financial performance matters (including liquidity), collateral matters, contract and lease matters, and the general status of ongoing operations and, in each of the foregoing clauses (i)-(iii), provide timely and reasonable responses to all reasonable diligence requests with respect to the foregoing, subject to any applicable restrictions and limitations set forth in any Confidentiality Agreements then in effect; (k) inform the applicable counsel to each of the Consenting Stakeholders as soon as reasonably practicable, but no later than two (2) Business Days, after obtaining actual knowledge

24 thereof: (i) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance which they know to be a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of the Company unless such notice is disclosed on the docket maintained in the Chapter 11 Cases within two (2) Business Days after obtaining actual knowledge thereof; (iv) a breach of this Agreement (including a breach by the Company Parties); (v) any representation or statement made or deemed to be made by the Company Parties under this Agreement which is or provides to have been materially incorrect or misleading in any respect when deemed to have been made; (vi) the initiation, institution or commencement of any material lawsuit, action or other proceeding by any person or entity (A) involving the Company Parties or any of their respective current or former officers, employees, managers, directors, members or equity holders (in their capacities as such) unless such notice is disclosed on the docket maintained in the Chapter 11 Cases within two (2) Business Days after obtaining actual knowledge thereof or (B) challenging the validity of the Restructuring Transactions or seeking to enjoin, restrain or prohibit this Agreement or the consummation of the Restructuring Transactions unless such notice is disclosed on the docket maintained in the Chapter 11 Cases within two (2) Business Days after obtaining actual knowledge thereof, (vii) the happening or existence of any fact, event or circumstance that shall have made any of the conditions precedent to any Company Party’s obligations set forth in (or to be set forth in) any of the Definitive Documents incapable of being satisfied, and (viii) the receipt of notice from any person or entity alleging that the consent of such person or entity is or may be required under any contract, agreement, permit, Law or otherwise in connection with the consummation of any part of the Restructuring Transactions, unless such notice is disclosed on the docket maintained in the Chapter 11 Cases within two (2) Business Days after obtaining actual knowledge thereof; (l) use commercially reasonable efforts to maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized; (m) timely file a formal objection to any motion filed with the Bankruptcy Court (with respect to clause (iv), to the extent not informally resolved in connection with the objection deadline in connection therewith) by any person seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases or (iv) for relief that (x) is inconsistent with this Agreement in any material respect or (y) would reasonably be expected to frustrate the purposes of this Agreement, including by preventing consummation of the Restructuring Transactions; (n) use commercially reasonable efforts to (i) preserve intact in all material respects the current business operations of the Company Parties, keep available the services of their current officers and material employees and preserve in all material respects their relationships with customers, suppliers, distributors and others, (ii) maintain their respective books and records on a basis consistent with prior practice, (iii) maintain their physical assets, equipment, properties and facilities in their condition and repair as of the Agreement Effective Date, (iv) maintain all of their respective licenses and permits in full force and effect, (v) maintain all necessary insurance

25 policies, or suitable replacements therefor, in full force and effect and (vi) otherwise operate their business in the ordinary course in compliance with applicable Law and this Agreement and the Definitive Documents; (o) not seek application of the equitable doctrine of marshaling, section 506(c) of the Bankruptcy Code or section 552(b) of the Bankruptcy Code with respect to the DIP Term Facility, the Term Loans or the Secured Notes; (p) negotiate in good faith the reasonable request of any Consenting Stakeholder any modifications to the Restructuring Transactions that improve the tax efficiency of the Restructuring Transactions or are otherwise necessary to address any legal, financial, or structural impediment that may prevent the consummation of the Restructuring Transactions, in each case to the extent such modifications can be implemented without any material adverse effect on such Company Party; and (q) pay the Transaction Expenses as and when due; provided that, with respect to any Transaction Expenses with respect to Highbridge (including the advisors to Highbridge) that were due and payable as of the Agreement Effective Date and invoiced at least one (1) day prior to the Petition Date, the Company Parties shall pay any such Transaction Expenses not later than one (1) Business Day after the Effective Date (as such term is defined in the DIP Term Loan Credit Agreement); provided, further, that on and after the Plan Effective Date, so long as this Agreement has not been terminated prior to the Plan Effective Date as to all Parties, the Company Parties shall pay the Transaction Expenses as and when due without any requirement for Bankruptcy Court review or further Bankruptcy Court order; 7.02. Negative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly: (a) object to, delay, impede, or take any other action that is inconsistent with or would to frustrate or interfere with acceptance, approval, implementation, or consummation of the Restructuring Transactions or otherwise commence any proceeding opposing any of the terms of this Agreement or any of the other Definitive Documents; (b) amend, terminate or modify the Definitive Documents, in whole or in part, in a manner that is not consistent in all respects with this Agreement; (c) File any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; (d) seek, solicit, support, encourage propose, consent to, vote for, or enter into any agreement regarding any Alternative Restructuring Proposal; (e) Consummate or enter into a definitive agreement evidencing any merger, consolidation, disposition of material assets, acquisition of material assets, or similar transaction, pay any dividend, incur any indebtedness for borrowed money, in each case outside the ordinary course of business, in each case other than: (i) the Restructuring Transactions or (ii) with the prior consent of Highbridge and the Required Consenting Unsecured Noteholders;

26 (f) amend, terminate or modify any agreement, document, instrument, indenture or other writing evidencing any indebtedness or prepay, repay, redeem, defease, purchase, acquire, terminate, or discharge any such indebtedness without the consent of Highbridge and the Required Consenting Unsecured Noteholders; (g) except to the extent required by this Agreement or otherwise required to consummate the Restructuring Transactions, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment that would materially affect the Company Parties or Highbridge, in each case without the reasonable consent of Highbridge and the Required Consenting Unsecured Noteholders; (h) (i) seek discovery in connection with, or prepare or commence an avoidance action or other legal proceeding that challenges, (A) the amount, validity, allowance, character, enforceability or priority of any Company Claims/Interests of any of the Consenting Stakeholders or (B) the validity, enforceability or perfection of any lien or other encumbrance securing any Company Claims/Interests of any of the Consenting Stakeholders or (ii) support any third party in connection with any of the acts described in clause (i) of this paragraph; (i) allege or support any claim or Cause of Action that the Respiratory Business Asset Sale Transaction is not an arm’s length transaction or that the consideration provided by Ventec to Invacare in the Respiratory Business Asset Sale Agreement does not represent reasonably equivalent value for the assets sold pursuant thereto; (j) allege or support any claim that (x) any Transaction Documents (as defined in the Respiratory Business Asset Purchase Agreement) or any rights of setoff contained therein do not “ride through” the Chapter 11 Cases unimpaired and without further action required of Ventec, or (y) that any Transaction Documents or any rights of setoff contained therein are barred by any injunction, release or otherwise; Section 8. Additional Provisions Regarding Company Parties’ Commitments. 8.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law, inconsistent with its corporate benefit, inconsistent with its fiduciary obligations under applicable Law, or result in any criminal liability for the relevant person, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement; provided, it is agreed that any such action that results in a termination of this Agreement in accordance with the terms hereof shall be subject to the provisions set forth in Section 12.06 hereof. 8.02. Notwithstanding anything to the contrary in this Agreement, each Company Party and its respective directors, officers, employees, investment bankers, attorneys, accountants,

27 consultants, and other advisors or representatives shall have the right to: (a) receive, analyze, discuss, respond to, facilitate, and negotiate any unsolicited Alternative Restructuring Proposals received by any Company Party; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; and (d) enter into or continue discussions or negotiations with holders of Company Claims/Interests (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions. If any Company Party receives an Alternative Restructuring Proposal, then such Company Party shall, within two (2) Business Days of receiving such proposal, provide counsel to each of Highbridge, the Noteholder Ad Hoc Group, and Azurite with a copy of each written proposal, including all annexes, ancillary terms, and other components of such proposal, or a reasonably detailed summary of each oral proposal, including the identity of the person or group of persons involved and reasonable updates as to the status and progress of such Alternative Restructuring Proposal and such Company Party shall respond promptly to reasonable information requests and questions from the advisors to Highbridge, the Noteholder Ad Hoc Group, or Azurite relating to such Alternative Restructuring Proposal. 8.03. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or any Definitive Document, or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documents, or exercising its rights or remedies reserved herein or in the Definitive Documents, so long as the Definitive Documents are in satisfaction of all requirements of this Agreement, including Section 3.02. Section 9. Transfer of Interests and Securities. 9.01. During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless: (a) in the case of any Company Claims/Interests, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A under the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or (4) a Consenting Stakeholder; and (b) either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder and the transferee provides notice of such Transfer (including the amount and type of Company Claim or Interest Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer.

28 9.02. Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 9.01 shall be void ab initio. 9.03. This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties and counsel to the Consenting Stakeholders within five (5) Business Days of such acquisition. 9.04. This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements. 9.05. Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an Entity that is not an Affiliate, affiliated fund, or affiliated Entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 9.01; and (iii) the Transfer otherwise is a Permitted Transfer under Section 9.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee. 9.06. Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests. Section 10. Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement, a Joinder or a Transfer Agreement:

29 (a) it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9); (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests; (c) such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; (d) it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests as contemplated by this Agreement subject to applicable Law; (e) it has made no prior assignment, sale, participation, grant, conveyance or other Transfer of, and has not entered into any agreement to assign, sell, participate, grant, convey or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in its Company Claims/Interests; (f) it is a sophisticated party with respect to the subject matter of this Agreement and the transactions contemplated hereby; (g) it (i) has access to adequate information regarding the terms of this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement and (ii) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision with respect hereto; (h) in has not relied upon any other Party in deciding to enter into this Agreement and has instead made its own independent analysis and decision to enter into this Agreement; and (i) solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act. Section 11. Mutual Representations, Warranties, and Covenants. Each of the Parties, severally and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement, a Joinder or a Transfer Agreement:

30 (a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (b) except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; (c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; (d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and (e) except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement. Section 12. Termination Events. 12.01. Consenting Stakeholder Termination Events. This Agreement may be terminated (a) with respect to the Consenting Term Loan Lender, by the Consenting Term Loan Lender, (b) with respect to the Consenting ABL Lenders, by the Required Consenting ABL Lenders; (c) with respect to the Consenting Secured Noteholders, by the Consenting Secured Noteholders; and (d) with respect to the Consenting Unsecured Noteholders, by the Required Consenting Unsecured Noteholders, in each case, by the delivery to the Company Parties of a written notice in accordance with Section 15.10 hereof upon the occurrence and/or continuation of the following events: (a) the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is materially adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured for five (5) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.10 hereof detailing such breach; (b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after delivery of a written notice to the Company in accordance with Section 15.10 hereof detailing any such issuance; provided,

31 that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement; (c) the Bankruptcy Court (i) enters an order denying confirmation of the Plan, (ii) enters the Confirmation Order in a form not acceptable to Highbridge and the Required Consenting Unsecured Noteholders and does not enter a revised Confirmation Order reasonably acceptable to Highbridge and the Required Consenting Unsecured Noteholders in the event the Confirmation Order is reversed or vacated, within five (5) Business Days, (iii) does not enter a revised Confirmation Order reasonably acceptable to Highbridge and the Required Consenting Unsecured Noteholders in the event the Confirmation Order is reversed or vacated, within five (5) Business Days of such reversal or vacation, or (iv) grants relief that is inconsistent in any material respect with this Agreement, the Definitive Documents or the Restructuring Transactions, and such inconsistent relief is not dismissed, vacated or modified to be consistent with this Agreement and the Restructuring Transactions within five (5) Business Days following written notice thereof to the Company Parties by the terminating Consenting Stakeholder; (d) the entry of an order by the Bankruptcy Court, or the Filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Stakeholders), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement; (e) a Company Party (i) withdraws or revokes the Plan or publicly announces its intention to withdraw the Plan, (ii) files, proposes or otherwise supports or approves an Alternative Restructuring Proposal or enters into a definitive agreement with respect to an Alternative Restructuring Proposal or (iii) files, proposes or otherwise supports or approves any amendment or modification to the Definitive Documents containing any terms that are materially inconsistent with the implementation of, and the terms of, this Agreement without the prior written consent of the terminating Consenting Stakeholder which remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 15.10 detailing any such breach; (f) the Milestones have not been achieved, extended or waived in accordance with this Agreement; provided that, for the avoidance of doubt, no Party may terminate this Agreement on account of failure to satisfy a Milestone to the extent that such failure is primarily caused by or primarily resulting from such Party’s own action (or failure to act) in breach of the terms of this Agreement; (g) the Bankruptcy Court enters an order terminating any Company Party’s exclusive right to file and/or solicit acceptances of a plan of reorganization; (h) any of the Company Parties consummates or enters into a definitive agreement evidencing any merger, consolidation, disposition of material assets, acquisition of material assets, or similar transaction, pays any dividend, or incurs any indebtedness for borrowed money, in each case outside the ordinary course of business, in each case other than: (i) the Restructuring

32 Transactions or (ii) with the prior consent of Highbridge and the Required Consenting Unsecured Noteholders; (i) any of the Company Parties enters into an executory contract or lease involving consideration of more than $10 million, any key employee incentive plan or key employee retention plan, any new or amended agreement regarding executive compensation, or other compensation arrangement, in each case, outside of the ordinary course of business, in each case other than with the prior consent (such consent not to be unreasonably withheld, conditioned, or delayed) of Highbridge and the Required Consenting Unsecured Noteholders; (j) the filing by any Company Party of any Definitive Document, amendments, modifications or supplements thereto, motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement, and such filing is not withdrawn (or, in the case of a motion that has already been approved by an order of the Bankruptcy Court at the time the Company Parties are provided with such notice, such order is not stayed, reversed or vacated) within five (5) Business Days following written notice thereof to the Company Parties by Highbridge or the Required Consenting Unsecured Noteholders; (k) any of the Company Parties (i) files any motion seeking to avoid, disallow, subordinate, or recharacterize any DIP ABL Claim, DIP Term Claim, Term Loan Claim, ABL Claim, Secured Notes Claim or Convertible Notes Claim held by any Consenting Stakeholder or (ii) supports any application, adversary proceeding or Cause of Action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding or Cause of Action; (l) other than the Chapter 11 Cases or a voluntary chapter 11 filing under the Bankruptcy Code by Company Parties formed or otherwise based in North America, if any Company Party: (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization (by way of voluntary administration, deed of company arrangement or otherwise) or other relief under any federal, state or foreign bankruptcy, insolvency, arrangement, scheme of arrangement, administrative receivership or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing; (m) the Bankruptcy Court grants relief terminating, annulling or modifying the automatic stay (as set forth in Section 362 of the Bankruptcy Code) with regard to any assets of the Debtors having an aggregate fair market value in excess of $25 million without the written consent of Highbridge and the Required Consenting Unsecured Noteholders; or (n) the termination of this Agreement as to the (i) Consenting Term Loan Lender, (ii) the Consenting Secured Noteholders or (iii) the Consenting Unsecured Noteholders, if such

33 termination results in the Consenting Unsecured Noteholders party to this agreement holding less than 66.67% of the Convertible Notes. 12.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.10 hereof upon the occurrence of any of the following events: (a) the breach in any material respect by one or more Consenting Stakeholders of any provision set forth in this Agreement (i) that is materially adverse to the Company Parties and (ii) that remains uncured for a period of ten (10) Business Days after the receipt by such Consenting Stakeholder of notice of such breach; provided that the Company Parties shall only have the right to terminate this Agreement as to such breaching Consenting Stakeholder pursuant to this paragraph, and shall not have the right to terminate this Agreement as to all Parties pursuant to this paragraph; (b) the breach in any material respect by Highbridge of any provision set forth in this Agreement (i) that is materially adverse to the Company Parties and (ii) that remains uncured for a period of fifteen (15) Business Days after the receipt by Highbridge of notice of such breach; (c) the breach in any material respect by or one or more of the Consenting Unsecured Noteholders holding an amount of Convertible Notes that would result in non-breaching Consenting Unsecured Noteholders holding less than two-thirds (66.67%) of the aggregate outstanding principal amount of the Convertible Notes of any provision set forth in this Agreement (i) that is materially adverse to the Company Parties and (ii) that remains uncured for a period of fifteen (15) Business Days after the receipt by the applicable Consenting Unsecured Noteholders of notice of such breach; provided that the Company Parties shall only have the right to terminate this Agreement as to the Consenting Unsecured Noteholders pursuant to this paragraph, and shall not have the right to terminate this Agreement as to all Parties pursuant to this paragraph; (d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Company Party transmits a written notice in accordance with Section 13.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; (e) the Bankruptcy Court enters an order denying confirmation of the Plan; or (f) the termination of this Agreement as to the (i) Consenting Term Loan Lender or (ii) the Consenting Secured Noteholders. 12.03. Highbridge Termination Events. This Agreement may also be terminated with respect to Highbridge, by Highbridge, by the delivery to the Company Parties of a written notice

34 in accordance with Section 15.10 hereof upon the occurrence and/or continuation of the following events: (a) (i) a Default or Event of Default (as each is defined in the DIP Term Loan Facility) has occurred and is continuing and has not been waived or timely cured in accordance with the DIP Term Loan Facility, (ii) any DIP Order is entered in a form not acceptable to Highbridge, and (iii) any DIP Order is reversed, stayed, dismissed, vacated, reconsidered, modified or amended in a manner that is not approved by Highbridge. (b) the Bankruptcy Court enters an order (or the Company Parties seek an order) invalidating, disallowing, subordinating, recharacterizing, or limiting, as applicable, any of the Company Claims/Interests of Highbridge, the liens securing the Company Claims/Interests of Highbridge, the DIP Term Facility or the liens securing the DIP Term Facility, or any official committee or other person obtains standing to pursue any Challenge (as defined in the DIP Orders); or (c) the Company Parties fail to pay the Transaction Expenses as and when due, including pursuant to Section 7.01(q); provided that payment of the Transaction Expenses of the Noteholder Ad Hoc Group shall be subject to the occurrence of the earlier of (x) approval of such Backstop Commitment Agreement by the Bankruptcy Court and (y) the Plan Effective Date. (d) In the event that Highbridge has the right to terminate this Agreement pursuant to this Section 12, Highbridge may, at its sole discretion, provide notice to the Company Parties of its election not to terminate this Agreement and forbear from exercising remedies under and pursuant to the DIP Orders and/or DIP Credit Agreement solely with respect to the event or occurrence that gave rise to such termination right (and only if, and solely to the extent that, the exercise of such remedies would prevent the Company Parties from commencing and implementing the marketing and sale process described in this paragraph in a manner acceptable to Highbridge), notwithstanding such termination right (the occurrence of such election, a “Sale Toggle Event”). Upon the occurrence of a Sale Toggle Event, (i) the Company Parties and Highbridge shall negotiate in good faith modifications to this Agreement as mutually agreed by the Company Parties and Highbridge, (ii) the Company Parties shall promptly commence a marketing process for a sale of all or substantially all of the Debtors’ (and if applicable other Company Parties’) assets or equity interests pursuant to section 363 of the Bankruptcy Code or the Plan, including pursuant to a credit bid under section 363(k) of the Bankruptcy Code, on terms acceptable to Highbridge and (iii) the Milestones set forth in Section 4 shall be automatically replaced in their entirely with a Milestone for the Bankruptcy Court to, no later than sixty (60) days after the occurrence of the Sale Toggle Event (or such later date extended in writing by Highbridge, with email from counsel being sufficient), enter the Sale Order in form and substance acceptable to Highbridge. 12.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Stakeholders and (b) each Company Party. 12.05. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the earlier of:

35 (a) the board of directors, board of managers, or such similar governing body of any Company Party determines in good faith, based on advice of counsel that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties under applicable Law; (b) the Company Parties (i) notify the Consenting Stakeholders pursuant to Section 8.02 and/or make a public announcement that they intend to pursue an Alternative Restructuring Proposal or (ii) enter into a definitive agreement with respect to an Alternative Restructuring Proposal; (c) the Plan Effective Date; or (d) on the date that is 240 days after the Petition Date. 12.06. Effect of Termination. Upon the occurrence of a Termination Date as to a Party (subject to any Sale Toggle Event), this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall, except as otherwise expressly provided in this Agreement or the Definitive Documents, be released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement, shall have no further rights, benefits or privileges hereunder, and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and no such rights or remedies shall be deemed waived pursuant to a claim of laches or estoppel, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, (i) any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, File notice of such withdrawal or change with the Bankruptcy Court and (ii) the Company Parties shall consent to any attempt by such Consenting Stakeholder to change or withdraw (or cause to change or withdraw) such vote at such time. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement or the Definitive Documents, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 12.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.02(d). Nothing

36 in this Section 12.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.02(d). Section 13. Amendments and Waivers. (a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13. (b) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party and (b) the Required Consenting Stakeholders; provided, however, that (i) any modification or amendment to this Section 13 shall require the written consent of each Party, (ii) with respect to any modification, amendment, waiver or supplement that materially, adversely and disproportionately affects the rights of or proposed treatment of any Consenting Stakeholder (in its capacity as such) or any other party that becomes a Party to this Agreement, the written consent of such affected Consenting Stakeholder or other Party shall be required, (iii) in the event of a Sale Toggle Event, this Agreement may be modified, amended, or supplemented by each Company Party and Highbridge, and (iv) any modification or amendment of Section 12.05 shall require the consent of the Required Consenting Stakeholders and Azurite. (c) Any proposed modification, amendment, waiver or supplement that does not comply with this Section 13 shall be ineffective and void ab initio. (d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law. Section 14. DIP Commitments 14.01. Term DIP Commitment. Each Consenting Term Loan Lender party hereto commits, severally and not jointly, to provide the portion of the DIP Term Loan Facility set forth opposite such Consenting Term Loan Lender’s name on Schedule 1 hereto on the terms and conditions set forth in the DIP Term Loan Credit Agreement and otherwise subject to the Definitive Documents. The Consenting Term Loan Lenders may participate in the DIP Term Loan Facility on behalf of some or all accounts and funds managed by such Consenting Term Loan Lender and some or all accounts and funds managed by the investment manager, or any affiliate of the investment manager, of such Consenting Term Loan Lender, and may allocate its participation in the DIP Term Loan Facility among such funds in its sole discretion. 14.02. ABL DIP Commitment. Each Consenting ABL Lender party hereto commits, severally and not jointly, to provide the portion of the DIP ABL Facility set forth opposite such Consenting ABL Lender’s name on Schedule 1 hereto on the terms and conditions set forth in the

37 DIP ABL Credit Agreement and otherwise subject to the Definitive Documents. The Consenting ABL Lenders may participate in the DIP ABL Facility on behalf of some or all accounts and funds managed by such Consenting ABL Lender and some or all accounts and funds managed by the investment manager, or any affiliate of the investment manager, of such Consenting ABL Lender, and may allocate its participation in the DIP ABL Facility among such funds in its sole discretion. Section 15. Miscellaneous 15.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law. 15.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signature pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern. 15.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable. 15.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. 15.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto. 15.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

38 ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 15.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. The Parties understand that the Consenting ABL Lenders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting ABL Lender expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting ABL Lender, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Consenting ABL Lender so long as they are not acting at the direction or for the benefit of such Consenting ABL Lender or such Consenting ABL Lender’s investment in the Company Parties; provided, that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that (i) executes this Agreement or (ii) on whose behalf this Agreement is executed by a Consenting ABL Lender. 15.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. 15.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or Entity. 15.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice): (a) if to a Company Party, to: Invacare Corporation One Invacare Way Elyria, Ohio 44035 Attention: Anthony LaPlaca, General Counsel and

39 Chief Administrative Officer E-mail address: ALaPlaca@invacare.com with copies to: Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Attention: Ryan Blaine Bennett Yusuf Salloum E-mail address: rbennett@kirkland.com yusuf.salloum@kirkland.com and Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Erica D. Clark E-mail address: erica.clark@kirkland.com and McDonald Hopkins LLC 600 Superior Avenue, East Suite 2100 Cleveland, Ohio 44114 Attention: Shawn Riley David Agay E-mail address: sriley@mcdonaldhopkins.com dagay@mcdonaldhopkins.com (b) if to the Consenting Term Loan Lender or a Consenting Secured Noteholder, to: Highbridge Capital Management, LLC 277 Park Avenue New York, NY 10172 Attn: Damon Meyer Jonathan Segal Ian Scime Jason Hempel E-mail address: damon.meyer@highbridge.com; jonathan.segal@highbridge.com; ian.scime@highbridge.com; jason.hempel@highbridge.com

40 and Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attn: Damian Schaible Kenneth Steinberg Jonah Peppiatt E-mail address: damian.schaible@davispolk.com kenneth.steinberg@davispolk.com jonah.peppiatt@davispolk.com (c) if to the Noteholder Ad Hoc Group, to: Brown Rudnick LLP Seven Times Square New York, NY 10036 Attn: Robert J. Stark Bennett S. Silverberg E-mail address: RStark@brownrudnick.com BSilverberg@brownrudnick.com (d) if to a Consenting ABL Lender, to: Blank Rome LLP One Logan Square 130 North 18th Street Philadelphia, Pennsylvania 19103 Attn: Regina Stango Kelbon Ira L. Herman E-mail address: regina.kelbon@blankrome.com ira.herman@blankrome.com (e) if to Azurite, to: Azurite Management LLC 25101 Chagrin Blvd 300 Beachwood Ohio 44122 Attn: Steven H Rosen and Latham & Watkins LLP 1271 Avenue of the Americas

41 New York, NY 10020 Attn: George A Davis Adam J. Goldberg E-mail address: george.davis@lw.com; adam.goldberg@lw.com Any notice given by delivery, mail, or courier shall be effective when received. 15.11. Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. 15.12. Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required. 15.13. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement. 15.14. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. 15.15. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. 15.16. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable. 15.17. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

42 15.18. Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this Agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises). 15.19. Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the applicable Parties in the Confidentiality Agreements, in Section 7.01(q) and in Section 12.06 shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. For the avoidance of doubt, the Parties acknowledge and agree that if this Agreement is terminated, any and all releases set forth in the Plan shall remain in full force and effect. 15.20. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 13, or otherwise, including a written approval by the Company Parties or the applicable Required Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel. 15.21. Accession. After the date hereof, additional subsidiaries and affiliates of Invacare Corporation may become Company Parties by agreeing in writing to be bound by the terms of this Agreement by executing a counterpart signature page to this Agreement and delivering such signature page in accordance with Section 15.07 of this Agreement. 15.22. The Company Parties shall submit drafts to counsel to Highbridge of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement prior to making any such disclosure, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall incorporate any such reasonable comments in good faith. Except as required by Law, no Party or its advisors shall (a) use the name of any Consenting Stakeholders in any public manner (including in any press release) with respect to this Agreement, the Restructuring Transactions or any of the Definitive Documents or (b) disclose to any Entity (including, for the avoidance of doubt, any other Consenting Stakeholder), other than advisors to the Company Parties, (i) the principal amount or percentage of any Company Claims/Interests held by any Consenting Stakeholders without such Consenting Stakeholder’s prior written consent (it being understood and agreed that each Consenting Stakeholder’s signature page to this Agreement shall be redacted to remove the name of such Consenting Stakeholder and the amount and/or percentage of Company Claims/Interests held by such Consenting Stakeholder to the extent this Agreement is filed on the docket maintained in the Chapter 11 Cases or otherwise made publicly available); provided, however, that (x) if such disclosure is required by Law, the disclosing Party shall afford the relevant Consenting Stakeholder a reasonable opportunity to review and comment in advance of such disclosure and the Company Parties shall take all reasonable measures to limit such disclosure and (y) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Interests held by the Consenting Stakeholders of the same class, collectively. Notwithstanding the provisions in this Section 15.21, (1) any Party

43 may disclose the identities of the other Parties in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof, and (2) any Party may disclose, to the extent expressly consented to in writing in advance by a Consenting Stakeholder, such Consenting Stakeholder’s identity and individual holdings. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

EXHIBIT A Company Parties Debtor Entities 1. Invacare Corporation (Ohio) 2. Adaptive Switch Laboratories, Inc. (Texas) 3. Freedom Designs, Inc. (California) Guarantor/Obligor Subsidiaries 1. Carroll Healthcare General Partner, Inc. (Ontario, Canada) 2. Carroll Healthcare Inc. (Ontario, Canada) 3. Invacare A/S (Denmark) 4. Invacare AS (Norway) 5. Invacare Australia Pty. Ltd.(Australia) 6. Invacare B.V. (Netherlands) 7. Invacare Canada General Partner Inc. (Canada) 8. Invacare Canada L.P. (Ontario, Canada) 9. Invacare Credit Corporation (Ohio) 10. Invacare France Operations SAS (France) 11. Invacare Holding AS (Norway) 12. Invacare Holdings C.V. (Netherlands) 13. Invacare Holdings, LLC (Ohio) 14. Invacare Holdings S.a.r.l. (Luxembourg) 15. Invacare Holdings Two B.V. (Netherlands) 16. Invacare Holdings Two S.a.r.l. (Luxembourg) 17. Invacare Limited (UK)

18. Invacare New Zealand (New Zealand) 19. Invacare Poirier SAS (France) 20. Invacare UK Operations Limited (UK) 21. Invamex Holdings LLC (Delaware) 22. Medbloc, Inc. (Delaware) 23. Motion Concepts L.P. (Ontario, Canada) 24. Perpetual Motion Enterprises Limited (Ontario, Canada)

EXHIBIT B Restructuring Term Sheet

INVACARE CORPORATION Illustrative Terms of Proposed Settlement and Restructuring Transactions This term sheet (the “Restructuring Term Sheet”) contains certain material terms and conditions of the proposed restructuring (the “Restructuring,” and the transactions contemplated in connection therewith the “Restructuring Transactions”) of Invacare Corporation (“Invacare”) and certain of its direct and indirect subsidiaries (together with Invacare, each, a “Company Party,” and collectively, the “Company Parties”). This Restructuring Term Sheet does not address all terms, conditions or other provisions that are to be contained in the definitive documentation governing the Restructuring, which are subject to agreement in accordance with the restructuring support agreement to which this Restructuring Term Sheet is attached (the “Restructuring Support Agreement”).1 THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER, ACCEPTANCE OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS OR OTHER INSTRUMENTS OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER, ACCEPTANCE OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE LAW, INCLUDING SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE PLAN EFFECTIVE DATE ON THE TERMS DESCRIBED IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES TO THE RESTRUCTURING SUPPORT AGREEMENT. OVERVIEW OF RESTRUCTURING TRANSACTIONS Restructuring Transactions The Restructuring Transactions will be consummated through the commencement of cases (the “Chapter 11 Cases”) under title 11 of the United States Code 11 U.S.C. §§ 101–1532, as amended (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Restructuring shall be effectuated pursuant to a plan of reorganization (as may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments thereto, the “Plan”), which shall provide for the implementation of the Restructuring Transactions. Each Holder of an Allowed2 Claim or Interest, as applicable, shall 1 Capitalized terms used but not immediately defined herein have the meaning given to them in the Restructuring Support Agreement. 2 For purposes of this Restructuring Term Sheet, “Allowed” shall mean, with respect to a Claim or Interest, any Claim or Interest (or portion thereof) against any Debtors that: (a) is deemed allowed under the Bankruptcy Code; (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of the Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or receive under the Plan the treatment described in this Restructuring Term Sheet, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Interest, except to the extent different treatment is agreed to by the Debtors or the reorganized Debtors (the “Reorganized Debtors”) and the Holder of such Allowed Claim or Interest, as applicable, in each case, with the reasonable consent of Highbridge and the Required Consenting Convertible Noteholders. DIP Facilities Certain funds managed by Highbridge Capital Management, LLC (such funds, “Highbridge”), in its capacity as DIP Term Loan Lender, shall provide a $70 million senior secured superpriority debtor-in-possession financing facility, which shall include DIP New Money Term Loans (as defined in the DIP Orders) of $35 million and a “roll up” of $35 million of Term Loans (the “DIP Term Loan Facility”) on the terms and conditions set forth in the DIP Term Loan Documents. The ABL Lenders shall provide $17.4 million debtor-in-possession financing facility, which shall include a “roll up” of certain commitments under the ABL Credit Agreement (the “DIP ABL Facility,” and together with the DIP Term Loan Facility, the “DIP Facilities”), and which shall refinance the revolving credit facility under the ABL Credit Agreement, on the terms and conditions set forth in the DIP ABL Documents. The DIP Orders (which shall be in form and substance consistent with the form of Interim DIP Order attached hereto as Annex A-3 and otherwise subject to the consent rights set forth in the Restructuring Support Agreement) shall provide for the Debtors’ consensual use of the cash collateral of the Consenting Term Loan Lender and the ABL Lenders on the terms and conditions set forth in the DIP Term Loan Documents and DIP ABL Documents. Exit Facilities On the Plan Effective Date, the Reorganized Debtors shall enter into a senior secured first lien term loan facility (the “Exit Term Loan Facility”) in an aggregate principal amount of up to $85 million3 on the terms and conditions set forth in the term sheet attached to hereto as Annex A-1 and otherwise subject to the terms and conditions of the Exit Term Loan Documents. other agreement entered into or assumed in connection therewith; or (c) has been allowed by a Final Order of the Bankruptcy Court. 3 The proceeds of the Exit Term Loan Facility shall be used to satisfy the Term Loan Claims and a portion of the DIP Roll-Up Term Loans (as defined in the DIP Orders).

On the Plan Effective Date, the Reorganized Debtors shall issue senior first lien secured convertible notes (the “Exit Secured Convertible Notes”) in an aggregate principal amount not to exceed $41.5 million on the terms and conditions set forth in the term sheet attached to hereto as Annex A-2 and otherwise subject to the terms and conditions of the Exit Secured Convertible Notes Documents. On the Plan Effective Date, the Reorganized Debtors may enter into a revolving credit facility with availability of up to $40 million on terms and conditions to be agreed upon by the Debtors, Highbridge, and the Backstop Parties (the “Exit NA ABL Facility”), which terms and conditions shall be subject to the consent rights set forth in the Restructuring Support Agreement. On the Plan Effective Date, the Reorganized Debtors may enter into a revolving credit facility with availability of up to $30 million on the terms and conditions to be agreed upon by the Debtors, Highbridge, and the Backstop Parties (the “Exit EMEA ABL Facility”), which terms and conditions shall be subject to the consent rights set forth in the Restructuring Support Agreement. Rights Offering Pursuant to the Plan, the Debtors shall consummate a preferred equity rights offering (the “Rights Offering”) allowing Eligible Holders4 the right to purchase and requiring the Backstop Parties to purchase New Preferred Equity (as defined below) to be issued by New Intermediate Holding Company5 in accordance with the Plan, the Rights Offering Procedures, and the Backstop Commitment Agreement, attached as Exhibit C to the Restructuring Support Agreement (the “Backstop Commitment Agreement”). Eligible Holders shall have the right to purchase their allocated shares of New Preferred Equity (the “Subscription Rights”), as set forth in the Backstop Commitment Agreement and the Rights Offering Procedures. Pursuant to the Rights Offering Procedures, New Intermediate Holding Company will offer and sell New Preferred Equity at an aggregate purchase price equal to $60 million, which shall result in issuance of (i) the New Money Equity and (ii) the Exchangeable Preferred Equity (each, as defined below). The cash proceeds of the Rights Offering shall be used by the Debtors or Reorganized Debtors, as applicable, to (i) satisfy any the DIP Term Claims that are not satisfied with the 4 For purposes of this Restructuring Term Sheet, “Eligible Holders” means the Holders of Unsecured Notes Claims and Holders of General Unsecured Claims who participate in the Rights Offering pursuant to the Rights Offering Procedures. 5 For purposes of this Restructuring Term Sheet, “New Intermediate Holding Company” means the non-U.S. Entity to be formed on or prior to the Effective Date to hold and issue the New Preferred Equity.

proceeds of the Exit Term Loan Facility, (ii) make distributions pursuant to the Plan, (iii) fund working capital, and (iv) fund general corporate purposes. In exchange for the Backstop Equity Premium6 and in accordance with the Backstop Commitment Agreement, the Backstop Parties have committed to severally, and not jointly, fully backstop the Rights Offering. Pursuant to the Backstop Commitment Agreement and the allocations therein (subject to the transfer rights and restrictions contained in the Backstop Commitment Agreement, the “Backstop Allocations”), the Backstop Parties shall, severally and not jointly, backstop the Rights Offering, purchase the New Preferred Equity not subscribed for by the Eligible Holders. As consideration for the backstop and the other undertakings of the Backstop Parties in the Backstop Commitment Agreement, the Reorganized Debtors will pay the Backstop Equity Premium to the Backstop Parties on or about the Effective Date in the form of shares of New Common Equity, subject to dilution on account of the Management Incentive Plan, in accordance with the Backstop Commitment Agreement, Backstop Commitment Approval Order, and Plan.7 All Backstop Parties shall be required to join the Restructuring Support Agreement. New Common Equity On the Plan Effective Date, the Reorganized Debtor that is reorganized Invacare Corporation (“Reorganized Invacare”) shall issue a single class of common equity interests (the “New Common Equity”).8 The New Common Equity shall be distributed in accordance with this 6 For purposes of this Restructuring Term Sheet, “Backstop Equity Premium” shall have the meaning set forth in the Backstop Commitment Agreement, but shall in any event be payable on the Plan Effective Date solely in the form of Common Equity and shall not exceed $12 million at plan equity value. The Backstop Commitment Agreement shall provide for the immediate payment of a termination fee in $6 million (the “Backstop Termination Payment”) in cash as an administrative expense claim in the Chapter 11 Cases in the event the Backstop Commitment Agreement is terminated due to the Debtors’ exercise of a “fiduciary out” or acceptance or pursuit of an alternative restructuring; provided that such termination fee shall be payable in lieu of (and not in addition to) the Backstop Equity Premium; provided, further, that the Backstop Termination Payment shall not be due and owing if there is a Defaulting Backstop Party (as defined in the Backstop Commitment Agreement) unless other Backstop Parties fully cover the Backstop Commitment of the Defaulting Backstop Party so that the full amount of the Backstop Commitment is raised; provided, further, that the payment of the Backstop Termination Payment shall be subject to the occurrence of a Backstop Termination Premium Payment Event (as defined in the Backstop Commitment Agreement). 7 For purposes of this Restructuring Term Sheet, “Backstop Commitment Approval Order” means the final order of the Bankruptcy Court approving the Backstop Commitment Agreement, which may be the Confirmation Order. 8 The New Preferred Equity (as defined below) may include a class of voting common equity right in the Parent, which would technically constitute a separate class of common equity interest, but would not have any economic interests or rights.

Restructuring Term Sheet, the Restructuring Transactions Memorandum, and the Plan. New Preferred Equity On the Plan Effective Date, New Intermediate Holding Company shall issue preferred equity interests (the “New Preferred Equity”)9, in the aggregate amount of (x) $60 million as a new money investment (the “New Money Equity”) plus (y) $75 million in exchange (in full and final satisfaction and discharge on a dollar-for-dollar basis at par) (the “Exchangeable Preferred Equity”) for participating Eligible Holders’ equivalent pro rata share of $75 million of Convertible Notes Claims and General Unsecured Claims (the “Preferred Exchange”), in each case as provided in this Restructuring Term Sheet and the Restructuring Transactions Memorandum,10 and in accordance with the Rights Offering Procedures and the Plan. For the avoidance of doubt, for each $1.00 of new money investment, a participating Eligible Holder will receive $1.00 of New Money Equity and $1.25 of Exchangeable Preferred Equity, subject to the final satisfaction and discharge of a corresponding $1.25 of the Convertible Notes Claims or General Unsecured Claims held by such participating Eligible Holder. To the extent a participant in the Rights Offering holds an insufficient amount of Allowed Unsecured Notes Claims or Allowed General Unsecured Claims to exchange into New Preferred Equity in accordance with clause (y) above, such surplus New Preferred Equity will be reallocated to the Backstop Parties on a pro rata basis based upon their backstop commitments. The New Preferred Equity shall be exchangeable into an amount of New Common Equity at a one-to-one ratio based on the liquidation preference of such New Preferred Equity and the fully-diluted price per share of the New Common Equity based on plan value. Dividend: 9.00%, payable in kind (no cash payment option), compounded quarterly. Maturity: perpetual. Covenants and other terms: The New Preferred Equity shall not have restrictive covenants. Other terms of the New Preferred Equity, 9 As provided in the prior footnote, the New Preferred Equity Interests may include a voting common equity right in the Parent (such voting rights to be based upon the number of shares of New Common Equity into which the New Preferred Equity may be exchanged), which common equity right would not have any economic interests or rights. 10 For purposes of this Restructuring Term Sheet, “Restructuring Transactions Memorandum” means the summary of transaction steps to complete the Restructuring Transactions contemplated by the Plan, which shall be (a) included in the Plan Supplement; and (b) consistent with the Plan.

including events of default, shall be determined in a manner to be agreed and in form and substance acceptable to Highbridge and the Required Consenting Convertible Noteholders. TREATMENT OF CERTAIN CLAIMS AND INTERESTS Each Holder of an Allowed Claim or Interest, as applicable, in the Chapter 11 Cases, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Interest, as applicable, in each case with the reasonable consent of Highbridge and the Required Consenting Convertible Noteholders. Unclassified Non-Voting Claims DIP Claims On the Plan Effective Date, each Holder of an Allowed DIP Claim shall receive payment in full in Cash of its Allowed DIP Claim from, at the Debtors’ option, (1) the proceeds of the Exit Facilities available as of the Effective Date and consistent with this Restructuring Term Sheet; (2) the proceeds of the Rights Offering; and (3) Cash on hand; provided that to the extent that the DIP Term Loan Lender is also an Exit Term Loan Facility Lender, such DIP Term Loan Lender’s Allowed DIP Claims that represent principal amounts owed will first be reduced dollar-for-dollar and satisfied by the principal amount of the Exit Term Loan Facility provided by such DIP Term Loan Lender as of the Effective Date that is not already being provided as consideration for the satisfaction of principal amounts of Term Loan Claims. Administrative Claims On the Plan Effective Date, each Holder of an Allowed Administrative Claim11 shall be paid in full in cash on the Plan Effective Date or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code. 11 For purposes of this Restructuring Term Sheet, “Administrative Claim” shall mean a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Plan Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Claims (as defined in the Plan); and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Priority Tax Claims On the Plan Effective Date, each Holder of an Allowed Priority Tax Claim12 shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code. Classified Claims and Interests of the Debtors Term Loan Claims On the Plan Effective Date, except to the extent that a Holder of an Allowed Term Loan Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Term Loan Claim, each Holder of an Allowed Term Loan Claim shall receive its pro rata share of the Exit Term Loan Facility. The terms of the Exit Term Facility Loan shall be in form and substance acceptable to Highbridge and reasonably acceptable to the Backstop Parties. Secured Notes Claims On the Plan Effective Date, except to the extent that a Holder of an Allowed Secured Notes Claim agrees in writing to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of its Allowed Secured Notes Claim, each Holder of an Allowed Secured Notes Claim shall receive its pro rata share of the Exit Secured Convertible Notes. The terms of the Exit Secured Convertible Notes shall be in form and substance acceptable to Highbridge and reasonably acceptable to the Backstop Parties. Unsecured Notes Claims On the Plan Effective Date, except to the extent that a Holder of an Allowed Unsecured Notes Claim agrees in writing to less favorable treatment, each Unsecured Notes Claim shall be discharged and released, and each Holder of an Allowed Unsecured Notes Claim shall receive: (a) the opportunity to participate in the Rights Offering (including the Preferred Exchange) on a pro rata basis with other Holders of Allowed Unsecured Notes Claims and Allowed General Unsecured Claims; and (b) to the extent a Holder of an Allowed Unsecured Notes Claim has any Residual Unsecured Notes Claim,13 on account of such Residual 12 For purposes of this Restructuring Term Sheet, “Priority Tax Claim” shall mean any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 13 For the purposes of this Restructuring Term Sheet, “Residual Unsecured Notes Claims” shall mean the difference between a Holder’s Allowed Unsecured Notes Claims and the amount of Allowed Unsecured Notes Claims that have been satisfied and discharged pursuant to the Preferred Exchange.

Unsecured Notes Claim, such Holder shall receive its pro rata share of 100% of the New Common Equity (subject to dilution by the Exit Secured Convertible Notes, the New Preferred Equity, the Backstop Equity Premium, and the Management Incentive Plan) with other Holders of Residual Unsecured Notes Claims and Residual General Unsecured Claims. General Unsecured Claims On the Plan Effective Date, except to the extent that a Holder of an Allowed General Unsecured Claim agrees in writing to less favorable treatment, each General Unsecured Claim shall be discharged and released, and each Holder of a General Unsecured Claim shall receive: OPTION A: (a) the opportunity to participate in the Rights Offering (including the Preferred Exchange) on a pro rata basis with Holders of Allowed Unsecured Notes Claims and other Allowed General Unsecured Claims; and (b) to the extent a Holder of an Allowed General Unsecured Claims has any Residual General Unsecured Claim14, on account of such Residual Unsecured Notes Claim, such Holder shall receive its pro rata share of 100% of the New Common Equity (subject to dilution by the Exit Secured Convertible Notes, the New Preferred Equity, the Backstop Equity Premium and the Management Incentive Plan) based upon the aggregate amount of Allowed Residual Unsecured Notes Claims and Allowed Residual General Unsecured Claims. OR OPTION B: Such other consideration as is mutually agreed, with the Debtors, in form and substance acceptable to Highbridge and the Required Consenting Convertible Noteholders, consistent with the Bankruptcy Code, and which may include the option to elect to be paid in cash on the Plan Effective Date (including in lieu of participation in the Rights Offering and/or receiving New Common Equity) on terms and in an amount to be agreed and acceptable to Highbridge and the Required Consenting Convertible Noteholders. Intercompany Claims Subject to the Restructuring Transactions Memorandum, each Allowed Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise 14 “Residual General Unsecured Claims” shall mean the difference between a Holder’s Allowed General Unsecured Claims and the amount of Allowed General Unsecured Claims that have been satisfied and discharged pursuant to the Preferred Exchange, if any.

addressed at the election of the Reorganized Debtors with the reasonable consent of Highbridge and the Required Consenting Convertible Noteholders; provided that no distributions shall be made on account of any Intercompany Claims. Intercompany Interests Subject to the Restructuring Transactions Memorandum, each Intercompany Interest shall be Reinstated, distributed, contributed, set off, settled, cancelled and released, or otherwise addressed at the election of the Reorganized Debtors with the reasonable consent of Highbridge and the Required Consenting Convertible Noteholders. Existing Equity Interests On the Plan Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, board of managers, members, shareholders or officers of any Debtor or Reorganized Debtor, as applicable, all Existing Equity Interests shall be cancelled, released, and extinguished without any distribution, and will be of no further force or effect, and each Holder of an Existing Equity Interest shall not receive or retain any distribution, property, or other value on account of such Existing Equity Interest. Section 510(b) Claims On the Plan Effective Date, all Section 510(b) Claims shall be discharged and released, and each Holder of a Section 510(b) Claim shall not receive or retain any distribution, property, or other value on account of its Section 510(b) Claim. OTHER KEY TERMS Letters of Credit The Plan shall provide that, on or prior to the Plan Effective Date, all letters of credit outstanding under the ABL Credit Agreement shall be replaced or back-to-backed in accordance with the terms of the Exit ABL Revolving Facility. Executory Contracts and Unexpired Leases Any executory contracts and unexpired leases (“Executory Contracts and Unexpired Leases”) to which any of the Debtors are parties that are not rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code, subject to, except as set forth herein, the reasonable consent of Highbridge and the Required Consenting Convertible Noteholders. Securities Laws Matters On or prior to the Plan Effective Date, New Intermediate Holding Company shall issue New Preferred Equity and Reorganized Invacare shall issue the New Common Equity in accordance with the terms of the Plan, any organizational documents of the Reorganized Debtors, and applicable Law (including applicable securities laws). The New Preferred Equity and New Common Equity will be issued pursuant to section 1145 of the Bankruptcy Code (the “Section 1145

Exemption”) to the maximum extent possible and, to the extent the Section 1145 Exemption is unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption. The New Preferred Equity issued pursuant to the Rights Offering will be issued in reliance on the Section 1145 Exemption to the maximum extent possible and, to the extent the Section 1145 Exemption is unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption. The New Common Equity issued pursuant to the Backstop Commitment Agreement and the Backstop Equity Premium will be issued in reliance on the Section 1145 Exemption (i.e., consideration paid on account of an administrative expense claim) to the maximum extent possible and, to the extent the Section 1145 Exemption is unavailable, in reliance on the exemption provided by Section 4(a)(2) under the Securities Act or another applicable exemption. Restructuring Transactions for Intercompany Claims Subject to the Restructuring Transactions Memorandum, the Restructuring Transactions may provide for the reinstatement and conveyance of Allowed Intercompany Claims to a Company Party or an affiliate of a Company Party in a manner acceptable to the Ad Hoc Committee (the “Secured Intercompany Claims”). The Secured Intercompany Claims shall (i) be secured by certain North American assets on a subordinated basis to the liens of the Exit Term Loan Facility and the Exit Secured Convertible Notes (and such collateral shall be subject to an intercreditor agreement in form and substance acceptable to Highbridge, which shall provide that the “Shared Collateral” thereunder shall include property or assets on which a lien is created or purported to be created, regardless of any actual or alleged defects in perfection) and (ii) the Exit Term Loan Facility and the Exit Secured Convertible Notes will be secured, among other collateral, on a pari passu basis by perfected first-priority security interests in the Secured Intercompany Claims. Subject to the Restructuring Transactions Memorandum, other Allowed Intercompany Claims will be extinguished or reinstated in a manner acceptable to each of Highbridge and the Ad Hoc Committee. Governance The allocation of rights to appoint a majority of the new board of directors or managers of the Reorganized Debtors (as applicable) (the “New Board”) between the holdings of New Preferred Equity and New Common Equity is to be agreed, subject to the reasonable consent of Highbridge (such consent not to be unreasonably withheld, conditioned, or delayed), and subject to independence requirements in form and substance acceptable to Highbridge. The size and composition of the New Board is to be agreed by Highbridge and the

Required Consenting Convertible Noteholders, provided that the chief executive officer of the Reorganized Debtors shall be a member of the New Board. Other matters relating to governance and stockholder rights will be addressed in the Definitive Documents. In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors shall adopt corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders’ agreements, subject in each case to the consent rights set forth in the Restructuring Support Agreement. Management Incentive Plan On the Plan Effective Date, the Reorganized Debtors will reserve a pool of (on a fully diluted basis) of equity (the “Management Incentive Plan Pool”) for a post-emergence management incentive plan (the “Management Incentive Plan”), on the terms and conditions to be agreed upon prior to the Effective Date. Employment Obligations The Required Consenting Stakeholders shall consent to the continuation of the Debtors’ wages, compensation, and benefits programs according to existing terms and practices (including executive compensation programs) and any motions in the Bankruptcy Court for approval thereof. On the Plan Effective Date, and, without limiting any authority provided to the New Board under the Debtors’ respective formation and constituent documents, the Reorganized Debtors shall: (i) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plans, retention plans, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, supplemental executive retirement plans, change-in-control agreements, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Company Parties who served in such capacity before and after the effective date of the Restructuring Support Agreement; and (ii) honor, in the ordinary course of business, Claims of employees employed as of the Plan Effective Date for accrued vacation time arising prior to the effective date of the Restructuring Support Agreement and not otherwise paid in the ordinary course of business or pursuant to a court order. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. For avoidance of doubt, nothing herein shall impact or limit the ability of the Reorganized Debtors to amend, modify, or terminate such arrangements in accordance with their terms following the Plan

Effective Date. For avoidance of doubt, all equity or equity–based awards and plans (including phantom awards denominated in equity, options, and equity appreciation rights), granted to employees, directors or other service providers, whether or not vested, shall be cancelled as of the Plan Effective Date. Notwithstanding anything to the contrary above: (i) all existing employment and change-in-control agreements, (ii) all existing severance arrangements, including the Executive Severance Plan, and (iii) all existing incentive awards denominated in cash shall be assumed, subject to the modifications set forth in the Management Incentive Plan or the Reorganized Debtors shall enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employees, respectively, at the election of such employee. The Company Parties shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect prior to the Plan Effective Date, and any directors and officers of the Company Parties who served in such capacity at any time before or after the Plan Effective Date shall be entitled, subject to and in accordance with the terms and conditions of such insurance policy in all respects, to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Plan Effective Date. Notwithstanding anything herein to the contrary, the Company Parties shall retain the ability to supplement such directors’ and officers’ insurance policies as the Company Parties deem necessary, including by purchasing any tail coverage (including, without limitation, a tail policy). Tax Structure To the extent practicable, the Restructuring Transactions and the consideration received in the Restructuring Transactions shall be structured in a manner that: (i) minimizes any current taxes payable as a result of the consummation of the Restructuring Transactions and (ii) optimizes the tax efficiency (including, but not limited to, by way of the preservation or enhancement of favorable tax attributes, or potentially moving certain businesses to new entities incorporated in different jurisdictions) of the Restructuring Transactions to Invacare and its subsidiaries, the Reorganized Debtors, and the Holders of equity or debt in the Reorganized Debtors going forward, in each case as reasonably determined by the Company Parties, in each case with the consent of Highbridge and the Required Consenting Convertible Noteholders (such consent not to be unreasonably withheld, conditioned, or delayed). Discharge, Release, Injunction, and Exculpation The Plan will provide for customary release, discharge, injunction and exculpation provisions, subject to the consent rights set forth in the Restructuring Support Agreement.

Indemnification Obligations On and after the Plan Effective Date, the obligations of each of the Company Parties pursuant to its certificate of incorporation, bylaws, other organizational documents, deeds of indemnity, or other agreements to indemnify the current and former officers, directors, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Company Parties, or such directors, officers, agents, and/or employees, based upon any act or omission relating to the Company Parties (collectively, the “Company Indemnity Obligations”), will be assumed and irrevocable and survive the effectiveness of the Restructuring Transactions. The Reorganized Debtors’ new organizational documents, if any, will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Company Parties’ and each of their direct or indirect subsidiaries’ and Invacare’s or the Reorganized Debtors’, as applicable, current and former directors, officers, employees, and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Company Parties as of the date hereof, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Company Parties, any of their direct or indirect subsidiaries, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Plan Effective Date to amend, augment, terminate, or adversely affect any of the Company Parties’, any of the Company Parties’ direct or indirect subsidiaries’, or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights. Retained Causes of Action The Reorganized Debtors, as applicable, shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action that the Debtors have released pursuant to the release and exculpation provisions provided for in the Plan. Conditions Precedent to the Plan Effective Date  The occurrence of the Plan Effective Date shall be subject to the satisfaction of certain conditions precedent customary in transactions of the type described herein, including, without limitation, the following:  the Restructuring Support Agreement and Backstop Commitment Agreement shall not have been terminated, shall have been assumed pursuant to the Confirmation Order and shall remain in full force and effect;

 the Confirmation Order, which shall be consistent with the consent rights set forth in the Restructuring Support Agreement, shall have become a final and non-appealable order, which shall not have been stayed, reversed, vacated, amended, supplemented or modified;  the final version of all Definitive Documents shall have been executed or filed, as applicable, in form and substance consistent the Restructuring Support Agreement and the consent rights set forth in the Restructuring Support Agreement and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement;  the Final DIP Order shall have been entered and shall remain in full force and effect and no event of default shall have occurred and be continuing thereunder;  the Debtors shall have implemented the Restructuring Transactions and all transactions contemplated in the Restructuring Support Agreement (subject to, and in accordance with, the consent rights set forth therein) and the Plan;  all invoiced professional fees and other amounts required to be paid pursuant to the Restructuring Support Agreement (including the Transaction Expenses), in any Definitive Document, or in any order of the Bankruptcy Court related thereto shall have been paid in full;  all Professional Fee Amounts15 that require the approval of the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Plan Effective Date shall have been funded into the Professional Fee Escrow Account16 pending the approval of such fees and expenses by the Bankruptcy Court in accordance with the Plan;  any and all requisite governmental, regulatory, and third-party approvals and consents shall have been obtained; and 15 For the purposes of this Restructuring Term Sheet, “Professional Fee Amount” means the aggregate amount of Professional Claims (as defined in the Plan) and other unpaid fees and expenses that such professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in the Plan. 16 For the purposes of this Restructuring Term Sheet, “Professional Fee Escrow Account” means an escrow account funded by the Reorganized Debtors with cash on or before the Plan Effective Date in an amount equal to the Professional Fee Amount.

 the Management Incentive Plan shall be finalized and adopted by the New Board. Reservation of Rights The execution of the Restructuring Term Sheet is without prejudice to the Parties’ rights to negotiate the Definitive Documents. The terms and conditions of the Plan, the DIP Facilities, the Exit Term Loan Facility, the Exit Secured Convertible Notes, and the terms of the New Preferred Equity not otherwise set forth herein, including events of default, shall be subject to the consent rights set forth in the Restructuring Support Agreement. Nothing herein is an admission of any kind. If the Restructuring Transactions are not consummated for any reason, all parties reserve any and all of their respective rights. Other Customary Plan Provisions The Plan will provide for other standard and customary provisions, including in respect of the cancellation of existing Company Claims/Interests, the vesting of assets, release of liens, the compromise and settlement of claims, the retention of jurisdiction by the Bankruptcy Court, and the resolution of disputed claims, in each case subject to the consent rights set forth in the Restructuring Support Agreement. Other Terms Noteholder Ad Hoc Committee professional fees (i.e., Brown Rudnick, local counsel, and GLC Advisors) (other than transaction fees, success fees or similar fees) and Azurite professional fees (i.e., Latham & Watkins LLP and local counsel) are to be paid pursuant to the Backstop Commitment Agreement (and the Debtors shall seek approval thereof in connection with the approval of the Disclosure Statement or Backstop Commitment Approval Order).

Annex A-1 Exit Term Loan Facility Term Sheet TERMS OF THE EXIT TERM LOAN FACILITY Borrower Reorganized Invacare (the “Borrower”) Lenders Certain Funds managed by Highbridge Guarantors All obligations of the Borrower under the Exit Term Loan Facility will be unconditionally guaranteed by the Company Parties and all of the Company Parties’ existing and future subsidiaries that guarantee the obligations under the Precedent Credit Agreement (as defined herein) (collectively, the “Guarantors;” the Guarantors, together with the Borrower, the “Loan Parties”). Security, Ranking All obligations under the Exit Term Loan Facility will be secured by perfected first-priority security interests in substantially all the assets of the Loan Parties, subject to exclusions and qualifications consistent with the Precedent Credit Agreement (as defined herein). The Exit Term Loan Facility will be secured on a pari passu basis with the Exit Secured Convertible Notes. Interest Term SOFR + 8.00% (with 2% floor), payable in cash on a quarterly basis. Maturity The Exit Term Loan Facility will mature on the date that is 4 years after the closing date thereof. Prepayment Premium 103%, 102%, 101%, par. Excess Cash Flow Sweep Annual paydown (beginning in June 2024) at par based on 50% of Excess Cash Flow, provided that such paydown shall be capped such that it shall not result in liquidity less than $[_] million. “Excess Cash Flow” and constituent definitions shall be defined to include limits on deductions from EBITDA attributable to, among other things, capital expenditures and shall otherwise be defined in a manner acceptable to Highbridge and reasonably acceptable to the Required Consenting Convertible Noteholders. Documentation Principles The definitive documentation in respect of the Exit Term Loan Facility will be based on the Credit Agreement, dated as of July 26, 2022, among Invacare Corporation, the lenders party thereto, Cantor Fitzgerald Securities, as administrative agent, and GLAS Trust Corporation Limited, as collateral agent (the “Precedent Credit Agreement”).

Representations and Warranties Customary representations and warranties consistent with the Documentation Principles. Covenants; Events of Default The Exit Term Loan Facility will include affirmative covenants, negative covenants and events of default substantially similar to those included in the Precedent Credit Agreement; provided that the negative covenants shall include a basket for the Exit NA ABL Facility (if any) and the Exit EMEA ABL Facility (if any). Other Mandatory Prepayments For every first dollar drawn on the Exit EMEA ABL Facility (if any) (i.e., not including amounts that are re-paid and subsequently re-drawn), the Company shall prepay the Exit Term Loan Facility in an amount equal to $0.33 of such dollar drawn at par plus accrued fees and interest.

Annex A-2 Exit Secured Convertible Notes Term Sheet TERMS OF THE EXIT SECURED CONVERTIBLE NOTES Issuer Same as Borrower under the Exit Term Loan Facility (the “Issuer”) Guarantors Same as the Guarantors to the Exit Term Loan Facility. Security, Ranking Same as the Exit Term Loan Facility. All obligations of the Exit Secured Convertible Notes will be secured on a pari passu basis with, the Exit Term Loan Facility. Interest 7.50% payable in cash on a semi-annual basis Maturity The Exit Secured Convertible Notes will mature on the date that is 5 years after the issuance thereof. Strike The Exit Secured Convertible Notes will have a strike price per share that results in such conversion being exercisable at a total enterprise value of $285 million (i.e., approximately 17.78% of the fully-diluted equity upon conversion based upon $41.5 million of Exit Secured Convertible Notes outstanding and a total enterprise value of $285 million). Covenants; Events of Default The Exit Secured Convertible Notes will include affirmative covenants, negative covenants and events of default substantially similar to the Exit Term Loan Facility and other provisions (including fundamental change grid protections) substantially the same as in the Secured Notes; provided that the negative covenants shall include a basket for the Exit NA ABL Facility (if any) and the Exit EMEA ABL Facility (if any) and a basket for permitted refinancings of the Exit Term Loan Facility in a manner acceptable to Highbridge. Excess New Money In the event that any cash is received from the issuance of the New Preferred Equity or the New Common Equity in excess of $60 million (the “Excess New Money”), in accordance with the Plan and the Rights Offering Procedures, such Excess New Money, at the option of the Backstop Parties, may be used, concurrent with the consummation of the Plan, to repay all or a portion of the Secured Notes Claims in Cash at par plus accrued and unpaid interest on a pro rata basis, and the principal amount of the Exit Secured Convertible Notes will be reduced by an amount equal to the Excess New Money so elected to be so applied; provided that such option may not be exercised to the extent that such repayment and reduction would result in a principal amount of the Exit Secured Convertible Notes of greater than $0 and less than $5 million. Following the payment in full of all obligations under the Exit Term

Loan Facility, the Issuer may, at its option, issue or incur new indebtedness (the “New 1L Debt”), which shall be secured on a first priority basis by the same assets securing the Exit Secured Convertible Notes. The holders of the Exit Secured Convertible Notes shall consent to the issuance or incurrence of the New 1L Debt and the subordination of the liens securing the Exit Secured Convertible Notes to the liens securing the New 1L Debt pursuant to an intercreditor agreement in form and substance satisfactory to Highbridge; provided that (i) the principal amount of the New 1L Debt shall not exceed the principal amount of the Exit Term Loan Facility as of the Plan Effective Date, (ii) the New 1L Debt is provided by a third-party lender in the form of a customary credit facility; (iii) the weighted average cost of capital (inclusive of fees, discounts and premiums) of such New 1L Debt Facility shall be lower than that of the Exit Term Loan Facility so refinanced and (iv) for the avoidance of doubt, the covenants under the Exit Secured Convertible Notes, including limitations on restricted payments, shall remain in place notwithstanding such consent.

Annex A-3 Form of Interim DIP Order

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	)	Chapter 11
	)	
INVACARE CORPORATION, *et al.*,[1]	)	Case No. 23-_____ (___)
	)	
Debtors.	)	(Joint Administration Requested)

INTERIM ORDER (I) AUTHORIZING DEBTORS TO (A) OBTAIN POSTPETITION FINANCING AND (B) USE CASH COLLATERAL, (II) GRANTING LIENS AND PROVIDING CLAIMS WITH SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS, (III) GRANTING ADEQUATE PROTECTION TO THE PREPETITION SECURED PARTIES, (IV) MODIFYING THE AUTOMATIC STAY, (V) SCHEDULING A FINAL HEARING AND (VI) GRANTING RELATED RELIEF

Upon the motion (the "**DIP Motion**")[2] of Invacare Corporation and each of its affiliates that are debtors and debtors-in-possession (each, a "**Debtor**" and collectively, the "**Debtors**") in the above-captioned cases (the "**Chapter 11 Cases**") and pursuant to sections 105, 361, 362, 363(b), 363(c)(2), 363(m), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), 364(e), 503, 506(c) and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, *et seq.* (the "**Bankruptcy Code**"), Rules 2002, 4001, 6003, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (the "**Bankruptcy Rules**"), Rules 2002-1, 4001-1(b), 4002-1(i), and 9013-1 of the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (together, the "**Local Rules**"), and the Procedures for Complex Cases in the Southern District of Texas (the "**Complex Case**

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Invacare Corporation (0965); Freedom Designs, Inc. (4857); and Adaptive Switch Laboratories, Inc. (6470). The corporate headquarters and the mailing address for the Debtors is 1 Invacare Way, Elyria, Ohio 44035.

[2] Capitalized terms used but not defined herein are given the meanings ascribed to such terms in the applicable DIP Credit Agreement (as defined herein).

2 Rules” and, together with the Local Rules, the “Bankruptcy Local Rules”), seeking entry of this interim order (this “Interim Order”) among other things: (i) authorizing Invacare Corporation (the “Borrower”) to obtain postpetition financing (“DIP Financing”) pursuant to: a. a superpriority, senior secured and priming debtor-in-possession term loan credit facility (the “Term DIP Facility”), subject to the terms and conditions set forth in that certain Superpriority Secured Debtor-in- Possession Credit Agreement attached hereto as Exhibit 1 (as amended, supplemented, or otherwise modified from time to time, the “Term DIP Credit Agreement”), by and among the Borrower, as borrower, the banks and other financial institutions or entities from time to time party thereto as “Lenders” (as defined in the Term DIP Credit Agreement) (the “Term DIP Lenders”), Cantor Fitzgerald Securities, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Term DIP Administrative Agent”) and GLAS Trust Corporation Limited, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Term DIP Collateral Agent” and, together with the Term DIP Administrative Agent, the “Term DIP Agents”) (the Term DIP Agents, collectively with the Term DIP Lenders, the “Term DIP Secured Parties”), in an aggregate principal amount not to exceed $70 million (the commitments in respect thereof, the “Term DIP Commitments”), consisting of: i. new money term loans in the aggregate principal amount of $35 million (the “DIP New Money Term Loans”) from the Term DIP Lenders (as defined herein), of which $17.5 million will be available immediately upon entry of this Interim Order (the “Initial Draw”), and the remainder to be available no later than (2) two business days following the date of entry of the Final Order (the “Final Draw”); and ii. term loans in an aggregate principal amount of $35 million (the “DIP Roll-Up Term Loans” and, together with the DIP New Money Term Loans, the “Term DIP Loans”), which shall consist of the Interim Rolled-Up Term Loans and the Final Rolled-Up Term Loans (each as defined below). (A) On the date of this Interim Order, concurrently with the making of the Initial Draw of the DIP New Money Term Loans as described in clause i. above, $17.5 in aggregate principal amount of Prepetition Term Loans shall be deemed substituted and exchanged for DIP Roll-Up Term Loans (such substitution and exchange, the “Interim Term Loan Roll-Up” and the Prepetition Term Loans

3 rolled-up pursuant to this clause (A), the “Interim Rolled- Up Term Loans”), and $17.5 of DIP Roll-Up Term Loans shall be deemed funded on the date of this Interim Order, without constituting a novation, and shall satisfy and discharge $17.5 in aggregate principal amount of Interim Rolled-Up Term Loans. (B) Subject to the entry of and the terms of the Final Order, on the Final Funding Date (as defined in the Term DIP Credit Agreement), concurrently with and automatically upon the Final Draw of the DIP New Money Term Loans (as defined in the Term DIP Credit Agreement), $17.5 in aggregate principal amount of Prepetition Term Loans shall be deemed substituted and exchanged for DIP Roll- Up Term Loans (such substitution and exchange, the “Final Term Loan Roll-Up” and, together with the Interim Term Loan Roll-Up, the “Term Loan Roll-Up”; and the Prepetition Term Loans rolled-up pursuant to this clause (B), the “Final Rolled-Up Term Loans”), and $17.5 of DIP Roll-Up Term Loans shall be deemed funded on the Final Funding Date, without constituting a novation, and shall satisfy and discharge $17.5 in aggregate principal amount of Final Rolled-Up Term Loans. b. a superpriority, senior secured and priming debtor-in-possession asset- based revolving credit facility (the “ABL DIP Facility” and, together with the Term DIP Facility, the “DIP Facilities”), subject to the terms and conditions set forth in that certain ABL DIP Credit Agreement attached hereto as Exhibit 2 (as amended, supplemented, or otherwise modified from time to time, the “ABL DIP Credit Agreement” and, together with the Term DIP Credit Agreement, the “DIP Credit Agreements”), by and among the Borrower, Freedom Designs, Inc., Medbloc, Inc., Invacare Canada L.P., Motion Concepts L.P. and Perpetual Motion Enterprises Limited, as borrowers (collectively, the “ABL DIP Borrower” and, together with the Borrower, the “Borrowers”), the banks and other financial institutions or entities from time to time party thereto as “Lenders” (as defined in the ABL DIP Credit Agreement) (the “ABL DIP Lenders” and, together with the Term DIP Lenders, the “DIP Lenders”), PNC Bank, National Association, as agent for the ABL DIP Lenders (in such capacity, together with its successors and permitted assigns, the “ABL DIP Agent” and, together with the Term DIP Agents, the “DIP Agents”) (the ABL DIP Agent, collectively with the ABL DIP Lenders, the “ABL DIP Secured Parties”; the ABL DIP Secured Parties, collectively with the Term DIP Secured Parties, the “DIP Secured Parties”), consisting of: i. new money asset-based revolving credit facility loans in the aggregate principal amount of the unused Revolving Commitments

4 (as defined in the Prepetition Revolving Credit Agreement) in an aggregate principal amount equal to $[17.1] million (the “DIP New Money ABL Loans”) from the ABL DIP Secured Parties, which amount will be available immediately upon entry of this Interim Order (the commitments in respect thereof, the “ABL DIP Commitments” and, together with the Term DIP Commitments, the “DIP Commitments”; the loans in respect thereof, the “ABL DIP Loans” and, together with the Term DIP Loans, the “DIP Loans”) ii. the roll up and conversion of all Prepetition Revolving Obligations (as defined herein) (the “ABL Roll-Up”; which ABL Roll-Up shall be separate and apart from the Term Loan Roll-Up, but may be collectively referred to herein with the Term Loan Roll-Up as, the “Roll-Up”) and any unused Revolving Commitments (as defined in the Prepetition Revolving Credit Agreement) into the ABL DIP Facility pursuant to commitments of the ABL DIP Lenders in an aggregate principal amount equal to $[17.1] million, consisting of revolving advances (“ABL Revolving Advances”) and letters of credit issued or deemed issued under the ABL DIP Facility, with the entire amount of the ABL DIP Loans to be fully drawn in accordance with the terms of the ABL DIP Credit Agreement and applied automatically in full satisfaction of the outstanding Prepetition Revolving Obligations. (ii) authorizing and directing (a) the Debtors other than the Borrower (such Debtors, the “Debtor Term DIP Guarantors” and, together with the Borrower, the “Debtor Term DIP Loan Parties”) to jointly and severally guarantee the Term DIP Loans and the other Term DIP Obligations (as defined herein) as set forth in that certain Domestic Superpriority Guarantee Agreement among the Borrower, certain domestic subsidiaries thereof, and the Term DIP Administrative Agent (as amended , supplemented or otherwise modified, the “Domestic Guarantee”); and (b) the Debtors identified as Borrowers (such Debtors, the “Debtor ABL DIP Guarantors” and, under and as defined in the ABL DIP Documents (as defined below), the “Debtor ABL DIP Loan Parties”; the Debtor ABL DIP Loan Parties and the Debtor Term DIP Loan Parties, collectively, the “Debtor DIP Loan Parties”) to be jointly and severally obligated to repay the ABL DIP Loans and the other ABL DIP Obligations (as defined herein). (iii) authorizing and directing (a) the Debtor Term DIP Loan Parties to cause the “Guarantors” (as defined in the Term DIP Credit Agreement) that are not Debtors (the “Non-Debtor Term DIP Loan Parties” and together with the Debtor Term DIP Guarantors, the “Term DIP Guarantors” and together with the Borrower, the “Term DIP Loan Parties”) to jointly and severally guarantee the Term DIP Loans and the other Term DIP Obligations as set forth in (x) the Domestic Guarantee and (y) that certain Foreign Superpriority Guarantee Agreement among the Borrower, certain foreign subsidiaries thereof, and the Term DIP Agents; and (b) the Debtor ABL DIP Loan Parties to cause the “Guarantors” (as defined in the ABL DIP Credit

5 Agreement) that are not Debtors (the “Non-Debtor ABL DIP Loan Parties” and, together with the Debtor ABL DIP Loan Parties, the “ABL DIP Loan Parties” and together with the Term DIP Loan Parties, the “DIP Loan Parties”; the Non-Debtor ABL DIP Loan Parties and the Non-Debtor Term DIP Loan Parties, collectively, the “Non-Debtor DIP Loan Parties”) to jointly and severally guarantee the ABL DIP Loans and other ABL DIP Obligations. (iv) authorizing the Debtors, (i) subject to entry of this Interim Order, to effectuate the Interim Term Loan Roll-Up, (ii) upon entry of the Final Order, to effectuate the Final Term Loan Roll-Up and (iii) upon entry of this Interim Order, to effectuate the ABL Roll-Up; (v) authorizing (a) the Debtor Term DIP Loan Parties to, and authorizing and directing the Debtor Term DIP Loan Parties to cause the Non-Debtor Term DIP Loan Parties to, execute, deliver and perform under the Term DIP Credit Agreement and all other loan documentation, including security agreements, pledge agreements, control agreements, mortgages, deeds, charges, guarantees, promissory notes, intercompany notes, certificates, instruments, intellectual property security agreements, notes, the Prepetition ABL Intercreditor Agreement (as amended in connection with the DIP Financing, the “ABL Intercreditor Agreement”), the Junior Intercreditor Agreement, the Intercompany Subordination Agreement, the Fee Letters, and such other documents that may be reasonably requested by the Term DIP Secured Parties, in each case, as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and hereof (collectively, together with the Term DIP Credit Agreement, all loan documents thereunder, this Interim Order, and the Final Order, the “Term DIP Documents”) and (b) the Debtor ABL DIP Loan Parties to, and authorizing and directing the Debtor ABL DIP Loan Parties to cause the Non-Debtor ABL DIP Loan Parties to, execute, deliver and perform under the ABL DIP Credit Agreement and all other loan documentation, including security agreements, pledge agreements, control agreements, mortgages, deeds, charges, guarantees, promissory notes, intercompany notes, certificates, instruments, intellectual property security agreements, notes, the ABL Intercreditor Agreement, and such other documents that may be reasonably requested by the ABL DIP Secured Parties, in each case, as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and hereof (collectively, together with the ABL DIP Credit Agreement, all loan documents thereunder, this Interim Order, and the Final Order, the “ABL DIP Documents” and together with the Term DIP Documents and the ABL Intercreditor Agreement, the “DIP Documents”); (vi) authorizing (a) the Debtor Term DIP Loan Parties to incur, and to cause the Non- Debtor Term DIP Loan Parties to incur, loans, advances, extensions of credit, financial accommodations, reimbursement obligations, fees (including, without limitation, commitment fees, administrative agency fees, exit fees, other fees and fees payable pursuant to the Fee Letters and the Term DIP Credit Agreement), costs, expenses and other liabilities, all other obligations (including indemnities and

6 similar obligations, whether contingent or absolute) and all other obligations due or payable under the Term DIP Documents (collectively, the “Term DIP Obligations”), and to perform such other and further acts as may be necessary, desirable or appropriate in connection therewith and (b) the Debtor ABL DIP Loan Parties to incur, and to cause the Non-Debtor ABL DIP Loan Parties to incur, loans, advances, extensions of credit, financial accommodations, reimbursement obligations, fees (including, without limitation, commitment fees, administrative agency fees, exit fees, and other fees), costs, expenses and other liabilities, all other obligations (including indemnities and similar obligations, whether contingent or absolute) and all other obligations due or payable under the ABL DIP Documents (collectively, the “ABL DIP Obligations” and together with the Term DIP Obligations, the “DIP Obligations”), and to perform such other and further acts as may be necessary, desirable or appropriate in connection therewith; (vii) (a) subject to the Carve Out (as defined herein), granting to the Term DIP Secured Parties and each of the Term DIP Agents, for itself and for the benefit of the Term DIP Secured Parties, allowed superpriority administrative expense claims pursuant to section 364(c)(1) of the Bankruptcy Code in respect of all Term DIP Obligations of the Debtor Term DIP Loan Parties and (b) granting to the ABL DIP Secured Parties and the ABL DIP Agent, for itself and for the benefit of the ABL DIP Secured Parties, allowed superpriority administrative expense claims pursuant to section 364(c)(1) of the Bankruptcy Code in respect of all ABL DIP Obligations of the Debtor ABL DIP Loan Parties; (viii) (a) subject to the Carve Out, granting to the Term DIP Secured Parties and each of the Term DIP Agents, for itself and for the benefit of the Term DIP Secured Parties, valid, enforceable, non-avoidable and automatically perfected liens pursuant to section 364(c)(2) and 364(c)(3) of the Bankruptcy Code and priming liens pursuant to section 364(d) of the Bankruptcy Code on all prepetition and postpetition property of the Debtor Term DIP Loan Parties’ estates (other than certain excluded property as provided in the Term DIP Documents) and all proceeds thereof, including, subject only to and effective upon entry of the Final Order (as defined herein), any Avoidance Proceeds (as defined herein), in each case with the relative priorities set forth on Exhibit 3 hereto, and (b) granting to the ABL DIP Secured Parties and the ABL DIP Agent, for itself and for the benefit of the ABL DIP Secured Parties, valid, enforceable, non-avoidable and automatically perfected liens pursuant to section 364(c)(3) of the Bankruptcy Code and priming liens pursuant to section 364(d) of the Bankruptcy Code on all prepetition and postpetition property of the Debtor ABL DIP Loan Parties’ estates and all proceeds thereof, including, subject only to and effective upon entry of the Final Order (as defined herein), in each case with the relative priorities set forth on Exhibit 3 hereto; (ix) authorizing each of the DIP Agents, acting at the direction of the applicable required parties under the DIP Documents, and the Prepetition Agents, acting at the direction of the applicable required parties under the Prepetition Loan Documents, as applicable, to take all commercially reasonable actions to implement and effectuate the terms of this Interim Order;

7 (x) authorizing the Debtors to waive (a) their right to surcharge the Prepetition Collateral (as defined herein) and the DIP Collateral (as defined herein) (together, the “Collateral”) pursuant to section 506(c) of the Bankruptcy Code and (b) any “equities of the case” exception under section 552(b) of the Bankruptcy Code; provided that the foregoing waivers shall be immediately applicable and without prejudice to any provisions of the Final Order with respect to costs or expenses incurred following the entry of such Final Order; (xi) waiving the equitable doctrine of “marshaling” and other similar doctrines (a) with respect to the DIP Collateral for the benefit of any party other than the DIP Secured Parties and (b) with respect to any of the Prepetition Collateral (including the Cash Collateral) for the benefit of any party other than the Prepetition Secured Parties (as defined herein); provided that the foregoing waiver in clause (b) shall be immediately applicable without prejudice to any provisions of the Final Order; (xii) authorizing the Debtors to, and cause the Non-Debtor DIP Loan Parties to, use proceeds of the DIP Facilities solely in accordance with this Interim Order and the DIP Documents; (xiii) authorizing the Debtors to, and to cause the Non-Debtor DIP Loan Parties to, pay the principal, interest, fees, expenses and other amounts payable under the DIP Documents as such become earned, due and payable to the extent provided in, and in accordance with, the DIP Documents; (xiv) subject to the restrictions set forth in the DIP Documents and this Interim Order, authorizing the Debtors to use the Prepetition Collateral (as defined herein), including Cash Collateral of the Prepetition Secured Parties under the Prepetition Loan Documents (as defined herein), and provide adequate protection to the Prepetition Secured Parties for any diminution in value of their respective interests in the Prepetition Collateral (including Cash Collateral) (as defined herein), resulting from the imposition of the automatic stay under section 362 of the Bankruptcy Code (the “Automatic Stay”), the Debtors’ use, sale, or lease of the Prepetition Collateral (including Cash Collateral), and the priming of their respective interests in the Prepetition Collateral (including Cash Collateral); (xv) vacating and modifying the Automatic Stay to the extent set forth herein to the extent necessary to permit the Debtors and their affiliates, the DIP Secured Parties and the Prepetition Secured Parties to implement and effectuate the terms and provisions of this Interim Order, the DIP Documents and the Final Order and to deliver any notices of termination described below and as further set forth herein; (xvi) waiving any applicable stay (including under Bankruptcy Rule 6004) and providing for immediate effectiveness of this Interim Order and, upon entry, the Final Order; and (xvii) scheduling a final hearing (the “Final Hearing”) to consider final approval of the DIP Facilities and use of Cash Collateral pursuant to a proposed final order (the

8 “Final Order”), as set forth in the DIP Motion and the DIP Documents filed with this Court. The Court having considered the interim relief requested in the DIP Motion, the exhibits attached thereto, the Declaration of Vladimir Moshinsky in Support of Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Existing Secured Parties, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief (the “Moshinsky Declaration”), the Declaration of John DiDonato In Support of the Debtors’ Emergency Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Existing Secured Parties, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related (the “DiDonato Declaration,” and together with the Moshinsky Declaration, the “DIP Declarations”), and the Declaration of Kathleen P. Leneghan, Senior Vice President and Chief Financial Officer of Invacare Corporation, in Support of the Chapter 11 Petitions and First Day Motions (the “First Day Declaration”), the available DIP Documents, and the evidence submitted and arguments made at the interim hearing held on [February 1], 2023 (the “Interim Hearing”); and due and sufficient notice of the Interim Hearing having been given in accordance with Bankruptcy Rules 2002, 4001(b), (c) and (d), and all applicable Bankruptcy Local Rules; and the Interim Hearing having been held and concluded; and all objections, if any, to the interim relief requested in the DIP Motion having been withdrawn, resolved or overruled by the Court; and it appearing that approval of the interim relief requested in the DIP Motion is necessary to avoid

9 immediate and irreparable harm to the Debtor DIP Loan Parties and their estates pending the Final Hearing, otherwise is fair and reasonable and in the best interests of the Debtor DIP Loan Parties and their estates, and is essential for the continued operation of the Debtor DIP Loan Parties’ businesses and the preservation of the value of the Debtor DIP Loan Parties’ assets; and it appearing that the Debtor DIP Loan Parties’ entry into the DIP Documents is a sound and prudent exercise of the Debtors’ business judgment; and after due deliberation and consideration, and good and sufficient cause appearing therefor. BASED UPON THE RECORD ESTABLISHED AT THE INTERIM HEARING, THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:3 A. Petition Date. On January 31, 2023 (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”). On [], 2023, this Court entered an order approving the joint administration of the Chapter 11 Cases. B. Debtors in Possession. The Debtors have continued in the management and operation of their businesses and properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. C. Jurisdiction and Venue. This Court has jurisdiction over this matter pursuant to 28 U.S.C. § 1334. Consideration of the DIP Motion constitutes a core proceeding pursuant to 28 U.S.C. § 157(b)(2). The Court may enter a final order consistent with Article III of the United 3 The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

10 States Constitution. Venue for the Chapter 11 Cases and proceedings on the DIP Motion is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The predicates for the relief sought herein are sections 105, 361, 362, 363(c), 363(e), 363(m), 364(c), 364(d)(1), 364(e), and 507 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6004 and 9014, and Bankruptcy Local Rules 2002-1, 4001-1(b), 4002-1(i), and 9013-1. D. Creditors’ Committee Formation. As of the date hereof, the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) has not appointed an official committee of unsecured creditors in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code (a “Creditors’ Committee”). E. Notice. The Interim Hearing was held pursuant to Bankruptcy Rule 4001(b)(2) and (c)(2). Proper, timely, adequate and sufficient notice of the Interim Hearing and DIP Motion has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Local Rules, and no other or further notice of the DIP Motion or the entry of this Interim Order shall be required. The DIP Motion complies with the requirements of Bankruptcy Local Rule 4001- 1(b). F. Cash Collateral. As used herein, the term “Cash Collateral” shall mean all of the Debtors’ cash except for cash that is an Excluded Asset (as defined in the Term DIP Credit Agreement), wherever located and held, including cash in deposit accounts, that constitutes or will constitute “cash collateral” of any of the Prepetition Secured Parties and DIP Secured Parties within the meaning of section 363(a) of the Bankruptcy Code. G. Debtors’ Stipulations. Subject to the limitations contained in paragraph 21 hereof, and after consultation with their attorneys and financial advisors, the Debtors admit, stipulate and agree that:

11 (i) Prepetition Term Loan Credit Facility. Pursuant to that certain Credit Agreement, dated as of July 26, 2022 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Term Loan Credit Agreement”, and collectively with the other Loan Documents (as defined in the Prepetition Term Loan Credit Agreement) and any other agreements and documents executed or delivered in connection therewith, each as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Term Loan Documents”), among (a) Invacare Corporation, as borrower (in such capacity, the “Prepetition Term Loan Borrower”), (b) Cantor Fitzgerald Securities, as administrative agent (in such capacity, the “Prepetition Term Loan Administrative Agent”), (c) GLAS Trust Corporation Limited, as collateral agent (in such capacity, the “Prepetition Term Loan Collateral Agent” and, together with the Prepetition Term Loan Administrative Agent, the “Prepetition Term Loan Agents”), (d) the Lenders (as defined in the Prepetition Term Loan Credit Agreement) party thereto (collectively, the “Prepetition Term Loan Lenders” and together with the Prepetition Term Loan Agents, the “Prepetition Term Loan Secured Parties”), the Prepetition Term Loan Lenders provided Term Loans (as defined in the Prepetition Term Loan Credit Agreement) (the “Prepetition Term Loans”) to the Prepetition Term Loan Borrower pursuant to the Prepetition Term Loan Documents (the “Prepetition Term Loan Credit Facility”). (ii) Prepetition Secured Notes Indentures. (a) Pursuant to that certain Indenture, dated as of July 26, 2022 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Secured Tranche I Notes Indenture”), by and among Invacare Corporation, as issuer (the “Prepetition Secured Tranche I Issuer”), the Note Guarantors (as defined in the Prepetition Secured Tranche I Notes Indenture), Computershare

12 Trust Company, N.A., as trustee, and GLAS Trust Corporation Limited, as notes collateral agent (the “Prepetition Notes Tranche I Collateral Agent”), Invacare Corporation issued the 5.68% Convertible Senior Secured Notes due 2026, Tranche I (the “Prepetition Secured Tranche I Notes”) and (b) pursuant to that certain Indenture, dated as of July 26, 2022 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Secured Tranche II Notes Indenture” and together with the Prepetition Secured Tranche I Notes Indenture, the “Prepetition Secured Notes Indentures”), by and among Invacare Corporation, as issuer (the “Prepetition Secured Tranche II Issuer” and together with the Prepetition Secured Tranche I Issuer, the “Prepetition Secured Notes Issuers”), the Note Guarantors (as defined in the Prepetition Secured Tranche II Notes Indenture), Computershare Trust Company, N.A, as trustee, and GLAS Trust Corporation Limited, as notes collateral agent (the “Prepetition Notes Tranche II Collateral Agent”), Invacare Corporation issued the 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Prepetition Secured Tranche II Notes” and together with the Prepetition Secured Tranche I Notes, the “Prepetition Secured Notes”; the trustees and notes collateral agents under the Prepetition Secured Notes Indentures, the “Prepetition Secured Notes Agents”; the Prepetition Secured Notes Agents and the holders of the Prepetition Secured Notes, the “Prepetition Secured Notes Parties”; the Collateral Documents (as defined in the Prepetition Secured Notes Indentures) and any other agreements and documents executed or delivered in connection with the Prepetition Secured Notes Indentures, each as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Secured Notes Documents”). (iii) Prepetition Revolving Credit Facility. Pursuant to that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of July 26, 2022 (as

13 amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Revolving Credit Agreement”, and collectively with the Other Documents (as defined in the Prepetition Revolving Credit Agreement) and any other agreements and documents executed or delivered in connection therewith, each as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, the “Prepetition Revolving Credit Documents” and, together with the Prepetition Term Loan Documents and the Prepetition Secured Notes Documents, the “Prepetition Loan Documents”), among (a) Invacare Corporation, Freedom Designs, Inc., Medbloc, Inc., Invacare Canada L.P., Motion Concepts L.P. and Perpetual Motion Enterprises Limited, as borrowers (in such capacity, the “Prepetition Revolving Borrowers”; the Prepetition Term Loan Borrower, the Prepetition Secured Notes Issuers and the Prepetition Revolving Borrowers, collectively, the “Prepetition Primary Obligors”), (b) the Guarantors (as defined in the Prepetition Revolving Credit Agreement) party thereto (collectively, the “Prepetition Revolving Guarantors”), (c) PNC Bank, National Association, as agent for the Lenders (in such capacity, the “Prepetition Revolving Agent” and, together with the Prepetition Term Loan Agents and the Prepetition Secured Notes Agents, the “Prepetition Agents”), (d) the Lenders (as defined in the Prepetition Revolving Credit Agreement) party thereto (collectively, the “Prepetition Revolving Lenders” and together with the Prepetition Revolving Agent, the “Prepetition Revolving Secured Parties”; the Prepetition Term Loan Secured Parties, the Prepetition Secured Notes Parties and the Prepetition Revolving Secured Parties, collectively, the “Prepetition Secured Parties”), the Prepetition Revolving Lenders have provided Advances (as defined in the Prepetition Revolving Credit Agreement) (the “Prepetition Revolving Loans”) to the Prepetition Revolving Borrowers pursuant to the Prepetition Revolving Credit Documents (the “Prepetition Revolving Credit Facility”).

14 (iv) Pursuant to and to the extent set forth in that certain Intercreditor Agreement (the “Prepetition ABL Intercreditor Agreement”), dated as of July 26, 2022, by and among PNC Bank, National Association, as agent for itself and the Prepetition Revolving Lenders under the Prepetition Revolving Credit Agreement, GLAS Trust Corporation Limited, as collateral agent for itself and the Prepetition Term Loan Lenders under the Prepetition Term Loan Credit Agreement, GLAS Trust Corporation Limited, as collateral agent for itself and the other Prepetition Secured Notes Parties under the Prepetition Secured Notes Indentures, the applicable Prepetition Agents agreed, among other things (a) that the Prepetition Liens of the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties on the CF Debt Priority Collateral (as defined in the Prepetition ABL Intercreditor Agreement) (the “Prepetition Non- ABL Priority Collateral”) are senior to the Prepetition Liens of the Prepetition Revolving Secured Parties on the Prepetition Non-ABL Priority Collateral and (b) that the Prepetition Liens of the Prepetition Revolving Secured Parties on the Revolving Credit Priority Collateral (as defined in the Prepetition ABL Intercreditor Agreement) (the “Prepetition ABL Priority Collateral”) are senior to the Prepetition Liens of the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties on the Prepetition ABL Priority Collateral, (c) to be bound by the waterfall and turnover provisions contained therein and (d) to (x) consent to, or not oppose, certain actions taken, or rights asserted, by the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties and/or the Prepetition Revolving Secured Parties, as applicable, and (y) refrain from taking certain actions with respect to the Prepetition Collateral, including in connection with a bankruptcy proceeding. Except as provided herein, the rights of the Prepetition Revolving Secured Parties and Prepetition Term Loan Secured Parties shall continue to be

15 governed by the terms of the ABL Intercreditor Agreement, including as amended in connection with the DIP Financing. (v) Prepetition Term Loan Guarantee. Pursuant to (x) that certain Domestic Term Loan Guarantee Agreement, dated as of July 26, 2022 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time) and (y) that certain Foreign Term Loan Guarantee Agreement, dated as of July 26, 2022 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time), the Debtors and certain of their direct and indirect non-Debtor subsidiaries and affiliates party thereto (the “Prepetition Term Guarantors”) guaranteed on a joint and several basis the obligations under the Prepetition Term Loan Documents. (vi) Prepetition Secured Notes Guarantee. Pursuant to (x) that certain Guarantee dated as of July 26, 2022 with respect to the Prepetition Secured Tranche I Notes (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time) and (y) that certain Guarantee dated as of July 26, 2022 with respect to the Prepetition Secured Tranche II Notes (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time), the Debtors and certain of their direct and indirect non- Debtor subsidiaries and affiliates party thereto (the “Prepetition Secured Notes Guarantors”) guaranteed on a joint and several basis the obligations under the Prepetition Secured Notes Documents. (vii) Prepetition Revolving Guarantee. Pursuant to that certain Continuing Agreement of Guaranty and Suretyship dated as of January 16, 2015 (as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time), the certain of the Debtors’ direct and indirect non-Debtor subsidiaries and affiliates party thereto (the

16 “Prepetition Revolving Guarantors” and, together with the Prepetition Term Guarantors and the Prepetition Secured Notes Guarantors, the “Prepetition Guarantors”) guaranteed on a joint and several basis the obligations under the Prepetition Revolving Credit Documents. (viii) Prepetition Term Loan Debt. As of the Petition Date, the Prepetition Term Loan Borrower was justly and lawfully indebted and liable to the Prepetition Term Loan Secured Parties, without defense, counterclaim or offset of any kind, in the aggregate principal amount of not less than $90,500,000.00 in outstanding principal amount of Prepetition Term Loans (collectively, together with accrued and unpaid interest, any reimbursement obligations (contingent or otherwise) in respect of letters of credit, any fees, expenses and disbursements (including attorneys’ fees, accountants’ fees, auditor fees, appraisers’ fees and financial advisors’ fees, and related expenses and disbursements), treasury, cash management, bank product and derivative obligations, indemnification obligations, guarantee obligations, and other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing, or chargeable in respect of any of the Prepetition Term Loan Borrower’s or the Prepetition Term Guarantors’ obligations pursuant to, or secured by, the Prepetition Term Loan Documents, including all Loan Document Obligations (as defined in the Prepetition Term Loan Credit Agreement) (collectively, the “Prepetition Term Loan Obligations”), and, together with all other interest, fees, prepayment premiums, early termination fees, costs and other charges, the “Prepetition Term Loan Debt”) which Prepetition Term Loan Debt has been guaranteed on a joint and several basis by each of the Prepetition Term Guarantors. (ix) Prepetition Secured Notes. As of the Petition Date, the Prepetition Secured Notes Issuers were justly and lawfully indebted and liable to the holders of Prepetition Secured Notes, without defense, counterclaim or offset of any kind, in the aggregate principal amount of

17 not less than $41,475,000.00, including (a) $20,739,000.00 in outstanding principal amount of Prepetition Secured Tranche I Notes and (b) $20,736,000.00 in outstanding principal amount of Prepetition Secured Tranche II Notes (collectively, together with accrued and unpaid interest, any fees, expenses and disbursements (including attorneys’ fees, accountants’ fees, auditor fees, appraisers’ fees and financial advisors’ fees, and related expenses and disbursements), indemnification obligations, guarantee obligations, and other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing, or chargeable in respect of any of the Prepetition Secured Notes Issuers’ or the Prepetition Secured Notes Guarantors’ obligations pursuant to, or secured by, the Prepetition Secured Notes Documents, including all Notes Obligations (as defined in each of the Prepetition Secured Notes Indentures) (collectively, the “Prepetition Secured Notes Obligations”), and, together with all other interest, fees, prepayment premiums, early termination fees, costs and other charges, the “Prepetition Secured Notes Debt”) which Prepetition Secured Notes Debt has been guaranteed on a joint and several basis by each of the Prepetition Secured Notes Guarantors. (x) Prepetition Revolving Loans. As of the Petition Date, the Prepetition Revolving Borrowers were justly and lawfully indebted and liable to the Prepetition Revolving Secured Parties, without defense, counterclaim or offset of any kind, in the aggregate principal amount of not less than $[] million, including, without limitation, (a) $[] million in outstanding principal amount of Prepetition Revolving Loans, (b) outstanding letters of credit in the aggregate amount of $[], and (c) all accrued and accruing charges and obligations in respect of Cash Management Products and Services (as defined in the Prepetition Revolving Credit Agreement), including without limitation, that certain Global Multilateral Netting Agreement dated as of August 16, 2022 among, inter alia, Borrower and PNC Bank, National Association (collectively,

18 together with accrued and unpaid interest, any fees, expenses and disbursements (including attorneys’ fees, accountants’ fees, auditor fees, appraisers’ fees and financial advisors’ fees, and related expenses and disbursements), indemnification obligations, guarantee obligations, and other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing, or chargeable in respect of any of the Prepetition Revolving Borrowers’ or the Prepetition Revolving Guarantors’ obligations pursuant to, or secured by, the Prepetition Revolving Documents, including all Obligations (as defined in the Prepetition Revolving Credit Agreement) (collectively, the “Prepetition Revolving Obligations”), and all interest, fees, prepayment premiums, early termination fees, costs and other charges, the “Prepetition Revolving Debt”; the Prepetition Term Loan Debt, the Prepetition Secured Notes Debt and the Prepetition Revolving Debt, collectively, the “Prepetition Secured Debt”) which Prepetition Revolving Debt has been guaranteed on a joint and several basis by each of the Prepetition Revolving Guarantors. (xi) Prepetition Liens. As more fully set forth in the Prepetition Loan Documents, prior to the Petition Date, the Prepetition Primary Obligors and the Prepetition Guarantors each granted to each of the respective Prepetition Agents, for the benefit of itself and the other Prepetition Secured Parties, a security interest in and continuing lien on (the “Prepetition Liens”) substantially all of their assets and property, including Cash Collateral, subject to certain limited customary exclusions as set forth in the Prepetition Loan Documents (the “Prepetition Collateral”). (xii) Validity, Perfection and Priority of Prepetition Liens and Prepetition Secured Debt. The Debtors, on behalf of themselves and the non-Debtor Prepetition Guarantors, acknowledge and agree that as of the Petition Date (a) the Prepetition Liens on the Prepetition

19 Collateral were valid, binding, enforceable, non-avoidable and properly perfected and were granted to, or for the benefit of, the Prepetition Secured Parties for fair consideration and reasonably equivalent value; (b) the Prepetition Liens were senior in priority over any and all other liens on the Prepetition Collateral, subject only to certain liens senior by operation of law (solely to the extent any such liens were permitted by the Prepetition Loan Documents and were valid, properly perfected, non-avoidable and senior in priority to the Prepetition Liens as of the Petition Date, the “Prepetition Permitted Prior Liens”); (c) the Prepetition Secured Debt constitutes legal, valid, binding, and non-avoidable obligations of the Prepetition Primary Obligors and the Prepetition Guarantors enforceable in accordance with the terms of the applicable Prepetition Loan Documents; (d) no offsets, recoupments, challenges, objections, defenses, claims or counterclaims of any kind or nature to any of the Prepetition Liens or Prepetition Secured Debt exist, and no portion of the Prepetition Liens or Prepetition Secured Debt is subject to any challenge or defense, including avoidance, disallowance, disgorgement, recharacterization, or subordination (equitable or otherwise) pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (e) the Debtors and their estates have no claims, objections, challenges, causes of action, and/or choses in action, including avoidance claims under Chapter 5 of the Bankruptcy Code or applicable state law equivalents or actions for recovery or disgorgement, against any of the Prepetition Secured Parties or any of their respective affiliates, agents, attorneys, advisors, professionals, officers, directors and employees arising out of, based upon or related to the Prepetition Secured Debt; and (f) the Debtors waive, discharge, and release any right to challenge any of the Prepetition Secured Debt, the priority of the Debtors’ obligations thereunder, and the validity, extent, and priority of the Prepetition Liens securing the Prepetition Secured Debt.

20 (xiii) Intercreditor Agreements. Pursuant to Section 510 of the Bankruptcy Code, the Prepetition ABL Intercreditor Agreement, the Junior Intercreditor Agreement, the Intercompany Subordination Agreement, and any other applicable intercreditor or subordination provisions contained in any of the other Prepetition Loan Documents (the “Intercreditor Agreements”) (i) shall remain in full force and effect, (ii) shall continue to govern the relative priorities, rights, and remedies of the Prepetition Secured Parties (including the relative priorities, rights and remedies of such parties with respect to replacement liens, administrative expense claims and superpriority administrative expense claims granted or amounts payable in respect thereof by the Debtors under this Interim Order or otherwise) and (iii) shall not be deemed to be amended, altered or modified by the terms of this Interim Order or the DIP Documents, unless expressly set forth herein or therein, including as amended by the ABL Intercreditor Agreement. (xiv) No Control. None of the Prepetition Secured Parties control (or have in the past controlled) the Debtors or their properties or operations, have authority to determine the manner in which any Debtors’ operations are conducted or are control persons or insiders of the Debtors by virtue of any of the actions taken with respect to, in connection with, related to or arising from the Prepetition Loan Documents. (xv) No Claims or Causes of Action. No claims or causes of action held by the Debtors or their estates exist against, or with respect to, the Prepetition Secured Parties and each of their respective Representatives (as defined herein) (in each case, in their capacity as such) under or relating to any agreements by and among the Debtors and any Prepetition Secured Party that is in existence as of the Petition Date. (xvi) Release. Effective as of the date of entry of this Interim Order, each of the Debtors and the Debtors’ estates, on its own behalf, on behalf of (to the greatest extent permitted

21 by law) the Non-Debtor DIP Loan Parties, and on behalf of its and their respective past, present and future predecessors, successors, heirs, subsidiaries, and assigns, hereby absolutely, unconditionally and irrevocably releases and forever discharges and acquits the Prepetition Secured Parties, the DIP Secured Parties, and each of their respective Representatives (as defined herein) (collectively, the “DIP Released Parties”), from any and all obligations and liabilities to the Debtors (and their successors and assigns) and from any and all claims, counterclaims, demands, defenses, offsets, debts, accounts, contracts, liabilities, actions and causes of action arising prior to the Petition Date of any kind, nature or description, whether matured or unmatured, known or unknown, asserted or unasserted, foreseen or unforeseen, accrued or unaccrued, suspected or unsuspected, liquidated or unliquidated, pending or threatened, arising in law or equity, upon contract or tort or under any state or federal law or otherwise (collectively, the “Released Claims”), in each case arising out of or related to (as applicable) the Prepetition Loan Documents, the DIP Documents, the obligations owing and the financial obligations made thereunder, the negotiation thereof and of the transactions and agreements reflected thereby, and the obligations and financial obligations made thereunder, in each case that the Debtors at any time had, now have or may have, or that their predecessors, successors or assigns at any time had or hereafter can or may have against any of the DIP Released Parties for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time on or prior to the date of this Interim Order. For the avoidance of doubt, nothing in this release shall relieve the DIP Secured Parties, the Debtor DIP Loan Parties or the Non-Debtor DIP Loan Parties of their DIP Obligations under the DIP Documents.

22 H. Corporate Authority. Each Debtor has all requisite corporate power and authority to execute and deliver the DIP Documents to which it is a party and to perform its obligations thereunder. I. Findings Regarding the DIP Financing and Use of Cash Collateral. (i) Good and sufficient cause has been shown for the entry of this Interim Order and for authorization of the Debtor DIP Loan Parties to obtain financing pursuant to the DIP Documents. (ii) The Debtor DIP Loan Parties have an immediate and critical need to obtain the DIP Financing and to use the Prepetition Collateral (including Cash Collateral) in order to, among other things (a) permit the orderly continuation of the operation of their business, (b) maintain business relationships with vendors, suppliers and customers, (c) make payroll, (d) make capital expenditures, (e) satisfy other working capital and operational needs and (f) fund expenses of these Chapter 11 Cases. In the absence of the DIP Facilities and the use of Cash Collateral, the Debtors’ business and estates would suffer immediate and irreparable harm. The access by the Debtor DIP Loan Parties to sufficient working capital and liquidity through the use of Cash Collateral and other Prepetition Collateral, the incurrence of new indebtedness under the DIP Documents and the other financial accommodations provided under the DIP Documents are necessary and vital to the preservation and maintenance of the going concern values of the Debtor DIP Loan Parties and to a successful reorganization of the Debtor DIP Loan Parties. (iii) The Debtor DIP Loan Parties are unable to obtain financing on more favorable terms from sources other than the DIP Lenders under the DIP Documents and are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtor DIP Loan Parties are also unable to obtain secured credit

23 allowable under sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code without granting to the DIP Secured Parties, the DIP Liens and the DIP Superpriority Claims (each as defined herein) and incurring the Adequate Protection Obligations (as defined herein), in each case subject to the Carve Out, to the extent set forth in and as expressly limited by the provisions of paragraph 5 herein, under the terms and conditions set forth in this Interim Order and in the DIP Documents. (iv) The Debtor DIP Loan Parties continue to collect cash, rents, income, offspring, products, proceeds, and profits generated from the Prepetition Collateral and acquire equipment, inventory and other personal property, all of which constitute Prepetition Collateral under the Prepetition Loan Documents that are subject to the Prepetition Secured Parties’ security interests as set forth in the Prepetition Loan Documents, as applicable. (v) The Debtor DIP Loan Parties desire to use a portion of the cash, rents, income, offspring, products, proceeds and profits described in the preceding paragraph in their business operations that constitute Cash Collateral of the Prepetition Secured Parties under section 363(a) of the Bankruptcy Code. Certain prepetition rents, income, offspring, products, proceeds, and profits, in existence as of the Petition Date, including balances of funds in the Debtor DIP Loan Parties’ prepetition and postpetition operating bank accounts, also constitute Cash Collateral. (vi) Based on the DIP Motion, the DIP Declarations and the record presented to the Court at the Interim Hearing, the terms of the DIP Financing, the terms of the adequate protection granted to the Prepetition Secured Parties as provided in paragraph 16 of this Interim Order (the “Adequate Protection”), and the terms on which the Debtor DIP Loan Parties may continue to use the Prepetition Collateral (including Cash Collateral) pursuant to this Interim Order and the DIP Documents are fair and reasonable, reflect the Debtor DIP Loan Parties’ exercise of

24 prudent business judgment consistent with their fiduciary duties and constitute reasonably equivalent value and fair consideration. (vii) The DIP Financing (including the Roll-Up), the Adequate Protection and the use of the Prepetition Collateral (including Cash Collateral) have been negotiated in good faith and at arm’s length among the Debtor DIP Loan Parties, the Non-Debtor DIP Loan Parties, the DIP Secured Parties and the Prepetition Secured Parties, and all of the Debtor DIP Loan Parties’ obligations and indebtedness arising under, in respect of, or in connection with, the DIP Financing and the DIP Documents, including, without limitation: all loans made to and guarantees issued by the Debtor DIP Loan Parties pursuant to the DIP Documents and any DIP Obligations shall be deemed to have been extended by the DIP Agents and the DIP Secured Parties and their respective affiliates in good faith, as that term is used in section 364(e) of the Bankruptcy Code and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code, and the DIP Agents and the DIP Secured Parties (and the successors and assigns thereof) shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise. The Debtor DIP Loan Parties have provided adequate consideration and reasonably equivalent value in exchange for the guarantees provided by the Non-Debtor DIP Loan Parties. (viii) The Prepetition Agents and the Prepetition Secured Parties have acted in good faith regarding the DIP Financing and the Debtor DIP Loan Parties’ continued use of the Prepetition Collateral (including Cash Collateral) to fund the administration of the Debtor DIP Loan Parties’ estates and continued operation of their businesses (including the incurrence and payment of and performance under the Adequate Protection Obligations and the granting of the Adequate Protection Liens (each as defined herein)), in accordance with the terms hereof, and the

25 Prepetition Agents and Prepetition Secured Parties (and the successors and assigns thereof) shall be entitled to the full protection of sections 363(m) and 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise. (ix) The Prepetition Secured Parties are entitled to the Adequate Protection provided in this Interim Order as and to the extent set forth herein pursuant to sections 361, 362, 363 and 364 of the Bankruptcy Code. Based on the DIP Motion and on the record presented to the Court, the terms of the proposed Adequate Protection arrangements and of the use of the Prepetition Collateral (including Cash Collateral) are fair and reasonable, reflect the Debtor DIP Loan Parties’ prudent exercise of business judgment and constitute reasonably equivalent value and fair consideration for the use of the Prepetition Collateral, including the Cash Collateral, and the Required Lenders (as such term is defined in the Prepetition Term Loan Credit Agreement), the Required Holders (as such term is defined in the Prepetition Secured Tranche I Notes Indenture), the Required Holders (as such term is defined in the Prepetition Secured Tranche II Notes Indenture) and the US-Canada Required Lenders (as such term is defined in the Prepetition Revolving Credit Agreement), have consented or are deemed hereby to have consented to the use of the Prepetition Collateral, including the Cash Collateral, the priming of the Prepetition Liens by the DIP Liens pursuant to the terms set forth in this Interim Order and the DIP Documents, and the Roll-Up; provided that nothing in this Interim Order or the DIP Documents shall (x) be construed as the affirmative consent by any of the Prepetition Secured Parties for the use of Cash Collateral other than on the terms set forth in this Interim Order and in the context of the DIP Financing authorized by this Interim Order to the extent such consent has been or will be given, (y) be construed as a consent by any party to the terms of any other financing or any other lien

26 encumbering the Prepetition Collateral (whether senior or junior) other than as contemplated by the DIP Financing authorized by this Interim Order or (z) prejudice, limit or otherwise impair the rights of any of the Prepetition Secured Parties to seek new, different or additional adequate protection or assert any rights of any of the Prepetition Secured Parties, and the rights of any other party in interest, including the Debtor DIP Loan Parties, to object to such relief are hereby preserved. (x) Upon (i) entry of this Interim Order and (ii) entry of the Final Order, as applicable, the Interim Term Loan Roll-Up and the Final Term Loan Roll-Up reflect the Debtor Term DIP Loan Parties’ exercise of prudent business judgment consistent with their fiduciary duties. The Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties would not otherwise consent to the use of their Cash Collateral or the subordination of their liens to the DIP Liens (as defined herein), and the Term DIP Secured Parties would not be willing to provide the Term DIP Facility or extend credit to the Debtor Term DIP Loan Parties thereunder without the Interim Term Loan Roll-Up and the Final Term Loan Roll-Up. The Interim Term Loan Roll-Up and the Final Term Loan Roll-Up will benefit the Debtors and their estates because it will enable the Debtors to obtain urgently needed financing critical to administering these Chapter 11 Cases and funding their operations, which financing would not otherwise be available. (xi) Upon (i) entry of this Interim Order and (ii) entry of the Final Order, as applicable, the ABL Roll-Up reflects the ABL DIP Loan Parties’ exercise of prudent business judgment consistent with their fiduciary duties. The Prepetition Revolving Lenders and their affiliates that have provided Prepetition Secured Debt to the Debtors would not otherwise consent to the use of their Cash Collateral or the subordination of their liens to the DIP Liens, and the ABL DIP Agent and the ABL DIP Lenders would not be willing to provide the ABL DIP Facility or

27 extend credit to the ABL DIP Loan Parties thereunder without the ABL Roll-Up. The ABL Roll- Up will benefit the Debtors and their estates because it will enable the Debtors to obtain necessary financing critical to administering these Chapter 11 Cases and funding their operations. (xii) The Debtors have prepared and delivered to the advisors to the Term DIP Secured Parties an initial budget (the “Initial DIP Budget”), attached hereto as Schedule 1. The Initial DIP Budget reflects, among other things, the Borrower’s and its Restricted Subsidiaries’ (as defined in the Term DIP Credit Agreement) anticipated sources and uses of cash for each calendar week, in form and substance satisfactory to the Required Term DIP Lenders.4 The Initial DIP Budget may be modified, amended and updated from time to time in accordance with the Term DIP Credit Agreement, and once approved by the Required Term DIP Lenders pursuant to the Term DIP Credit Agreement, shall supplement and replace the Initial DIP Budget (the Initial DIP Budget and each subsequent approved budget, shall constitute without duplication, an “Approved Budget”). The Debtors believe that the Initial DIP Budget is reasonable under the facts and circumstances. The Term DIP Secured Parties are relying, in part, upon the DIP Loan Parties’ agreement to comply with the Approved Budget, the other DIP Documents and this Interim Order in determining to enter into the postpetition financing arrangements provided for in this Interim Order. (xiii) Each of the Prepetition Secured Parties shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition Secured Parties 4 “Required Term DIP Lenders” means, at any time, Term DIP Lenders constituting “Required Lenders” as defined in the Term DIP Credit Agreement.

28 with respect to proceeds, product, offspring, or profits with respect to any of the Prepetition Collateral. J. Immediate Entry. Sufficient cause exists for immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and (c)(2) and Bankruptcy Local Rule 4001-1(b). Absent granting the relief set forth in this Interim Order, the Debtor DIP Loan Parties’ estates will be immediately and irreparably harmed. Consummation of the DIP Financing and the use of Prepetition Collateral (including Cash Collateral), in accordance with this Interim Order and the DIP Documents are therefore in the best interests of the Debtor DIP Loan Parties’ estates and consistent with the Debtor DIP Loan Parties’ exercise of their fiduciary duties. K. Prepetition Permitted Prior Liens; Continuation of Prepetition Liens. Nothing herein shall constitute a finding or ruling by this Court that any alleged Prepetition Permitted Prior Lien is valid, senior, enforceable, prior, perfected, or non-avoidable. Moreover, nothing herein shall prejudice the rights of any party-in-interest, including, but not limited to, the Debtor DIP Loan Parties, the DIP Agents, the DIP Secured Parties, the Prepetition Agents, or the Prepetition Secured Parties to challenge the validity, priority, enforceability, seniority, avoidability, perfection, or extent of any alleged Prepetition Permitted Prior Lien and/or security interests. The right of a seller of goods to reclaim such goods under section 546(c) of the Bankruptcy Code is not a Prepetition Permitted Prior Lien and is expressly subject to the DIP Liens (as defined herein). The Prepetition Liens, and the DIP Liens that prime the Prepetition Liens, are continuing liens and the DIP Collateral is and will continue to be encumbered by such liens in light of the integrated nature of the DIP Facility, the DIP Documents and the Prepetition Loan Documents.

29 Based upon the foregoing findings and conclusions, the DIP Motion and the record before the Court with respect to the DIP Motion, and after due consideration and good and sufficient cause appearing therefor, IT IS HEREBY ORDERED THAT: 1. Motion Granted. The interim relief sought in the DIP Motion is granted, the interim financing described herein is authorized and approved, and the use of Cash Collateral on an interim basis is authorized, in each case subject to the terms and conditions set forth in the DIP Documents and this Interim Order. All objections to this Interim Order to the extent not withdrawn, waived, settled, or resolved are hereby denied and overruled on the merits. This Interim Order shall become effective immediately upon its entry. 2. Authorization of the DIP Financing and the DIP Documents. (a) The Debtor DIP Loan Parties are hereby authorized, and the Debtors are authorized and directed to cause the Non-Debtor DIP Loan Parties, as applicable, to execute, deliver, enter into and, as applicable, perform all of their obligations under the DIP Documents (including, without limitation, the Intercreditor Agreements (as defined in the Term DIP Credit Agreement)) and such other and further acts as may be necessary, appropriate or desirable in connection therewith. The Borrowers are hereby authorized to borrow money pursuant to the DIP Credit Agreements, each Debtor Term DIP Guarantor is hereby authorized to, and the Debtors are hereby authorized and directed to cause the Non-Debtor DIP Loan Parties to, provide a guaranty of payment in respect of the Borrower’s obligations with respect to such borrowings, subject to any limitations on borrowing under the DIP Documents, which shall be used for all purposes permitted under the DIP Documents (and subject to and in accordance with the Approved Budget). Except as provided herein, the rights of the ABL DIP Secured Parties and Term DIP Secured

30 Parties shall continue to be governed by the terms of the ABL Intercreditor Agreement, except as amended in connection with the DIP Financings. (b) In furtherance of the foregoing and without further approval of this Court, each Debtor DIP Loan Party is authorized and directed to, and authorized and directed to cause the Non-Debtor DIP Loan Parties to, perform all acts, to make, execute and deliver all instruments, certificates, agreements, charges, deeds and documents (including, without limitation, the execution or recordation of pledge and security agreements, mortgages, financing statements and other similar documents), and to pay all fees, expenses and indemnities in connection with or that may be reasonably required, necessary, or desirable for the DIP Loan Parties’ performance of their obligations under or related to the DIP Financing, including, without limitation: (i) the execution and delivery of, and performance under, each of the DIP Documents; (ii) the execution and delivery of, and performance under, one or more amendments, waivers, consents or other modifications to and under the DIP Documents, in each case, in such form as the DIP Loan Parties and the applicable DIP Agent (acting in accordance with the terms of the applicable DIP Credit Agreement and at the direction of the applicable required parties under the DIP Documents) may agree, it being understood that no further approval of this Court shall be required for any authorizations, amendments, waivers, consents or other modifications to and under the DIP Documents (and the payment of any fees and other expenses (including attorneys’, accountants’, appraisers’ and financial advisors’ fees), amounts, charges, costs, indemnities and other obligations paid in connection therewith) that do not shorten the maturity of the extensions of credit thereunder or increase the aggregate commitments or the rate of interest payable thereunder; provided that, for the avoidance of doubt,

31 updates and supplements to the Approved Budget required to be delivered by the DIP Loan Parties under the DIP Documents shall not, for purposes of this Interim Order or any Final Order, be considered amendments or modifications to the Approved Budget or the DIP Documents that require approval of this Court; (iii) the non-refundable payment to the DIP Agents and the DIP Secured Parties, as the case may be, of all fees, including unused facility fees, amendment fees, prepayment premiums, early termination fees, servicing fees, audit fees, liquidator fees, structuring fees, administrative agent’s, collateral agent’s or security trustee’s fees, upfront fees, closing fees, commitment fees, exit fees, closing date fees, backstop fees, original issue discount fees, prepayment fees or agency fees, indemnities and professional fees (the payment of which fees shall be irrevocable, and shall be, and shall be deemed to have been, approved upon entry of this Interim Order, whether any such fees arose before or after the Petition Date, and whether or not the transactions contemplated hereby are consummated, and upon payment thereof, shall not be subject to any contest, attack, rejection, recoupment, reduction, defense, counterclaim, offset, subordination, recharacterization, avoidance, disallowance, impairment, or other claim, cause of action or other challenge of any nature under the Bankruptcy Code, applicable non-bankruptcy law or otherwise by any person or entity) and any amounts due (or that may become due) in respect of any indemnification and expense reimbursement obligations, in each case referred to in the DIP Credit Agreements or DIP Documents (or in any separate letter agreements, including, without limitation, any fee letters between any or all DIP Loan Parties, on the one hand, and any of the DIP Agents and/or DIP Secured Parties, on the other, in connection with the DIP Financing) and the costs and expenses as may be due from time to time, including, without limitation, the fees and expenses of the professionals retained by, or on behalf of, any of the (a) Term DIP Agents or Term

32 DIP Secured Parties (including without limitation those of Davis Polk & Wardwell LLP, Ducera Partners, Porter Hedges LLP, Baker & McKenzie LLP, McDermott Will & Emery LLP, Shipman & Goodwin LLP and any local legal counsel or other advisors in any foreign jurisdictions and any other advisors as are permitted under the applicable DIP Documents) or (b) ABL DIP Agent or ABL DIP Secured Parties (including without limitation those of Blank Rome LLP, B. Riley Advisory Services, and any local legal counsel or other advisors in any foreign jurisdictions and any other advisors as are permitted under the applicable DIP Documents), in each case, as provided for in the DIP Documents (collectively, the “DIP Fees and Expenses”), without the need to file retention motions or fee applications; and (iv) the performance of all other acts required under or in connection with the DIP Documents, including the granting of the DIP Liens and the DIP Superpriority Claims and perfection of the DIP Liens and DIP Superpriority Claims as permitted herein and therein, and to perform such other and further acts as may be necessary, desirable or appropriate in connection therewith, in each case in accordance with the terms of the DIP Documents. 3. DIP Obligations. Upon execution and delivery of the DIP Documents, the DIP Documents shall constitute legal, valid, binding and non-avoidable obligations of the DIP Loan Parties, enforceable against each Debtor DIP Loan Party and their estates and each Non-Debtor DIP Loan Party in accordance with the terms of the DIP Documents and this Interim Order, and any successors thereto, including any trustee appointed in the Chapter 11 Cases, or in any case under Chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, or in any other proceedings superseding or related to any of the foregoing (collectively, the “Successor Cases”). Upon execution and delivery of the DIP Documents, the DIP Obligations

33 will include all loans and any other indebtedness or obligations, contingent or absolute, which may now or from time to time be owing by any of the DIP Loan Parties to any of the DIP Agents or DIP Secured Parties, in each case, under, or secured by, the DIP Documents or this Interim Order, including all principal, interest, costs, fees, expenses, premiums, indemnities and other amounts under the DIP Documents (including this Interim Order). The DIP Loan Parties shall be jointly and severally liable for the DIP Obligations in accordance with the DIP Documents. Except as permitted hereby, no obligation, payment, transfer, or grant of security hereunder or under the DIP Documents to the DIP Agents and/or the DIP Secured Parties (including their Representatives) shall be stayed, restrained, voidable, avoidable, or recoverable, under the Bankruptcy Code or under any applicable law (including, without limitation, under sections 502(d), 544, and 547 to 550 of the Bankruptcy Code or under any applicable state Uniform Voidable Transactions Act, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law), or subject to any defense, avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), disallowance, impairment, claim, counterclaim, cross-claim, or any other challenge under the Bankruptcy Code or any applicable law or regulation by any person or entity. 4. Prepetition Secured Debt Roll-Up. (a) (i) Subject to entry of this Interim Order, and effective upon the Effective Date5 in accordance with the Term DIP Credit Agreement and the other Term DIP Documents, the Debtors shall be deemed to substitute and exchange Interim Rolled-Up Term Loans of the Term DIP Lenders on a cashless, dollar-for-dollar basis with DIP Roll-Up Term Loans in accordance 5 “Effective Date” means the date on which the conditions specified in Section 4.01 of the Term DIP Credit Agreement have been satisfied or waived in accordance with the terms thereof.

34 with the Interim Term Loan Roll-Up and subject to the terms and conditions set forth in the Term DIP Documents and (ii) subject to entry of the Final Order, and effective upon the Final Funding Date6 in accordance with the Term DIP Credit Agreement and the other Term DIP Documents, the Debtors shall be deemed to substitute and exchange Final Rolled-Up Term Loans of the Term DIP Lenders on a cashless, dollar-for-dollar basis with DIP Roll-Up Term Loans in accordance with the Final Term Loan Roll-Up and subject to the terms and conditions set forth in the Term DIP Documents. The DIP Roll-Up Term Loans deemed substituted and exchanged under this paragraph 4(a) shall be deemed indefeasible and the Interim Rolled-Up Term Loans and Final Rolled-Up Term Loans substituted thereby shall be deemed exchanged therefor by each Term DIP Lender (or an investment advisor, manager, or beneficial owner for the account of such Term DIP Lender, or an affiliated fund or trade counterparty designated by such Term DIP Lender) on a pro rata basis, in accordance with its share of New Money Loans (as defined in the Term DIP Credit Agreement) made by such Term DIP Lender. The cashless substitution and exchange dollar-for- dollar of Interim Rolled-Up Term Loans and Final Rolled-Up Term Loans under the Prepetition Term Loan Credit Facility by “rolling-up” such amounts into Term DIP Obligations as described in this paragraph 4(a) shall be authorized as compensation for, in consideration for, as a necessary inducement for, and on account of the agreement of the Term DIP Lenders to fund the DIP New Money Term Loans and not as adequate protection for, or otherwise on account of, the Prepetition Term Loan Credit Facility. Notwithstanding anything to the contrary herein or in the DIP Documents, the claims and liens in respect of the DIP Roll-Up Term Loans shall be subject and subordinate to the claims and liens in respect of the Carve Out in all respects. 6 “Final Funding Date” means the date of funding of the Final New Money Loan (as defined in the Term DIP Credit Agreement), which shall be within two Business Days of the entry of the Final Order.

35 (b) Subject to entry of this Interim Order, and in accordance with the ABL DIP Credit Agreement and the other ABL DIP Documents, the Debtors shall be deemed to exchange and substitute the Prepetition Revolving Credit Facility on a cashless, dollar-for-dollar basis with the ABL DIP Facility in accordance with the ABL Roll-Up and subject to the terms and conditions set forth in the ABL DIP Documents. The ABL DIP Facility deemed substituted and exchanged (and used to replace the Prepetition Revolving Credit Facility) under this paragraph 4(b) shall be deemed indefeasible and the Prepetition Revolving Credit Facility shall be deemed exchanged (and fully satisfied) therefor. The ABL Roll-Up shall be authorized as compensation for, in consideration for, as a necessary inducement for, and on account of the agreement of the ABL DIP Lenders to provide the ABL DIP Facility and not as adequate protection for, or otherwise on account of, the Prepetition Revolving Credit Facility. The claims and liens in respect of the Prepetition Revolving Credit Facility and ABL DIP Facility (other than with respect to Prepetition Non-ABL Priority Collateral and the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement)) shall not be subject or subordinate to the claims and liens in respect of the Carve Out in any respect. (c) The Roll-Up authorized upon entry of this Interim Order shall be final, subject only to the right of parties in interest (other than the Debtor DIP Loan Parties, the DIP Lenders, and the Consenting Stakeholders (as defined in the Restructuring Support Agreement)) to seek a determination in accordance with paragraph 21 below that such Roll-Up resulted in the payment of an unsecured prepetition claim of the Prepetition Term Loan Secured Parties or the Prepetition Revolving Secured Parties, as applicable. (d) The DIP Agents and the Prepetition Agents, acting at the direction of, as applicable, the applicable required parties under the DIP Documents or the applicable required

36 parties under the Prepetition Loan Documents, are hereby authorized to take any actions as may be necessary or advisable to effectuate the terms of the Roll-Up, including entry into and performance under the Intercreditor Agreements (as defined in the Term DIP Credit Agreement) and in accordance with the terms thereof and of the other DIP Documents. 5. Carve Out. (a) Carve Out. As used in this Interim Order, the term “Carve Out” means the sum of: (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate pursuant to 31 U.S.C. § 3717 (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $100,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) all unpaid fees and expenses to the extent allowed at any time, whether by interim order, procedural order, or final order of the Court or otherwise, (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (“the Debtor Professionals”) and the Creditors’ Committee (if appointed) pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) (in each case, other than any restructuring, sale, success or other transaction fee of any investment bankers or financial advisors) at any time before or on the first business day following delivery by the Term DIP Administrative Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice and without regard to whether such fees and expenses are provided for in the Approved Budget; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $2,500,000 incurred after the first business day following delivery by the

37 Term DIP Administrative Agent of the Carve Out Trigger Notice(the “Post-Carve Out Trigger Notice Cap”). (b) For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Term DIP Administrative Agent acting at the direction of the applicable required parties under the DIP Documents (or, after the Term DIP Obligations have been indefeasibly paid in full and the Term DIP Commitments terminated, the Prepetition Term Loan Administrative Agent or the Prepetition Secured Notes Agents) to the Debtors, their lead restructuring counsel, the U.S. Trustee and lead counsel to the Creditors’ Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default (as defined herein) and acceleration of the DIP Obligations under the Term DIP Facility (or, after the Term DIP Obligations have been indefeasibly paid in full and the Term DIP Commitments terminated, any occurrence that would constitute an Event of Default hereunder), following the occurrence and during the continuation of an Event of Default (as defined herein) and the termination of the use of Cash Collateral, stating that the Post-Carve Out Trigger Notice Cap has been invoked. (c) Delivery of Weekly Fee Statements. Not later than 7:00 p.m. New York time on the third business day of each week starting with the first full calendar week following entry of this Interim Order, each Professional Person shall deliver to the Debtors a statement setting forth a good-faith estimate of the amount of fees and expenses (collectively, “Estimated Fees and Expenses”) incurred during the preceding week by such Professional Person (through Saturday of such week, the “Calculation Date”), along with a good-faith estimate of the cumulative total amount of unreimbursed fees and expenses incurred through the applicable Calculation Date and a statement of the amount of such fees and expenses that have been paid to date by the Debtors

38 (each such statement, a “Weekly Statement”); provided that, within one business day of the Termination Declaration Date (as defined below), each Professional Person shall deliver one additional statement (the “Final Statement”) setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Termination Declaration Date. If any Professional Person fails to deliver a Weekly Statement within three calendar days after such Weekly Statement is due, such Professional Person’s entitlement (if any) to any funds in the Carve Out Reserves (as defined below) with respect to the aggregate unpaid amount of Allowed Professional Fees for the applicable period(s) for which such Professional Person failed to deliver a Weekly Statement covering such period shall be limited to the aggregate unpaid amount of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person; provided, that such Professional Person shall be entitled to be paid any unpaid amount of Allowed Professional Fees in excess of Allowed Professional Fees included in the Approved Budget for such period for such Professional Person from a reserve to be funded by the Debtors from all cash on hand as of such date and any available cash thereafter held by any Debtor pursuant to paragraph Error! Reference source not found.(d) below. Carve Out Reserves. On the day on which a Carve Out Trigger Notice is given by the Term DIP Administrative Agent to the Debtors with a copy to counsel to the Creditors’ Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor (solely to the extent such cash is proceeds of the DIP Term Facility or proceeds of the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement)) to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall

39 deposit and hold such amounts in a segregated account in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also constitute a demand to the Debtors to utilize all remaining cash on hand as of such date and any available cash thereafter (solely to the extent such cash is proceeds of the DIP Term Facility or proceeds of the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement)) held by any Debtor, after funding the Pre-Carve Out Trigger Notice Reserve, to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap. The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such Allowed Professional Fees benefiting from the Post- Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (a)(i) through (a)(iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the Term DIP Administrative Agent for the benefit of the Term DIP Lenders, unless the Term DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments (as defined in the Term DIP Credit Agreement) have been terminated, in which case any such excess shall be paid to the Prepetition Term Loan Secured Parties in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the Term DIP

40 Agent for the benefit of the Term DIP Lenders, unless the Term DIP Obligations have been indefeasibly paid in full, in cash, and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Term Loan Secured Parties in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in the DIP Documents, or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 5, then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively (subject to the limits contained in the Post-Carve Out Trigger Notice Cap), shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph 5, prior to making any payments to the Term DIP Administrative Agent or the Prepetition Term Loan Secured Parties, as applicable. Notwithstanding anything to the contrary in the DIP Documents or this Interim Order, following delivery of a Carve Out Trigger Notice, the Term DIP Administrative Agent and the Prepetition Agents shall not sweep or foreclose on cash proceeds of the Term DIP Facility or proceeds of the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement) (including cash received as a result of the sale or other disposition of CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement)) until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the Term DIP Agent for application in accordance with the Term DIP Documents. Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute Loans (as defined in the Term DIP Credit Agreement) or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (iii) in no way shall the Initial DIP Budget, Approved Budget,

41 Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary in this Interim Order, the DIP Documents, or any other documentation of the DIP Facilities, or in any Prepetition Term Loan Credit Facility, Prepetition Secured Notes, or Prepetition Revolving Credit Facility, the Carve Out shall be senior to all liens and claims securing the Term DIP Facility, the Term Adequate Protection Liens, and the 507(b) Claims (as defined herein) of the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties, and any and all other forms of adequate protection, liens, or claims securing the Term DIP Obligations, the Prepetition Term Loan Obligations or the Prepetition Secured Notes Obligations; provided, that the ABL DIP Liens (other than with respect to the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement), ABL DIP Superpriority Claims, Revolving Adequate Protection Liens, Adequate Protection Claims granted to the Prepetition ABL Secured Parties, and Prepetition Liens granted to the Prepetition ABL Secured Parties shall not be subject to the Carve Out. (d) Payment of Allowed Professional Fees Prior to the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out. (e) No Direct Obligation To Pay Allowed Professional Fees. None of the DIP Agents, DIP Lenders, or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any Successor Cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agents,

42 the DIP Lenders, or the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement. (f) Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar- for-dollar basis. (g) No ABL Priority Collateral Used for the Carve Out. If any proceeds of any Prepetition ABL Priority Collateral or Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement) are used in any way to fund the Carve Out, such proceeds shall be immediately transferred back to the Debtors or the Non-Debtor ABL DIP Loan Parties and remain subject to the liens of the ABL DIP Secured Parties. 6. Term DIP Superpriority Claims. Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the Term DIP Obligations shall constitute allowed superpriority administrative expense claims against the Debtor Term DIP Loan Parties on a joint and several basis (without the need to file any proof of claim) with priority over any and all claims against the Debtor Term DIP Loan Parties (other than the Carve Out), now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and any and all administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506, 507(a), 507(b), 546, 552, 726, 1113 or 1114 of the Bankruptcy Code (including the Adequate Protection Obligations), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims (the “Term DIP

43 Superpriority Claims”) shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which Term DIP Superpriority Claims shall be payable from and have recourse to all prepetition and postpetition property of the Debtor Term DIP Loan Parties and all proceeds thereof (excluding claims and causes of action under sections 502(d), 544, 545, 547, 548 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code (collectively, “Avoidance Actions”) but, subject to the entry of the Final Order, including any proceeds or property recovered, unencumbered or otherwise, from Avoidance Actions, whether by judgment, settlement or otherwise (“Avoidance Proceeds”)) in accordance with the Term DIP Documents and this Interim Order. The Term DIP Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise. 7. ABL DIP Superpriority Claims. Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the ABL DIP Obligations shall constitute allowed superpriority administrative expense claims against the Debtor ABL DIP Loan Parties on a joint and several basis (without the need to file any proof of claim) with priority over any and all claims against the Debtor ABL DIP Loan Parties, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and any and all administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506, 507(a), 507(b), 546, 552, 726, 1113 or 1114 of the Bankruptcy Code (including the Adequate Protection Obligations), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims (the “ABL DIP Superpriority Claims” and together with the

44 Term DIP Superpriority Claims, the “DIP Superpriority Claims”) shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which ABL DIP Superpriority Claims shall be payable from and have recourse to all prepetition and postpetition property of the Debtor ABL DIP Loan Parties and all proceeds thereof (excluding Avoidance Actions but, subject to the entry of the Final Order, including the Avoidance Proceeds) in accordance with the ABL DIP Documents and this Interim Order. The ABL DIP Superpriority Claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise. 8. Priority of DIP Superpriority Claims. The Term DIP Superpriority Claims and the ABL DIP Superpriority Claims shall be pari passu in right of payment with one another, senior to the 507(b) Claims (as defined herein). The Term DIP Superpriority Claims shall be subordinate only to the Carve Out. The ABL DIP Superpriority Claims shall not be subordinate to the Carve Out. 9. DIP Liens. (a) Term DIP Liens. As security for the Term DIP Obligations, effective and automatically and properly perfected upon the date of this Interim Order and without the necessity of the execution, recordation or filing by the Term DIP Loan Parties or any of the Term DIP Secured Parties of mortgages, security agreements, control agreements, pledge agreements, financing statements, intellectual property filing or other similar documents, notation of certificates of title for titled goods or other similar documents, instruments, deeds, charges or certificates, or the possession or control by the Term DIP Agents of, or over, any Collateral, without any further action by the Term DIP Agents or the Term DIP Secured Parties, the following

45 valid, binding, continuing, enforceable and non-avoidable security interests and liens (all security interests and liens granted to each of the Term DIP Agents, for its benefit and for the benefit of the Term DIP Secured Parties, pursuant to this Interim Order and the Term DIP Documents, the “Term DIP Liens”) are hereby granted to each of the Term DIP Agents for its own benefit and the benefit of the Term DIP Secured Parties a security interest in and lien on all property identified in clauses (i) through (vi) below and all other “Collateral” as defined in the Term DIP Credit Agreement (collectively, the “Term DIP Collateral”); provided that notwithstanding anything herein to the contrary, the Term DIP Liens shall be (x) subject and junior to the Carve Out in all respects and (y) in each case subject to the priorities set forth in Exhibit 3: (i) Liens on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected first priority (subject to the terms of the ABL Intercreditor Agreement and the priorities reflected herein and in the Final Order) senior security interest in and lien upon all tangible and intangible prepetition and postpetition property of the Debtor Term DIP Loan Parties, whether existing on the Petition Date or thereafter acquired, and the proceeds, products, rents, and profits thereof, that, on or as of the Petition Date, is not subject to (i) a valid, perfected and non-avoidable lien or (ii) a valid and non-avoidable lien in existence as of the Petition Date that is perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code, including, without limitation, any and all unencumbered cash of the Debtor Term DIP Loan Parties (whether maintained with any of the Term DIP Secured Parties or otherwise) and any investment of cash, inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, fixtures, machinery, equipment, general intangibles, documents, instruments, securities, goodwill, causes of action, insurance policies and rights, claims and proceeds from insurance, commercial tort claims and claims that may constitute commercial tort claims (known and unknown), chattel paper (including electronic chattel paper and tangible chattel paper), interests in leaseholds, real properties, deposit accounts, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property, equity interests of subsidiaries, joint ventures and other entities,

46 wherever located, and the proceeds, products, rents and profits of the foregoing, whether arising under section 552(b) of the Bankruptcy Code or otherwise, of all the foregoing (the “Unencumbered Property”), in each case other than the Avoidance Actions (but, for the avoidance of doubt, subject to the Carve Out and effective only upon entry of the Final Order, “Unencumbered Property” shall include Avoidance Proceeds); provided that, and for the avoidance of doubt, the Term DIP Liens that attach to Unencumbered Property that is not of the type of property constituting CF Debt Priority Collateral (as such term is defined in the ABL Intercreditor Agreement) shall be junior and subordinate to the ABL DIP Liens on such Unencumbered Property not of the type of property constituting CF Debt Priority Collateral (as such term is defined in the ABL Intercreditor Agreement) (ii) Liens Priming Certain Prepetition Secured Parties’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and lien upon all CF Debt Priority Collateral [and Non-Intercreditor Collateral] ([each] as defined in the ABL Intercreditor Agreement) of the Debtor Term DIP Loan Parties, regardless of where located, regardless whether or not any liens on such assets are voided, avoided, invalidated, lapsed or unperfected (the “Term DIP Non-ABL Collateral Priming Liens”), which Term DIP Non- ABL Collateral Priming Liens shall prime in all respects the interests of the Prepetition Secured Parties on the CF Debt Priority Collateral [and Non-Intercreditor Collateral] ([each]as defined in the ABL Intercreditor Agreement) arising from the current and future liens of the Prepetition Secured Parties (including, without limitation, the Adequate Protection Liens granted to the Prepetition Secured Parties), which shall be subject to and junior to the Carve Out in all respects; (iii) Junior Liens Priming Certain Prepetition Secured Parties’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected priority security interest in and lien upon all Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement) of the Debtor Term DIP Loan Parties, regardless of where located, regardless whether or not any liens on such assets are voided, avoided, invalidated, lapsed or unperfected (the “Term DIP ABL Collateral Liens”), which Term DIP ABL Collateral Liens shall be subject to and junior to the Carve Out in all respects and shall, with respect to the Revolving Credit Priority

47 Collateral (as defined in the ABL Intercreditor Agreement), be (1) junior to the ABL DIP Liens, (2) junior to the Revolving Adequate Protection Liens, if applicable, (3) junior to the Prepetition Liens of the Prepetition Revolving Secured Parties, (4) senior in all respects to the Term Adequate Protection Liens and (5) senior in all respects to the Prepetition Liens of the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties; (iv) Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected security interest in and lien upon all tangible and intangible prepetition and postpetition property of each Debtor Term DIP Loan Party that is subject to a Prepetition Permitted Prior Lien (other than the Prepetition Liens) (i) in existence and properly perfected immediately prior to the Petition Date or (ii) in existence immediately prior to the Petition Date that is perfected subsequent to such commencement as permitted by section 546(b) of the Bankruptcy Code, which (x) shall be junior and subordinate to such Prepetition Permitted Prior Liens and the Carve Out and (y) with respect to (1) CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement), shall be senior to the ABL DIP Liens and the Adequate Protection Liens and the Prepetition Liens of the Prepetition Revolving Secured Parties, if applicable, and (2) with respect to Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement), shall be junior to the ABL DIP Liens and the Revolving Adequate Protection Liens and Prepetition Liens of the Prepetition Revolving Secured Parties under the Prepetition Revolving Credit Facility, if applicable, and senior to the Term Adequate Protection Liens; provided that nothing in the foregoing clauses (i) and (ii) shall limit the rights of the DIP Secured Parties under the DIP Documents to the extent such liens are not permitted thereunder or otherwise not entitled to priority under applicable law (including applicable contract law); and (v) Liens Senior to Certain Other Liens. The Term DIP Liens shall not be (i) subject or subordinate to or made pari passu with (A) any lien or security interest that is avoided and preserved for the benefit of the Debtors or their estates under section 551 of the Bankruptcy Code, (B) unless otherwise provided for in the Term DIP Documents or in this Interim Order, any liens or security interests arising after the Petition Date, including, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other governmental unit (including any regulatory body), commission, board or court for any

48 liability of the Debtor Term DIP Loan Parties, or (C) any intercompany or affiliate liens of the Debtor Term DIP Loan Parties or security interests of the Debtor Term DIP Loan Parties; or (ii) subordinated to or made pari passu with any other lien or security interest under section 363 or 364 of the Bankruptcy Code granted after the date hereof. (vi) Term DIP Loan Proceeds Account. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected first priority senior security interest in and lien upon a segregated account to be established by the Borrower into which the proceeds of the DIP New Money Term Loans are to be deposited (the “Term DIP Loan Proceeds Account”). (b) ABL DIP Liens. As security for the ABL DIP Obligations, effective and automatically and properly perfected upon the date of this Interim Order and without the necessity of the execution, recordation or filing by the ABL DIP Loan Parties or any of the ABL DIP Secured Parties of mortgages, security agreements, control agreements, pledge agreements, financing statements, intellectual property filing or other similar documents, notation of certificates of title for titled goods or other similar documents, instruments, deeds, charges or certificates, or the possession or control by the ABL DIP Agent of, or over, any Collateral, without any further action by the ABL DIP Agent or the ABL DIP Secured Parties, the following valid, binding, continuing, enforceable and non-avoidable security interests and liens (all security interests and liens granted to the ABL DIP Agent, for its benefit and for the benefit of the ABL DIP Secured Parties, pursuant to this Interim Order and the ABL DIP Documents, the “ABL DIP Liens” and together with the Term DIP Liens, the “DIP Liens”) are hereby granted to the ABL DIP Agent for its own benefit and the benefit of the ABL DIP Secured Parties a security interest in and lien on all property identified in clauses (i) through (v) and all other “Collateral” as defined in the ABL DIP Credit Agreement (collectively, the “ABL DIP Collateral” and together with the Term DIP Collateral, the “DIP Collateral”); provided that, for the avoidance of doubt, in no circumstance shall the

49 assets in the Term DIP Loan Proceeds Account, including all proceeds of the Term DIP Facility, be deemed ABL DIP Collateral (and none of the Prepetition Revolving Secured Parties or the ABL Secured Parties shall have the right to exercise cash dominion or control over the Term DIP Loan Proceeds Account); provided, further that notwithstanding anything herein to the contrary, the ABL DIP Liens shall be, in each case, in accordance with the priorities set forth in Exhibit 3: (i) Liens on Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected first priority (subject to the terms of the ABL Intercreditor Agreement and the priorities reflected herein and in the Final Order) senior security interest in and lien upon all Unencumbered Property in each case other than the Avoidance Actions (but, for the avoidance of doubt, subject to entry of the Final Order, “Unencumbered Property” shall include Avoidance Proceeds); provided that, and for avoidance of doubt, the ABL DIP Liens that attach to Unencumbered Property that is of the type of property constituting CF Debt Priority Collateral (as such term is defined in the ABL Intercreditor Agreement) shall be junior and subordinate to the Term DIP Liens on such Unencumbered Property of the type of property constituting CF Debt Priority Collateral (as such term is defined in the ABL Intercreditor Agreement); (ii) Liens Priming Certain Prepetition Secured Parties’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and lien upon all Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement) of the Debtor ABL DIP Loan Parties, regardless of where located, regardless whether or not any liens on such assets are voided, avoided, invalidated, lapsed or unperfected (the “ABL DIP ABL Collateral Priming Liens”), which ABL DIP ABL Collateral Priming Liens shall prime in all respects the interests of the Prepetition Secured Parties on the Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement) arising from the current and future liens of the Prepetition Secured Parties (including, without limitation, the Adequate Protection Liens granted to the Prepetition Secured Parties); (iii) Junior Liens Priming Certain Prepetition Secured Parties’ Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected priority

50 security interest in and lien upon all CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement) of the Debtor ABL DIP Loan Parties, regardless of where located, regardless whether or not any liens on such assets are voided, avoided, invalidated, lapsed or unperfected (the “ABL DIP Non-ABL Collateral Liens”), which ABL DIP Non-ABL Collateral Liens shall, with respect to the CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement), be junior only to (1) the Term DIP Liens, (2) the Term Adequate Protection Liens and (3) the Prepetition Liens of the Prepetition Term Secured Parties and the Prepetition Secured Notes Parties; (iv) Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected security interest in and lien upon all tangible and intangible prepetition and postpetition property of each Debtor ABL DIP Loan Party that is subject to a Prepetition Permitted Prior Lien (other than the Prepetition Liens) (i) in existence and properly perfected immediately prior to the Petition Date or (ii) in existence immediately prior to the Petition Date that is perfected subsequent to such commencement as permitted by section 546(b) of the Bankruptcy Code, which (x) shall be junior and subordinate to such Prepetition Permitted Prior Liens and (y) with respect to (1) Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement), shall be senior to the Term DIP Liens, the Adequate Protection Liens, and the Prepetition Liens of the Prepetition Secured Parties, and (2) with respect to CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement), shall be junior to the Term DIP Liens, the Term Adequate Protection Liens and the Prepetition Liens of the Prepetition Term Secured Parties and the Prepetition Secured Notes Parties; provided that nothing in the foregoing clauses (i) and (ii) shall limit the rights of the DIP Secured Parties under the DIP Documents to the extent such liens are not permitted thereunder or otherwise not entitled to priority under applicable law (including applicable contract law); and (v) Liens Senior to Certain Other Liens. The ABL DIP Liens shall not be (i) subject or subordinate to or made pari passu with (A) any lien or security interest that is avoided and preserved for the benefit of the Debtors or their estates under section 551 of the Bankruptcy Code, (B) unless otherwise provided for in the ABL DIP Documents or in this Interim Order, any liens or security interests arising after the Petition Date, including, without limitation, any liens or security interests granted in favor of any

51 federal, state, municipal or other governmental unit (including any regulatory body), commission, board or court for any liability of the Debtor ABL DIP Loan Parties, or (C) any intercompany or affiliate liens of the Debtor ABL DIP Loan Parties or security interests of the Debtor ABL DIP Loan Parties; or (ii) subordinated to or made pari passu with any other lien or security interest under section 363 or 364 of the Bankruptcy Code granted after the date hereof. 10. Protection of DIP Lenders’ Rights. (a) So long as (x) there are any Term DIP Obligations outstanding or the Term DIP Lenders have any outstanding Term DIP Commitments under the Term DIP Documents, the Prepetition Term Loan Secured Parties and the Prepetition Notes Secured Parties shall and (y) there are any ABL DIP Obligations outstanding or the ABL DIP Lenders have any outstanding ABL DIP Commitments under the ABL DIP Documents, the Prepetition Revolving Secured Parties shall, in each case: (i) have no right to and shall take no action to foreclose upon, or recover in connection with, the liens granted thereto pursuant to the Prepetition Loan Documents or this Interim Order, or otherwise seek to exercise or enforce any rights or remedies against the DIP Collateral, including in connection with the Adequate Protection Liens; (ii) be deemed to have consented to any transfer, disposition or sale of, or release of liens on, the DIP Collateral (but not any proceeds of such transfer, disposition or sale to the extent remaining after payment in cash in full of the DIP Obligations and termination of the DIP Commitments), to the extent the transfer, disposition, sale or release is authorized under the DIP Documents; (iii) not file any further financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments, or otherwise take any action to perfect their security interests in the DIP Collateral other than as necessary to give effect to this Interim Order other than, (x) solely as to this clause (iii), the DIP Agents filing financing statements or other documents to perfect the liens granted pursuant to this Interim Order, or (y) as may be required by applicable state law or foreign law to

52 complete a previously commenced process of perfection or to continue the perfection of valid and non-avoidable liens or security interests existing as of the Petition Date; and (iv) deliver or cause to be delivered, at the DIP Loan Parties’ cost and expense, any termination statements, releases and/or assignments in favor of the DIP Agents or the DIP Secured Parties or other documents necessary to effectuate and/or evidence the release, termination and/or assignment of liens on any portion of the DIP Collateral subject to any sale or Court-approved disposition. (b) (i) To the extent any Prepetition Secured Party has possession of any Prepetition Collateral or DIP Collateral or has control with respect to any Prepetition Collateral or DIP Collateral, or has been noted as secured party on any certificate of title for a titled good constituting Prepetition Collateral or DIP Collateral, then such Prepetition Secured Party shall be deemed to maintain such possession or notation or exercise such control as a gratuitous bailee and/or gratuitous agent for perfection for the benefit of the DIP Agents and the DIP Secured Parties, and such Prepetition Secured Party shall comply with the instructions of the DIP Agents, acting at the direction of the applicable required parties under the DIP Documents, with respect to the exercise of such control, (ii) to the extent any ABL DIP Secured Party has possession of any CF Debt Priority Collateral (as such term is defined in the ABL Intercreditor Agreement) that constitutes DIP Collateral or has control with respect to any such collateral, or has been noted as secured party on any certificate of title for a titled good constituting such collateral, then such ABL DIP Secured Party shall be deemed to maintain such possession or notation or exercise such control as a gratuitous bailee and/or gratuitous agent for perfection for the benefit of the Term DIP Secured Parties and the Prepetition Secured Parties, and such ABL DIP Secured Party shall comply with the instructions of the Term DIP Agents (or, if applicable, the Prepetition Term Loan Collateral Agent, the Prepetition Notes Tranche I Collateral Agent, or the Prepetition Notes Tranche II

53 Collateral Agent), acting at the direction of the applicable required parties under the Term DIP Documents or the Prepetition Loan Documents, with respect to the exercise of such control and (iii) to the extent any Term DIP Secured Party or any Prepetition Secured Party has possession of any Revolving Credit Priority Collateral (as such term is defined in the ABL Intercreditor Agreement)] that constitutes DIP Collateral or has control with respect to any such collateral, or has been noted as secured party on any certificate of title for a titled good constituting such collateral, then such Term DIP Secured Party or Prepetition Secured Party shall be deemed to maintain such possession or notation or exercise such control as a gratuitous bailee and/or gratuitous agent for perfection for the benefit of the ABL DIP Secured Parties, and such Term DIP Secured Party or Prepetition Secured Party shall comply with the instructions of the ABL DIP Agent, acting at the direction of the applicable required parties under the ABL DIP Documents, with respect to the exercise of such control. (c) Any proceeds of Prepetition Collateral subject to liens that are primed by the DIP Financing received by any Prepetition Secured Party, whether in connection with the exercise of any right or remedy (including setoff) relating to the Prepetition Collateral or otherwise received by the Prepetition Agents shall be subject to the ABL Intercreditor Agreement. (d) Upon the occurrence of and during the continuance of an Event of Default, and without the necessity of seeking relief from the Automatic Stay, which shall be modified to permit the following without any further Order of the Court, (i) the DIP Agents and DIP Secured Parties shall be entitled to deliver a notice providing at least five (5) days advance written notice (the “Notice Period”) of an Event of Default to the Debtors or the other DIP Loan Parties (or, if being delivered by a Prepetition Agent, a notice of any breach of this Interim Order) (an “Enforcement Notice”); (ii) the DIP Agents and DIP Secured Parties shall no longer have any

54 obligation to make any loans, advances, or other extensions of credit under the DIP Facilities; (ii) all amounts outstanding under the DIP Loan Documents shall, at the option of the applicable DIP Agent, be accelerated and become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Debtors and the Non- Debtor DIP Loan Parties; (iii) each DIP Agent (and (x) after the Term DIP Obligations have been indefeasibly paid in full and the Term DIP Commitments terminated, the Prepetition Term Loan Agent or the Prepetition Secured Notes Agents, acting at the direction of the applicable required parties under the Prepetition Loan Documents and (y) after the ABL DIP Obligations have been indefeasibly paid in full and the ABL DIP Commitments terminated, the Prepetition Revolving Agent, acting at the direction of the applicable required parties under the Prepetition Revolving Loan Documents), the applicable Prepetition Agent) shall be entitled to immediately terminate the Debtors’ right to use Cash Collateral, without further application or Order of this Court and fully restrict Non-Debtor DIP Loan Parties’ access to Cash Collateral, provided, however, that during the Notice Period the Debtors and the Non-Debtor DIP Loan Parties shall have the right (1) to use Cash Collateral that is proceeds of the Term DIP Facility (including Cash Collateral in the Term DIP Loan Proceeds Account) to pay expenses set forth in the Approved Budget in accordance with the Term DIP Documents, and (2) after the Cash Collateral in the prior clause (1) is exhausted, to use Cash Collateral that is proceeds of the ABL DIP Facility to pay expenses set forth in the Approved Budget in accordance with the ABL DIP Documents only to the extent such expenses are necessary to avoid immediate and irreparable harm to the Debtors’ estates and only to the extent the ABL DIP Loan Parties continue to operate in the ordinary course of business during the Notice Period; and (iv) each DIP Agent shall be entitled to charge the default rate of interest under the DIP Credit Agreements. Immediately upon the expiration of the Notice Period, without the

55 necessity of seeking relief from the Automatic Stay, which shall be modified to permit the following without any further Order of the Court, any ABL DIP Secured Parties shall be entitled to immediately (a) freeze monies or balances in the Debtors’ accounts; (b) immediately set-off any and all amounts in accounts maintained by the Debtors with the ABL DIP Agent or the ABL DIP Secured Parties against the ABL DIP Obligations (or, if paid in full, the Prepetition Revolving Obligations), and (c) apply proceeds received into a lockbox, collection, other account maintained by such ABL DIP Secured Party to reduce the ABL DIP Obligations (or, if paid in full, the Prepetition Revolving Obligations) in any order at the sole discretion of the ABL DIP Agent. (e) Following an Event of Default and the delivery of an Enforcement Notice, but prior to exercising the remedies set forth in this sentence below or any other remedies (except for the remedies set forth in paragraph 10(d)) against the Debtor DIP Loan Parties, the DIP Secured Parties, or, if applicable, any Prepetition Secured Party shall be required to file a motion with the Court seeking emergency relief (the “Stay Relief Motion”) on not less than five (5) business days’ notice to the Debtors, Debtors’ Counsel, counsel for each of the DIP Secured Parties and the Prepetition Secured Parties (which may run concurrently with the Notice Period) for a further order of the Court modifying the automatic stay in the Chapter 11 Cases to permit (i) the Term DIP Secured Parties to, subject to the ABL Intercreditor Agreement and the Carve-Out and related provisions: (a) freeze monies or balances in the Debtors’ accounts; (b) immediately set-off any and all amounts in accounts maintained by the Debtors with the DIP Agent or the DIP Secured Parties against the DIP Obligations, and (c) enforce any and all rights against the DIP Collateral, including, without limitation, foreclosure on all or any portion of the DIP Collateral, occupying the Debtors’ premises, sale or disposition of the DIP Collateral; and (ii) the DIP Secured Parties, subject to the ABL Intercreditor Agreement and the Carve-Out and related provisions to take any other actions

56 or exercise any other rights or remedies permitted under this Interim Order, the DIP Loan Documents or applicable law. If the DIP Secured Parties are permitted by the Court to take any enforcement action with respect to the DIP Collateral following the hearing on the Stay Relief Motion, the Debtors shall cooperate with the DIP Secured Parties in their efforts to enforce their security interest in the DIP Collateral, and shall not take or direct any entity to take any action designed or intended to hinder or restrict in any respect such DIP Secured Parties from enforcing their security interests in the DIP Collateral. (f) Upon expiration of the Notice Period, each DIP Agent and each Prepetition Agent shall be entitled to take any other action or exercise any other right or remedy as provided in this Interim Order, the DIP Loan Documents, the Prepetition Loan Documents, or applicable law solely against the Non-Debtor DIP Loan Parties, including, without limitation, setting off any DIP Obligations (other than with respect to any amount required to fund the Carve-Out Reserves solely from proceeds of the Term DIP Facility and CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement)) or Prepetition Obligations with DIP Collateral, Prepetition Collateral or proceeds in the possession of any Prepetition Secured Party or DIP Secured Party, and enforcing any and all rights and remedies with respect to the DIP Collateral or Prepetition Collateral, as applicable, all in accordance with the terms of the ABL Intercreditor Agreement. (g) No rights, protections or remedies of the DIP Agents or the DIP Secured Parties granted by the provisions of this Interim Order or the DIP Documents shall be limited, modified or impaired in any way by: (i) any actual or purported withdrawal of the consent of any party to the Debtors’ authority to continue to use Cash Collateral; (ii) any actual or purported termination of the Debtors’ authority to continue to use Cash Collateral; or (iii) the terms of any

57 other order or stipulation related to the Debtors’ continued use of Cash Collateral or the provision of adequate protection to any party. 11. Limitation on Charging Expenses Against Collateral. No costs or expenses of administration of the Chapter 11 Cases or any Successor Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered from the DIP Collateral (including Cash Collateral) or Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law, without the prior written consent of the applicable DIP Agent or Prepetition Agent, as applicable, and no consent shall be implied from any other action, inaction or acquiescence by the DIP Agents, the DIP Secured Parties, the Prepetition Agents or the Prepetition Secured Parties, and nothing contained in this Interim Order shall be deemed to be a consent by the DIP Agents, the DIP Secured Parties, the Prepetition Agents or the Prepetition Secured Parties to any charge, lien, assessment or claims against the DIP Collateral (including Cash Collateral) under section 506(c) of the Bankruptcy Code or otherwise; provided that the foregoing waiver shall be immediately applicable and without prejudice to any provisions of the Final Order with respect to costs or expenses incurred following the entry of such Final Order. 12. No Marshaling. In no event shall the DIP Agents, the DIP Secured Parties, the Prepetition Agents or the Prepetition Secured Parties be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the DIP Collateral (including, without limitation, the assets of the Non-Debtor DIP Loan Parties), the DIP Obligations, the Prepetition Secured Debt, or the Prepetition Collateral (including, without limitation, the assets of the Non- Debtor DIP Loan Parties). Further, in no event shall the “equities of the case” exception in section 552(b) of the Bankruptcy Code apply to the Prepetition Agents or the Prepetition Secured Parties

58 with respect to proceeds, products, offspring or profits of any Prepetition Collateral (including, without limitation, the assets of the Non-Debtor DIP Loan Parties); provided that, with respect to the Prepetition Agents and the other Prepetition Secured Parties, the foregoing waivers shall be without prejudice to any provisions of the Final Order. 13. Payments Free and Clear. Any and all payments or proceeds remitted to the DIP Agents by, through or on behalf of the DIP Secured Parties pursuant to the provisions of this Interim Order, the DIP Documents or any subsequent order of the Court shall be irrevocable, received free and clear of any claim, charge, assessment or other liability, including without limitation, any claim or charge arising out of or based on, directly or indirectly, sections 506(c) or 552(b) of the Bankruptcy Code, whether asserted or assessed by through or on behalf of the Debtors. 14. Use of Cash Collateral. The Debtors are hereby authorized, subject to the terms and conditions of this Interim Order, to use all Cash Collateral in accordance with the DIP Documents and the Approved Budget; provided that (a) the Prepetition Secured Parties are granted the Adequate Protection as hereinafter set forth and (b) except on the terms and conditions of this Interim Order, the Debtors shall be enjoined and prohibited from at any times using the Cash Collateral absent further order of the Court. 15. Disposition of DIP Collateral. The Debtor DIP Loan Parties shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the DIP Collateral, except as otherwise permitted by the DIP Documents or otherwise permitted by an order of the Court. 16. Adequate Protection of Prepetition Secured Parties. The Prepetition Secured Parties are entitled, pursuant to sections 361, 362, 363(e), 364(d)(1) and 507 of the Bankruptcy Code, to adequate protection of their respective interests in all Prepetition Collateral (including

59 Cash Collateral) in an amount equal to the aggregate diminution in the value of their respective interests in the Prepetition Collateral (including Cash Collateral) from and after the Petition Date (with, upon the assertion of any Adequate Protection Claims (as defined herein), the presumption being that diminution in value has occurred and the burden being on any party opposing the assertion of any Adequate Protection Claims to show that such diminution has not occurred), for any reason provided for under the Bankruptcy Code, including, without limitation, any diminution resulting from the sale, lease or use by the Debtors of the Prepetition Collateral, the priming of the Prepetition Liens by the DIP Liens pursuant to the DIP Documents and this Interim Order, the payment of any amounts under the Carve Out or pursuant to this Interim Order, the Final Order or any other order of the Court or provision of the Bankruptcy Code or otherwise, and the imposition of the Automatic Stay (the “Adequate Protection Claims”). In consideration of the foregoing, the applicable Prepetition Agents, for the benefit of themselves and the other Prepetition Secured Parties, are hereby granted the following as Adequate Protection for, and to secure repayment of an amount equal to such Adequate Protection Claims, and as an inducement to the Prepetition Secured Parties to consent to the priming of the Prepetition Liens and use of the Prepetition Collateral (including Cash Collateral) (collectively, the “Adequate Protection Obligations”): (a) Prepetition Adequate Protection Liens. To the extent any Prepetition Revolving Obligations are outstanding at any time on or after the Petition Date, the Prepetition Revolving Agent, for itself and for the benefit of the other Prepetition Revolving Secured Parties, are hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution of any mortgages, security agreements, pledge agreements, financing statements or other agreements) in the amount of their respective Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral (the

60 “Revolving Adequate Protection Liens”), subject to the priorities set forth in Exhibit 3. The Prepetition Term Loan Collateral Agent, for itself and for the benefit of the other Prepetition Term Loan Secured Parties, and each of the Prepetition Secured Notes Agents, for itself and for the benefit of the other Prepetition Secured Notes Parties, are hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution of any mortgages, security agreements, pledge agreements, financing statements or other agreements) in the amount of their respective Adequate Protection Claims, a valid, perfected replacement security interest in and lien upon all of the DIP Collateral (the “Term Adequate Protection Liens”, collectively with the Revolving Adequate Protection Liens, the “Adequate Protection Liens”), in each case subject to the priorities set forth in Exhibit 3. (b) Section 507(b) Claims. The Prepetition Term Loan Administrative Agent, for itself and for the benefit of the other Prepetition Term Loan Secured Parties, and each of the Prepetition Secured Notes Agents, for itself and for the benefit of the other Prepetition Secured Notes Parties, and, to the extent any Prepetition Revolving Obligations are outstanding at any time on or after the Petition Date, the Prepetition Revolving Agent, for itself and for the benefit of the other Prepetition Revolving Secured Parties, are hereby granted, subject to the Carve Out, to the extent set forth in and as expressly limited by the provisions of paragraph 6 herein, an allowed superpriority administrative expense claim as provided for in section 507(b) of the Bankruptcy Code in the amount of their respective Adequate Protection Claims, with priority in payment over any and all administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code (the “507(b) Claims”) which 507(b) Claims shall have recourse to and be payable from all prepetition and postpetition property of the Debtors and all proceeds thereof (excluding Avoidance Actions, but including, subject to entry of Final Order, Avoidance Proceeds).

61 The 507(b) Claims shall be subject and subordinate only to the Carve Out and the DIP Superpriority Claims. (c) Prepetition Secured Parties Fees and Expenses. The Debtor DIP Loan Parties shall provide each of the Prepetition Term Loan Agents, for itself and for the benefit of the other Prepetition Term Loan Secured Parties, each of the Prepetition Secured Notes Agents, for itself and for the benefit of the other Prepetition Secured Notes Parties, and to the extent any Prepetition Revolving Obligations are outstanding at any time on or after the Petition Date, the Prepetition Revolving Agent, for itself and for the benefit of the other Prepetition Revolving Secured Parties, without duplication of fees paid for the benefit of the DIP Secured Parties, current cash payments of all reasonable and documented prepetition and postpetition fees and expenses, including, but not limited to, the reasonable and documented fees and out-of-pocket expenses of primary, special and local counsel (in each applicable jurisdiction) and financial advisors to the applicable Prepetition Agents and Prepetition Secured Parties, including without limitation (i) Davis Polk & Wardwell LLP, Ducera Partners, Porter Hedges LLP, Baker & McKenzie LLP and any other advisors retained by or on behalf of the Prepetition Term Loan Lenders or the holders of Prepetition Secured Notes, (ii) Blank Rome LLP, B. Riley Advisory Services, and any other advisors retained by or on behalf of the Prepetition Revolving Secured Parties, and (iii) McDermott, Will & Emery LLP and Shipman & Goodwin LLP as counsel to the Prepetition Term Loan Agents and Prepetition Secured Notes Agents (the “Adequate Protection Fees and Expenses”) (and such counsel and advisors, the “Prepetition Secured Parties Advisors”), subject to the review procedures set forth in paragraph 20 of this Interim Order. (d) Prepetition Secured Parties’ Cash Payments. The Debtors are authorized and directed, and authorized and directed to cause the non-Debtor Loan Parties (as defined in the

62 Prepetition Term Loan Credit) to pay all amounts in connection with the interest payment that was due under the Prepetition Term Loan Credit Agreement on January 26, 2023 to the Prepetition Term Loan Secured Parties on the closing date of the DIP Financing. In addition, until the payment in full of all Prepetition Revolving Obligations, Prepetition Term Loan Obligations or Prepetition Secured Notes Obligations, respectively, the Prepetition Revolving Secured Parties, Prepetition Term Loan Secured Parties, and the Prepetition Secured Notes Parties shall receive, subject to the Carve Out (other than with respect to the Prepetition Revolving Obligations and Prepetition Revolving Secured Parties) current cash payments in the amount of interest on the outstanding principal at the non-default rate under the Prepetition Revolving Loan Documents, Prepetition Term Loan Documents and the Prepetition Notes Documents, as applicable. (e) Milestones. Upon indefeasible payment in full of all Term DIP Obligations and termination of all Term DIP Commitments, (i) the Prepetition Term Loan Secured Parties and Prepetition Notes Secured Parties are hereby entitled to performance of those certain case milestones set forth in Section 5.15 of the Term DIP Credit Agreement (for such purposes, the “Term/Notes Adequate Protection Milestones”) and (ii) the Term/Notes Required Prepetition Lenders7 shall constitute the Required Term DIP Lenders for purposes of any amendment, extension, waiver or other modification of such Tem/Notes Adequate Protection Milestones. Upon indefeasible payment in full of all ABL DIP Obligations and termination of all ABL DIP Commitments, (x) the Prepetition Revolving Secured Parties are hereby entitled to performance of those certain case milestones set forth in Section [6.18] of the ABL DIP Credit Agreement (for such purposes, the “Revolving Adequate Protection Milestones”) and (y) the Prepetition 7 The “Term/Notes Required Prepetition Lenders” shall mean the parties required to direct the Controlling CF Debt Agent under the ABL Intercreditor Agreement.

63 Required Revolving Lenders8 shall constitute the Required ABL DIP Lenders for purposes of any amendment, extension, waiver or other modification of such Revolving Adequate Protection Milestones. (f) Budget and Financial Covenants. Upon indefeasible payment in full of all Term DIP Obligations and termination of all Term DIP Commitments, (i) the Approved Budget shall continue to be updated in accordance with the terms and conditions of the Term DIP Credit Agreement (for such purposes, the “Term/Notes Adequate Protection Budget Requirement”), (ii) the Prepetition Term Secured Parties and the Prepetition Notes Secured Parties are hereby entitled to performance of those certain financial and other covenants set forth in Sections [5.17 and 6.22] of the Term DIP Credit Agreement (for such purposes, the “Term/Notes Adequate Protection Covenants”) and (iii) the Term/Notes Required Prepetition Lenders shall constitute the Required DIP Lenders for purposes of any amendment, extension, waiver or other modification relating to the Adequate Protection Budget Requirement or Adequate Protection Covenants. (g) Prepetition Secured Parties’ Adequate Protection Information Rights. The Debtor DIP Loan Parties shall promptly provide the Prepetition Term Loan Agents and the Prepetition Secured Notes Agents, for distribution to the applicable Prepetition Secured Parties and, to the extent applicable, counsel to such parties (and subject to applicable confidentiality restrictions in any of the Prepetition Loan Documents, including with respect to any “private” side lender database), with all required written financial reporting and other periodic reporting that is required to be provided to the Term DIP Agent or the Term DIP Secured Parties under the Term DIP Documents (the “Term/Notes Adequate Protection Reporting Requirement”). Upon 8 The “Required Prepetition Revolving Lenders” shall mean the US-Canada Required Lenders (as defined in the Prepetition Revolving Credit Agreement).

64 indefeasible payment in full of all Term DIP Obligations and termination of all Term DIP Commitments, the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties shall continue to be entitled hereby to satisfaction of the Term/Notes Adequate Protection Reporting Requirement. In addition, the Debtor DIP Loan Parties shall promptly provide the Prepetition Revolving Agent, for distribution to the Prepetition Revolving Secured Parties and, to the extent applicable, counsel to such parties (and subject to applicable confidentiality restrictions in any of the Prepetition Revolving Credit Documents, including with respect to any “private” side lender database), with all required written financial reporting and other periodic reporting that is required to be provided to the ABL DIP Agent or the ABL DIP Secured Parties under the ABL DIP Documents (the “Revolving Adequate Protection Reporting Requirement”). Upon indefeasible payment in full of all ABL DIP Obligations and termination of all ABL DIP Commitments, the Prepetition Revolving Secured Parties shall continue to be entitled hereby to satisfaction of the Revolving Adequate Protection Reporting Requirement. (h) Maintenance of Collateral. The DIP Loan Parties shall continue to maintain and insure the Prepetition Collateral and DIP Collateral in amounts and for the risks, and by the entities, as required under the Prepetition Loan Documents and the DIP Documents. 17. Reservation of Rights of Prepetition Secured Parties. Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code, including section 506(b) thereof, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Prepetition Secured Parties and any other parties’ holding interests that are secured by liens primed by the DIP Financing; provided that each of the Prepetition Agents, acting on their own respective behalf or at the direction of their applicable requisite Prepetition Secured Parties, may request further or different adequate

65 protection and the Debtor DIP Loan Parties or any other party in interest may contest any such request. 18. Perfection of DIP Liens and Adequate Protection Liens. (a) Without in any way limiting the automatically valid and effective perfection of the DIP Liens granted pursuant to paragraph 9 hereof and the Adequate Protection Liens granted pursuant to paragraph 16 hereof, the DIP Agents, the DIP Secured Parties, the Prepetition Agents and the Prepetition Secured Parties are hereby authorized, but not required, to file or record (and to execute in the name of the DIP Loan Parties and the Prepetition Secured Parties (as applicable), as their true and lawful attorneys, with full power of substitution, to the maximum extent permitted by law) financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments in any jurisdiction, including as may be reasonably required or deemed appropriate by the applicable DIP Agent, acting at the direction of the applicable required parties under the DIP Documents, and the Prepetition Agents, acting at the direction of the applicable required parties under the Prepetition Loan Documents, under applicable local laws, or take possession of or control over cash or securities, or to amend or modify security documents, or enter into, amend or modify intercreditor agreements, or to subordinate existing liens and any other similar action or action in connection therewith in a manner not inconsistent herewith or take any other action in order to document, validate and perfect the liens and security interests granted to them hereunder the (“Perfection Actions”). Whether or not the applicable DIP Agent, on behalf of the DIP Secured Parties and acting at the direction of the applicable required parties under the DIP Documents, or the Prepetition Agents, on behalf of the applicable Prepetition Secured Parties and acting at the direction of the applicable required parties under the Prepetition Loan Documents, shall take such Perfection Actions, the liens and security interests granted pursuant to this Interim

66 Order shall be deemed valid, perfected, allowed, enforceable, non-avoidable and not subject to challenge, dispute or subordination, at the time and on the date of entry of this Interim Order. Upon the request of a DIP Agent, acting at the direction of the applicable required parties under the DIP Documents, or a Prepetition Agent, acting at the direction of the applicable required parties under the Prepetition Loan Documents, each of the Prepetition Secured Parties and the Debtor DIP Loan Parties, without any further consent of any party, and at the sole cost of the Debtors as set forth herein, is authorized (in the case of the Debtor DIP Loan Parties), authorized and directed to cause (in the case of the Debtors with respect to the Non-Debtor DIP Loan Parties) and directed (in the case of the Prepetition Secured Parties), and such direction is hereby deemed to constitute required direction under the applicable DIP Documents or Prepetition Loan Documents, to take, execute, deliver and file such actions, instruments and agreements (in each case, without representation or warranty of any kind) to enable the DIP Agents to further validate, perfect, preserve and enforce the DIP Liens in all jurisdictions required under the DIP Credit Agreements, including all local law documentation therefor determined to be reasonably necessary by such DIP Agent, acting at the direction of the applicable required parties under the DIP Documents; provided, however, that no action need be taken in a foreign jurisdiction that would jeopardize the validity and enforceability of the Prepetition Liens. All such documents will be deemed to have been recorded and filed as of the Petition Date. To the extent necessary to effectuate the terms of this Interim Order and the DIP Documents, each of the DIP Agents and the Prepetition Agents hereby is deemed to appoint the other (and deemed to have accepted such appointment) to act as its agent with respect to the Collateral (as defined in the DIP Documents) and under the Security Documents (as defined in the DIP Documents) to which they are a party in such capacity, with such powers as are expressly delegated thereto under the DIP Documents and Prepetition Loan Documents (and

67 even if it involves self-contracting and multiple representation to the extent legally possible), together with such other powers as are reasonably incidental thereto. (b) A certified copy of this Interim Order may, in the discretion of each DIP Agent, acting at the direction of the applicable required parties under the DIP Documents, and the Prepetition Agents, acting at the direction of the applicable required parties under the Prepetition Loan Documents, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, mortgages, notices of lien or similar instruments, and all filing offices are hereby authorized and directed to accept a certified copy of this Interim Order for filing and/or recording, as applicable. The Automatic Stay shall be modified to the extent necessary to permit the DIP Agents and the Prepetition Agents to take all actions, as applicable, referenced in this subparagraph (b) and the immediately preceding subparagraph (a). 19. Preservation of Rights Granted Under this Interim Order. (a) Other than the Carve Out (as to Non ABL Priority Collateral) and other claims and liens expressly granted or permitted by this Interim Order, no claim or lien having a priority superior to or pari passu with those granted by this Interim Order to the DIP Agents and the DIP Secured Parties or the Prepetition Agents and the Prepetition Secured Parties shall be permitted while any of the DIP Obligations or the Adequate Protection Obligations remain outstanding, and, except as otherwise expressly provided in or permitted under this Interim Order, the DIP Liens and the Adequate Protection Liens shall not be: (i) subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code; (ii) subordinated to or made pari passu with any other lien or security interest, whether under section 364(d) of the Bankruptcy Code or otherwise; (iii) subordinated to or made pari passu with any liens arising after the Petition Date including, without limitation, any

68 liens or security interests granted in favor of any federal, state, municipal or other domestic or foreign governmental unit (including any regulatory body), commission, board or court for any liability of the DIP Loan Parties; or (iv) subject or junior to any intercompany or affiliate liens or security interests of the DIP Loan Parties. (b) The occurrence of (i) any Event of Default (as defined in the DIP Credit Agreements) or (ii) any violation of any of the terms of this Interim Order, shall, after notice by the applicable DIP Agent (acting in accordance with the terms of this Interim Order) in writing to the Borrower (and, in the case of violation of any terms of this Interim Order, and after indefeasible payment in full of the DIP Obligations and termination of the DIP Commitments, notice by the applicable Prepetition Agent acting at the direction of the applicable required parties under the Prepetition Loan Documents), constitute an event of default under this Interim Order (each an “Event of Default”) and, upon any such Event of Default, interest, including, where applicable, default interest, shall accrue and be paid as set forth in the DIP Credit Agreements. Notwithstanding any order that may be entered dismissing any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code: (A) the DIP Superpriority Claims, the 507(b) Claims, the DIP Liens, and the Adequate Protection Liens, and any claims related to the foregoing, shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all DIP Obligations and Adequate Protection Obligations shall have been paid in full (and that such DIP Superpriority Claims, 507(b) Claims, DIP Liens and Adequate Protection Liens shall, notwithstanding such dismissal, remain binding on all parties in interest); (B) the other rights granted by this Interim Order, including with respect to the Carve Out, shall not be affected; and (C) this Court shall retain jurisdiction, notwithstanding such dismissal, for the

69 purposes of enforcing the claims, liens and security interests referred to in this paragraph and otherwise in this Interim Order. (c) If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, such reversal, modification, vacatur or stay shall not affect: (i) the validity, priority or enforceability of any DIP Obligations or Adequate Protection Obligations incurred prior to the actual receipt of written notice by the DIP Agents or the Prepetition Agents, as applicable, of the effective date of such reversal, modification, vacatur or stay; or (ii) the validity, priority or enforceability of the DIP Liens or the Adequate Protection Liens or the Carve Out. Notwithstanding any reversal, modification, vacatur or stay of any use of Cash Collateral, any DIP Obligations, DIP Liens, Adequate Protection Obligations or Adequate Protection Liens incurred by the Debtor DIP Loan Parties and granted to the DIP Agents, the DIP Secured Parties, the Prepetition Agents, or the Prepetition Secured Parties, as the case may be, prior to the actual receipt of written notice by the DIP Agents or the Prepetition Agents, as applicable, of the effective date of such reversal, modification, vacatur or stay shall be governed in all respects by the original provisions of this Interim Order, and the DIP Agents, the DIP Secured Parties, the Prepetition Agents, and the Prepetition Secured Parties shall be entitled to, and are hereby granted, all the rights, remedies, privileges and benefits arising under sections 364(e) and 363(m) of the Bankruptcy Code, this Interim Order and the DIP Documents with respect to all uses of Cash Collateral, DIP Obligations and Adequate Protection Obligations. (d) Except as expressly provided in this Interim Order or in the DIP Documents, the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Obligations, the 507(b) Claims and all other rights and remedies of the DIP Agents, the DIP Secured Parties, the Prepetition Agents, and the Prepetition Secured Parties granted by the

70 provisions of this Interim Order and the DIP Documents and the Carve Out shall survive, and shall not be modified, impaired or discharged by: (i) the entry of an order converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, dismissing any of the Chapter 11 Cases or terminating the joint administration of these Chapter 11 Cases or by any other act or omission; (ii) the entry of an order approving the sale of any DIP Collateral pursuant to section 363(b) of the Bankruptcy Code (except to the extent permitted by the DIP Documents); or (iii) the entry of an order confirming a chapter 11 plan in any of the Chapter 11 Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the DIP Loan Parties have waived any discharge as to any remaining DIP Obligations or Adequate Protection Obligations. The terms and provisions of this Interim Order and the DIP Documents shall continue in these Chapter 11 Cases, in any Successor Cases if these Chapter 11 Cases cease to be jointly administered and in any superseding chapter 7 cases under the Bankruptcy Code, and the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens and the Adequate Protection Obligations and all other rights and remedies of the DIP Agents, the DIP Secured Parties, the Prepetition Agents, and the Prepetition Secured Parties granted by the provisions of this Interim Order and the DIP Documents shall continue in full force and effect until the DIP Obligations are indefeasibly paid in full in cash, as set forth herein and in the DIP Documents, and the DIP Commitments have been terminated (and in the case of rights and remedies of the Prepetition Agents and Prepetition Secured Parties, shall remain in full force and effect thereafter, subject to the terms of this Interim Order), and the Carve Out shall continue in full force and effect. 20. Payment of Fees and Expenses. The Fee Letters are hereby approved, and the Debtor DIP Loan Parties are authorized to and shall pay the DIP Fees and Expenses and the Adequate Protection Fees and Expenses whether or not included in the Approved Budget. Subject

71 to the review procedures set forth in this paragraph 20, payment of all DIP Fees and Expenses and Adequate Protection Fees and Expenses shall not be subject to allowance or review by the Court. Professionals for the DIP Secured Parties and the applicable Prepetition Secured Parties shall not be required to comply with the U.S. Trustee fee guidelines, however any time that such professionals seek payment of fees and expenses from the Debtor DIP Loan Parties after the Initial Draw and prior to confirmation of a chapter 11 plan, each professional shall provide summary copies of its invoices (which shall not be required to contain time entries and which may be redacted, summarized or modified to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of their invoices shall not constitute any waiver of the attorney client privilege or of any benefits of the attorney work product doctrine) to the Debtor DIP Loan Parties, the U.S. Trustee, and counsel to any statutory committee appointed in these Chapter 11 Cases (together, the “Review Parties”). In no event shall any invoice or other statement submitted by any DIP Secured Party or Prepetition Secured Party operate to waive the attorney/client privilege, the work-product doctrine or any other evidentiary privilege or protection recognized under applicable law. The U.S. Trustee and any statutory committee appointed in these Chapter 11 Cases reserve their rights to request additional detail regarding the services rendered and expenses incurred by such professionals (an “Information Request”). Any objections raised by any Review Party with respect to such invoices must be in writing and state with particularity the grounds therefor and must be submitted to the applicable professional within ten (10) calendar days after the receipt of such invoices by the Review Parties (the “Review Period”), which shall not be extended by the delivery of an Information Request or the timing of any reply thereto; provided, that upon expiration of the Review Period with no written objection having been

72 received, ABL DIP Agent shall be permitted to include as the ABL DIP Obligations any DIP Fees and Expenses owed to professionals retained by ABL DIP Agent or ABL DIP Secured Parties and make a Revolving Advance for the purposes of effectuating such payment by the Debtors. If no written objection is received by 12:00 p.m., prevailing Eastern Time, on the end date of the Review Period, the Debtor DIP Loan Parties shall pay such invoices within three (3) calendar days. If an objection to a professional’s invoice is received within the Review Period, the Debtor DIP Loan Parties shall promptly pay the undisputed amount of the invoice, without the necessity of filing formal fee applications, regardless of whether such amounts arose or were incurred before or after the Petition Date, and this Court shall have jurisdiction to determine the disputed portion of such invoice if the parties are unable to resolve the dispute consensually. Notwithstanding the foregoing, the Debtor DIP Loan Parties are authorized and directed to pay, on or after the closing date of the DIP Financing, the DIP Fees and Expenses and Adequate Protection Fees and Expenses incurred on or prior to such date without the need for any professional engaged by, or on behalf of, the DIP Secured Parties or the applicable Prepetition Secured Parties to first deliver a copy of its invoice or other supporting documentation to the Review Parties (other than the Debtor DIP Loan Parties). No attorney or advisor to the DIP Secured Parties or any Prepetition Secured Party shall be required to file an application seeking compensation for services or reimbursement of expenses with the Court. Any and all fees, costs, and expenses paid prior to the Petition Date by any of the Debtors to the (i) DIP Secured Parties in connection with or with respect to the DIP Facility and (ii) applicable Prepetition Secured Parties in connection or with respect to these matters, are hereby approved in full and shall not be subject to recharacterization, avoidance, subordination, disgorgement or any similar form of recovery by the Debtor DIP Loan Parties or any other person.

73 21. Effect of Stipulations on Third Parties. The Debtors’ stipulations, admissions, agreements and releases contained in this Interim Order shall be binding upon the Debtors and any successor thereto (including, without limitation, any chapter 7 or chapter 11 trustee or examiner appointed or elected for any of the Debtors) in all circumstances and for all purposes. The Debtors’ stipulations, admissions, agreements and releases contained in this Interim Order shall be binding upon all other parties in interest, including, without limitation, any statutory or non-statutory committees appointed or formed in the Chapter 11 Cases and any other person or entity acting or seeking to act on behalf of the Debtors’ estates, including any chapter 7 or chapter 11 trustee or examiner appointed or elected for any of the Debtors, in all circumstances and for all purposes unless: (a) such committee or any other party in interest with requisite standing (in each case, to the extent requisite standing is obtained pursuant to an order of this Court entered prior to the expiration of the Challenge Period and subject in all respects to any agreement or applicable law that may limit or affect such entity’s right or ability to do so) has timely filed an adversary proceeding or contested matter (subject to the limitations contained herein, including, inter alia, in this paragraph) by no later than (i) the earlier of (w) an order confirming a chapter 11 plan, (x) 60 calendar days after the appointment of the Creditors’ Committee, (y) if the Chapter 11 Cases are converted to chapter 7 and a chapter 7 or chapter 11 trustee is appointed or elected prior to the expiration of the Challenge Period, then the Challenge Period for any such estate representative or trustee shall be extended (solely as to such estate representative or trustee) to the date that is the later of (1) 75 calendar days after entry of this Interim Order or (2) the date that is 30 calendar days after its appointment, and (z) 75 calendar days after entry of this Interim Order; (ii) any such later date agreed to in writing by the applicable DIP Agent (acting at the direction of the applicable required parties under the applicable DIP Documents) and applicable Prepetition Agent (acting

74 with the direction of the applicable required parties under the applicable Prepetition Loan Documents); and (iii) any such later date as has been ordered by the Court for cause upon a motion filed and served within any applicable period (the time period established by the foregoing clauses (i)-(iii), the “Challenge Period”), (A) objecting to or challenging the amount, validity, perfection, enforceability, priority or extent of the Prepetition Secured Debt or the Prepetition Liens, or (B) otherwise asserting or prosecuting any action for preferences, fraudulent transfers or conveyances, other avoidance power claims or any other claims, counterclaims or causes of action, objections, contests or defenses (collectively, the “Challenges”) against the Prepetition Secured Parties or their respective subsidiaries, affiliates, officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals and the respective successors and assigns thereof, in each case in their respective capacity as such (each, a “Representative” and, collectively, the “Representatives”) in connection with matters related to the Prepetition Loan Documents, the Prepetition Secured Debt, the Prepetition Liens and the Prepetition Collateral; and (b) there is a final non-appealable order in favor of the plaintiff sustaining any such Challenge in any such timely filed adversary proceeding or contested matter; provided, however, that any pleadings filed in connection with any Challenge shall set forth with specificity the basis for such challenge or claim and any challenges or claims not so specified prior to the expiration of the Challenge Period shall be deemed forever, waived, released and barred, including any amended or additional claims that may or could have been asserted thereafter through an amended complaint under Fed. R. Civ. P. 15 or otherwise. If no such Challenge is timely and properly filed during the Challenge Period or the Court does not rule in favor of the plaintiff in any such proceeding then: (1) the Debtors’ stipulations, admissions, agreements and releases contained in this Interim Order shall be binding on all parties in interest;

75 (2) the obligations of the Debtor DIP Loan Parties under the Prepetition Loan Documents, including the Prepetition Secured Debt, shall constitute allowed claims not subject to defense, claim, counterclaim, recharacterization, subordination, recoupment, offset or avoidance, for all purposes in the Chapter 11 Cases, and any subsequent chapter 7 case(s); (3) the Prepetition Liens on the Prepetition Collateral shall be deemed to have been, as of the Petition Date, legal, valid, binding, perfected, security interests and liens, not subject to recharacterization, subordination, avoidance or other defense; and (4) the Prepetition Secured Debt and the Prepetition Liens on the Prepetition Collateral shall not be subject to any other or further claim or challenge by any statutory or non-statutory committees appointed or formed in the Chapter 11 Cases or any other party in interest acting or seeking to act on behalf of the Debtor DIP Loan Parties’ estates, including, without limitation, any successor thereto (including, without limitation, any chapter 7 trustee or chapter 11 trustee or examiner appointed or elected for any of the Debtors) and any defenses, claims, causes of action, counterclaims and offsets by any statutory or non-statutory committees appointed or formed in the Chapter 11 Cases or any other party acting or seeking to act on behalf of the Debtors’ estates, including, without limitation, any successor thereto (including, without limitation, any chapter 7 trustee or chapter 11 trustee or examiner appointed or elected for any of the Debtors), whether arising under the Bankruptcy Code or otherwise, against any of the Prepetition Secured Parties and their Representatives arising out of or relating to any of the Prepetition Loan Documents, the Prepetition Secured Debt, the Prepetition Liens and the Prepetition Collateral shall be deemed forever waived, released and barred. If any such Challenge is timely filed during the Challenge Period, the stipulations, admissions, agreements and releases contained in this Interim Order shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) on any statutory or non-statutory committee appointed or

76 formed in the Chapter 11 Cases and on any other person or entity, except to the extent that such stipulations, admissions, agreements and releases were expressly and successfully challenged in such Challenge as set forth in a final, non-appealable order of a court of competent jurisdiction. Nothing in this Interim Order vests or confers on any Person (as defined in the Bankruptcy Code), including any statutory or non-statutory committees appointed or formed in these Chapter 11 Cases, standing or authority to pursue any claim or cause of action belonging to the Debtors or their estates, including, without limitation, Challenges with respect to the Prepetition Loan Documents, the Prepetition Secured Debt or the Prepetition Liens, and any ruling on standing, if appealed, shall not stay or otherwise delay the Chapter 11 Cases or confirmation of any plan of reorganization. 22. Limitation on Use of DIP Financing Proceeds and Collateral. Notwithstanding any other provision of this Interim Order or any other order entered by the Court, no DIP Loans, DIP Collateral, Prepetition Collateral (including Cash Collateral) or any portion of the Carve Out, may be used directly or indirectly, including without limitation through reimbursement of professional fees of any non-Debtor party (a) in connection with the investigation, threatened initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation (i) against any of the DIP Secured Parties, or the Prepetition Secured Parties, or their respective predecessors-in-interest, agents, affiliates, Representatives, attorneys, or advisors, in each case in their respective capacities as such, or any action purporting to do the foregoing in respect of the DIP Obligations, DIP Liens, DIP Superpriority Claims, Prepetition Secured Debt, and/or the Adequate Protection Obligations and Adequate Protection Liens granted to the Prepetition Secured Parties, as applicable, or (ii) challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset with respect to the DIP Obligations, the Prepetition Secured Debt and/or the liens, claims, rights, or security interests securing or

77 supporting the DIP Obligations granted under this Interim Order, the Final Order, the DIP Documents or the Prepetition Loan Documents in respect of the Prepetition Secured Debt, including, in the case of each (i) and (ii), without limitation, for lender liability or pursuant to section 105, 510, 544, 547, 548, 549, 550 or 552 of the Bankruptcy Code, applicable non- bankruptcy law or otherwise; provided that, notwithstanding anything to the contrary herein, the proceeds of the DIP Loans and/or DIP Collateral (including Cash Collateral) may be used by any Creditors’ Committee to investigate (but not to prosecute or initiate the prosecution of, including the preparation of any complaint or motion on account of) (A) the claims and liens of the Prepetition Secured Parties and (B) potential claims, counterclaims, causes of action or defenses against the Prepetition Secured Parties (together, the “Investigation”), up to an aggregate cap of no more than $100,000 (the “Investigation Budget”), (b) to prevent, hinder, or otherwise delay or interfere with the Prepetition Agents’, the Prepetition Secured Parties’, the DIP Agents’, or the DIP Secured Parties’, as applicable, enforcement or realization on the Prepetition Secured Debt, Prepetition Collateral, DIP Obligations, DIP Collateral, and the liens, claims and rights granted to such parties under the Interim Order or Final Order, as applicable, each in accordance with the DIP Documents, the Prepetition Loan Documents or this Interim Order; (c) to seek to modify any of the rights and remedies granted to the Prepetition Agents, the Prepetition Secured Parties, the DIP Agents, or the DIP Secured Parties under this Interim Order, the Prepetition Loan Documents or the DIP Documents, as applicable; (d) to apply to the Court for authority to approve superpriority claims or grant liens (other than the liens permitted pursuant to the DIP Documents) or security interests in the DIP Collateral or any portion thereof that are senior to, or on parity with, the DIP Liens, DIP Superpriority Claims, Adequate Protection Liens and 507(b) Claims granted to the Prepetition Term Loan Secured Parties and the Prepetition Secured Notes Parties; or (e) to

78 pay or to seek to pay any amount on account of any claims arising prior to the Petition Date unless such payments are approved or authorized by the Court, agreed to in writing by the Required Term/ABL DIP Lenders,9 expressly permitted under this Interim Order or permitted under the DIP Documents (including the Approved Budget), in each case unless all DIP Obligations, Prepetition Secured Debt, Adequate Protection Obligations, and claims granted to the DIP Agents, DIP Secured Parties, Prepetition Agents and Prepetition Secured Parties under this Interim Order, have been refinanced or paid in full in cash (including the cash collateralization of any letters of credit) or otherwise agreed to in writing by the Required Term/ABL DIP Lenders. For the avoidance of doubt, this paragraph 22 shall not limit the Debtors’ right to use DIP Collateral to contest whether an Event of Default has occurred hereunder pursuant to and consistent with paragraph [10(d)] of this Interim Order. 23. Indemnification. The Prepetition Secured Parties and the DIP Secured Parties have acted in good faith and without negligence, misconduct, or violation of public policy or law, in respect of all actions taken by them in connection with or related in any way to negotiating, implementing, documenting, or obtaining requisite approvals of the DIP Facilities and the use of Cash Collateral, including in respect of the granting of the DIP Liens and the Adequate Protection Liens, any challenges or objections to the DIP Facilities or the use of Cash Collateral, the DIP Documents, and all other documents related to, and all transactions contemplated by, the foregoing. Accordingly, without limitation to any other right to indemnification, the Prepetition Secured Parties and the DIP Secured Parties shall be, and hereby are, indemnified (as applicable) as provided in the Prepetition Loan Documents and the DIP Documents, as applicable. The Debtors 9 “Required Term/ABL DIP Lenders” means, at any time, (i) Term DIP Lenders constituting “Required Lenders” as defined in the Term DIP Credit Agreement and (ii) ABL DIP Lenders constituting “US-Canada Required Lenders” as defined in the ABL DIP Credit Agreement.

79 agree that no exception or defense in contract, law, or equity exists as of the date of this Interim Order to any obligation set forth, as the case may be, in this paragraph or in the DIP Documents, or in the Prepetition Loan Documents, to indemnify and/or hold harmless the DIP Agent, any other DIP Secured Party, or any Prepetition Secured Party, as the case may be, and any such defenses are hereby waived. 24. Interim Order Governs. In the event of any inconsistency between the provisions of this Interim Order and the DIP Documents (including, but not limited to, with respect to the Adequate Protection Obligations) or the Prepetition Loan Documents, the provisions of this Interim Order shall govern. Notwithstanding anything to the contrary in any other order entered by this Court, any payment made pursuant to any authorization contained in any other order entered by this Court shall be consistent with and subject to the requirements set forth in this Interim Order and the DIP Documents, including, without limitation, the Approved Budget. 25. Binding Effect; Successors and Assigns. The DIP Documents and the provisions of this Interim Order, including all findings herein, shall be binding upon all parties in interest in these Chapter 11 Cases, including, without limitation, the DIP Agents, the DIP Secured Parties, the Prepetition Agents, the Prepetition Secured Parties, any statutory or non-statutory committees appointed or formed in these Chapter 11 Cases, the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors, an examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors) and shall inure to the benefit of the DIP Agents, the DIP Secured Parties, the Prepetition Agents, the Prepetition Secured Parties and the Debtors and their respective successors and assigns; provided that the DIP Agents, the DIP Secured Parties, the

80 Prepetition Agents and the Prepetition Secured Parties shall have no obligation to permit the use of the Prepetition Collateral (including Cash Collateral) by, or to extend any financing to, any chapter 7 trustee, chapter 11 trustee or similar responsible person appointed for the estates of the Debtors. 26. Exculpation. Nothing in this Interim Order, the DIP Documents, the Prepetition Loan Documents or any other documents related to the transactions contemplated hereby shall in any way be construed or interpreted to impose or allow the imposition upon any DIP Secured Party or Prepetition Secured Party any liability for any claims arising from the prepetition or postpetition activities of the Debtors in the operation of their businesses, or in connection with their restructuring efforts. The DIP Secured Parties and Prepetition Secured Parties shall not, in any way or manner, be liable or responsible for (i) the safekeeping of the DIP Collateral or Prepetition Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, servicer, bailee, custodian, forwarding agency or other person and (b) all risk of loss, damage or destruction of the DIP Collateral or Prepetition Collateral shall be borne by the Debtors. 27. Limitation of Liability. In determining to make any loan or other extension of credit under the DIP Documents, to permit the use of the DIP Collateral or Prepetition Collateral (including Cash Collateral) or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Documents or Prepetition Loan Documents, none of the DIP Secured Parties or Prepetition Secured Parties shall (a) have any liability to any third party or be deemed to be in “control” of the operations of the Debtors; (b) owe any fiduciary duty to the Debtors, their respective creditors, shareholders or estates; or (c) be deemed to be acting as a “Responsible Person” or “Owner” or “Operator” or “managing agent” with respect to the operation

81 or management of any of the Debtors (as such terms or similar terms are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., as amended, or any other federal or state statute, including the Internal Revenue Code). Furthermore, nothing in this Interim Order shall in any way be construed or interpreted to impose or allow the imposition upon any of the DIP Agents, DIP Secured Parties, Prepetition Agents or Prepetition Secured Parties of any liability for any claims arising from the prepetition or postpetition activities of any of the Debtors and their respective affiliates (as defined in section 101(2) of the Bankruptcy Code). 28. Master Proofs of Claim. The Prepetition Agents and/or any other Prepetition Secured Parties shall not be required to file proofs of claim in the Chapter 11 Cases or any Successor Case in order to assert claims on behalf of themselves or the Prepetition Secured Parties for payment of the Prepetition Secured Debt arising under the Prepetition Loan Documents, as applicable, including, without limitation, any principal, unpaid interest, fees, expenses and other amounts under the Prepetition Loan Documents. The statements of claim in respect of such indebtedness set forth in this Interim Order, together with any evidence accompanying the DIP Motion and presented at the Interim Hearing, are deemed sufficient to and do constitute proofs of claim in respect of such debt and such secured status. However, in order to facilitate the processing of claims, to ease the burden upon the Court and to reduce an unnecessary expense to the Debtors’ estates, each of the Prepetition Agents are authorized, but not directed or required, to file in the Debtors’ lead Chapter 11 Case In re Invacare Corporation, Case No. [], a master proof of claim on behalf of its respective Prepetition Secured Parties on account of any and all of their respective claims arising under the applicable Prepetition Loan Documents and hereunder (each, a “Master Proof of Claim”) against each of the Debtors. Upon the filing of a Master Proof of

82 Claim by a Prepetition Agent, such Prepetition Agent shall be deemed to have filed a proof of claim in the amount set forth opposite its name therein in respect of its claims against each of the Debtors of any type or nature whatsoever with respect to the applicable Prepetition Loan Documents, and the claim of each applicable Prepetition Secured Party (and each of its respective successors and assigns), named in a Master Proof of Claim shall be treated as if it had filed a separate proof of claim in each of these Chapter 11 Cases. The Master Proofs of Claim shall not be required to identify whether any Prepetition Secured Party acquired its claim from another party and the identity of any such party or to be amended to reflect a change in the holders of the claims set forth therein or a reallocation among the holders of the claims asserted therein resulting from the transfer of all or any portion of such claims. The provisions of this paragraph 28 and each Master Proof of Claim are intended solely for the purpose of administrative convenience and shall not affect the right of each Prepetition Secured Party (or its successors in interest) to vote separately on any plan proposed in these Chapter 11 Cases. The Master Proofs of Claim shall not be required to attach any instruments, agreements or other documents evidencing the obligations owing by each of the Debtors to the applicable Prepetition Secured Parties, which instruments, agreements or other documents will be provided upon written request to counsel to the applicable Prepetition Agent. The DIP Agents and the DIP Secured Parties shall similarly not be required to file proofs of claim with respect to their DIP Obligations under the DIP Documents, and the evidence presented with the DIP Motion and the record established at the Interim Hearing are deemed sufficient to, and do, constitute proofs of claim with respect to their obligations, secured status, and priority. 29. Forbearance of the Prepetition Secured Parties. Prior to the occurrence of an Event of Default, except as expressly permitted pursuant to the terms of this Interim Order or the

83 DIP Documents, the Prepetition Secured Parties shall not (i) exercise any rights or remedies with respect to any Prepetition Liens or Prepetition Collateral, (ii) enforce or pursue a default or other breach under any Prepetition Loan Document, or (iii) assert any demand for payment of any kind whatsoever, in each case with respect to any Debtor or Non-Debtor DIP Loan Party on account of any Prepetition Secured Debt; provided that, following the occurrence of any Event of Default or other violation of the terms of this Interim Order, the forbearance set forth in this paragraph 29 shall be of no further force or effect and (x) the Prepetition Term Loan Agent and the Prepetition Notes Agent shall have the rights and obligations of the Term DIP Agent as set forth in paragraph 10 hereof and (y) the Prepetition Revolving Agent shall have the rights and obligations of the ABL DIP Agent as set forth in paragraph 10 hereof. 30. Insurance. To the extent that a Prepetition Agent is listed as loss payee under the Borrower’s or any DIP Guarantors’ insurance policies, the applicable DIP Agent (on behalf of the applicable DIP Lenders) is also deemed to be the loss payee under the insurance policies (in any such case with the same priority of liens and claims thereunder relative to the priority of (x) the Prepetition Liens and Adequate Protection Liens and (y) the DIP Liens, as set forth herein) and shall act in that capacity and distribute any proceeds recovered or received in respect of the insurance policies, to the indefeasible payment in full of the applicable Term DIP Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and termination of the Term DIP Commitments, and to the payment of the applicable Prepetition Secured Debt. 31. Credit Bidding. Subject to the lien priorities set forth herein, (a) the respective DIP Agents shall have the right to credit bid, in accordance with the DIP Documents, up to the full amount of the applicable DIP Obligations in any sale of the DIP Collateral and (b) the respective

84 Prepetition Agents shall have the right, consistent with the provisions of the applicable Prepetition Loan Documents (and providing for the DIP Obligations to be indefeasibly repaid in full in cash and the termination of the DIP Commitments), to credit bid up to the full amount of the applicable Prepetition Secured Debt, in each case as and to the extent provided for in section 363(k) of the Bankruptcy Code, without the need for further Court order authorizing the same and whether any such sale is effectuated through section 363(k), 1123 or 1129(b) of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise, in each case unless the Court for cause orders otherwise; provided that (x) no Term DIP Obligations, Prepetition Term Loan Debt or Prepetition Secured Notes Debt may be credit bid in any disposition of any Prepetition ABL Priority Collateral unless such sale provides for indefeasible payment in full in cash to the ABL DIP Agent and the ABL DIP Lenders of all ABL DIP Obligations and (y) no ABL DIP Obligations may be credit bid in any disposition of any Prepetition Non-ABL Priority Collateral unless such sale provides for indefeasible payment in full in cash to the Term DIP Agents and the Term DIP Lenders of all Term DIP Obligations, to the Prepetition Term Loan Secured Parties of all Prepetition Term Loan Debt and to the Prepetition Secured Notes Parties of all Prepetition Secured Notes. 32. Effectiveness. This Interim Order shall constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052 and shall take effect and be fully enforceable as of the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062, or 9014 of the Bankruptcy Rules or any Local Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim Order.

85 33. Modification of DIP Documents and Approved Budget. The Debtors are hereby authorized, without further order of this Court, to enter into agreements with the DIP Secured Parties (or the Prepetition Secured Parties after the indefeasible payment in full of the Term DIP Obligations and termination of the Term DIP Commitments) providing for any consensual non- material modifications to the Approved Budget or the DIP Documents, or of any other modifications to the DIP Documents necessary to conform the terms of the DIP Documents to this Interim Order, in each case consistent with the amendment provisions of the DIP Documents; provided, however, that notice of any material modification or amendment to the DIP Documents shall be provided to the U.S. Trustee, any statutory committee and any other DIP Agent which shall have five (5) days from the date of such notice within which to object, in writing, to the modification or amendment. If the U.S. Trustee, any statutory committee or any other DIP Agent timely objects to any material modification or amendment to the DIP Documents, the modification or amendment shall only be permitted pursuant to an order of the Court. The foregoing shall be without prejudice to the Debtors’ right to seek approval from the Court of a material modification on an expedited basis. 34. Headings. Section headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Interim Order. 35. Payments Held in Trust. Except as expressly permitted in this Interim Order or the DIP Documents and except with respect to the DIP Loan Parties, in the event that any person or entity receives any payment on account of a security interest in DIP Collateral, receives any DIP Collateral or any proceeds of DIP Collateral or receives any other payment with respect thereto from any other source prior to indefeasible payment in full in cash of all DIP Obligations and termination of all DIP Commitments, such person or entity shall be deemed to have received, and

86 shall hold, any such payment or proceeds of DIP Collateral in trust for the benefit of the DIP Agents and the DIP Secured Parties and shall immediately turn over the proceeds to the DIP Agents, or as otherwise instructed by this Court, for application in accordance with the DIP Documents and this Interim Order, including paragraph [10(b)] hereof. 36. Bankruptcy Rules. The requirements of Bankruptcy Rules 4001, 6003 and 6004, in each case to the extent applicable, are satisfied by the contents of the DIP Motion. 37. No Third-Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect or incidental beneficiary. 38. Necessary Action. The Debtors, the DIP Secured Parties and the Prepetition Secured Parties are authorized to take all actions as are necessary or appropriate to implement the terms of this Interim Order. In addition, the Automatic Stay is modified to permit affiliates of the Debtors who are not debtors in these Chapter 11 Cases to take all actions as are necessary or appropriate to implement the terms of this Interim Order. 39. Retention of Jurisdiction. The Court shall retain jurisdiction to enforce the provisions of this Interim Order, and this retention of jurisdiction shall survive the confirmation and consummation of any chapter 11 plan for any one or more of the Debtors notwithstanding the terms or provisions of any such chapter 11 plan or any order confirming any such chapter 11 plan. 40. Final Hearing. A final hearing to consider the relief requested in the Motion shall be held on [], 2023 at [] [a.m. / p.m.] (prevailing Central Time) and any objections or responses to the Motion shall be filed on or prior to [], 2023 at [] [a.m. / p.m.] (prevailing Central Time) (the “Objection Deadline”).

87 41. Objections. Any party in interest objecting to the relief sought at the Final Hearing shall file and serve (via mail and e-mail) written objections, which objections shall be served upon (a) the U.S. Trustee; (b) entities listed as holding the 30 largest unsecured claims against the Debtors (on a consolidated basis); (c) the Debtors, 1 Invacare Way, Elyria, Ohio 44035 (Attn: Anthony LaPlaca (ALaPlaca@invacare.com); (d) counsel to the Debtors, Kirkland & Ellis LLP, 300 N La Salle Street, Chicago, Illinois 60654 (Attn: Ryan Blaine Bennett (ryan.bennett@kirkland.com) and Yusuf Salloum (yusuf.salloum@kirkland.com); (e) counsel to the ABL DIP Agent and Prepetition Revolving Agent, Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103 (Attn.: Regina Stango Kelbon, Esq. (regina.kelbon@blankrome.com) and Ira Herman, Esq. (ira.herman@blankrome.com); (f) counsel to the Prepetition Term Loan Lenders and holders of the Prepetition Secured Notes, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (Attn.: Damian Schaible, Esq. (damian.schaible@davispolk.com), Jonah A. Peppiatt, Esq. (jonah.peppiatt@davispolk.com), Jarret Erickson, Esq. (jarret.erickson@davispolk.com) and Eric Hwang (eric.hwang@davispolk.com)); (g) the Office of the United States Attorney for the Southern District of Texas; (h) the state attorneys general for states in which the Debtor DIP Loan Parties conduct business; (i) the Internal Revenue Service; (j) the Securities and Exchange Commission; and (k) any other party that has filed a request for notices with this Court pursuant to Bankruptcy Rule 2002, with a copy to the Court’s chamber, in each case to allow actual receipt by the foregoing no later than the Objection Deadline, prevailing Central Time and otherwise in conformity with the Court’s order establishing notice and case management procedures.

88 42. The Debtors shall promptly serve copies of this Interim Order (which shall constitute adequate notice of the Final Hearing) to the parties having been given notice of the Interim Hearing and to any party that has filed a request for notices with this Court. Dated: , 2023 Houston, Texas [] UNITED STATES BANKRUPTCY JUDGE

Exhibit 1 Term DIP Credit Agreement [On file]

Exhibit 2 ABL DIP Credit Agreement [On file]

Exhibit 3 Lien Priorities Priority CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement) Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement) Unencumbered Property of the same type and kind as CF Debt Priority Collateral (as defined in the ABL Intercreditor Agreement) Unencumbered Property of the same type and kind as Revolving Credit Priority Collateral (as defined in the ABL Intercreditor Agreement) DIP Term Loan Proceeds Account 1st Term DIP Liens ABL DIP Liens Term DIP Liens ABL DIP Liens Term DIP Liens 2nd Term Adequate Protection Liens ABL Adequate Protection Liens Term Adequate Protection Liens ABL Adequate Protection Liens Term Adequate Protection Liens 3rd Prepetition Liens of (i) Prepetition Term Loan Secured Parties and (ii) Prepetition Secured Notes Parties Prepetition Revolving Liens ABL DIP Liens Term DIP Liens 4th ABL DIP Liens Term DIP Liens ABL Adequate Protection Liens Term Adequate Protection Liens 5th ABL Adequate Protection Liens Term Adequate Protection Liens 6th Prepetition Revolving Liens Prepetition Liens of (i) Prepetition Term Loan Secured Parties and (ii) Prepetition Secured Notes Parties

EXHIBIT C Backstop Commitment Agreement

Execution Version BACKSTOP COMMITMENT AGREEMENT AMONG INVACARE CORPORATION EACH OF THE COMPANY PARTIES LISTED ON SCHEDULE 1 HERETO AND THE BACKSTOP PARTIES PARTY HERETO DATED AS OF JANUARY 31, 2023

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ............................................................................................................2 Section 1.1 Definitions.................................................................................................2 Section 1.2 Construction............................................................................................15 ARTICLE II BACKSTOP COMMITMENT ................................................................................16 Section 2.1 The Rights Offering ................................................................................16 Section 2.2 The Subscription Commitment; The Backstop Commitment.................16 Section 2.3 Backstop Party Default. ..........................................................................17 Section 2.4 Subscription Escrow Account Funding ..................................................18 Section 2.5 Closing. ...................................................................................................19 Section 2.6 Transfer of Backstop Commitments. ......................................................20 Section 2.7 Designation Rights..................................................................................22 Section 2.8 Notification of Aggregate Number of Exercised Backstop Party Rights22 ARTICLE III BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT22 Section 3.1 Premium Payable by the Company Parties.............................................22 Section 3.2 Payment of Premium...............................................................................22 Section 3.3 Expense Reimbursement.........................................................................23 Section 3.4 Tax Treatment.........................................................................................24 Section 3.5 Integration; Administrative Expense ......................................................24 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE Company Parties AND NEW INTERMEDIATE HOLDING COMPANY .......................................................................25 Section 4.1 Organization and Qualification...............................................................25 Section 4.2 Corporate Power and Authority ..............................................................25 Section 4.3 Execution and Delivery; Enforceability..................................................25 Section 4.4 Authorized and Issued Capital Shares ....................................................26 Section 4.5 Issuance...................................................................................................27 Section 4.6 Federal Reserve Regulations...................................................................27 Section 4.7 No Conflict..............................................................................................27 Section 4.8 Consents and Approvals .........................................................................27 Section 4.9 Arm’s-Length..........................................................................................28

ii Section 4.10 Financial Statements ...............................................................................28 Section 4.11 Company SEC Documents and Disclosure Statements ..........................28 Section 4.12 Absence of Certain Changes...................................................................29 Section 4.13 No Violation; Compliance with Laws ....................................................29 Section 4.14 Legal Proceedings...................................................................................29 Section 4.15 Labor Relations.......................................................................................29 Section 4.16 Intellectual Property................................................................................29 Section 4.17 Title to Real and Personal Property. .......................................................29 Section 4.18 No Undisclosed Relationships ................................................................30 Section 4.19 [Reserved] ...............................................................................................30 Section 4.20 Environmental.........................................................................................30 Section 4.21 Tax Matters .............................................................................................30 Section 4.22 Employee Benefit Plans..........................................................................31 Section 4.23 Internal Control Over Financial Reporting .............................................32 Section 4.24 Disclosure Controls and Procedures .......................................................32 Section 4.25 Material Contracts...................................................................................32 Section 4.27 [Reserved] ...............................................................................................33 Section 4.28 [Reserved] ...............................................................................................33 Section 4.29 No Broker’s Fees ....................................................................................33 Section 4.30 Takeover Statutes....................................................................................33 Section 4.31 Investment Company Act .......................................................................33 Section 4.32 Insurance .................................................................................................33 Section 4.33 No Undisclosed Material Liabilities .......................................................33 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES..34 Section 5.1 Incorporation...........................................................................................34 Section 5.2 Corporate Power and Authority ..............................................................34 Section 5.3 Execution and Delivery...........................................................................34 Section 5.4 No Registration .......................................................................................34 Section 5.5 Purchasing Intent ....................................................................................35 Section 5.6 Sophistication; Evaluation ......................................................................35 Section 5.7 Unsecured Notes Claims.........................................................................35 Section 5.8 Intentionally Omitted. .............................................................................35

iii Section 5.9 No Conflict..............................................................................................35 Section 5.10 Consents and Approvals .........................................................................36 Section 5.11 Legal Proceedings...................................................................................36 Section 5.12 Sufficiency of Funds ...............................................................................36 Section 5.13 No Broker’s Fees ....................................................................................36 ARTICLE VI ADDITIONAL COVENANTS ..............................................................................36 Section 6.1 Approval Orders......................................................................................36 Section 6.2 Definitive Documents .............................................................................36 Section 6.3 Conduct of Business ...............................................................................37 Section 6.4 Access to Information; Cleansing...........................................................37 Section 6.5 Commitments of the Company Parties and Backstop Parties.................37 Section 6.6 Additional Commitments of the Company Parties and the Backstop Parties......................................................................................................39 Section 6.7 Cooperation and Support. .......................................................................40 Section 6.8 Intentionally Omitted ..............................................................................40 Section 6.9 Blue Sky..................................................................................................40 Section 6.10 No Integration; No General Solicitation .................................................40 Section 6.11 DTC Eligibility .......................................................................................41 Section 6.12 Use of Proceeds.......................................................................................41 Section 6.13 Share Legend ..........................................................................................41 Section 6.14 Antitrust Approval. .................................................................................41 Section 6.15 Rights Offering .......................................................................................43 ARTICLE VII ADDITIONAL PROVISIONS REGARDING FIDUCIARY OBLIGATIONS ..44 Section 7.1 Fiduciary Out ..........................................................................................44 Section 7.2 Alternative Transactions .........................................................................44 ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF THE PARTIES ..........................45 Section 8.1 Conditions to the Obligations of the Backstop Parties ...........................45 Section 8.2 Certificate of Incorporation.....................................................................47 Section 8.3 Waiver of Conditions to Obligations of Backstop Parties ......................47 Section 8.4 Conditions to the Obligations of the Company Parties...........................47 ARTICLE IX INDEMNIFICATION AND CONTRIBUTION....................................................48 Section 9.1 Indemnification Obligations ...................................................................48

iv Section 9.2 Indemnification Procedure......................................................................49 Section 9.3 Settlement of Indemnified Claims ..........................................................50 Section 9.4 Contribution ............................................................................................51 Section 9.5 Treatment of Indemnification Payments.................................................51 Section 9.6 No Survival .............................................................................................51 ARTICLE X TERMINATION......................................................................................................52 Section 10.1 Consensual Termination .........................................................................52 Section 10.2 Automatic Termination...........................................................................52 Section 10.3 Termination by the Company Parties .....................................................52 Section 10.4 Termination by the Required Backstop Parties ......................................53 Section 10.5 [Reserved] ...............................................................................................54 Section 10.6 Effect of Termination..............................................................................54 ARTICLE XI GENERAL PROVISIONS .....................................................................................55 Section 11.1 Notices ....................................................................................................55 Section 11.2 Assignment; Third-Party Beneficiaries...................................................57 Section 11.3 Prior Negotiations; Entire Agreement. ...................................................58 Section 11.4 Governing Law; Venue...........................................................................58 Section 11.5 Waiver of Jury Trial................................................................................59 Section 11.6 Counterparts............................................................................................59 Section 11.7 Waivers and Amendments; Rights Cumulative; Consent.......................59 Section 11.8 Headings .................................................................................................60 Section 11.9 Specific Performance ..............................................................................60 Section 11.10 Damages..................................................................................................60 Section 11.11 No Reliance.............................................................................................60 Section 11.12 Settlement Discussions ...........................................................................60 Section 11.13 No Recourse............................................................................................61 Section 11.14 Severability .............................................................................................61 Section 11.15 Enforceability of Agreement...................................................................61 SCHEDULES Schedule 1 Company Parties Schedule 2 Backstop Party Commitment Percentages

v EXHIBITS Exhibit A Form of Joinder Agreement for Related Purchaser Exhibit B-1 Form of Joinder Agreement for Existing Commitment Party Purchaser Exhibit B-2 Form of Amendment for Existing Commitment Party Purchaser Exhibit C Form of Joinder Agreement for New Purchaser

1 BACKSTOP COMMITMENT AGREEMENT1 THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of January 31, 2023, is made by and among (i) Invacare Corporation (including as debtor in possession and as reorganized pursuant to the Plan, as applicable, “Invacare” or the “Company”), and its directly- and indirectly-owned subsidiaries and/or Affiliates listed on Schedule 1 (collectively, the “Company Parties”) on the one hand; and (ii) each of the Backstop Parties listed on Schedule 2 hereto (collectively, the “Backstop Parties” and each, a “Backstop Party”), on the other hand. Each Company Party and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.” RECITALS WHEREAS, on January 31, 2023, (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), initiating their respective cases (collectively, the “Chapter 11 Cases”), which are jointly administered and pending before the Bankruptcy Court. WHEREAS, each of the Parties has entered into the Restructuring Support Agreement, dated as of January 31, 2023, by and among (i) the Company Parties and (ii) the Consenting Stakeholders (each of the foregoing, as defined in the RSA) (such agreement, along with all exhibits thereto, including the Restructuring Term Sheet attached thereto as Exhibit B (the “Restructuring Term Sheet”) as may be amended, restated, supplemented or otherwise modified from time to time, the “RSA”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to a plan of reorganization (as it may be amended, modified or supplemented from time to time as provided in the RSA, the “Plan”) in accordance with the RSA; WHEREAS, in connection with the Chapter 11 Cases, the Debtors have engaged in good faith, arm’s-length negotiations with certain parties in interest regarding the terms of the Plan. WHEREAS, subject to the Bankruptcy Court’s entry of an order confirming the Plan (the “Confirmation Order”), pursuant to the Plan and this Agreement, prior to or on the effective date of the Plan (the “Effective Date”), the Company Parties will conduct a rights offering in accordance with the Rights Offering Procedures and the other terms and conditions set forth in this Agreement whereby it shall (x) offer and sell New Preferred Equity to be issued by New Intermediate Holding Company to Eligible Holders of Unsecured Noteholder Rights and General Unsecured Rights, as applicable, at an aggregate purchase price equal to $60 million ($60,000,000.00) (the “Aggregate Rights Offering Amount”) and (y) offer for purchase to the Backstop Parties the New Money Preferred Equity at the applicable purchase price based on the Aggregate Rights Offering Amount (the “Purchase Price,”) as part of their Backstop Party Rights (the foregoing collectively, the “Rights Offering”). 1 Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

2 WHEREAS, pursuant to the Rights Offering Procedures and the Plan, Eligible Holders who elect to participate in the Rights Offering and subscribe for the New Money Preferred Equity shall also receive their pro rata share of the Exchangeable Preferred Equity to be issued pursuant to the Plan based on the amount of their respective participations in the Rights Offering. WHEREAS, subject to the terms and conditions contained in this Agreement, each Backstop Party has agreed (on a several and not joint basis) to fully exercise all Backstop Party Rights and Subscription Rights issued to it. WHEREAS, subject to the terms and conditions contained in this Agreement, New Intermediate Holding Company has agreed to sell to each Backstop Party, and each Backstop Party has agreed to purchase (on a several and not joint basis), its Backstop Commitment Percentage of the Unsubscribed Shares, if any; and WHEREAS, as consideration for their respective Funding Commitments, the Company Parties have agreed, subject to the terms, conditions and limitations set forth herein, to pay the Backstop Parties the Backstop Commitment Premium (or in the alternative, the Backstop Commitment Termination Premium (if applicable)) and the Expense Reimbursement, and provide the indemnification on the terms set forth herein; NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below: “Ad Hoc Committee of Noteholders” has the meaning set forth in the Plan. “Administrative Claim” has the meaning set forth in the Plan. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided that for purposes of this Agreement, no Backstop Party shall be deemed an Affiliate of the Company Parties or any of their Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

3 “Aggregate Rights Offering Amount” has the meaning set forth in the Recitals. “Agreement” has the meaning set forth in the Preamble. “Allowed” has the meaning set forth in the Plan. “Alternative Restructuring Counterproposal Notice” has the meaning set forth in Section 7.2. “Alternative Restructuring Proposal” means any alternative plan, sale or other transaction other than the Plan and the RSA to which each Backstop Party has not consented in its sole discretion. “Antitrust Approvals” means any notification, authorization, approval, consent, filing, application, nonobjection, expiration or termination of applicable waiting period (including any extension thereof), exemption, determination of lack of jurisdiction, waiver, variance, filing, permission, qualification, registration or notification required or, if agreed between the Company Parties and the Required Backstop Parties (in each case, acting reasonably) advisable, under any Antitrust Laws. “Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any one of them. “Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, each, as amended, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws. “Applicable Consent” has the meaning set forth in Section 4.8. “Available Shares” means, collectively, the Unsubscribed Shares that any Backstop Party fails to purchase in accordance with the terms of this Agreement. “Azurite” means Azurite Management LLC. “Backstop Amount” has the meaning set forth in Section 2.4(a)(v). “Backstop Commitment” has the meaning set forth in Section 2.2(b). “Backstop Commitment Percentage” means, with respect to any Backstop Party, such Backstop Party’s percentage of the Backstop Commitment as set forth opposite such Backstop Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 2 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

4 “Backstop Commitment Premium Share Amount” means, with respect to a Backstop Party, the number of shares of New Common Equity equal to the product of (i) such Backstop Party’s Backstop Commitment Percentage and (ii) the number of shares of New Common Equity issued on account of the Backstop Commitment Premium pursuant to Section 3.2 hereof. “Backstop Commitment Termination Premium” means a nonrefundable aggregate premium in an amount equal to 10% of the dollar value of the Backstop Commitment (or, $6 million ($6,000,000.00)) payable in Cash which shall be payable only upon the occurrence of a Backstop Termination Premium Payment Event. “Backstop Commitment Premium” has the meaning set forth in Section 3.1. “Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into this Agreement and other Rights Offering Documents, including the Debtors’ obligation to pay the Backstop Commitment Premium, which shall be in form and substance acceptable to the Company Parties and the Required Backstop Parties. “Backstop Party” means each member of the Ad Hoc Committee of Noteholders or other Person that holds a Funding Commitment pursuant to this Agreement, including without limitation, any holder of a Funding Commitment that is a Related Purchaser, Existing Commitment Party Purchaser or a New Purchaser that has joined this Agreement pursuant to a joinder entered into pursuant to Section 2.6(b), Section 2.6(c), or Section 2.6(d), respectively. “Backstop Party Default” means a breach of this Agreement arising if any Backstop Party (x) fails to (i) fully exercise all its Backstop Party Rights pursuant to and in accordance with Section 2.2(a) and Section 2.4 of this Agreement and to pay the applicable aggregate Purchase Price for such Subscription Shares or (ii) deliver and pay the applicable aggregate Purchase Price for such Backstop Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Subscription Escrow Funding Date in accordance with Section 2.4, (y) denies or disaffirms such Backstop Party’s obligations pursuant to this Agreement or (z) materially breaches or ceases to be party to the RSA. “Backstop Party Replacement” has the meaning set forth in Section 2.3(a). “Backstop Party Replacement Period” has the meaning set forth in Section 2.3(a). “Backstop Party Rights” means those certain rights of the Backstop Parties to purchase the Subscription Shares at the applicable Purchase Price in accordance with the Rights Offering Procedures, which New Intermediate Holding Company will issue to the Eligible Holders of Unsecured Notes Claims and Eligible Holders of Allowed General Unsecured Claims on account of such claims as set forth in the Plan. “Backstop Termination Premium Payment Event” means the occurrence, either prior to or within three months after termination of this Agreement, of the following events: (i) (x) the Company Parties exercise their termination rights pursuant to Section 7.1 or (y) the Company Parties accept or enter into a definitive agreement with respect to an Alternative Restructuring

5 Proposal pursuant to Section 7.2, (ii) (x) the proceeds of such transaction related to an Alternative Restructuring Proposal or transaction in connection with which the Debtors exercised their termination rights under Section 7.1 (the “Specified Transaction”) provides for recoveries for claims under Classes 1-4 under the Plan (including, for the avoidance of doubt, the Term Loan Claims and the Secured Notes Claims (as defined in the Plan)) that are equal or greater than those otherwise provided for under the Plan and (y) such Specified Transaction does not result in any non-de minimis new or increased risks to the recoveries of any holder of Term Loan Claims or Secured Notes Claims under the Plan, as determined in good faith by the Debtors and the Backstop Parties, and (iii) the Specified Transaction is consummated; provided that the Backstop Termination Premium Payment Event shall not occur if this Agreement has been terminated due to a breach by the Backstop Parties. “Bankruptcy Code” has the meaning set forth in the Recitals. “Bankruptcy Court” has the meaning set forth in the Recitals. “Bankruptcy Rules” has the meaning set forth in the Plan. “Business Day” has the meaning set forth in the Plan. “Bylaws” means the amended and restated bylaws of Reorganized Invacare and New Intermediate Holding Company as of the Closing Date, which shall be consistent with the terms set forth in the RSA and otherwise be in form and substance satisfactory to the Required Backstop Parties. “Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada). “Canadian Pension Plans” means (i) a “registered pension plan,” as that term is defined in subsection 248(1) of the Income Tax Act (Canada), or (ii) a pension plan under other Canadian applicable law, in each case which is or was sponsored, administered or contributed to, or required to be contributed to by, any Company Party or under which any Company Party has any actual or potential liability. “Cash” has the meaning set forth in the Plan. “Certificate of Designation” means the Certificate of Designation of New Intermediate Holding Company or similar document or instrument setting forth the rights, benefits and privileges in respect to the New Preferred Equity. “Certificate of Incorporation” means the amended and restated certificate of incorporation of Reorganized Invacare and New Intermediate Holding Company as of the Closing Date, which shall be consistent with the Plan and RSA and otherwise be in form and substance satisfactory to the Required Backstop Parties. “Chapter 11 Cases” has the meaning set forth in the Recitals.

6 “Claim” has the meaning set forth in the Plan. “Closing” has the meaning set forth in Section 2.5(a). “Closing Date” has the meaning set forth in Section 2.5(a). “Company Disclosure Schedules” means the disclosure schedules delivered by the Company Parties to the Backstop Parties on the date of this Agreement. "Company Party” has the meaning set forth in the Recitals. “Company Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA and in respect of which any Company Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability, including a Multiemployer Plan. “Company SEC Documents” has the meaning set forth in Section 4.11. “Complete Business Day” means on any Business Day, the time from 12:00 a.m. to 11:59 p.m. (inclusive) on such Business Day. “Confirmation Order” has the meaning set forth in the Recitals. “Consenting Unsecured Noteholders” has the meaning set forth in the Plan. “Contract” means any legally binding agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan. “Contracted Related Parties” means any Related Party that is a party to this Agreement or the RSA. “Debtors” has the meaning set forth in the Plan. “Defaulting Backstop Party” means in respect of a Backstop Party Default that is continuing, the applicable defaulting Backstop Party. “Definitive Documents” has the meaning set forth in the Plan. “DIP ABL Credit Agreement” has the meaning set forth in the Plan. “DIP Credit Agreement” means any of the DIP Term Credit Agreement and the DIP ABL Credit Agreement, as applicable. “DIP Facilities” has the meaning set forth in the Plan. “DIP Orders” has the meaning set forth in the Plan.

7 “DIP Term Loan Credit Agreement has the meaning set forth in the Plan. “Disclosure Statement” has the meaning set forth in the Plan. “Disclosure Statement Order” has the meaning set forth in the Plan, which shall also be in form and substance reasonably acceptable to the Required Backstop Parties and the Company Parties. “Effective Date” has the meaning set forth in the Plan. “Entity” has the meaning set forth in the Plan. “Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, Orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Unit, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, transportation, storage, use, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters. “Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise, resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials. “ERISA” has the meaning set forth in the Plan. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company Parties, is treated as a single employer under Section 414(b) or (c) of the IRC, or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC. “Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchangeable Preferred Equity” has the meaning set forth in the Plan. “Existing Commitment Party Purchaser” has the meaning set forth in Section 2.6(c). “Exit Facilities” has the meaning set forth in the Plan. “Exit Facilities Documents” has the meaning set forth in the Plan. “Exit Term Loan Facility” has the meaning set forth in the Plan.

8 “Exit ABL Facility” has the meaning set forth in the Plan. “Expense Reimbursement” has the meaning set forth in Section 3.3. “Fiduciaries” has the meaning set forth in Section 7.1. “Fiduciary Out Notice” has the meaning set forth in Section 7.1. “Filing Party” has the meaning set forth in Section 6.14(a). “Final Order” has the meaning set forth in the Plan. “Final Outside Date” has the meaning set forth in Section 10.4(e). “Funding Amount” has the meaning set forth in Section 2.4(a)(v). “Funding Commitment” has the meaning set forth in Section 2.2(c). “Funding Notice” has the meaning set forth in Section 2.4(a). “GAAP” has the meaning set forth in Section 4.10. “General Unsecured Claim” has the meaning set forth in the Plan. “Governmental Authority” means any transnational, domestic or foreign federal, state, provincial or local, governmental authority, quasi-governmental, regulatory or administrative agency, self-regulatory authority, department, court, commission, board, bureau, agency or official, including any political subdivision thereof. “Governmental Unit” has the meaning set forth in the Plan. “Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, exposure to which or release of which can pose a hazard to human health or the environment or are listed, regulated or defined as hazardous, toxic, pollutants or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and any radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls or radon gas. “Highbridge” has the meaning set forth in the RSA. “Holder” has the meaning set forth in the Plan. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Indemnified Claim” has the meaning set forth in Section 9.2.

9 “Indemnified Person” has the meaning set forth in Section 9.1. “Indemnifying Party” has the meaning set forth in Section 9.1. “Initial Backstop Parties” means each Backstop Party that is a party to this Agreement as of the date of this Agreement. “Initial Backstop Parties Advisors” means (i) Brown Rudnick LLP, Norton Rose, LLP and GLC Advisors & Co., LLC in their capacities as legal and financial advisors, respectively, to the Ad Hoc Committee of Noteholders, certain members of which are Initial Backstop Parties, (ii) any other professionals retained by the Ad Hoc Committee of Noteholders in connection with the Rights Offering or the Chapter 11 Cases or the Debtors and (iii) Latham & Watkins LLP and one local counsel as counsel to Azurite. “Plan” means the Plan that was filed by the Debtors with the Bankruptcy Court (without reference to any modifications, amendments, or supplements to such Plan). “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, domain names, trade secrets, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom. “Intended Tax Treatment” has the meaning set forth in Section 3.4. “IRC” has the meaning set forth in the Plan. “Joint Filing Party” has the meaning set forth in Section 6.14(b). “Kirkland & Ellis” means Kirkland & Ellis LLP. “Knowledge” means the actual knowledge, after reasonable inquiry of their direct reports, of the chief executive officer, chief financial officer, chief operating officer and general counsel of such Person. As used herein, “actual knowledge” means information that is personally known by the listed individual(s). “Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Unit. “Legal Proceedings” has the meaning set forth in Section 4.14. “Legend” has the meaning set forth in Section 6.13. “Lien” has the meaning set forth in the Plan. “Losses” has the meaning set forth in Section 9.1. “Management Incentive Plan” has the meaning set forth in the Plan.

10 “Material Adverse Effect” means any Event after January 1, 2022, which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Company Parties, taken as a whole, or New Intermediate Holding Company, or (b) the ability of the Company Parties, taken as a whole, or New Intermediate Holding Company, to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement, the RSA, or the other Definitive Documents, including the Rights Offering, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including acts of war, terrorism or natural disasters) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company Parties operate; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement, the RSA, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Restructuring Transactions; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company Parties (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the filing or pendency of the Chapter 11 Cases; (vi) acts of God, including any natural (including weather-related) or man-made event or disaster, epidemic, pandemic or disease outbreak (including the COVID-19 virus or any strain, mutation or variation thereof); (vii) any action taken at the express written request of the Backstop Parties or taken by the Backstop Parties, including any breach of this Agreement by the Backstop Parties; (viii) any failure by the Company Parties to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); (ix) any objections in the Bankruptcy Court to (A) this Agreement, the other Definitive Documents or the transactions contemplated hereby or thereby or (B) the reorganization of the Company Parties, the Plan or the Disclosure Statement; or (x) any order of the Bankruptcy Court or any actions or omissions of the Debtors required thereby; provided that the exceptions set forth in clauses (i), (ii) and (vi) of this definition shall apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries in which the Company Parties operate, but in each case, solely to the extent of such disproportionate impact. “Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act or required to be discussed on a current report on Form 8-K) to which any Company Party is a party and (b) any Contracts to which any Company Party is a party that is likely to reasonably involve consideration of more than $10 million, in the aggregate, over a 12 month period. “Management Incentive Plan” has the meaning set forth in the Plan. “MIP Award” means an award of New Common Equity pursuant to the Management Incentive Plan.

11 “MNPI” means material nonpublic information. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company Parties are making or accruing an obligation to make contributions, have within any of the preceding six plan years made or accrued an obligation to make contributions, or otherwise have any actual or contingent liability or obligation, including on account of an ERISA Affiliate. “New Common Equity” has the meaning set forth in the Plan. “New Intermediate Holding Company” shall have the meaning set forth in the Plan. “New Organizational Documents” means the amended and restated or new charters, bylaws, operating agreements, shareholder agreements, or other formation or organizational documents for each of Reorganized Invacare, New Intermediate Holding Company, and any of the Company Parties, as applicable, and shall include the Certificate of Designation.2 “New Preferred Equity” has the meaning set forth in the Plan. “New Purchaser” has the meaning set forth in Section 2.6(d). “Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator of applicable jurisdiction. “Outside Date” has the meaning set forth in Section 10.4(e). “Party” has the meaning set forth in the Preamble. “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto. “Permitted Liens” means those Liens permitted under Section 6.02 of the DIP Term Loan Credit Agreement and any Liens granted as security for the Exit Facilities. “Person” means a person as such term is defined in Section 101(41) of the Bankruptcy Code. “Petition Date” means January 31, 2023. “Plan” has the meaning set forth in Recitals. 2 The determination of the type of entity Reorganized Invacare and New Intermediate Holding Company will be shall be made prior to the filing of, and be disclosed in, the Plan Supplement as will the jurisdiction in which New Intermediate Holding Company will be organized.

12 “Plan Equity Value” means the value of the New Common Stock to be issued by Reorganized Invacare pursuant to the Plan, which value shall be determined and disclosed in the Plan Supplement. “Plan Supplement” has the meaning set forth in the Plan. “Pre-Closing Period” has the meaning set forth in Section 6.3. “Purchase Price” has the meaning set forth in the Recitals. “Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company Parties, together with all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof. “Registration Rights Agreement” has the meaning set forth in Section 8.1(e). “Related Fund” means, with respect to a Backstop Party, any Affiliates (including at the institutional level) of such Backstop Party or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Backstop Party, an Affiliate of such Backstop Party or by the same investment manager, advisor or subadvisor as such Backstop Party or an Affiliate of such Backstop Party. “Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such. “Related Purchaser” has the meaning set forth in Section 2.6(b). “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment. “Reorganized Debtor” has the meaning set forth in the Plan. “Reorganized Invacare” has the meaning set forth in the Plan. “Replacement Backstop Parties” has the meaning set forth in Section 2.3(a). “Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Company Plan (other than a Company Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the IRC).

13 “Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives. “Required Backstop Parties” means, as of the date of determination, the Backstop Parties holding a majority of the aggregate amount of Backstop Commitments of all Backstop Parties (excluding any Defaulting Backstop Parties and their corresponding Backstop Commitments). “Required Consenting Unsecured Noteholders” has the meaning set forth in the RSA. “Restructuring Term Sheet” has the meaning set forth in the Recitals. “Restructuring Transactions” has the meaning set forth in the Plan. “Rights Offering” has the meaning set forth in the Plan. “Rights Offering Documents” has the meaning set forth in the Plan, which, in each case, shall also be in form and substance acceptable to the Required Backstop Parties. “Rights Offering Expiration Time” means the time and the date on which the applicable rights offering subscription form must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures, together with the aggregate Purchase Price for the Subscription Shares subscribed for. “Rights Offering Participants” means those Persons who duly subscribe for Subscription Shares in accordance with the Rights Offering Procedures. “Rights Offering Procedures” has the meaning set forth in the Plan, which shall also be in form and substance reasonably acceptable to the Required Backstop Parties. “Rights Offering Record Date” has the meaning set forth in the Rights Offering Procedures. “Rights Offering Subscription Agent” means Epiq Corporate Restructuring LLC or another subscription agent appointed by the Company Parties and reasonably satisfactory to the Required Backstop Parties. “Rights Offering Shares” means, collectively, (x) the Subscription Shares (including all Unsubscribed Shares) issued by New Intermediate Holding Company pursuant to and in accordance with the Rights Offering Procedures (and, in the case of the Unsubscribed Shares, this Agreement). For the avoidance of doubt, the product of (i) the number of Rights Offering Shares multiplied by (ii) the Purchase Price shall equal the Aggregate Rights Offering Amount (or the Adjusted Aggregate Rights Offering Amount, if applicable).

14 “RSA” has the meaning set forth in the Recitals. “Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC and the Department of State), the United Nations Security Council, the European Union, Foreign Affairs, Trade and Development Canada, Public Safety Canada, or Her Majesty’s Treasury of the United Kingdom. “SEC” has the meaning set forth in the Plan. “Securities Act” has the meaning set forth in the Plan. “Significant Terms” means, collectively, (i) the definitions of “Purchase Price”, “Required Backstop Parties” and “Significant Terms” and (ii) the terms of Section 11.7 and Section 10.3(g). “Single Employer Plan” means any Company Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA and in respect of which any Company Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability. “Subscription Amount” has the meaning set forth in Section 2.4(a)(ii). “Subscription Commitment” has the meaning set forth in Section 2.2(a). “Subscription Escrow Account” has the meaning set forth in Section 2.4(a)(vi). “Subscription Escrow Funding Date” has the meaning set forth in Section 2.4(b). “Subscription Shares” means the shares of New Preferred Equity (including all Unsubscribed Shares) issued by New Intermediate Holding Company in connection with the Backstop Party Rights pursuant to and in accordance with the Rights Offering Procedures. “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof. “Subsidiary Interests” has the meaning set forth in Section 4.1. “Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

15 “Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Unit in the nature of a tax, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges of any kind whatsoever paid to a Governmental Unit (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon. “Total Outstanding Shares” means the total number of shares of New Preferred Equity outstanding immediately following the Closing, as provided in the Plan. “Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Funding Commitment, a Backstop Party Right, an Unsecured Notes Claim, New Preferred Equity or New Common Equity or the act of any of the aforementioned actions. “Unsecured Notes Claims” has the meaning set forth in the Plan. “Unsubscribed Shares” means the Subscription Shares that have not been duly and timely subscribed for by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan. “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement. Section 1.2 Construction. In this Agreement, unless the context otherwise requires: (a) references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement; (b) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (pdf), facsimile transmission or comparable means of communication; (c) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa; (d) the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

16 (e) the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented; (f) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words; (g) references to “day” or “days” are to calendar days; (h) references to “the date hereof” means the date of this Agreement; (i) unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and (j) references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided. In the event of an inconsistency between the RSA and this Agreement with respect to consents and approvals, this Agreement shall control; provided that the foregoing shall not limit any additional consent, approval or consultation rights granted in the RSA or the Plan. ARTICLE II BACKSTOP COMMITMENT Section 2.1 The Rights Offering. On and subject to the terms and conditions hereof, including entry of the Backstop Order, the Company Parties shall, and shall cause New Intermediate Holding Company to, conduct the Rights Offering pursuant to, and in accordance with, the Rights Offering Procedures, this Agreement, and the Plan. Section 2.2 The Subscription Commitment; The Backstop Commitment. (a) On and subject to the terms and conditions hereof, each Backstop Party agrees, severally and not jointly, to fully and timely exercise, in accordance with Section 2.4, and to cause its Related Funds to fully and timely exercise, in accordance with Section 2.4, all Backstop Party Rights that are properly issued to it and to duly purchase, and to cause its Related Funds to duly purchase, on the Effective Date for the applicable aggregate Purchase Price all Subscription Shares issuable to it in the Rights Offering in connection with such Backstop Party Rights (the “Subscription Commitment”). (b) On and subject to the terms and conditions hereof, each Backstop Party agrees, severally and not jointly, to purchase, and the Company Parties agree to sell, and to cause New Intermediate Holding Company to sell, to such Backstop Party, on the Effective Date for the applicable aggregate Purchase Price, the number of Unsubscribed Shares equal to (i) such Backstop Party’s Backstop Commitment Percentage multiplied by (ii) the aggregate number of Unsubscribed Shares (rounded among the Backstop Parties solely to avoid fractional shares of New Preferred Equity as the Backstop Parties may determine in their sole discretion) (the

17 “Backstop Commitment”); provided, however, that, notwithstanding anything in the foregoing to the contrary, Azurite shall initially be allocated and have the obligation to purchase the Initial Azurite Allocation of any Unsubscribed Shares and the obligation to purchase any Unsubscribed Shares in excess of the Initial Azurite Allocation shall be allocated to and purchased by all of the Backstop Parties (other than Azurite) based on their respective Backstop Commitment Percentages, subject to the other terms and conditions of this Agreement. As used in the immediately preceding sentence, “Initial Azurite Allocation” shall mean the difference between (x) $3,000,000 and (y) the Purchase Price of all Subscription Shares which Azurite is obligated to purchase pursuant to its Subscription Commitment. For the avoidance of doubt, after Azurite receives the Initial Azurite Allocation, it shall have no further right or obligation to purchase Unsubscribed Shares as a Backstop Party. Section 2.3 Backstop Party Default. (a) Within five (5) Business Days after receipt of written notice from the Company to all Backstop Parties of a Backstop Party Default, which notice shall be given promptly to all Backstop Parties substantially concurrently following the occurrence of such Backstop Party Default (such five (5) Business Day period, which may be extended with the consent of the Required Backstop Parties and the Company Parties, the “Backstop Party Replacement Period”), the Backstop Parties and their respective Related Funds (other than any Defaulting Backstop Party) shall have the right, but not the obligation, to make arrangements for one or more of the Backstop Parties (other than any Defaulting Backstop Party) to purchase all or any portion of the Available Shares (such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Backstop Parties electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached, based upon the applicable Backstop Commitment Percentage of any such Backstop Parties and their respective Related Purchasers (other than any Defaulting Backstop Party) (such Backstop Parties, the “Replacement Backstop Parties”). Any such Available Shares purchased by a Replacement Backstop Party shall be included, among other things, in the determination of (x) the Unsubscribed Shares to be purchased by such Replacement Backstop Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Backstop Party for all purposes hereunder as adjusted to reflect the Unsubscribed Shares to be purchased by such Replacement Backstop Party (the “Adjusted Backstop Commitment Percentage”) and (z) the Backstop Commitment of such Replacement Backstop Party for purposes of the definition of the “Required Backstop Parties.” If a Backstop Party Default occurs, (i) the Outside Date shall be delayed and (ii) each Backstop Party shall support an extension of the milestones, in each case only to the extent necessary to allow for the Backstop Party Replacement to be completed within the Backstop Party Replacement Period. For the avoidance of doubt, pursuant to the Plan, the allocation of Exchangeable Preferred Equity which each Backstop Party shall receive pursuant to the Plan in connection with its purchase of New Money Preferred Equity in the Rights Offering shall be based upon the total amount of New Money Preferred Equity which it purchases pursuant to its Subscription Commitment, Backstop Commitment or its agreement to purchase Available Shares as a Replacement Backstop Party. (b) Notwithstanding anything in this Agreement to the contrary, if a Backstop Party is a Defaulting Backstop Party, (x) it shall not be entitled to any of the Backstop Commitment Premium, Backstop Commitment Termination Premium, or any expense reimbursement

18 applicable solely to such Defaulting Backstop Party (including the Expense Reimbursement) provided, or to be provided, under or in connection with this Agreement, and (y) it and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons shall not be entitled to any indemnification pursuant to Article IX hereof. All distributions of New Common Equity distributable to a Defaulting Backstop Party on account of the Backstop Commitment Premium or payments of cash in respect of the Backstop Commitment Termination Premium, as applicable, (i) shall be re- allocated contractually and turned over as liquidated damages to those non-Defaulting Backstop Parties that have elected to subscribe for their full Adjusted Backstop Commitment Percentage, or (ii) if Available Shares are not purchased by the non-Defaulting Backstop Parties, forfeited and retained by the Company Parties, as applicable. Notwithstanding anything to the contrary herein, No Backstop Commitment Premium or Backstop Commitment Termination Premium shall be payable to any of the Backstop Parties (including, for avoidance of doubt, a Backstop Party who is not a Defaulting Backstop Party) in the event of any Backstop Party Default unless all of the Available Shares are purchased and actually funded by one or more Replacement Backstop Parties in accordance with Section 2.3. (c) Nothing in this Agreement shall be deemed to require a Backstop Party to purchase more than its Subscription Commitment and its Backstop Commitment. (d) For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 10.6, but subject to Section 11.10, no provision of this Agreement shall relieve any Defaulting Backstop Party from any liability hereunder, or limit the availability of the remedies set forth in Section 11.9, in connection with any such Defaulting Backstop Party’s Backstop Party Default under this Article II or otherwise. Section 2.4 Subscription Escrow Account Funding. (a) Promptly, and in any event no later than the seventh (7th) Business Day following the Rights Offering Expiration Time, the Rights Offering Subscription Agent shall deliver to each Backstop Party a written notice (the “Funding Notice”) of: (i) the number of Subscription Shares elected to be purchased by the Rights Offering Participants in the Rights Offering and the aggregate Purchase Price therefor; (ii) the number of Subscription Shares to be issued and sold by New Intermediate Holding Company to such Backstop Party on account of the Subscription Commitment and the aggregate Purchase Price therefor (as it relates to each Backstop Party, such Backstop Party’s “Subscription Amount”); (iii) [Reserved]; (iv) the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price required for the purchase thereof; (v) the number of Unsubscribed Shares (based upon such Backstop Party’s Backstop Commitment Percentage) to be issued and sold by New Intermediate Holding Company to such Backstop Party and the aggregate Purchase Price therefor (as it

19 relates to each Backstop Party, such Commitment Party’s “Backstop Amount” and, together with the Subscription Amount, the “Funding Amount”); and (vi) the account information (including wiring instructions) for the escrow account to which such Backstop Party shall deliver and pay its Funding Amount (the “Subscription Escrow Account”). (b) No later than three (3) Business Days prior to the expected Effective Date (such date, the “Subscription Escrow Funding Date”), each Backstop Party shall deliver and pay its Funding Amount by wire transfer in immediately available funds in U.S. dollars into the Subscription Escrow Account in satisfaction of such Backstop Party’s Funding Commitment. The Subscription Escrow Account shall be established with an escrow agent reasonably satisfactory to the Required Backstop Parties and the Company Parties pursuant to an escrow agreement in form and substance reasonably satisfactory to the Required Backstop Parties and the Company Parties. If this Agreement is terminated in accordance with its terms, the funds held in the Subscription Escrow Account shall be released, and each Backstop Party shall receive from the Subscription Escrow Account the Cash amount actually funded to the Subscription Escrow Account by such Backstop Party, without any interest, promptly following such termination but in any event within seven (7) Business Days following such termination. The Company Parties shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Backstop Party may reasonably request. Section 2.5 Closing. (a) Subject to Article VIII, unless otherwise mutually agreed in writing between the Company Parties and the Required Backstop Parties, the closing of the Rights Offering, including the Backstop Commitments (the “Closing”), shall take place at the offices of Kirkland & Ellis, located at 601 Lexington Avenue, New York, NY 10022 at 9:00 a.m., New York City time, on the Effective Date (provided that all of the conditions set forth in Article VIII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.” (b) At the Closing, the funds held in the Subscription Escrow Account shall be released to New Intermediate Holding Company and utilized as set forth in, and in accordance with, the Plan and the Confirmation Order. (c) At the Closing, the issuance of the Rights Offering Shares will be made by New Intermediate Holding Company and Reorganized Invacare to each Backstop Party (or to its designee in accordance with Section 2.7) against payment of such Backstop Party’s Funding Amount (which shall be funded in advance pursuant to Section 2.4(b)), in satisfaction of such Backstop Party’s Funding Commitment. To the extent requested by the Required Backstop Parties and permitted by The Depository Trust Company, the Company Parties shall use commercially reasonable efforts to cause all New Preferred Equity and New Common Equity on account of the Backstop Commitment Premium to be delivered into the account of a Backstop Party through the

20 facilities of The Depository Trust Company; provided, however, that to the extent The Depository Trust Company does not permit the New Preferred Equity or New Common Equity to be deposited through its facilities, such securities will be delivered in book-entry form in a share registry held by a transfer agent reasonably satisfactory to the Required Backstop Parties and the Company Parties to the account of the Backstop Parties. Notwithstanding anything to the contrary in this Agreement, all New Preferred Equity and New Common Equity on account of the Backstop Commitment Premium will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company Parties. Section 2.6 Transfer of Backstop Commitments. (a) (i) No Backstop Party (or any permitted transferee thereof) may Transfer all or any portion of its Funding Commitments to any Company Party or any of the Company Parties’ Affiliates or to any other Person other than as set forth in this Section 2.6; and (ii) notwithstanding any other provision of this Agreement, the Funding Commitments may not be Transferred later than the earlier of (x) the third (3rd) Business Day following the Rights Offering Expiration Time and (y) the date on which the Company Parties have caused the Rights Offering Subscription Agent to send the Funding Notice. (b) Each Backstop Party may Transfer all or any portion of its Funding Commitment to any Related Fund (each, a “Related Purchaser”), provided that such Backstop Party shall deliver to the Company Parties, counsel to the Initial Backstop Parties, and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit A, executed by such Related Fund, and a joinder to the RSA, substantially in the form attached as Exhibit C thereto, executed by such Related Fund. A Transfer of Funding Commitment made pursuant to this Section 2.6(b) shall relieve such transferring Backstop Party from its obligations under this Agreement with respect to such Transfer. (c) Each Backstop Party may Transfer all or any portion of its Funding Commitment to any other Backstop Party or such other Backstop Party’s Related Fund (each, an “Existing Commitment Party Purchaser”), provided that (A) to the extent such Existing Commitment Party Purchaser is not a Backstop Party hereunder, prior to or concurrently with such Transfer such Backstop Party shall deliver to the Company Parties, counsel to the Initial Backstop Parties, and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit B-1, executed by such Existing Backstop Party Purchaser, and a joinder to the RSA, substantially in the form attached as Exhibit C thereto, executed by such Existing Backstop Party Purchaser, and (B) to the extent such Existing Commitment Party Purchaser is already a Backstop Party hereunder, such Backstop Party shall deliver to the Company Parties, counsel to the Initial Backstop Parties, and the Rights Offering Subscription Agent an amendment to this Agreement, substantially in the form attached hereto as Exhibit B-2, executed by such Backstop Party and such Existing Commitment Party Purchaser. A Transfer of Funding Commitment made pursuant to this Section 2.6(c) shall relieve such transferring Backstop Party from its obligations under this Agreement with respect to such Transfer. (d) Subject to Section 2.6(e), each Backstop Party shall have the right to Transfer all or any portion of its Funding Commitment to any Person that is not an Existing

21 Commitment Party Purchaser or a Related Fund (each of the Persons to whom such a Transfer is made, a “New Purchaser”), provided that (i) such Transfer shall be subject to the reasonable consent of the Required Backstop Parties (such consent shall be deemed to have been given after five (5)Business Days following notification in writing to counsel to the Initial Backstop Parties of a proposed Transfer by such Backstop Party unless (A) any written objection is provided by any of the Backstop Parties to the Backstop Party which desires to effectuate a transfer prior to the expiration of such five (5) Business Day period or (B) any of the Backstop Parties requests customary financial information regarding the creditworthiness of the New Purchaser during such five (5) Business Day period (it being understood that such consent shall not be deemed to have been given until each of the other Backstop Parties receives such customary financial information on the creditworthiness of the New Purchaser as is reasonably satisfactory to the other Backstop Parties); (ii) such Transfer shall be subject to the reasonable prior written consent of the Company Parties (such consent shall be deemed to have been given after five (5) Business Days following written notification of a proposed Transfer by such Backstop Party to the Company Parties, unless (y) any written objection (email being sufficient) is provided by the Company Parties to such Backstop Party prior to the expiration of such five (5) Complete Business Day period or (z) the Company Parties request customary financial information regarding the creditworthiness of the New Purchaser during such five (5) Complete Business Day period (it being understood that such consent shall not be deemed to have been given until the Company Parties receive such customary financial information on the creditworthiness of the New Purchaser as is reasonably satisfactory to the Company Parties); and (iii) prior to and in connection with such Transfer such Backstop Party shall deliver to the Company Parties, counsel to the Initial Backstop Parties, and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit C, executed by such New Purchaser, and a joinder to the RSA, substantially in the form attached as Exhibit C thereto, executed by such New Purchaser; provided that the Company Parties shall be deemed to have consented to such proposed Transfer to the extent such New Purchaser deposits in the Subscription Escrow Account on or before the date of such Transfer a Funding Amount sufficient to satisfy such transferring Backstop Party’s obligations under this Agreement, subject to the satisfaction of subclause (iii) above. Such Transfer shall be subject to the reasonable written consent of Highbridge (as defined in the RSA) (such consent shall be deemed to have been given after five (5) Business Days following written notification of a proposed Transfer by such Backstop Party to Highbridge, unless (y) any written objection is provided by Highbridge to such Backstop Party prior to the expiration of such five (5) Complete Business Day period or (z) Highbridge requests customary financial information regarding the creditworthiness of the New Purchaser during such five (5) Complete Business Day period (it being understood that such consent shall not be deemed to have been given until Highbridge receives such customary financial information on the creditworthiness of the New Purchaser as is reasonably satisfactory to Highbridge). A Transfer of Funding Commitments made pursuant to this Section 2.6(d) shall not relieve such transferring Backstop Party from its obligations under this Agreement with respect to such Transfer unless the Company Parties otherwise agree in writing to release such Backstop Party from its obligations under this Agreement with respect to such Transfer in the Company Parties’ sole discretion. (e) Any Transfer of Funding Commitments made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Backstop Party, and shall not create (or be deemed to create) any obligation or liability of any other Backstop Party or any Company

22 Party to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Backstop Party (or any permitted transferee thereof) to Transfer any of the New Common Equity, New Preferred Equity or any interest therein. Section 2.7 Designation Rights. Each Backstop Party shall have the right to designate by written notice to the Company Parties, counsel to the Initial Backstop Parties and the Rights Offering Subscription Agent no later than five (5) Business Days prior to the Closing Date that some or all of the Rights Offering Shares or the Backstop Commitment Premium that it is obligated to purchase or has the right to receive hereunder be issued in the name of, and delivered to a Related Fund of such Backstop Party upon receipt by Invacare of payment therefor in accordance with the terms hereof (it being understood that payment by either the Related Fund or the Backstop Party shall satisfy the applicable payment obligations of the Backstop Party), which notice of designation shall (a) be addressed to the Rights Offering Subscription Agent and signed by such Backstop Party and each such Related Fund, (b) specify the number of Rights Offering Shares or shares of New Common Equity issuable on account of the Backstop Commitment Premium, as applicable, to be delivered to or issued in the name of such Related Fund and (c) contain a confirmation by each such Related Fund of the accuracy of the representations set forth in Sections 5.4 through 5.6 as applied to such Related Fund; provided that no such designation pursuant to this Section 2.7 shall relieve such Backstop Party from its obligations under this Agreement. Section 2.8 Notification of Aggregate Number of Exercised Backstop Party Rights. Upon request from counsel to the Initial Backstop Parties from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Company Parties shall promptly notify, or cause the Rights Offering Subscription Agent to promptly notify, the Backstop Parties of the aggregate number of Backstop Party Rights known by the Company Parties or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request. ARTICLE III BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT Section 3.1 Premium Payable by the Company Parties. Subject to Section 3.2, as consideration for the Funding Commitment and the other agreements of the Backstop Parties in this Agreement, the Company Parties shall pay or cause to be paid a nonrefundable aggregate premium of $12 million ($12,000,000.00) at Plan Equity Value (the “Backstop Commitment Premium”), payable in New Common Equity, to the Backstop Parties on the Effective Date. The Backstop Commitment Premium shall be payable, in accordance with Section 3.2, to the Backstop Parties (including any Replacement Backstop Party, but excluding any Defaulting Backstop Party) or their designees in proportion to their respective Backstop Commitment Percentages at the time the payment of the Backstop Commitment Premium is made. Under no circumstances shall a reduction in the Aggregate Rights Offering Amount result in a reduction of the Backstop Commitment Premium. Section 3.2 Payment of Premium. The Backstop Commitment Premium shall be fully earned by the Backstop Parties upon execution of this Agreement, and non-avoidable upon entry

23 of the Backstop Order and shall be paid by the Company Parties, free and clear of any withholding or deduction for any applicable Taxes, on the Effective Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Commitment Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased; provided that, notwithstanding anything to the contrary herein, the Backstop Commitment Premium shall not be payable to any of the Backstop Parties (including, for avoidance, a Backstop Party who is not a Defaulting Backstop Party) in the event of any Backstop Party Default unless all of the Available Shares are purchased and actually funded by one or more Replacement Backstop Parties in accordance with Section 2.3. The Company Parties shall satisfy their obligation to pay the Backstop Commitment Premium on the Effective Date by issuing the number of additional shares of New Common Equity (in each case rounded among the Backstop Parties solely to avoid fractional shares of New Common Equity as the Required Backstop Parties may determine in their sole discretion) to each Backstop Party (or its designee pursuant to Section 2.7) equal to such Backstop Party’s Backstop Commitment Premium Share Amount; provided that the Backstop Commitment Termination Premium shall be payable in Cash upon the occurrence of a Backstop Termination Premium Payment Event (to the extent provided in and in accordance with Section 10.6). For the avoidance of doubt, (i) in no event shall both the Backstop Commitment Premium and the Backstop Commitment Termination Premium be payable by the Debtors and (ii) except to the extent that it is a Defaulting Backstop Party, Azurite shall be entitled to receive five percent (5%) of any Backstop Commitment Premium or any Backstop Commitment Termination Premium paid hereunder; provided that, notwithstanding anything to the contrary herein, no Backstop Commitment Premium or Backstop Commitment Termination Premium shall be payable to Azurite (including, for the avoidance of doubt, if Azurite is not a Defaulting Backstop Party) in the event of any Backstop Party Default unless all of the Available Shares are purchased and actually funded by one or more Replacement Backstop Parties in accordance with Section 2.3. Section 3.3 Expense Reimbursement. Whether or not the transactions contemplated hereunder are consummated, the Company Parties agree to pay in accordance with Section 3.3(b), all of the reasonable and documented prepetition and postpetition out of pocket fees and expenses incurred by the Initial Backstop Parties Advisors before, on or after the date hereof until the termination of this Agreement in accordance with its terms that have not otherwise been paid pursuant to the RSA or in connection with the Chapter 11 Cases, including: (A) the reasonable and documented prepetition and postpetition fees and expenses of the Initial Backstop Parties Advisors in connection with the transactions contemplated by this Agreement and the RSA; (B) all filing fees or other costs or fees associated with the matters contemplated by Section 5.10 and Section 6.14 (including, without limitation, all filing fees, if any, required by the HSR Act or any other Antitrust Law) in connection with the transactions contemplated by this Agreement and all reasonable and documented out-of-pocket expenses of the Initial Backstop Parties Advisors related thereto; and (C) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any required regulatory filings in connection with the transactions contemplated by this Agreement (including, without limitation, filings done on Schedule 13D, Schedule 13G, Form 3 or Form 4, in each case, promulgated under the Exchange Act), in each case, that have been paid or are payable by the Initial Backstop Parties Advisors (such payment obligations set forth in clauses (A), (B), and (C) above, collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the Backstop Order, constitute allowed administrative expenses of the Debtors’ estates

24 under Sections 503(b) and 507 of the Bankruptcy Code, which, for the avoidance doubt, shall be pari passu with all other administrative expenses of the Debtors’ estates. Notwithstanding anything to the contrary in this Agreement, the Debtors or Reorganized Debtors, as applicable, shall not accrue additional Expense Reimbursement obligations from and after the closing or termination of this Agreement pursuant to Section 10, other than in connection with enforcement of any provisions of this Agreement that survive termination; provided that the obligation to pay such Expense Reimbursements shall survive closing or such termination until paid; provided further that the obligation to pay such Expenses Reimbursements shall survive termination of this Agreement in the event of the occurrence of a Backstop Termination Premium Payment Event. (a) The Expense Reimbursement as described in Section 3.3(a) above shall be paid in Cash in accordance with the terms herein. The Expense Reimbursement accrued through the date on which the Backstop Order is entered shall be paid within five (5) Business Days of the Debtors’ receipt of invoices therefor (which shall not include time details or otherwise be required to conform to the requirements for fee applications submitted by estate professionals). The Expense Reimbursement accrued thereafter shall be payable by the Debtors promptly when due. Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court with respect to such payment. (b) For the avoidance of doubt, nothing herein shall alter or modify the Company Parties’ obligations under the DIP Orders or the RSA. Section 3.4 Tax Treatment. The parties hereto agree that, for U.S. federal income tax purposes, the Backstop Commitment Premium and the Backstop Commitment Termination Premium shall be treated as a “put premium” paid to the Backstop Parties (the “Intended Tax Treatment”). Each party shall file all tax returns consistent with, and take no position inconsistent with such treatment (whether in audits, tax returns or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the IRC. Section 3.5 Integration; Administrative Expense. The provisions for the payment of the Backstop Commitment Premium, the Backstop Commitment Termination Premium and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement. The Backstop Order and the Plan shall provide that the Backstop Commitment Premium, the Backstop Commitment Termination Premium, the Expense Reimbursement, and any indemnification provided herein shall constitute Allowed Administrative Claims of the Company Parties’ estates under Sections 503(b) and 507 of the Bankruptcy Code. In addition and as a result thereof, the proposed Confirmation Order and the Plan filed by the Company Parties contemplate that any New Common Equity issued as payment of the Backstop Commitment Premium shall be issuable under Section 1145 of the Bankruptcy Code. ARTICLE IV

25 REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES AND NEW INTERMEDIATE HOLDING COMPANY Except as (a) set forth in the corresponding section of the Company Disclosure Schedules, or (b) as disclosed in (i) the Company SEC Documents or otherwise publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system, (ii) the Company Disclosure Schedules or (iii) any Proofs of Claim on the Claims Register, in each case prior to the date hereof, each of the Company Parties, jointly and severally, hereby represent and warrant to the Backstop Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof. Further, Invacare and the Company Parties shall cause New Intermediate Holding Company to satisfy the representations and warranties contained in this Article IV, mutatis mutandis, as of the date of New Intermediate Holding Company’s formation and as of the Closing Date and from and after the date of its formation, New Intermediate Holding Company shall be deemed to be a Company Party for purposes of these representations and warranties regardless of whether it is specifically mentioned therein. Section 4.1 Organization and Qualification. Each Company Party (a) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing (or the equivalent) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (b) has the requisite corporate or other applicable power and authority to own, lease and operate its property and assets and to transact the business in which it is currently engaged and presently proposes to engage in all material respects and (c) is duly qualified and is authorized to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which it owns or leases property or in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing has not had, and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Section 4.2 Corporate Power and Authority. Each Company Party has the requisite corporate power and authority (a) to enter into, execute and deliver this Agreement and any other agreements contemplated herein or in the Plan and (b) subject to entry of the Backstop Order, to perform their obligations hereunder and (c) subject to entry of the Backstop Order and the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver each of the Definitive Documents and to perform its obligations thereunder. Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Definitive Documents and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company Parties, and no other corporate proceedings on the part of the Company Parties are or will be necessary to authorize this Agreement or any of the other Definitive Documents or to consummate the transactions contemplated hereby or thereby. Section 4.3 Execution and Delivery; Enforceability. Subject to entry of the Backstop Order, this Agreement will have been, and subject to entry of both the Backstop Order and the Confirmation Order, each other Definitive Document will be, duly executed and delivered by each

26 of the Company Parties party thereto. Upon entry of the Backstop Order and, as applicable, the Confirmation Order, and assuming due and valid execution and delivery hereof by the Backstop Parties, the Company Parties’ obligations hereunder will constitute the valid and legally binding obligations of the Company Parties enforceable against the Company Parties in accordance with their respective terms. Upon entry of the Confirmation Order and assuming due and valid execution and delivery of this Agreement and the other Definitive Documents by the Backstop Parties, each of the obligations hereunder and thereunder will constitute the valid and legally binding obligations of the Company Parties, enforceable against the Company Parties, in accordance with their respective terms. Section 4.4 Authorized and Issued Capital Shares. On the Closing Date, (i) the total issued capital stock of New Intermediate Holding Company and Reorganized Invacare will be consistent with the terms of the Plan and Disclosure Statement; (ii) no New Common Equity will be held by New Intermediate Holding Company in its treasury; and (iii) no warrants to purchase New Common Equity will be issued and outstanding. (a) As of the Closing Date, the Total Outstanding Shares of New Intermediate Holding Company and Reorganized Invacare will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights (other than any rights set forth in the New Organizational Documents). (b) Except as set forth in this Agreement, the Plan and the New Organizational Documents, and except for a sufficient number of shares of New Common Equity reserved for issuance pursuant to the Plan, the Exit Facilities Documents or the Management Incentive Plan, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in New Intermediate Holding Company or Reorganized Invacare will have been issued, reserved for issuance or outstanding. (c) Except as described in this Agreement and except as set forth in the Plan, the Registration Rights Agreement, if applicable, the New Organizational Documents, or the Exit Facilities Documents, upon the Closing, none of the Company Parties or New Intermediate Holding Company will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates any Company Party or New Intermediate Holding Company to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in any Company Party or New Intermediate Holding Company or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in any Company Party or New Intermediate Holding Company, (ii) obligates any Company Party or New Intermediate Holding Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of any Company Party or New Intermediate Holding Company (other than any restrictions included in the Exit Facilities or any corresponding pledge agreement) or (iv) relates to the voting of any shares of capital stock of any Company Party or New Intermediate Holding Company.

27 Section 4.5 Issuance. Subject to entry of the Backstop Order and the Confirmation Order, (x) the Rights Offering Shares to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof in exchange for the Aggregate Rights Offering Amount therefor (or the Adjusted Aggregate Rights Offering Amount, if applicable), and (y) the New Common Equity to be issued in connection with the Backstop Commitment Premium, will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered and shall be fully paid and nonassessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the New Organizational Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the New Organizational Documents, the Registration Rights Agreement, if applicable, the Plan, the RSA, and other than transfer restrictions pursuant to applicable securities laws). Section 4.6 Federal Reserve Regulations. No part of the proceeds of the purchase of Rights Offering Shares will be used (a) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or (b) for any other purpose, in each case, in violation of or inconsistent with any of the provisions of any regulation of the Board of Governors, including, without limitation, Regulations T, U and X thereto. The terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in the aforementioned Regulation U. Section 4.7 No Conflict. Assuming the consents described in Section 4.8 are obtained, the execution and delivery by the Company Parties of this Agreement, the Plan and the other Definitive Documents, the compliance by the Company Parties with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent contemplated by the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which any Company Party will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of any Company Party will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the New Organizational Documents or any of the organizational documents of any Company Party, or (c) result in any violation of any Law or Order applicable to any Company or any of their properties, except in each of the cases described in this Section 4.7, which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.8 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over any Company Party or New Intermediate Holding Company or any of their respective properties (each, an “Applicable Consent”) is required for the execution and delivery by any Company Party or New Intermediate Holding Company of this Agreement, the Plan and the other Definitive Documents, the compliance by any Company Party or New Intermediate Holding Company with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the Backstop Order authorizing each of Invacare and the other Debtors to execute and deliver this Agreement and perform its obligations hereunder, (b) the entry of the Confirmation Order authorizing Invacare and the other Debtors to perform each of their respective obligations under the Plan, (c) the entry of the Disclosure Statement Order,

28 (d) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Chapter 11 Cases from time to time, (e) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (f) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Shares by the Backstop Parties, the issuance of the Backstop Party Rights, the issuance of the Rights Offering Shares pursuant to the exercise of the Backstop Party Rights, the issuance of New Common Equity and New Preferred Equity, as applicable, in satisfaction of Unsecured Notes Claims and General Unsecured Claims pursuant to the Plan and the issuance of New Common Equity as payment of the Backstop Commitment Premium and (g) any Applicable Consents that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.9 Arm’s-Length. The Company Parties agree that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s-length contractual counterparty with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of any Company Party and (b) no Backstop Party is advising any Company Party as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Section 4.10 Financial Statements. The audited financial statements as of and for the period ended December 31, 2021 (i) were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the consolidated financial position of Invacare and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto Section 4.11 Company SEC Documents and Disclosure Statements. Since January 1, 2022, the Company Parties have filed all required reports, schedules, forms and statements with the SEC (the “Company SEC Documents”). As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. No Company SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.

29 Section 4.12 Absence of Certain Changes. Since January 1, 2022, except for the Chapter 11 Cases and any adversary proceedings or contested motions in connection therewith, no event, development, occurrence or change has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect. Section 4.13 No Violation; Compliance with Laws. (a) Neither Invacare nor New Intermediate Holding Company is in violation of its charter or Bylaws and (b) no other Company Party is in violation of its respective articles of association, charter, bylaws or similar organizational document. To the Company Parties’ Knowledge, none of the Company Parties is in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.14 Legal Proceedings. Except as set forth on the Company Disclosure Schedules, and other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company Parties, threatened in writing to which New Intermediate Holding Company or any Company Party is a party or to which any property of New Intermediate Holding Company or any Company Party is the subject, in each case that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.15 Labor Relations. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Company Parties pending or, to the knowledge of the Company Parties, threatened; and (b) no claims of unfair labor practices, charges or grievances pending against any Company Parties, or to the knowledge of Invacare, threatened against any of them by any Person. Section 4.16 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Company Parties owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, without conflict with the rights of any Person. Invacare or each Company Party do not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by Invacare or any Company Party is pending or, to the knowledge of Invacare, threatened in writing against Invacare or any Company Party, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 4.17 Title to Real and Personal Property. (a) Each Company Party has, and New Intermediate Holding Company will have, good title to, or valid leasehold interests in, all Real Property, and its other personal property related to its business, in each case, (i) free and clear of all Liens except for Permitted Liens, (ii) except for minor defects in title that do not interfere with its ability to conduct its business as

30 currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Each Company Party is in compliance with all obligations under all leases (as may be amended from time to time) to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.18 No Undisclosed Relationships. Other than contracts or other direct or indirect relationships between or among any of the Company Parties, or contracts or relationships that are immaterial in amount or significance, there are no direct or indirect relationships existing as of the date hereof between or among the Company Parties, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Company Parties, on the other hand, that is required by the Exchange Act to be described in the Company Party’s filings with the SEC and that is not so described, filed, or incorporated by reference in such filings, except for the transactions contemplated by this Agreement. Section 4.19 [Reserved]. Section 4.20 Environmental. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Invacare or any Company Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Invacare, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of Invacare, any basis to reasonably expect that Invacare or any Company Party will become subject to any Environmental Liability. Section 4.21 Tax Matters. Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court, each Company Party (i) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (ii) has paid or caused to be paid all Taxes shown to be due and payable on said returns and all other Taxes, fees or other charges imposed on it or on any of its property by any Governmental Unit (other than (A) any returns or amounts that are not yet due or (B) amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the applicable Company Party). (b) Other than in connection with (i) the Chapter 11 Cases, or (ii) Taxes being contested in good faith by appropriate proceedings for which adequate provisions have been made (to the extent required in accordance with GAAP), (A) there is no outstanding audit, assessment or written claim concerning any Tax liability of any Company Party, (B) no Company Party has received any written notices from any taxing authority relating to any outstanding tax issue that

31 could affect any Company Party after the Effective Date; and (C) there are no Liens with respect to Taxes upon any of the assets or properties of any Company Party, other than Permitted Liens. (c) All Taxes that any Company Party was required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable. (d) None of the Company Parties are parties to any Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Effective Date (other than such agreements or arrangements that form part of a larger commercial agreement or arrangement, the primary subject matter of which is not Tax, and agreements or arrangements wholly between the Company Parties and their subsidiaries). (e) No Company Party has been requested in writing, and, to the Knowledge of the Company Parties, there are no claims against any Company Party, to pay any liability for Taxes of any Person (other than the Company Parties or their direct or indirect subsidiaries) that is material to any Company Party, arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor. (f) No Company Party has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the IRC is applicable. Section 4.22 Employee Benefit Plans. (a) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) neither a Reportable Event nor a failure to meet the minimum funding standards under Section 412 of the IRC or Section 302 of ERISA or applicable pension standards legislation has occurred during the five-year period prior to the date on which this representation is made with respect to any Single Employer Plan or Canadian Pension Plan, and each Single Employer Plan and Canadian Pension Plan has complied with the applicable provisions of ERISA, the IRC, or applicable law; (ii) no termination of a Single Employer Plan or Canadian Pension Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan or Canadian Pension Plan has arisen on the assets of any Company Party or any other ERISA Affiliate, during such five-year period; (iii) the present value of all accrued benefits under each Single Employer Plan or Canadian Pension Plan (based on those assumptions used to fund such Single Employer Plans and Canadian Pension Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan or Canadian Pension Plan allocable to such accrued benefits; (iv) no Company Party or any other ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; (v) no Company Party or any other ERISA Affiliate would become subject to any liability under ERISA if such Company Party or such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and (vi) no Multiemployer Plan is

32 insolvent or is in endangered or critical status (within the meaning of Section 432 of the IRC or Section 305 of ERISA). No Canadian Pension Plan is a Canadian Multiemployer Plan. (b) Each Company Party and its Subsidiaries have not incurred, and do not reasonably expect to incur, any liability under ERISA or the IRC with respect to any Single Employer Plan that is subject to Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA and that is maintained or contributed to by an ERISA Affiliate (other than the Company Party and its Subsidiaries) merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such plan that would reasonably be likely to have a Material Adverse Effect. Section 4.23 Internal Control Over Financial Reporting. The Company Parties have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Section 4.24 Disclosure Controls and Procedures. The Company Parties maintain disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company Parties in the reports that they file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management of the Company Parties as appropriate to allow timely decisions regarding required disclosure. Section 4.25 Material Contracts. Other than as a result of a rejection motion filed by any Company Party in the Chapter 11 Cases, all Material Contracts are valid, binding and enforceable by and against each applicable Company Party, and to the Knowledge of each Company Party, each other party thereto (except where the failure to be valid, binding or enforceable would not constitute a Material Adverse Effect), and, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any Company Party (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases, none of the Company Parties nor, to the Knowledge any Company Party, any other party to any Material Contract, is in default or breach under the terms thereof, in each case, except for such instances of default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.26 PATRIOT Act, OFAC and FCPA. (a) Each of the Company Parties is in compliance in all material respects with applicable Sanctions, including without limitation regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act and other applicable anti-terrorism laws and regulations, and the FCPA and other applicable anti-corruption laws and regulations, and have instituted and maintain policies and procedures reasonably designed to ensure compliance with such laws and regulations.

33 (b) To the knowledge of Invacare, none of the Company Parties has, in the three years prior to the date hereof, committed a material violation of Sanctions, Title III of the USA Patriot Act or other applicable anti-terrorism laws and regulations, or the FCPA or other applicable anti-corruption laws and regulations (c) None of the Company Parties, nor to the knowledge of Invacare, any director, officer, employee or agent of any Company Party, in each case, (i) is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, the “Consolidated Canadian Autonomous Sanctions List”, or any other list of targets identified or designated pursuant to any Sanctions, (ii) is located, organized or resident in a country or territory that is the subject of Sanctions, or (iii) is otherwise the Subject or target of Sanctions, or 50% or more in the aggregate owned or controlled by any such Person or Persons. Section 4.27 [Reserved]. Section 4.28 [Reserved]. Section 4.29 No Broker’s Fees. None of the Company Parties is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares. Section 4.30 Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement. Section 4.31 Investment Company Act. None of the Company Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Section 4.32 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all premiums due and payable in respect of insurance policies maintained by each Company Party have been paid, (b) the insurance maintained by or on behalf of each Company Party is adequate and (c) as of the date hereof, to the Knowledge of each of the Company Parties, no Company Party has received notice from any insurer or agent of such insurer with respect to any insurance policies of any Company Party of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms. Section 4.33 No Undisclosed Material Liabilities. Except as set forth on the Disclosure Statement, there are no liabilities or obligations of any Company Party of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (a) liabilities or obligations disclosed and provided for in the audited financial statements; (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet presented in the audited financial statements; (c) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (d) liabilities or obligations that would not be required to be set forth or reserved for on a balance sheet of the

34 Company Parties (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice; it being understood that for purposes of this clause section, any contract, agreement or understanding with any Person providing for a payment (in Cash or otherwise) in excess of $5.0 million in connection with any of the transactions contemplated under the Plan, the RSA or this Agreement (other than any contract, agreement, understanding or other transaction specifically contemplated by this Agreement, the Plan, the RSA, the Management Incentive Plan, any DIP Credit Agreement and any other Definitive Documents) shall not be deemed to have been incurred in the ordinary course of business or deemed to be non-material, and shall otherwise be deemed to be required to be set forth on the Company Parties’ balance sheet for purposes of clause (d) above notwithstanding such clause. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES Each Backstop Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below. Section 5.1 Incorporation. Such Backstop Party is validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization, and this Agreement is a legal, valid, and binding obligation of such Backstop Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting such Backstop Party’s rights generally or by equitable principles relating to enforceability. Section 5.2 Corporate Power and Authority. Such Backstop Party has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement. Section 5.3 Execution and Delivery. This Agreement and each other Definitive Document to which such Backstop Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Backstop Party and (b) upon entry of the Backstop Order and, as applicable, the Confirmation Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Company Parties (as applicable), will constitute a legal, valid, and binding obligation of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Section 5.4 No Registration. Such Backstop Party understands that (a) any Unsubscribed Shares issued to such Backstop Party in satisfaction of the Backstop Party Rights have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) that such shares

35 cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available. Section 5.5 Purchasing Intent. Such Backstop Party is not acquiring the Unsubscribed Shares with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws. Section 5.6 Sophistication; Evaluation. Such Backstop Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Backstop Party understands that the Unsubscribed Shares are being offered and sold to such Backstop Party in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company Parties are relying upon the truth and accuracy of, and such Backstop Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Backstop Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Backstop Party to acquire the Unsubscribed Shares. Such Backstop Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Except for the representations and warranties of the Company Parties expressly set forth in this Agreement, such Backstop Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Company Parties. Section 5.7 Unsecured Notes Claims. (a) As of the date hereof, such Backstop Party and its Affiliates are, collectively, the beneficial owner or record owner of, or the nominee, investment manager, or advisor for beneficial holders of, the aggregate principal amount of Unsecured Notes Claims; (b) As of the date hereof, such Backstop Party or its applicable Affiliates has the full power to vote and consent to matters concerning all of its Unsecured Notes Claims referable to it as contemplated by this Agreement subject to applicable Law; and (c) Other than as permitted under the RSA and this Agreement, such Backstop Party has not entered into any Contract to Transfer, in whole or in part, any portion of its right, title or interest in such Unsecured Notes Claims where such Transfer would prohibit such Backstop Party from complying with the terms of this Agreement or the RSA. Section 5.8 Intentionally Omitted. Section 5.9 No Conflict. The entry into and performance by each Backstop Party of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional documents.

36 Section 5.10 Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over such Backstop Party or any of its properties is required for the execution and delivery by such Backstop Party of this Agreement and each other Definitive Document to which such Backstop Party is a party, the compliance by such Backstop Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Backstop Party of its Backstop Commitment Percentage of the Unsubscribed Shares or its portion of the Rights Offering Shares) contemplated herein and therein, except (a) Antitrust Approvals, if any, including but not limited to any filings required pursuant to the HSR Act, in each case, in connection with the transactions contemplated by this Agreement, and (b) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on such Backstop Party’s performance of its obligations under this Agreement. Section 5.11 Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no Legal Proceedings pending or, to the Knowledge of such Backstop Party, threatened to which the Backstop Party is a party or to which any property of the Backstop Party is the subject, that would reasonably be expected to prevent, materially delay, or materially impair the ability of such Backstop Party to consummate the transactions contemplated hereby. Section 5.12 Sufficiency of Funds. Such Backstop Party has, or will have as of the Closing, sufficient available funds to fulfill its obligations under this Agreement and the other Definitive Documents. For the avoidance of doubt, such Backstop Party acknowledges that its obligations under this Agreement and the other Definitive Documents are not conditioned in any manner upon its obtaining financing. Section 5.13 No Broker’s Fees. Such Backstop Party is not a party to any Contract with any Person (other than the Definitive Documents and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against Invacare or any Company Party for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Shares. ARTICLE VI ADDITIONAL COVENANTS Section 6.1 Approval Orders. The Company Parties shall use their commercially reasonable efforts to, (a) obtain the entry of the Backstop Order and (b) cause the Backstop Order to become a Final Order (and request that such Order be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable but no later than 90 days after the Petition Date, and in a manner consistent with the RSA and this Agreement. Section 6.2 Definitive Documents. Without limitation to the RSA (including the consent rights therein), and except as expressly provided otherwise in this Agreement, (i) the Definitive Documents listed in Section 3.01 of the RSA that are to be acceptable to the Required

37 Consenting Unsecured Noteholders shall also be in form and substance acceptable to the Required Backstop Parties and the Company Parties; and (ii) the Definitive Documents listed in Section 3.01 of the RSA that are to be acceptable to the Required Consenting Unsecured Noteholders shall also be in form and substance reasonably acceptable to the Required Backstop Parties and the Company Parties. Section 6.3 Conduct of Business. Except as set forth in this Agreement or the RSA or with the prior written consent of the Required Backstop Parties (requests for which, including related information, shall be directed to the counsel and financial advisors to the Backstop Parties), during the period from the date of this Agreement to the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), each of the Company Parties (and New Intermediate Holding Company, to the extent applicable) shall carry on its business in the ordinary course, consistent with past practice and the RSA, to: (i) preserve intact its business; (ii) keep available the services of its officers and employees; (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the each of the Company Parties in connection with their business; and (iv) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations (except where the failure to do so would not individually, or in the aggregate, have a Material Adverse Effect). Section 6.4 Access to Information; Cleansing. Subject to applicable Law, upon a minimum of two (2) Business Days’ advance written notice to the Company Parties during the Pre- Closing Period, the Company Parties shall afford the Initial Backstop Parties and their Representatives, (i) reasonable access (without any material disruption to the conduct of the Company Parties’ business) during normal business hours to the Company Parties’ books and records, (ii) reasonable access to the management and advisors of the Company Parties for the purposes of evaluating the Company Parties’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs, and (iii) timely and reasonable responses to all reasonable diligence requests, provided that all rights provided for in this Section 6.4 shall be subject to the terms of any agreements between the Company Parties and third parties that may be affected by the exercise of the foregoing rights. All requests for information and access made in accordance with this Section 6.4 shall be directed to Kirkland & Ellis, as counsel for the Company Parties, or such other Person as may be designated in writing by the Company Parties’ executive officers. To the extent that information provided in connection with this Agreement (including this Section 6.4) constitutes MNPI, the Company Parties and the Required Backstop Parties shall negotiate in good faith and mutually agree to a “cleansing” non- disclosure agreement to address such information. Section 6.5 Commitments of the Company Parties and Backstop Parties. During the Pre-Closing Period, (i) each of the Company Parties, with respect to subsections (a)-(k) of this below Section 6.5, agrees to, and agrees to cause each of its direct and indirect subsidiaries to, and (ii) each of the Backstop Parties, with respect to subsections (a), (d), (e) and (i) of this below Section 6.5, agrees to: (a) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement and the RSA (including the milestones therein);

38 (b) to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment; (c) use commercially reasonable efforts to obtain any and all required governmental, regulatory, and/or third-party approvals for the Restructuring Transactions; (d) negotiate in good faith and use commercially reasonable efforts to take all steps reasonably necessary to (i) consummate the Restructuring Transactions and (ii) execute and implement this Agreement and the other Definitive Documents; (e) not file or seek authority to file any pleading inconsistent with this Agreement, the RSA (including the consent rights set forth therein), or the Restructuring Transactions; (f) timely file a formal objection to any motion, application, or pleading filed with the Bankruptcy Court seeking the entry of an order for relief that: (i) is materially inconsistent with the RSA, this Agreement, or any other Definitive Document; or (ii) would, or would be reasonably expected to, frustrate the purposes of the RSA, this Agreement, or any other Definitive Document, including by preventing the consummation of the Restructuring Transactions; (g) [Reserved]; (h) oppose and object to any motion, application, adversary proceeding, or cause of action filed with the Bankruptcy Court by any party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code); (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iii) dismissing the Chapter 11 Cases; or (iv) modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable; (i) oppose any objections filed with the Bankruptcy Court to this Agreement, the Plan, any other Definitive Document, or the Restructuring Transactions; (j) inform counsel to the Initial Backstop Parties within two (2) Business Days after becoming aware of (i) any matter or circumstance, that they know or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; (ii) a breach of this Agreement (including a breach by any Company Party; or any representation or statement made or deemed to be made by any Company Party under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and (k) upon reasonable request of any Backstop Party, reasonably and promptly inform counsel to such party of: (i) the status and progress of the Restructuring Transactions contemplated by this Agreement, including progress in relation to the negotiations of the Definitive Documents; and (ii) the status of obtaining any necessary authorizations (including any consents)

39 from each Backstop Party, any competent judicial body, governmental authority, banking, taxation, supervisory, regulatory body, or any stock exchange. Section 6.6 Additional Commitments of the Company Parties and the Backstop Parties. Except as permitted or contemplated by the Plan or the RSA, during the Pre-Closing Period, (i) each of the Company Parties and New Intermediate Holding Company, in each case with respect to subsections (a)-(h) of this below Section 6.6, shall not, and shall cause each of its direct and indirect subsidiaries to not, directly or indirectly, and (ii) each of the Backstop Parties, with respect to subsections (a)-(e) of this below Section 6.6, shall not: (a) without the reasonable consent of the Parties, object to, delay, impede, or take any other action or inaction that is reasonably avoidable and would interfere with, delay, or impede the acceptance, implementation, or consummation of this Agreement, the Plan or the Restructuring Transactions; (b) take any action or inaction that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation, and consummation of the Restructuring Transactions, the RSA, or this Agreement; (c) file any motion or pleading, with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement, the RSA (including the consent rights set forth therein), or the Restructuring Transactions; (d) execute or file any Definitive Document with the Bankruptcy Court (including any modifications or amendments thereto) that, in whole or in part, is materially inconsistent with this Agreement, the RSA (including the consent rights set forth therein), or the Restructuring Transactions; (e) take any other action or inaction in contravention of the RSA, this Agreement, or any other Definitive Document, or to the material detriment of the Restructuring Transactions; (f) without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Backstop Parties, transfer any material asset or right of any Company Party or any material asset or right used in the business of the Company Parties to any Entity outside the ordinary course of business; (g) without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Backstop Parties, take any action or inaction that would cause a change to the tax status of any Company Party that would have a Material Adverse Effect; or (h) without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Backstop Parties, engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than the Restructuring Transactions.

40 Section 6.7 Cooperation and Support. (a) Without in any way limiting any other respective obligation of any Company Party or any Backstop Party in this Agreement, each Party shall, consistent with the RSA, take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, the RSA, and the Plan. (b) The Company Parties shall provide draft copies of all material pleadings and documents that any Company Party intends to file with or submit to the Bankruptcy Court or any governmental authority (including any regulatory authority), as applicable, and draft copies of all press releases that any Company Party intends to issue regarding this Agreement, the RSA, or the Restructuring Transactions, to counsel to the Initial Backstop Parties at least three (3) Business Days prior to the date when such Company Party intends to file, submit or issue such document to the extent reasonably practicable (or such shorter period as may be necessary in light of exigent circumstances). (c) Nothing contained in this Section 6.7 shall limit the ability of any Backstop Party to consult with any Company Party or any other party in interest in the Chapter 11 Cases, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the RSA or this Agreement or any applicable confidentiality agreement, and such acts are not for the purpose of delaying, interfering, or impeding, directly or indirectly, the Restructuring Transactions. Section 6.8 Intentionally Omitted Section 6.9 Blue Sky. The Company Parties shall, on or before the Closing Date, take such action as the Company Parties shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares issued hereunder for sale to the Backstop Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Closing Date. The Company Parties shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company Parties shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.9. Section 6.10 No Integration; No General Solicitation. Neither the Company Parties nor any of their affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Unsubscribed Shares, the New Preferred Equity and New Common Equity in a manner that would require registration of any such securities to be issued by New Intermediate Holding Company or Reorganized Invacare on the Effective Date under the Securities Act. No Company Party or any of its affiliates or any other Person acting on its or its behalf will solicit offers for, or offer or sell, any Unsubscribed Shares by means of any form of general solicitation

41 or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Section 6.11 DTC Eligibility. To the extent permitted by The Depository Trust Company, the Company Parties shall use commercially reasonable efforts to promptly make all New Preferred Equity and New Common Equity deliverable to the Backstop Parties eligible for deposit with The Depository Trust Company, except as otherwise requested by the Required Backstop Parties. Section 6.12 Use of Proceeds. Invacare will apply the proceeds from the exercise of the Backstop Party Rights and the sale of the Unsubscribed Shares for the purposes identified in the Plan and the Confirmation Order. Section 6.13 Share Legend. Each certificate or book-entry annotation evidencing all Unsubscribed Shares that are issued in connection with this Agreement shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.” In the event that any such Unsubscribed Shares are uncertificated, such Unsubscribed Shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by New Intermediate Holding Company or its transfer agent and the term “Legend” shall include such restrictive notation. New Intermediate Holding Company or Reorganized Invacare, as applicable, shall cause the removal of the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate records, in the case of uncertified shares) at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144 of the Securities Act without volume or manner of sale restrictions; provided that New Intermediate Holding Company or Reorganized Invacare may reasonably request such opinions, certificates or other evidence that such restrictions or conditions no longer apply as a condition to removing the Legend. For the avoidance of doubt, the (i) Subscription Shares and (ii) New Common Equity issued in satisfaction of the Backstop Commitment Premium shall not include the Legend. Section 6.14 Antitrust Approval. (a) Each Party agrees to use best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the Plan and the other Definitive Documents,

42 including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable (and with respect to any filings required pursuant to the HSR Act, no later than fifteen (15) Business Days following the later of (x) the date hereof or (y) a date reasonably determined by the Required Backstop Parties (not to be later than twenty-five (25) Business Days following the date hereof)) and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority and supplying to any Governmental Authority as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Unit and taking, or causing to be taken, all other actions and doing, or causing to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Company Parties agree to pay all fees of a Governmental Authority incurred by any Part in connection with the filings and other actions contemplated by this Section 6.14. Each Backstop Party, including its Affiliates, and its direct and indirect subsidiaries, agrees to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority or Antitrust Authority may assert under any Antitrust Law with respect to any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority or Antitrust Authority with respect to any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, in each case, so as to enable the Closing to occur as promptly as practicable, including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of any Backstop Party (including its Affiliates, and its direct and indirect subsidiaries), or any equity interest in any joint venture held any by any Backstop Party (including its Affiliates, and its direct and indirect subsidiaries), (y) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of any Backstop Party (including its Affiliates, and its direct and indirect subsidiaries), and (z) otherwise taking or committing to take any action that would limit any Backstop Party’s (including its Affiliates’, and its direct and indirect subsidiaries’) freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of any Backstop Party (including its Affiliates, and its direct and indirect subsidiaries) or any equity interest in any joint venture held by any Backstop Party (including its Affiliates, and its direct and indirect subsidiaries), in each case as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any Antitrust Law or to avoid the commencement of any action to prohibit any transaction contemplated by this Agreement, the Plan or the other Definitive Documents under any Antitrust Law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit any transaction contemplated by this Agreement, the Plan or the other Definitive Documents or delay the Closing.

43 The Company Parties and each Backstop Party subject to an obligation pursuant to the Antitrust Laws, if applicable, to notify any transaction contemplated by this Agreement, the Plan or the other Definitive Documents that has notified the Company Parties in writing of such obligation (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. Where applicable in connection with this Agreement, the Company Parties and each Filing Party shall, to the extent permitted by applicable Law: (A) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (B) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company Parties, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company Parties, as applicable, a reasonable opportunity to attend and participate thereat; (C) furnish each other Filing Party and the Company Parties, as applicable, with copies of all correspondence and communications between such Filing Party or the Company Parties and the Antitrust Authority; (D) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (E) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Backstop Parties and the Company Parties. Any such disclosures, rights to participate or provisions of information by one party to the other parties may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information, and any materials provided pursuant to this Section 6.14 may be redacted (i) to remove references concerning valuation; (ii) to the extent necessary to comply with contractual arrangements; and (iii) to the extent necessary to address reasonable privilege and confidentiality concerns. (b) Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority. (c) The Company Parties and each Filing Party shall use their best efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.14 may be made by the Company Parties or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. Section 6.15 Rights Offering. The Company Parties and New Intermediate Holding Company shall effectuate the Rights Offering in accordance with the Plan and the Rights Offering Procedures in all material respects.

44 ARTICLE VII ADDITIONAL PROVISIONS REGARDING FIDUCIARY OBLIGATIONS Section 7.1 Fiduciary Out. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Company Party or the board of directors, board of managers, or similar governing body of any Company Party (the aforementioned parties collectively as to the Company Parties, “Fiduciaries”), in each case, acting in their capacity as such, to take any action or to refrain from taking any action to the extent such Fiduciary determines, after consulting with counsel, that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law; provided that counsel to the Company Parties shall give notice not later than two (2) Business Days following such determination (with email being sufficient) (a “Fiduciary Out Notice”), to counsel to the Initial Backstop Parties following a determination made in accordance with this Section 7.1 to take or not take action, in each case in a manner that would result in a breach of this Agreement. This Section 7.1 shall not be deemed to amend, supplement or otherwise modify, or constitute a waiver of any Party’s rights to terminate this Agreement pursuant to Article X or Section 7.1 of this Agreement that may arise as a result of any such action or inaction. Section 7.2 Alternative Transactions. From the date of this Agreement until the Closing Date, (i) each Company Party and its respective board of directors (or committees thereof, but not any individual director), officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, each acting in their capacity as such, shall have the right, consistent with their fiduciary duties, to respond to any inbound indications of interest, but will no longer solicit Alternative Restructuring Proposals (or inquiries or indications of interest with respect thereto); and (ii) if any Company Party or the board of directors of any of the Company Parties determines, in the exercise of its fiduciary duties, to accept or pursue an Alternative Restructuring Proposal, the Company Parties shall notify (with email being sufficient) counsel to the Initial Backstop Parties within two (2) Business Days following such determination (an “Alternative Restructuring Proposal Notice”). Upon receipt of such Alternative Restructuring Proposal Notice, the Required Backstop Parties shall have the right to terminate this Agreement; provided that any such notice terminating this Agreement pursuant to Section 7.2 must notify the Company Parties that the Required Backstop Parties do not support the applicable Alternative Restructuring Proposal. The Company Parties’ advisors shall provide the Initial Backstop Parties Advisors and any other party determined by the Company Parties, with (x) regular updates as to the status and progress of any Alternative Restructuring Proposals and (y) reasonable responses to any reasonable information requests related to any Alternative Restructuring Proposals or the Company Parties’ actions taken pursuant to this Section 7.2. Nothing in this Agreement shall (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions, or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

45 ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF THE PARTIES Section 8.1 Conditions to the Obligations of the Backstop Parties. The obligations of each Backstop Party to consummate the transactions contemplated hereby shall be subject to (unless waived by the Required Parties) the satisfaction of the following conditions prior to or at the Closing: (a) Orders. The Bankruptcy Court shall have entered the Backstop Order, Disclosure Statement Order, and Confirmation Order, and in each case, consistent in all material respects with the RSA; each such Order shall be a Final Order; such Order shall be in full force and effect, and not subject to a stay. (b) Plan. Each Company Party shall have complied, in all material respects, with the terms of the Plan that are to be performed by each Company Party on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the Closing) set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan. (c) Rights Offering. The Rights Offering shall have been conducted, in all respects, in accordance with the Backstop Order, the Rights Offering Procedures and this Agreement, and the Rights Offering Expiration Time shall have occurred. (d) Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order. (e) Registration Rights Agreement; New Organizational Documents. (i) If applicable, a registration rights agreement shall have terms that are customary for a transaction of this nature and shall be in form and substance reasonably acceptable to the Required Backstop Parties and the Company Parties (the “Registration Rights Agreement”). The Registration Rights Agreement, if applicable, shall have been executed and delivered by the Company, shall otherwise have become effective with respect to the Backstop Parties and the other parties thereto, and shall be in full force and effect. (ii) The New Organizational Documents, in the form and substance acceptable to the Company Parties and reasonably acceptable to the Required Backstop Parties, shall have been duly approved and adopted and shall be in full force and effect. (f) Expense Reimbursement. The Company Parties shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursement invoiced through the Closing Date pursuant to Section 3.3.

46 (g) Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received. (h) Antitrust Approvals. All waiting periods imposed by any Governmental Authority or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained. (i) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the transactions contemplated by this Agreement. (j) Representations and Warranties. (i) The representations and warranties of the Company Parties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.26, and 4.31 shall be true and correct in all respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date). (ii) The representations and warranties of the Company Parties contained in Section 4.14 shall be true and correct in all material respects on and as of the Closing Date, or will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date). (iii) The representations and warranties of the Company Parties contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers other than with respect to Section 4.12) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date or will be true and correct in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect. (k) Covenants. The Company Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date. (l) Material Adverse Effect. Since January 1, 2022, except for the Chapter 11 Cases and any adversary proceedings or contested motions in connection therewith, and other than as disclosed in (i) the Company SEC Documents or otherwise publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system, or (ii) the Company Disclosures

47 Schedules, there shall not have occurred, and there shall not exist, any event, development, occurrence or change that constitutes, individually or in the aggregate, a Material Adverse Effect. (m) Officer’s Certificate. The Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of Invacare confirming that the conditions set forth in Sections 8.1(j), (k), and (l) have been satisfied. (n) Exit Facilities. The Exit ABL Facilities, Exit Secured Convertible Notes, and Exit Term Loan Facility shall be in effect with the terms set forth in the Restructuring Term Sheet, as in effect on the date hereof. (o) RSA. The RSA shall not have terminated in accordance with the terms thereof. (p) Backstop Commitment Premium. The Company Parties shall have paid (or such amounts shall be paid concurrently with the Closing) to each Backstop Party its Backstop Commitment Premium Share Amount as set forth in Section 3.2. (q) Funding Notice. The Backstop Parties shall have received the Funding Notice in accordance with the terms of this Agreement. (r) DIP Financing. An Event of Default shall not have occurred and be continuing under the DIP Term Loan Credit Agreement on account of which the agent and lenders thereunder shall have terminated the commitments and declared the loans to be immediately due and payable.. Section 8.2 Certificate of Incorporation; Certificate of Designation. Upon the Closing, (i) the rights, preferences and privileges of the New Preferred Equity and the New Common Equity will be as stated in the New Organizational Documents of the applicable issuer in accordance with the Plan and as provided by law. Section 8.3 Waiver of Conditions to Obligations of Backstop Parties. All or any of the conditions set forth in Sections 8.1(b), (c), (e), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (q) may only be waived in whole or in part with respect to all Backstop Parties by a written instrument executed by the Required Backstop Parties in their sole discretion and if so waived, all Backstop Parties shall be bound by such waiver. Any of the conditions not listed in the preceding sentence may only be waived in whole or in part with respect to all Backstop Parties by a written instrument executed by all Backstop Parties. Section 8.4 Conditions to the Obligations of the Company Parties. The obligations of the Company Parties to consummate the transactions contemplated hereby with any Backstop Party is subject to (unless waived by the Company Parties in writing) the satisfaction of each of the following conditions: (a) Orders. The Bankruptcy Court shall have entered the Backstop Order, Disclosure Statement Order, and Confirmation Order, in each case, in form and substance acceptable to the Company Parties and consistent in all material respects with the RSA and the

48 Definitive Documents; each such Order shall be a Final Order; such Order shall be in full force and effect, and not subject to a stay. (b) Effective Date. The Effective Date shall have occurred or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order. (c) Rights Offering. The Rights Offering Expiration Time shall have occurred, and the Company Parties shall have received the Aggregate Rights Offering Amount (or the Adjusted Aggregated Rights Offering Amount, if applicable) in full in Cash pursuant to the Rights Offering. (d) Antitrust Approvals. All waiting periods imposed by any Governmental Authority or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained. (e) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the transactions contemplated by this Agreement. (f) Representations and Warranties. The representations and warranties of the Backstop Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date). (g) Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received. (h) Covenants. The Backstop Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date. (i) Exit Facilities. The Exit Facilities shall be in effect with the terms set forth in the Restructuring Term Sheet, as in effect on the date hereof. (j) RSA. The RSA shall not have terminated in accordance with the terms thereof. ARTICLE IX INDEMNIFICATION AND CONTRIBUTION Section 9.1 Indemnification Obligations. Following the entry of the Backstop Order, but effective as of the date hereof, the Company Parties (the “Indemnifying Parties,” and each,

49 an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan, and the transactions contemplated hereby and thereby, including the Backstop Commitment, the Rights Offering, the Expense Reimbursement, the payment of the Backstop Commitment Premium or the Backstop Commitment Termination Premium or the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company Parties, the Reorganized Company Parties, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Backstop Party or its Related Parties, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person. The Indemnified Persons are express third-party beneficiaries of this Article IX. Section 9.2 Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided, further, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such

50 Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Section 9.3 Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article IX. Notwithstanding anything in this Article IX to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article IX, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (a) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Party of such request for reimbursement and (b) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

51 Section 9.4 Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 9.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company Parties pursuant to the issuance and sale of the Rights Offering Shares in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Backstop Commitment Premium paid or proposed to be paid to the Backstop Parties. Subject to Section 10.6, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim. Section 9.5 Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article IX shall, to the extent permitted by applicable Law, be treated for all Tax purposes as adjustments to the Backstop Commitment Premium or the Backstop Commitment Termination Premium of such Indemnified Person, as the case may be, or, to the extent arising after the Closing Date, the Purchase Price of the Rights Offering Shares subscribed for by such Indemnified Person in the Rights Offering, or the Unsubscribed Shares purchased by such Indemnified Person, as applicable. The provisions of this Article IX are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement. The obligations of the Company Parties under this Article IX shall constitute allowed administrative expenses of the Company Parties’ estates under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Company Parties may comply with the requirements of this Article IX without further Order of the Bankruptcy Court. Section 9.6 No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of each of the Company Parties pursuant to this Article IX and the other obligations set forth in Section 10.6 shall survive the Closing Date until the latest date permitted by applicable Law and, if applicable, be assumed by each of the Reorganized Company Parties.

52 ARTICLE X TERMINATION Section 10.1 Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company Parties and the Required Backstop Parties. Section 10.2 Automatic Termination. Except as otherwise provided in this Article X, this Agreement shall terminate automatically without further action or notice by any Party if any of the following occurs: (a) (i) any of the Chapter 11 Cases shall have been dismissed or converted to a chapter 7 case without the consent of the Required Backstop Parties or (ii) a chapter 11 trustee with plenary powers or an examiner with enlarged powers relating to the operation of the businesses of the Debtors beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases or the Debtors shall file a motion or other request for such relief. Section 10.3 Termination by the Company Parties. This Agreement may be terminated by the Company Parties upon written notice to each Backstop Party upon the occurrence of any of the following Events, subject to the rights of the Company Parties to fully and unconditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event: (a) the termination of the RSA as to the Company Parties in accordance with its terms; (b) the occurrence of any Company Party Termination Event set forth in Section 12.02 of the RSA, (c) the Bankruptcy Court denies entry of the Backstop Order; (d) subject to the right of the Backstop Parties to arrange a Backstop Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Backstop Party pursuant to this Section 10.3(d)), (i) any Backstop Party shall have (x) breached any representation, warranty, covenant or other agreement made by such Backstop Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 8.4(f) or Section 8.4(h) not to be satisfied or (y) materially breached or ceased to be a party to the RSA, (ii) the Company Parties shall have delivered written notice of such breach or inaccuracy to such Backstop Party, and (iii) such breach or inaccuracy is not cured by such Backstop Party by the earlier of the tenth (10th) Business Day after receipt of such notice and the third (3rd) Business Day prior to the Outside Date; provided that this Agreement shall continue in full force and effect with respect to the Company Parties and the non-breaching Backstop Parties;

53 (e) the Company Parties determine in good faith, based upon advice of counsel, that proceeding with the Restructuring Transactions would be inconsistent with the exercise of the fiduciary duties of the board of directors or similar governing body of the Company or applicable law; provided that the Company provides notice of such determination to the Backstop Parties within two (2) Business Days after the date thereof; (f) the Backstop Order or the Confirmation Order is reversed, dismissed or vacated; (g) the Closing Date has not occurred by 11:59 p.m., New York City time on June 2, 2023, unless prior thereto the Effective Date occurs and the Rights Offering has been consummated; provided that the Company Parties shall not have the right to terminate this Agreement pursuant to this Section 10.3(g) if they are then in willful or intentional breach of this Agreement; (h) if the Company Parties shall not receive the Aggregate Rights Offering Amount pursuant to the Rights Offering and this Agreement (subject to the right of the Backstop Parties to arrange a Backstop Party Replacement in accordance with Section 2.3(a)); provided that any termination pursuant to this Section 10.3(h) shall not relieve or otherwise limit the liability of any Defaulting Backstop Party hereto for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith; or (i) any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Definitive Documents; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement. Section 10.4 Termination by the Required Backstop Parties. This Agreement may be terminated by the Required Backstop Parties upon written notice to the Company Parties if, subject to the rights of the Required Backstop Parties to fully and unconditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event: (a) the RSA has been terminated as to the Company Parties in accordance with its terms, except as a result of a breach of the RSA by the parties constituting the Required Backstop Parties; (b) the termination of the RSA as to more than 66.67% of Consenting Unsecured Noteholders that are parties thereto in accordance with its terms; (c) (i) the Bankruptcy Court has not entered or denies entry of the Backstop Order on or prior to one hundred and five (105) days after the Petition Date; or (ii) the Bankruptcy Court has not entered the Confirmation Order on or prior to one hundred and five (105) days after the Petition Date; (d) the Backstop Order or the Confirmation Order is reversed, dismissed, vacated, or is modified or amended in any material respect after entry without the prior written consent of the Required Backstop Parties (and a revised Backstop Order or Confirmation Order

54 reasonably acceptable to the Required Backstop Parties is not entered within five (5) Business Days thereafter); provided, that this termination right may not be exercised by any Party that sought or requested such reversal, dismissal, vacation, modification or amendment; (e) the Closing Date has not occurred by 11:59 p.m., New York City time on June 2, 2023 (as it may be extended pursuant to this Section 10.4(e) or Section 2.3(a), the “Outside Date”), provided that the Outside Date may be waived or extended with the prior written consent of the Required Backstop Parties up to June 30, 2023 (the “Final Outside Date”), and the Final Outside Date may be waived or extended only with the prior written consent of each Backstop Party (excluding any Defaulting Backstop Party); (f) Any Company Party shall have materially breached any representation, warranty, covenant or other agreement made by such Company Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 8.1(j), 8.1(k) or 8.1(l) not to be satisfied, (i) any Backstop Party shall have delivered written notice of such breach or inaccuracy to the Company Parties, and (ii) if such breach or inaccuracy is capable of being cured, such breach or inaccuracy is not cured by Invacare or the other Company Parties by the earlier of (x) the tenth (10th) Business Day after receipt of such notice, and (y) the third (3rd) Business Day prior to the Outside Date; (g) Since January 1, 2022, except for the Chapter 11 Cases and any adversary proceedings or contested motions in connection therewith, and other than as disclosed in (i) the Company SEC Documents or otherwise publicly available on the SEC’s Electronic Data- Gathering, Analysis and Retrieval system, or (ii) the Company Disclosures Schedules, there shall have occurred any event, development, occurrence or change that constitutes, individually or in the aggregate, a Material Adverse Effect; or (h) any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Definitive Documents and that remains in effect for ten (10) Business Days after a delivery of a written notice to the Company Parties by the Backstop Parties; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement. Section 10.5 [Reserved]. Section 10.6 Effect of Termination. (a) Upon termination of this Agreement pursuant to this Article X, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided that (i) subject to Section 2.3(b), the obligations of the Company Parties to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article IX, and, subject to the occurrence of a Termination Premium Payment Event, to pay the Backstop Commitment Termination Premium in Cash pursuant to Section 3.2 shall survive the termination of this Agreement and shall remain in

55 full force and effect, in each case, until such obligations have been satisfied, and (ii) this Section 10.6 and Article XI shall survive the termination of this Agreement in accordance with their terms. (b) Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to (x) Section 7.1 or Section 7.2, (y) Section 10.3(a), Section 10.3(b) Section 10.3(f), Section 10.3(g) (provided that the Required Backstop Parties have not extended or have stated in writing that they are willing to extend the Outside Date beyond such date), or Section 10.3(i), or (z) Section 10.4(a) , Section 10.4(b) Section 10.4(d, Section 10.4(e) Section 10.4(f), Section 10.4(g) or Section 10.4(h), then, as promptly as practicable and in any event no later than two (2) Business Days following such termination, the Company Parties shall pay or cause to be paid to the Backstop Parties that are not (x) Defaulting Backstop Parties or (y) Backstop Parties whose breach of this Agreement caused its termination, (i) solely in the event of the occurrence of a Backstop Termination Premium Payment Event, the Backstop Commitment Termination Premium (pro rata in accordance with their Backstop Commitment Percentages, excluding the Backstop Commitment Percentage of any Defaulting Backstop Party); provided that, notwithstanding the foregoing and anything to the foregoing herein, the Backstop Commitment Premium shall not be payable to any of the Backstop Parties (including, for avoidance, a Backstop Party who is not a Defaulting Backstop Party) in the event of any Backstop Party Default unless all of the Available Shares are purchased and actually funded by one or more Replacement Backstop Parties in accordance with Section 2.3, and (ii) any filing fees or other similar costs, fees or expenses associated with the matters contemplated by Section 6.14, as well as the Expense Reimbursement pursuant to Section 3.3 (in each case, excluding any such fees or other expenses referenced in this clause (ii) of any (A) Defaulting Backstop Party or (B) Backstop Party whose breach of this Agreement caused its termination); provided that any invoices shall not be required to contain individual time detail. Subject to Section 11.10, nothing in this Section 10.6 shall relieve any Party from liability for its breach of this Agreement. (c) The automatic stay applicable under section 362 of the Bankruptcy Code shall not prohibit a Party from taking any action or delivering any notice necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof. ARTICLE XI GENERAL PROVISIONS Section 11.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice): (a) If to Invacare or any Company Party, to: Invacare Corporation One Invacare Way Elyria, Ohio 44035

56 Attention: Anthony LaPlaca, General Counsel and Chief Administrative Officer Email: ALaPlaca@invacare.com with copies to (which shall not constitute notice) to: Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 Attention: Ryan Blaine Bennett, P.C. (ryan.bennett@kirkland.com) and Yusuf Salloum (yusuf.salloum@kirkland.com) and Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Erica D. Clark (erica.clark@kirkland.com) and McDonald Hopkins LLC 600 Superior Avenue, East Suite 2100 Cleveland, Ohio 44114 Attention: Shawn Riley (sriley@mcdonaldhopkins.com) (b) If to the Consenting Term Loan Lender or a Consenting Secured Noteholder, to: Highbridge Capital Management, LLC 277 Park Avenue New York, NY 10172 Attn: Damon Meyer Jonathan Segal Ian Scime Jason Hempel E-mail address: damon.meyer@highbridge.com; jonathan.segal@highbridge.com; ian.scime@highbridge.com; jason.hempel@highbridge.com and Davis Polk & Wardwell LLP 450 Lexington Avenue

57 New York, NY 10017 Attn: Damian S. Schaible Kenneth J. Steinberg Jonah A. Peppiatt E-mail address: damian.schaible@davispolk.com kenneth.steinberg@davispolk.com jonah.peppiatt@davispolk.com (c) If to the Ad Hoc Committee of Noteholders, to: Brown Rudnick LLP Seven Times Square New York, NY 10036 Attn: Robert J. Stark Bennett S. Silverberg E-mail address: RStark@brownrudnick.com BSilverberg@brownrudnick.com (d) If to a Consenting ABL Lender, to: Blank Rome LLP 130 North 18th Street Philadelphia, Pennsylvania 19103 Attn: Michael C. Graziano E-mail address: michael.graziano@blankrome.com (e) If to Azurite, to: Azurite Management LLC 25101 Chagrin Blvd 300 Beachwood Ohio 44122 Attn: Steven H Rosen and Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attention: George A Davis; Adam J. Goldberg E-mail: george.davis@lw.com; adam.goldberg@lw.com Section 11.2 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether

58 by operation of Law or otherwise) without the prior written consent of the Company Parties and the Required Backstop Parties, other than an assignment by a Backstop Party expressly permitted by Section 2.3 or Section 2.6 and any purported assignment in violation of this Section 11.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article IX with respect to the Indemnified Persons, and Section 2.6(d) with respect to Highbridge, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties. Section 11.3 Prior Negotiations; Entire Agreement. (a) This Agreement (including the exhibits, the schedules, and the other documents and instruments referred to herein and in the RSA) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties and the RSA (including the Restructuring Term Sheet) will each continue in full force and effect. (b) Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Backstop Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 11.7. Section 11.4 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (a) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT

59 PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (ii) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (iii) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM (OR, IN EACH CASE, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. Section 11.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE. Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature. Section 11.7 Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument (with email being sufficient) signed by the Company Parties and the Required Backstop Parties; provided that (a) any Backstop Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) increase such Backstop Party’s Purchase Price in respect of its Rights Offering Shares, (ii) modify such Backstop Party’s pro rata share of the Backstop Commitment Percentage, Backstop Commitment Premium, or Backstop Commitment Termination Premium relative to the other Backstop Parties’ (at the time of such amendment) pro rata share of the same, or (i) otherwise disproportionately and materially adversely affects such Backstop Party; and (b) the prior written consent of each Backstop Party shall be required for any amendment that would, directly or indirectly modify a Significant Term. Notwithstanding the foregoing, Schedule 2 shall be revised as necessary without requiring a written instrument signed by the Company Parties and the Required Backstop Parties to reflect conforming changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of Transfers permitted and consummated in compliance with the terms and conditions of this Agreement. The terms and conditions of this Agreement (other than the conditions set forth in Section 8.1 and Section 8.4, the waiver of which shall be governed solely by Article VIII) may be waived (A) by the Company Parties only by a written instrument executed by the Company Parties and (B) by the Required Backstop Parties only by a written instrument executed by the Required

60 Backstop Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity. Section 11.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement. Section 11.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions, including pursuant to an order of the Bankruptcy Court or other court of competent jurisdiction, without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity. Section 11.10 Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement. Section 11.11 No Reliance. No Backstop Party or any of its Related Parties shall have any duties or obligations to the other Backstop Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) no Backstop Party or any of its Related Parties shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company Parties that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity, (d) no Backstop Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company Parties or any of their Affiliates or any of their respective securities, and (e) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment. Section 11.12 Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule

61 of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement). The Parties agree that any valuations of any Company Party’s assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including determining recoveries under the Plan, and that this Agreement does not limit the Parties’ rights regarding valuation in the Chapter 11 Cases. Section 11.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 11.13 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable. Section 11.14 Severability. In the event that any one or more of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law. Section 11.15 Enforceability of Agreement. Each of the Parties waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required. [Signature Pages Follow]

SCHEDULE 1 COMPANY PARTIES 1. Invacare Corporation (Ohio) 2. Adaptive Switch Laboratories, Inc. (Texas) 3. Freedom Designs, Inc. (California)

SCHEDULE 2 BACKSTOP PARTY COMMITMENTS [Backstop Party Commitments on file with the Debtors.]

EXHIBIT A FORM OF JOINDER FOR RELATED PURCHASER Joinder to Backstop Commitment Agreement (this “Joinder”) dated as of [____________], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”). W I T N E S S E T H: WHEREAS, Invacare Corporation (“Invacare” or the “Company”), the Company Parties, certain of their directly- and indirectly-owned subsidiaries and the Backstop Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of January 31, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); WHEREAS, pursuant to Section 2.6(b) of the Agreement, each Backstop Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Related Purchaser, subject to the terms and conditions set forth in the Agreement; and WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”); NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows: 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis. 2. Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement). 3. Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Backstop Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Backstop Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee's Backstop

Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order. 4. Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer. 5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement. 6. Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is a Related Purchaser of the Transferor and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations). 7. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code. 8. Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee's signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee). [Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above. TRANSFEROR: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage: TRANSFEREE: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage:

EXHIBIT B-1 FORM OF JOINDER FOR EXISTING COMMITMENT PARTY PURCHASER Joinder to Backstop Commitment Agreement (this “Joinder”) dated as of [____________], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”). W I T N E S S E T H: WHEREAS, Invacare Corporation (“Invacare” or the “Company”), the Company Parties, certain of their directly- and indirectly-owned subsidiaries and the Backstop Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of January 31, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Backstop Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”); NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows: 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis. 2. Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement). 3. Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Backstop Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Backstop Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee's Backstop

Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order. 4. Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer. 5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement. 6. Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and not prior to the date hereof a Backstop Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations). 7. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code. 8. Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee's signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee). [Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above. TRANSFEROR: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage: TRANSFEREE: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage:

EXHIBIT B-2 FORM OF AMENDMENT FOR EXISTING COMMITMENT PARTY PURCHASER Amendment to Backstop Commitment Agreement (this “Amendment”) dated as of [____________], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”). W I T N E S S E T H: WHEREAS, Invacare Corporation (“Invacare” or the “Company”), the Company Parties, certain of their directly- and indirectly-owned subsidiaries and the Backstop Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of January 31, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Backstop Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”); NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Transferee, and the Company Parties covenant and agree as follows: 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Amendment and are incorporated herein by reference, mutatis mutandis. 2. Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement). 3. Agreement to be Bound. The Transferee hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee's Backstop Commitment Percentage may be decreased after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4. Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement. 5. Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and prior to the date hereof a Backstop Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations). 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code. 7. Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee's signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee). [Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the date first written above. TRANSFEROR: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage: TRANSFEREE: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage:

Acknowledged and Agreed to: INVACARE CORPORATION, and each of the Company Parties listed on Schedule 1 of the Agreement By: _______________________ Name: Title:

EXHIBIT C FORM OF JOINDER FOR NEW PURCHASER Joinder to Backstop Commitment Agreement (this “Joinder”) dated as of [____________], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”). W I T N E S S E T H: WHEREAS, Invacare Corporation (“Invacare” or the “Company”), the Company Parties, certain of their directly- and indirectly-owned subsidiaries and the Backstop Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of January 31, 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); WHEREAS, pursuant to Section 2.6(d) of the Agreement, each Backstop Party shall have the right to Transfer all or any portion of its Backstop Commitment to any New Purchaser, subject to the terms and conditions set forth in the Agreement; WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”); WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Required Backstop Parties; and WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Company Parties; NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows: 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis. 2. Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement). 3. Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Backstop Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Backstop Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the

Transferee pursuant to the Subject Transfer as of the date hereof is set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee's Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order. 4. Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer. 5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Required Backstop Parties; (b) the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Company Parties; and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement. 6. Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Unsecured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations). 7. Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code. 8. Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee). [Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above. TRANSFEROR: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage: TRANSFEREE: [ ] By: __________________________ Name: Title: Address: Email: Facsimile: Backstop Commitment Percentage:

EXHIBIT D Form of DIP ABL Credit Agreement [To come.]

EXHIBIT E Form of DIP Term Loan Credit Agreement [To come.]

EXHIBIT F Provision for Transfer Agreement The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),2 by and among Invacare Corporation and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Stakeholder” and a [“Consenting [__] Lender”] [“Consenting [__] Noteholder”] under the terms of the Agreement. The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein. Date Executed: ______________________________________ Name: Title: Address: E-mail address(es): Aggregate Amounts Beneficially Owned or Managed on Account of: [___] Notes [___] Term Loan Interests 2 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

#88746404v6 Exhibit C Corporate Organization Chart

Alber GmbH (Switzerland) 0.2% 99% 0.05%99.95% Invacare UK Operations Limited (UK) Invacare Holdings, LLC (Ohio) Invacare Holdings Two B.V. (Netherlands) Invacare MeccSan SRL (Italy) Invacare (Portugal) II Lda (Portugal) Carroll Healthcare Inc. (Ontario, Canada) Invacare Canada General Partner Inc. (Canada) Invacare Portugal Lda (Portugal) Invacare SA (Spain) Invacare Canada L.P. (Ontario, Canada) Perpetual Motion Enterprises Limited (Ontario, Canada) Invacare AS (Norway) Invacare Poirier SAS (France) Invacare France Operations SAS (France) Invacare Holding AS (Norway) Invacare International GmbH (Switzerland) Invacare B.V. (Netherlands) Invacare NV (Belgium) Invacare Holding Two AB (Sweden) Invacare Limited (UK) INVACARE CORPORATION (Ohio) Invacare A/S (Denmark) Invacare Germany Holding GmbH (Germany) Carroll Healthcare General Partner, Inc. (Ontario, Canada) Invacare Ireland Ltd. (Ireland) Invacare New Zealand (New Zealand) Alber GmbH (Germany) Invacare Austria GmbH (Austria) Invacare (Deutschland) GmbH (Germany) Invacare Rea AB (Sweden) Invacare AB (Sweden) Invacare Australia Pty. Ltd. (Australia) Invacare Logistics GmbH (Germany) (A) Invacare GmbH (Germany) Invacare Dolomite AB (Sweden) Invamex Holdings LLC (Delaware) Invacare Holdings S.a.r.l. (Luxembourg) Invacare Holdings Two S.a.r.l. (Luxembourg) Invacare Holdings C.V. (Netherlands) 94.8% 5.2% Invatection Insurance Company (Vermont) Invacare Verwaltungs GmbH (Germany) 91% Invacare (UK) Limited (UK) 9% 0.0364%99.9636% 1% 1% 87%13% 99.8% Invamex, S. de R.L. de C.V. (Mexico) 99% Invacare AG (Switzerland) Invacare Credit Corporation (Ohio) Medbloc, Inc. (Delaware) Legend: Checked Entity Corporation Reverse Checked Entity Disregarded Entity Dormant Entity Motion Concepts L.P. (Ontario, Canada) Invacare Asia Ltd. (Hong Kong) Invacare Enterprise Management Services (Suzhou) Co., Ltd. (China) Freedom Designs, Inc. (California) Adaptive Switch Laboratories, Inc. (Texas) 88.73% 11.27% Invacare Thailand (Thailand) 99.994% 0.003%0.003% 20% 80%

Exhibit D Liquidation Analysis

{11055918:4 } LIQUIDATION ANALYSIS Introduction Often referred to as the “Best Interest of Creditors Test” or the “Best Interest Test,”1 section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each Holder of an impaired Claim or Interest must either accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors’ assets were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. In determining whether the Best Interest Test has been met, the dollar amount generated from a hypothetical liquidation of the Debtors’ assets in a chapter 7 proceeding must be determined. This liquidation analysis (“Liquidation Analysis”) was prepared by the Debtors with assistance from their financial advisors and represents the Debtors’ best estimate of the cash proceeds, net of liquidation-related costs that would be available for distribution to the Holders of Claims and Interests if the Debtors’ estates were to be liquidated in cases under chapter 7 of the Bankruptcy Code. To conduct the Liquidation Analysis, the Debtors and their advisors have: estimated the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (the “Trustee”) would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case on December 31, 2021 (the “Liquidation Date”), and the assets of such Debtor’s estate were liquidated; determined the distribution (the “Liquidation Distribution”) that each Holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7 of the Bankruptcy Code; and compared each Holder’s Liquidation Distribution to the estimated distribution under the Plan (“Plan Distribution”) that such Holders would receive if the Plan were confirmed and consummated. As the Liquidation Analysis is a hypothetical analysis based on certain assumptions, certain aspects may vary from the Plan, as discussed in the Disclosure Statement, including asset values. The Liquidation Analysis is based upon estimates and assumptions discussed herein and in the Disclosure Statement. The Liquidation Analysis should be read in conjunction with the Disclosure Statement and the Plan in their entirety. 1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Chapter 11 Plan of Invacare Corporation and Its Debtor Affiliates [D.I. 184] (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”).

{11055918:4 } THE INFORMATION SET FORTH IN THIS LIQUIDATION ANALYSIS IS PRELIMINARY AND IS SUBJECT TO MODIFICATION AND SUPPLEMENTATION BY THE DEBTORS AT ANY TIME UP TO THE CONFIRMATION HEARING. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION UNDER CHAPTER 7, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ESTIMATED HERE. Basis of Presentation The Liquidation Analysis has been prepared assuming the Debtors converted their current chapter 11 cases to cases under chapter 7 of the Bankruptcy Code on or about March 3, 2023 (the “Liquidation Date”). Except as otherwise noted herein, the Liquidation Analysis is based upon the unaudited financial statements of the Debtors as of January 31, 2023 (for the Debtors and the non-Debtor subsidiaries, excluding non-Debtor European subsidiaries) or December 31, 2022 (for the non-Debtor European subsidiaries)2 and those values, in total, are assumed to be representative of the Debtors’ assets and liabilities as of the Liquidation Date. The Debtors’ management team believes that the January 31, 2023, book value of assets and certain liabilities is a proxy for such book values as of the Liquidation Date. It is assumed that on the Liquidation Date, the Bankruptcy Court would appoint a Trustee to oversee the liquidation of the Debtors’ estates. During this time, all of the Debtors' assets would be sold, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors per applicable law. This Liquidation Analysis assumes operations of the Debtors and non-Debtors (the “Liquidating Entities”) will cease on the Liquidation Date, and the related individual assets will be sold in a sale under a six-month liquidation process through August 2023 (the “Liquidation Timeline”) under the direction of the Trustee, utilizing the Debtors’ resources and third-party advisors, to allow for the orderly wind-down of the Debtors’ estates. The Liquidation Analysis also assumes that non- Debtor subsidiaries are liquidated out of court and does not assume that non-Debtor subsidiaries are sold as a going concern. To maximize the value of the Debtors’ estates, the Trustee is assumed to maintain the staff required to support the sale and transition of assets over the foregoing period, including the processing and management of documentation requirements. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would, in fact, be realized. Under section 704 of the Bankruptcy Code, a Trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally in a distressed process) as is compatible with the best interests of parties in interest. Proceeds from certain asset sales are shown net of amounts for expenses associated with the sale, such as broker’s fees, commissions, and other direct costs of sale. The Liquidation Analysis is also based on the assumptions that: (i) the Debtors have continued access to cash collateral during the course of the Liquidation Timeline to fund Wind-Down Expenses and (ii) operations, accounting, treasury, information technology, and other management services needed to wind down the estates continue. The Debtor entities were assessed on a by-entity basis. Certain regional geographies were grouped to reflect the secured lender’s security interests over non-Debtor assets; the Liquidation Analysis is displayed below on a consolidated basis for 2 The December 31, 2022 date was used for the Debtors’ European subsidiaries in order to accommodate a different fiscal year end)

the Debtors for convenience. Asset recoveries accrue first to satisfy creditor claims at the legal entity level. To the extent any remaining value exists, it flows to each individual entity's parent organization or appropriate shareholder.

In preparing the Liquidation Analysis, the Debtors estimated the amount of allowed claims based on the balance sheets of the Debtors, DIP Facilities, and accounted for certain adjustments for additional expenses to be incurred between the balance sheet date and the Liquidation Date. The amount of allowed claims may materially differ from the amount estimated in the Liquidation Analysis. Letter of credit claims is assumed to be asserted at total value. The Liquidation Analysis does not consider any recovery from pending litigation by the Debtors. Further, additional obligations and claims, such as rejected executory contracts and unexpired leases, defaults under agreements with suppliers, and acceleration of severance obligations, may be incurred due to conversion to Chapter 7. The Liquidation Analysis does not include an estimate for such additional potential claims.

DETAILED LIQUIDATION ANALYSIS

The following Liquidation Analysis should be reviewed in conjunction with the associated notes.

Summary of Asset Categories[3]

	Note	Net Book Value (except as Noted)	Hypothetical Recovery		Estimated Liquidation Value	
			Low	High	Low	High
Cash	[1]	$15,794	100.0%	100.0%	$15,794	$15,794
Receivables	[2]	21,331	67.3%	80.0%	14,354	17,062
Inventory	[2]	23,045	28.4%	33.4%	6,541	7,693
Other Assets		18,752	14.7%	14.8%	2,747	2,781
Proceeds from Non-Debtor Entities	[3]	NM	NM	NM	2,423	2,982
Satisfaction of First Lien Claims from Non-Debtor Guarantees	[4]	NM	NM	NM	64,548	72,732
Goodwill and Other Intangibles		2,474	5.3%	6.8%	132	169
Property, Plant & Equipment, net	[5]	52,339	5.1%	6.7%	2,672	3,507
Total Book Assets		$133,734				
Estimated Liquidation Proceeds before Expenses					**$109,211**	**$122,721**
Less: Expenses						
Wind down costs, not reflected in net recoveries above	[6]				($13,556)	($14,232)
Chapter 7 fees & expenses	[7]				(8,795)	(10,011)
Total Expenses					**($22,351)**	**($24,242)**
Net Liquidation Proceeds Available for Claims as of 08/31/2023					**$86,860**	**$98,479**

Notes:

[1] Includes net proceeds received from DIP Term Loan and DIP ABL during the first week of February.

[2] Assumes balances are unchanged between 01/31/2023 and 02/28/2023.

[3] Assumes wind down in an orderly liquidation process completed by August 31, 2023, after liquidation costs and outstanding liabilities are paid, any remaining proceeds are transferred to the Debtor estates.

[4] Assumes wind down of non-Debtor guarantors in an orderly liquidation process completed by August 31, 2023, after liquidation costs, accrued taxes, and employee claims are paid any remaining proceeds are transferred to first lien claims.

[5] Computer software and leased assets make up a significant portion of net book value.

[6] Includes net cash flows between the Chapter 11 Petition Date and the Chapter 7 Conversion Date and certain costs that will need to continue after the Chapter 7 Conversion Date. Although the Debtors believe there may be significant potential sources of recovery related to litigation, no recoveries from litigation are assumed in this analysis due to the highly uncertain nature of these recoveries. Also includes Liquidator fee of 5% of net liquidation proceeds (excl. cash on hand as of Chapter 11 Petition Date), and amounts for restructuring & ordinary course professionals and the US Trustee during the Chapter 11 proceedings.

[7] Trustee fee of 3% of net liquidation proceeds, expenses of 6% of net liquidation proceeds, $500k for 2022 and 2023 tax preparation, and $200k for document storage.

[3] The estimated proceeds from collecting accounts receivable are based on the Debtors' January 31, 2023 asset-based lending collateral base reporting. The estimated proceeds from the sale of inventory and machinery and equipment are based on historical appraisals prepared by Hilco Valuation Services.

{11055918:4 }

Summary of Estimated Claims Recoveries

	Footnote	Estimated Allowable Claims	Estimated Liquidation Value	
			Low	High
Net Estimated Proceeds Available for Distribution			**$86,860**	**$98,479**
Less Other Secured Claims:				
DIP ABL Credit Facility	[1,2]	$17,270	$17,270	$17,270
Total DIP ABL Claims		$17,270	$17,270	$17,270
Hypothetical Recovery to Other Secured Claims			100.0%	100.0%
Net Proceeds Available after DIP ABL Claims			**$69,590**	**$81,209**
Less Other Secured Claims:				
Notes Payable	[3]	$2,000	$2,000	$2,000
Total Other Secured Claims		$2,000	$2,000	$2,000
Hypothetical Recovery to Other Secured Claims			100.0%	100.0%
Net Proceeds Available after Other Secured Claims			**$67,590**	**$79,209**
Less Superpriority Administrative Claims:				
DIP Facility	[1]	$35,000	$35,000	$35,000
Total Superpriority Administrative Claims:		$35,000	$35,000	$35,000
Hypothetical Recovery to Superpriority Administrative Claims			100.0%	100.0%
Net Proceeds Available after Superpriority Administrative Claims			**$32,590**	**$44,209**
Less Secured Claims:				
Term Loan Facility		$73,843	$20,833	$28,260
Convertible Senior Secured Notes	[4]	$41,671	$11,757	$15,948
Total Secured Claims		$115,514	$32,590	$44,209
Hypothetical Recovery to Secured Claims			28.2%	38.3%
Net Proceeds Available after Secured Claims			**$0**	**$0**
Less Administrative & Priority Claims:				
Administrative Costs and Priority Claims	[5]	$10,103	$0	$0
Total Administrative & Priority Claims		$10,103	$0	$0
Hypothetical Recovery to Administrative & Priority Claims			0.0%	0.0%
Net Proceeds Available after Administrative & Priority Claims			**$0**	**$0**
Less Unsecured Claims:	[6]			
Series I Convertible Senior Notes	[4]	$73,668	$0	$0
Series II Convertible Senior Notes	[4]	$78,476	$0	$0
Convertible Senior Notes	[4]	$70,811	$0	$0
Other Unsecured Claims (excl. Intercompany)	[7]	$63,874	$0	$0
Total Unsecured Claims		$286,829	$0	$0
Hypothetical Recovery to Unsecured Claims			0.0%	0.0%
Net Proceeds Available after Unsecured Claims			**$0**	**$0**

Notes:

[1] DIP and DIP ABL balances are based on Restructuring Support Agreement plus any activity projected in the DIP budget.

[2] Includes Letter of Credit amounts asserted at full claim.

[3) Secured by cash surrender amount related to life insurance policies.

[4] Includes accrued interest amounts up to the Chapter 11 Petition Date.

[5] Includes employee priority claims, post-petition trade credit, 503[b][9] claims, and priority tax claims.

[6] Any deficiency claims are not calculated or included as an Unsecured claim.

[7] Includes certain projections of contingent damage claims and is reduced by estimated post-petition critical vendor payments.

{11055918:4 }

{11055918:4 } Notes to the Liquidation Analysis Administrative & Priority Expense Claims: comprise employee claims, 503(b)(9) claims, and priority tax amounts. o Employee claims: $1.2 million in estimated claims include accrued wages and benefits as of January 31, 2023, and estimated claims for employee severances amounts as of the Liquidation Date. o Post-petition accounts payable: include unpaid vendor invoices incurred through post-petition operations. o 503(b)(9) claims: $1.0 million in estimated claims include amounts owed to vendors for goods delivered within 20 days of the Petition Date. As of January 31, 2023, this balance is estimated at $3.0 million; however, critical vendor payments are expected to partially satisfy 503(b)(9) claims. o Priority tax amounts: $1.3 million in estimated claims relate to property, sales & use, state/local/federal income, and franchise taxes. Cash & Cash Equivalents: includes the Debtors’ estimate of cash, including net post- petition amounts received from the DIP Facilities and DIP ABL Lenders and net cash flows during the post-petition period. o Receivables: includes trade accounts receivables, credit cards in-process, and rebate receivables. The recovery ranges are based on the Debtors’ estimates of collectability using their asset-based lending collateral report’s existing ineligible calculation as of January 31, 2023, as a guide to ultimate cash proceeds realized from accounts receivables. Inventory, net: includes raw materials, work-in-process, and finished goods on-hand. The estimated recoveries are based on the application of the liquidation value percentages contained in an April 3, 2019, appraisal report prepared by Hilco Valuation Services. These percentages were applied to the Debtors’ current inventory balances. Other Assets: includes prepayments, advances, tax credits receivable, cash surrender values of life insurance policies, and deferred financing fees. The Debtors’ realization estimate is primarily from cash payments from life insurers and prepayments for inventory with estimated recoveries based on the application of the raw material liquidation value percentages contained in an April 3, 2019, appraisal report prepared by Hilco Valuation Services. Equity in Non-Debtor Entities: The Debtors have material non-Debtor operations primarily in foreign jurisdictions that are assumed to be wound down in an orderly, out-of-court liquidation process through August 31, 2023. o Liquidator fees equal to 3% of all net proceeds and legal and financial advisor charges totaling 5% of the net liquidation proceeds are anticipated to be incurred.

{11055918:4 } o After liquidation costs and outstanding obligations are satisfied, any remaining cash proceeds are transferred to the Debtors’ estates. Intercompany payables are excluded from consideration in the calculation of cash available for transfer to the Debtors’ estates. Satisfaction of First Lien Claims from Non-Debtor Guarantees: represents the satisfaction of senior secured obligations from non-Debtor guarantors. The liquidation analysis assumes an orderly wind-down of Non-Debtor Guarantees similar to the treatment of equity interests in Non-Debtor Entities. Excess proceeds after the payment of liquidation costs, outstanding taxes, and employee obligations would be used to satisfy senior secure claims. Goodwill and Other Intangibles: includes goodwill, license agreements, and trademarks. The sale of trademarks drives the Debtors’ realization from liquidation proceeds. Property, Plant & Equipment: Property, Plant & Equipment includes land, building, leasehold improvements, machinery and equipment, IT software, IT hardware, and office fixtures and furniture. Proceeds from liquidation recoveries for property and equipment are estimated from the following as a percentage of net book value: o Land: 72% - 82% o Land & Buildings: 0%. The Debtors do not own the real estate that they occupy. The net book value only reflects improvements on such and not estimated realization from a liquidation. o Leased Assets: 0%. The Debtors have significant leased assets. Of the $52.3 million in PP&E net book value, the capitalized net book value of leased assets is $21 million. o Leasehold Improvements: 0% o Machinery & Equipment: 28% - 38%, based on recovery percentages in an October 16, 2020 appraisal report prepared by Hilco Valuation Services o IT Software: 0%. Of the $52.3 million in PP&E net book value, capitalized software is carried at $21.4 million in net book value. o IT Hardware: 5% - 10% o Office fixtures and furniture:10% - 20% Wind-down Budget: includes net cash flows generated between the Petition Date and the Liquidation Date and certain costs that will need to continue after the Liquidation Date, including payroll, IT services, occupancy, and insurance. o These costs are necessary to wind down the Debtors’ operations and are assumed to run through August 31, 2023.

{11055918:4 } o A small contingent of employees is projected to be required through August 31, 2023, to provide the Trustee facility, logistics, finance, and accounting support. o Interest and fees related to the DIP Facilities and adequate protection payments relating to secured debt are forecast to be paid up to the Liquidation Date. o Wind-down operating expenses are projected assuming accounts receivable and inventory is liquidated over two months, and all other assets are wound down over a six-month period. o Includes a liquidator fee of 5% of net liquidation proceeds and amounts for restructuring & ordinary course professionals and the United States Trustee during the Chapter 11 proceedings. Chapter 7 Fees & Expenses: includes a Trustee fee of 3% of net liquidation proceeds, expenses (including advisors) of 6% of net liquidation proceeds, $500,000 for 2022 and 2023 tax preparation, and $200,000 for document storage.

Exhibit E Financial Projections

1 Exhibit E Financial Projections The Debtors believe that the Plan1 meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the planning and development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Other than as may be required pursuant to the Debtors’ SEC reporting requirements, the Debtors do not, as a matter of course, publish their business plans or strategies, projections, or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or Financial Projections to Holders of Claims or Interests or other parties in interest going forward. The Debtors also will not include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory bodies pursuant to the provisions of the Plan. In connection with the Disclosure Statement, the Debtors’ management team (“Management”) prepared consolidated financial projections, including their non-Debtor subsidiaries (the “Financial Projections”) for the balance of the 2023 fiscal year through 2026 (the “Projection Period”). The Financial Projections were prepared by Management and are based on several assumptions made by Management concerning the future performance of the Reorganized Debtors’ operations. The Debtors have prepared the Financial Projections based on available information, including information derived from public sources that have not been independently verified and from data from analyses commissioned by third parties. No representations or warranties, express or implied, are provided in relation to the fairness, accuracy, correctness, completeness, or reliability of the information, opinions, or conclusions expressed herein. THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION. ALTHOUGH MANAGEMENT HAS PREPARED THE FINANCIAL PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, IT IS IMPORTANT TO NOTE THAT THE DEBTORS, NONDEBTORS, OR THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A 1 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement, to which these Financial Projections are attached as Exhibit E or the Plan attached to the Disclosure Statement as Exhibit A.

2 VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS’ FINANCIAL RESULTS. ACCORDINGLY, THE FINANCIAL PROJECTIONS SHOULD BE REVIEWED IN CONJUNCTION WITH A REVIEW OF THE RISK FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NOT EXAMINED, REVIEWED NOR COMPILED THE ACCOMPANYING FINANCIAL PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE FINANCIAL PROJECTIONS, DO NOT ASSUME RESPONSIBILITY FOR THE FINANCIAL PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. The Financial Projections contain certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and a wide variety of significant business, economic, and competitive risks, including those summarized herein. When used in Financial Projections, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, there can be no assurance they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. The Debtors may also be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets prior to adopting fresh start accounting upon emergence from Chapter 11. In addition, the Debtors’ financial results after the application of fresh start accounting also may be different from historical trends. Notes to Financial Projections 1. Overview The Debtors, together with all their subsidiaries and predecessors, are a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers), and degenerative (e.g.,

3 ALS, multiple sclerosis, age-related, bariatric) conditions. The company's products are an important component of care for people facing a wide range of medical challenges. 2. Presentation The Financial Projections are presented on a basis of accounting generally consistent with Generally Accepted Accounting Principles (“GAAP”). GAAP requires that majority owned subsidiaries be reported under the consolidation method of accounting. In addition to Invacare Corporation and its wholly owned subsidiaries, the Debtors have included all consolidated entities herein, consistent with their historical financial reporting. 3. Accounting Policies The Financial Projections have been prepared using accounting policies materially consistent with those applied in the Debtors’ historical financial statements. Certain foreign subsidiaries, represented by the European segment, are consolidated using a November 30 fiscal year-end, whereas the other regions use a December 31 fiscal year-end date. While certain estimates have been made related to fresh start accounting. the Financial Projections may not reflect all of the adjustments necessary to implement “fresh start” accounting pursuant to Accounting Standards Codification 852, “Reorganizations” (“ASC 852” that may potentially apply upon the Effective Date. If the Debtors determine the need to fully implement fresh start accounting, differences from the depiction presented are anticipated and those differences may be material. 4. Methodology In developing the Financial Projections, the Debtors followed their ordinary course, top-down historical projection process to create a monthly budget for the fiscal year 2023 and annual projections for fiscal years 2024 through 2026. Projections were created at the product category level, including baseline projections except for product portfolio changes, business transformation initiatives, and additional macro factor considerations (e.g., inflation). Inputs for the projections rely on information from the Debtors’ operational, marketing, IT, and finance departments, which provided product and project-based projections on both the baseline business and recent and new initiatives enacted or to be enacted to improve revenue, profitability, and working capital. General Assumptions 5. Plan Consummation The operating assumptions assume that the Plan will be confirmed and consummated on or around April 30, 2023 (the “Assumed Effective Date”) and reflect the estimated cash impact of the treatments of Claims and Interests proposed in the Plan. Financial statements as of May 1, 2023 are shown for presentation purposes. This date reflects the Debtors’ best and current estimate, but there can be no assurance when the Assumed Effective Date will occur.

4 Assumptions with Respect to the Projected Income Statement 1. Revenue Revenues are projected for external third-party sales on a product category basis. Management projected revenues by using average selling price per unit and volume assumptions based on historical performance, adjusting for management’s expectations for market growth and internal growth targets anticipated by management, including the benefit of pricing adjustments, which are partially offset by product and stock-keeping unit (“SKU”) discontinuations, product/customer mix actions and transformation initiatives currently being implemented by management. Additional growth which may result from contemplated product innovations and new or additional sales channels are not included in the financial projections. Net revenues also consider estimates for customer rebates and product returns. 2. Cost of Sales (“COS”) Cost of Sales is projected using the latest unit standard cost by type and forecast variances with adjustments for unique or non-recurring items. Inflation of 3%-4% per year has been assumed for manufacturing costs and freight based on historical price movement, market outlook, and analysis of raw materials purchase mix. Inflation is not built into standard costs under the assumption that cost variances due to market price changes will be reflected in the selling prices where possible. The resulting projected improvement in Gross Margin is due, in part, to various transformation initiatives in place or anticipated to be executed, including product rationalization, category management, footprint optimization, and the rightsizing of the research and development function. 3. Sales, General & Administrative Expenses (“SG&A”) SG&A expenses are projected on a regional basis and are comprised of staff and non-staff costs and include the aggregation of general management, marketing and sales, finance, human resources, information systems, bank charges, and depreciation and amortization. Staff costs are based on the most recent monthly actual amounts. Variable non- staff costs are derived using cost drivers (e.g., sales, COS) based on historical performance analysis and seasonality. Wage increases are projected at 3% per annum based on historical trends. Overall, SG&A costs are expected to remain relatively constant as a result of efficiency improvements. 4. Other Non-Operating Expenses (“NOE”) NOE includes the non-operational costs associated with executing the various transformation initiatives that have been or are being initiated by management. These efforts include footprint consolidation, IT infrastructure insourcing, , and procurement initiatives. 5. Net Interest Expense

5 Interest expenses, net of any interest income earned, are projected post-emergence based on the Debtors’ proposed pro forma capital structure as more fully described in the Plan and the exhibits thereto. 6. Income Taxes For the purposes of the Financial Projections, the Debtors assumes the Plan and the associated transactions are tax neutral. Projected Income tax expense is based on projected results of operations and the jurisdictional mix of the Debtors’ international business. 7. Depreciation & Amortization (“D&A”) D&A expenses reflect the anticipated depreciation of fixed assets and the amortization of intangible assets. Assumptions with Respect to the Projected Balance Sheet and Projected Statement of Cash Flows 1. Working Capital/Current Accounts The Balance Sheet is projected on a series of regional projections based on using historical days sales, inventory turnover, and days outstanding for Accounts Receivable, and Accounts Payable, respectively. In addition, Accrued Expenses are projected as a percentage of SG&A costs. The current portion of Long Term Debt, which includes the short-term obligations of both finance and operations leases, is included in Total Current Liabilities. 2. Pro Forma Adjustments Related to Emergence The Financial Projections includes a pro forma opening balance sheet as of May 1, 2023 and reflects certain adjustments related to the Debtors’ emergence from bankruptcy. These adjustments are based on estimates and the actual adjustments may be materially different from those presented herein. 3. Intangibles and Other Long-Term Assets Intangibles and Other Long-Term Assets include the book value of all Goodwill and Intangible assets on the Company’s balance sheet, less accumulated amortization. Other intangible assets include customer lists, license agreements, trademarks, patents, and non- compete agreements with employees.

6 4. Fixed Assets Fixed Assets include the recorded value of all property, plant, and equipment on the Company’s balance sheet, less accumulated depreciation, including capitalized finance and operating lease assets and obligations in accordance with Accounting Standards Codification (ASC) 842. 5. Long Term Debt/Capital Structure The pro forma capital structure reflects the following key assumptions: Exit takeback financing consisting of: o Senior secured first lien term loan facility (the “Exit Term Loan Facility”) in an aggregate principal amount of up to $85 million with a four-year term; Interest expense at a rate of Term Secured Overnight Financing Rate (with 2% floor) plus 8.00%; o Senior first lien secured convertible notes (the “Exit Secured Convertible Notes”) in an aggregate principal amount not to exceed $41.5 million with a five-year term; Interest expense at a rate of 7.50% per annum. Additional exit financing in the form of: o North America revolving credit facility with availability of up to $40 million (the “Exit NA ABL Facility”); o Europe revolving credit facility with availability of up to $30 million (the “Exit EMEA ABL Facility”). 6. Other Long-Term Liabilities Other Long-Term Liabilities primarily include deferred tax liabilities, including federal and state deferred tax liabilities and other miscellaneous long-term liabilities, such as deferred leaseback gains. 7. Purchases of Property and Equipment (CAPEX) The Financial Projections for capital expenditures (CAPEX) were prepared considering the needs of the Debtors’ fixed assets. The CAPEX projection includes maintenance CAPEX based on historical purchase-to-depreciation ratios and growth CAPEX related to various transformation initiatives, primarily IT infrastructure and procurement projects.

7 CONSOLIDATED STATEMENT OF INCOME CONSOLIDATED BALANCE SHEET $ in Millions FY 2023P YTD (P5 P12) FY 2024P FY 2025P FY 2026P REVENUE Net Sales, External 489.4$ 749.6$ 792.0$ 840.7$ TOTAL REVENUE 489.4$ 749.6$ 792.0$ 840.7$ Total Cost of Sales 334.9 501.9 518.7 538.9 GROSS PROFIT 154.5$ 247.8$ 273.3$ 301.8$ %Margin 31.6% 33.0% 34.5% 35.9% Total Sales, General, and Administrative Expenses 142.6 213.2 215.7 220.3 % of Revenue 29.1% 28.4% 27.2% 26.2% OPERATING PROFIT 11.9$ 34.6$ 57.6$ 81.5$ %Margin 2.4% 4.6% 7.3% 9.7% Other Non Operating Expenses 8.2 5.5 2.7 6.6 Net Interest Expense 11.8 15.2 15.0 14.8 Income Taxes 4.8 7.9 10.4 11.0 TOTAL NON OPERATING Expenses 24.9$ 28.6$ 28.1$ 32.3$ % of Revenue 5.1% 3.8% 3.5% 3.8% NET INCOME (13.0)$ 6.0$ 29.5$ 49.2$ %Margin 2.6% 0.8% 3.7% 5.9% Depreciation & Amortization 10.1 15.2 15.2 15.1 ADJUSTED EBITDA 22.0$ 49.7$ 72.8$ 96.7$ %Margin 4.5% 6.6% 9.2% 11.5% $ in Millions FY 2023P P12 FY 2024P FY 2025P FY 2026P ASSETS Cash & Cash Equivalents 53.2$ 52.7$ 74.6$ 123.2$ Accounts Receivable, Net 89.4 92.4 97.2 103.8 Inventory, Net 98.6 96.0 95.0 97.5 Other Current Assets 57.5 58.5 60.7 63.2 Total Current Assets 298.8$ 299.5$ 327.5$ 387.8$ Intangibles and Other Long TermAssets 287.2 284.2 281.2 278.2 Total Fixed Assets, Net 104.0 109.5 113.2 108.2 TOTAL ASSETS 690.0$ 693.2$ 721.9$ 774.1$ LIABILITIES Accounts Payable 73.6$ 72.5$ 74.7$ 86.1$ Accrued Expenses 129.0 131.6 132.7 128.6 Other Current Liabilities 9.5 9.5 9.5 9.5 Total Current Liabilities 212.1$ 213.5$ 216.9$ 224.1$ Total Long Term Debt 179.9 175.3 170.7 166.2 Other Long Term Liabilities 50.8 51.2 51.6 52.1 TOTAL LIABILITIES 442.8$ 440.1$ 439.2$ 442.3$ TOTAL LIABILITIES & SHAREHOLDERS EQUITY 690.0$ 693.3$ 722.0$ 774.2$

CONSOLIDATED STATEMENT OF CASH FLOWS

$ in Millions	FY 2023P YTD (P5-P12)	FY 2024P	FY 2025P	FY 2026P
OPERATING ACTIVITIES				
Net Income	**$ (13.0)**	**$ 6.0**	**$ 29.5**	**$ 49.2**
Depreciation	8.7	13.0	13.0	12.9
Amortization	1.5	2.2	2.2	2.2
Change in Net Working Capital	27.1	0.2	(2.7)	(4.4)
Other	2.5	4.2	4.2	4.2
NET CASH PROVIDED BY OPERATING ACTIVITIES	**$ 26.8**	**$ 25.5**	**$ 46.2**	**$ 64.1**
INVESTING ACTIVITIES				
Purchases of property and equipment (CAPEX)	$ (5.7)	$ (12.7)	$ (14.5)	$ (7.9)
Other	(0.9)	(5.6)	(2.2)	0.1
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	**$ (6.6)**	**$ (18.3)**	**$ (16.6)**	**$ (7.8)**
FINANCING ACTIVITIES				
Finance Lease Payments	(5.2)	(7.7)	(7.7)	(7.7)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	**$ (5.2)**	**$ (7.7)**	**$ (7.7)**	**$ (7.7)**
INCREASE (DECREASE) IN CASH & EQUIVALENTS	**$ 15.1**	**$ (0.5)**	**$ 21.8**	**$ 48.6**
CASH & EQUIVALENTS, BEGINNING OF PERIOD	38.2	53.2	52.7	74.6
CASH & EQUIVALENTS, END OF PERIOD	**$ 53.2**	**$ 52.7**	**$ 74.6**	**$ 123.2**

8

31298697.2 Exhibit F Valuation Analysis

Valuation Analysis Solely for purposes of the Joint Plan of Reorganization of Invacare Corporation and Its Debtor Affiliates (as may be amended, the “Plan”)1, Miller Buckfire & Co., LLC (“Miller Buckfire”), as investment banker for the Debtors, has estimated the range of total enterprise value (the “Total Enterprise Value”) and the range of implied equity value (the “Equity Value”) of the Reorganized Debtors on a going concern basis and pro forma for the transactions contemplated by the Plan (the “Valuation Analysis”). The Valuation Analysis values the Reorganized Debtors, including non-debtor subsidiaries, on a consolidated basis. The Valuation Analysis is based on financial and other information provided by the Debtors’ management, the “Financial Projections” filed as Exhibit E to the Disclosure Statement, and other publicly-available third-party information. The Valuation Analysis values the Debtors as of March 10, 2023, with an assumed Effective Date of May 1, 2023. The Valuation Analysis utilizes information as of March 10, 2023. The valuation estimates set forth herein represent valuation analyses of the Reorganized Debtors generally based on the application of customary valuation techniques to the extent deemed appropriate by Miller Buckfire. The estimated values set forth in this Valuation Analysis: (a) assume the Plan and the transactions contemplated thereby are consummated; (b) do not constitute an opinion on the terms and provisions or fairness from a financial point of view to any person of the consideration to be received by such person under the Plan; (c) do not constitute a recommendation to any Holder of Allowed Claims or Allowed Interests as to how such person should vote or otherwise act with respect to the Plan; and (d) do not necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors. In preparing the estimates set forth below, Miller Buckfire relied upon the accuracy, completeness, and fairness of financial and other information furnished by the Debtors. Miller Buckfire did not attempt to independently audit or verify such information, nor did it perform an independent appraisal of the assets or liabilities of the Reorganized Debtors. The Financial Projections for the Reorganized Debtors are set forth in Exhibit E to the Disclosure Statement. The Valuation Analysis assumes that the Reorganized Debtors will achieve their Financial Projections in all material respects. The Valuation Analysis assumes that the actual performance of Reorganized Debtors will correspond to the Financial Projections in all material respects. If the business performs at levels below or above those set forth in the Financial Projections, such performance may have a materially negative or positive impact, respectively, on the Valuation Analysis and estimated potential ranges of Enterprise Value therein. Miller Buckfire has relied on the Financial Projections (a) having been prepared in good faith; (b) being based on fully disclosed assumptions, which, in light of the circumstances under which they were made, are reasonable in all material respects; (c) reflecting the Debtors’ best currently available estimates; and (d) reflecting the good faith judgments of the Debtors. Miller Buckfire does not offer an opinion as to the attainability of the Financial Projections. As set forth in the Disclosure Statement, the future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and Miller Buckfire, and consequently are inherently difficult to project. 1Capitalized terms used but not defined in this Valuation Analysis have the meanings ascribed to such terms in the Plan.

MILLER BUCKFIRE DID NOT INDEPENDENTLY VERIFY THE FINANCIAL PROJECTIONS OR OTHER INFORMATION THAT MILLER BUCKFIRE USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS OR THEIR ASSETS WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH. THE VALUATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE PLAN AND THE ANALYSIS OF POTENTIAL RELATIVE RECOVERIES TO CREDITORS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE AN APPRAISAL, LIQUIDATION VALUE, OR ESTIMATE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY EQUITY INTERESTS OR FUNDED DEBT TO BE ISSUED OR ASSETS TO BE SOLD PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS. THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES OR EQUITY INTERESTS TO BE ISSUED PURSUANT TO THE PLAN. ALL PROJECTED FINANCIAL INFORMATION IS BASED ON NUMEROUS VARIABLES AND ASSUMPTIONS THAT ARE INHERENTLY UNCERTAIN, INCLUDING, WITHOUT LIMITATION, FACTORS RELATED TO GENERAL ECONOMIC AND COMPETITIVE CONDITIONS AND, IN PARTICULAR, ASSUMPTIONS REGARDING THE WIDESPREAD DISRUPTION, EXTRAORDINARY UNCERTAINTY AND UNUSUAL VOLATILITY ARISING FROM THE EFFECTS OF THE COVID-19 PANDEMIC, INCLUDING THE EFFECT OF EVOLVING GOVERNMENTAL INTERVENTIONS AND NON- INTERVENTIONS. ACCORDINGLY, ACTUAL RESULTS COULD VARY SIGNIFICANTLY FROM THOSE SET FORTH IN SUCH PROJECTED FINANCIAL INFORMATION. THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, MILLER BUCKFIRE, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED EQUITY INTERESTS AND FUNDED DEBT IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH EQUITY INTERESTS AND FUNDED DEBT AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, COMMODITY PRICES, THE ANTICIPATED INITIAL EQUITY INTERESTS AND FUNDED DEBT HOLDINGS ISSUED UNDER THE PLAN TO CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT IMMEDIATELY RATHER THAN HOLD THEIR INVESTMENT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY INTERESTS PURSUANT TO A MANAGEMENT INCENTIVE PLAN, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF EQUITY INTERESTS AND

FUNDED DEBT. The Valuation Analysis contemplates facts and conditions known and existing as of March 10, 2023. Events and conditions subsequent to this date, including updated projections, as well as other factors, could have a substantial effect upon the Valuation Analysis. Among other things, failure to consummate the Plan in a timely manner may have a materially negative effect on the Valuation Analysis. For purposes of the Valuation Analysis, Miller Buckfire assumed that no material changes that would affect value will occur between of March 10, 2023 and the Effective Date. Pursuant to the Restructuring Support Agreement and the Plan and the transactions contemplated thereby, the allocation of New Common Equity, after giving effect to the conversion of $169 million of New Preferred Equity into New Common Equity, but excluding dilution on account of the Management Incentive Plan, if any, and conversion of the Exit Secured Convertible Notes into equity, and assuming 100% of Class 6 Holders of Allowed General Unsecured Claims elect to participate in the ‘cash out’ option, is approximately: (i) 90.8% on account of the New Preferred Equity, (ii) 6.5% on account of the $12 million Backstop Commitment Premium (as defined in the Backstop Commitment Agreement), and (iii) 2.8% allocated as recovery for Class 5 Unsecured Notes Claims in accordance with the Plan. It should be understood that, although subsequent developments may have affected or may affect the Valuation Analysis, neither Miller Buckfire nor the Debtors have any obligation to update, revise, or reaffirm the Valuation Analysis and do not intend to do so. In preparing the Valuation Analysis, Miller Buckfire: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain financial and operating data of the Debtors, including the Financial Projections; (c) discussed the Debtors’ operations and future prospects with the Debtors’ senior management team; (d) reviewed certain publicly available financial data for, and considered the market value of public companies that Miller Buckfire deemed generally relevant in analyzing the value of the Reorganized Debtors; (e) reviewed certain publicly available data for, and considered the market values implied therefrom,; and (f) considered certain economic and industry information that Miller Buckfire deemed generally relevant to the Reorganized Debtors. Miller Buckfire assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management and other parties as well as publicly available information. THE SUMMARY SET FORTH BELOW DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSIS PERFORMED BY MILLER BUCKFIRE. THE PREPARATION OF A VALUATION ANALYSIS INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ANALYSIS IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. THE VALUATION ANALYSIS PERFORMED BY MILLER BUCKFIRE IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE DESCRIBED HEREIN. MILLER BUCKFIRE IS ACTING AS INVESTMENT BANKER FOR THE DEBTORS, AND HAS NOT AND WILL NOT BE RESPONSIBLE FOR, AND HAS NOT AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL, OR OTHER SPECIALIST ADVICE TO THE DEBTORS OR ANY OTHER PARTY IN CONNECTION WITH THE DEBTORS’ CHAPTER 11 CASES, THE PLAN OR OTHERWISE.

Valuation Analysis In preparing its valuation analysis to estimate the Total Enterprise Value for the Reorganized Debtors, Miller Buckfire utilized the following standard valuation techniques: 1. Discounted Cash Flow Analysis 2. Public Comparable Company Analysis 1. Discounted Cash Flow Analysis Discounted Cash Flow Analysis: The discounted cash flow (“DCF”) analysis is a forward- looking intrinsic enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’s weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business. The total enterprise value of the firm is determined by calculating the present value of the Debtors’ unlevered after-tax free cash flows based on the Financial Projections plus an estimate for the value of the Debtors beyond the Projection Period (as defined in Exhibit E) known as the terminal value. The terminal value is derived by (i) applying a concluded enterprise value to earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple observed from the Comparable Company Analysis to the Reorganized Debtors EBITDA in the final year of the Projection Period, and discounted back to the assumed Effective Date and (ii) applying the Gordon Growth Method by capitalizing the normalized Free Cash Flow, based on the Financial Projections, by the Discount rate less an estimated perpetuity growth rate. 2. Comparable Company Analysis Comparable Company Analysis: The comparable company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, the enterprise value for each selected public company is determined by examining the trading prices for the equity securities of such company in the public markets and adding the aggregate amount of outstanding net debt for such company, including finance leases, and minority interest. Such enterprise values are commonly expressed as multiples of various measures of financial and operating statistics. The total enterprise value of the Debtors is then calculated by applying these multiples to the Debtors’ projected financials. The selection of public comparable companies for this purpose was based upon the business characteristics of the comparable companies that were deemed relevant. In deriving Total Enterprise Value ranges under the Comparable Public Company Analysis methodology, Miller Buckfire used forward EBITDA as its primary valuation metric. Total Enterprise Value and Implied Equity Value As a result of the analysis described herein, Miller Buckfire estimated the Total Enterprise Value of the Reorganized Debtors to be in the range of approximately $235 million - $295 million, with a mid-point of approximately $265 million. Based on assumed pro forma net debt of approximately

$99 million1, including any exit financing draws as of the assumed Effective Date, the Total Enterprise Value implies an Equity Value range of approximately $136 million – $196 million, with a mid-point of approximately $166 million. ($ in mm) Low Mid High Total Enterprise Value $235 $265 $295 Less: Net Debt1 (99) (99) (99) Total Equity Value $136 $166 $196 1 Net debt shown assumes 100% of Class 6 Holders of Allowed General Unsecured Claims elect to participate in the ‘cash out’ option.